As filed with the Securities and Exchange Commission on January 29, 2004
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sanofi-Synthélabo

(Exact name of registrant as specified in its charter)

N/A

(Translation of registrant name into English)

Republic of France (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	133529324 (I.R.S. Employer Identification No.)
174 avenue de France
75013 Paris, France
Tel: + 33 1 53 77 44 00
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Laurent Cohen-Tanugi, General Counsel

Sanofi-Synthelabo
174 avenue de France
75013 Paris, France
Tel: + 33 1 53 77 40 00
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Katz
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the consummation of the transaction described herein have been satisfied or waived.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed
Title of each class of	Amount to be	maximum offering	Proposed maximum
securities to be registered (1)	registered (2)	price per unit	aggregate offering price (3)	Amount of registration fee (4)

Ordinary shares, nominal value €2	158,333,333	Not Applicable	$10,837,175,676	$1,373,071

(1)	American depositary shares issuable on deposit of the Aventis ordinary shares registered hereby are being registered pursuant to a separate Registration Statement on Form F-6.

(2)	Calculated as the product of (a) the sum of (i) 157,873,012 Aventis ordinary shares, nominal value €3.82 per share, estimated to be held by U.S. holders as of the date hereof and (ii) 32,126,988 American depositary shares of Aventis estimated to be outstanding and (b) the exchange ratio of 0.8333 of a Sanofi-Synthelabo ordinary share to be exchanged for each Aventis ordinary share (including Aventis ordinary shares underlying the Aventis American depositary shares). This number represents the number of Sanofi-Synthelabo ordinary shares issuable in exchange for all Aventis ordinary shares held by U.S. persons and all Aventis ordinary shares underlying Aventis American depositary shares upon consummation of the U.S. offer. Sanofi-Synthelabo ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Pursuant to Rule 457(c) and Rule 457(f), and solely for the purpose of calculating the registration fee, the market value of the securities to be offered was calculated as the sum of (a) the product of (i) 157,873,012 Aventis ordinary shares, nominal value €3.82 per share, estimated to be held by U.S. holders and (ii) the average of the high and low sales prices of Aventis ordinary shares reported on Euronext Paris on January 23, 2004 (converted into U.S. Dollars on the basis of an exchange rate of 1 euro = $1.2610, which was the Federal Reserve Bank of New York noon buying rate on that date) and (b) the product of (i) 32,126,988 Aventis American depositary shares estimated to be outstanding and (ii) the average of the high and low sales prices of Aventis American depositary shares reported on the New York Stock Exchange on January 23, 2004 less $2,757,470,000, the estimated maximum aggregate amount of cash to be paid by Sanofi-Synthelabo in the U.S. offer in exchange for such securities.

(4)	Calculated as the product of the maximum aggregate offering price and .00012670.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SUBJECT TO COMPLETION. DATED JANUARY 29, 2004.

PROSPECTUS	U.S. OFFER TO EXCHANGE

[SANOFI-SYNTHELABO LOGO]

Offer to Exchange

all ordinary shares, nominal value €3.82 per share, including ordinary shares represented by American depositary shares
of
Aventis

In this exchange offer, we are offering:

•	0.8333 of a newly issued ordinary share, nominal value €2 per share, of Sanofi-Synthelabo and €11.50 in cash, without interest, in exchange for each ordinary share of Aventis tendered; and

•	1.6667 newly issued American depositary shares, or ADSs (each ADS representing one-half of one Sanofi-Synthelabo ordinary share), of Sanofi-Synthelabo and an amount in U.S. dollars equal to €11.50, in cash, without interest, in exchange for each Aventis ADS (each Aventis ADS representing one Aventis ordinary share) tendered.

This exchange offer includes a mix and match election feature that allows holders of Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, to elect to receive, in lieu of the mix of consideration described above:

•	1.0294 newly issued Sanofi-Synthelabo ordinary shares in exchange for each Aventis ordinary share tendered; or 2.0588 newly issued Sanofi-Synthelabo ADSs in exchange for each Aventis ADS tendered; or

•	€60.43 in cash, without interest, in exchange for each ordinary share of Aventis tendered; or an amount in U.S. dollars equal to €60.43, in cash, without interest, in exchange for each Aventis ADS tendered.

You are not required to make any election or to make the same election for all of the Aventis ordinary shares or Aventis ADSs that you tender. However, the mix and match elections are subject to proration and allocation adjustments that will ensure that, in the aggregate (and subject to adjustment if Aventis pays any dividend or interim dividend before the settlement of the offers), 81.0% of the Aventis ordinary shares (including Aventis ordinary shares underlying the Aventis ADSs) tendered in the U.S. offer and the concurrent French offer and German offer will be exchanged for Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares underlying Sanofi-Synthelabo ADSs) and 19.0% will be exchanged for cash. See “The U.S. Offer — Mix and Match Election”.

If Aventis pays any dividend or any interim dividend in respect of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, before the settlement of the offers, the consideration offered in exchange for each Aventis ordinary share and each Aventis ADS tendered will be reduced by an amount equal to the net value of the dividend paid per Aventis ordinary share in the manner described under “The U.S. Offer — Consideration Offered after Payment of Aventis Dividends”. In respect of any Sanofi-Synthelabo ordinary share, including any Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs, that you receive in exchange for the Aventis ordinary shares or the Aventis ADSs that you tender in this exchange offer, you will be entitled to receive any annual dividend with respect to Sanofi-Synthelabo’s 2003 results that is declared on the Sanofi-Synthelabo ordinary shares and any other dividend that is paid after the settlement of this exchange offer. See “The U.S. Offer — Entitlement to Sanofi-Synthelabo Dividends”.

The U.S. offer will expire at [●], New York City time, on [●], 2004, unless it is extended or unless it lapses or is withdrawn prior to that time. You may withdraw any Aventis securities tendered at any time prior to the expiration time.

Sanofi-Synthelabo is offering to acquire all of the outstanding Aventis ordinary shares through three separate offers:

•	a U.S. offer open to holders of Aventis ordinary shares (other than Aventis ordinary shares represented by Aventis ADSs) who are located in the United States and to all holders of Aventis ADSs, wherever located;

•	a French offer open to holders of Aventis ordinary shares (other than Aventis ordinary shares represented by Aventis ADSs) who are located in France and to holders of Aventis ordinary shares (other than Aventis ordinary shares represented by Aventis ADSs) who are located outside of France, Germany and the United States, if, pursuant to the local laws and regulations applicable to those holders, they are permitted to participate in the French offer; and

•	a German offer open to holders of Aventis ordinary shares (other than Aventis ordinary shares represented by Aventis ADSs) who are located in Germany.

Together, these offers are being made for all issued and outstanding Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, and all Aventis ordinary shares that are or may become issuable prior to the expiration of the offers due to the exercise of outstanding Aventis subscription stock options or the exercise of outstanding Aventis warrants (Bons de souscription d’actions, or BSAs).

(continued on next page)

(continued from previous page)

The completion of the offers is subject to a minimum tender condition, among others. For a discussion of this condition, see “The U.S. Offer — Conditions to the U.S. Offer”. Subject to applicable law and regulations, we reserve the right to modify or waive this condition in our discretion.

Based on 801,960,287 Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, and 56,017,776 subscription stock options, Sanofi-Synthelabo will issue up to approximately 714,981,719 Sanofi-Synthelabo ordinary shares pursuant to the offers, including up to approximately 158,333,333 Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs) pursuant to the U.S. offer.

Sanofi-Synthelabo ordinary shares are listed on Euronext Paris and the New York Stock Exchange, or NYSE, and trade on the Premier Marché of Euronext Paris under the symbol “SAN”. Sanofi-Synthelabo ADSs are listed on the NYSE and trade under the symbol “SNY”.

For a discussion of the risk factors that you should consider carefully in evaluating the U.S. offer, see “Risk Factors” beginning on page 21.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with this U.S. offer or has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense in the United States.

This prospectus has not received the approval (visa) of the French Autorité des marchés financiers, or AMF, or the German Bundesanstalt für Finanzdienstleistungsaufsicht, or BAFin. Accordingly, this prospectus may not be used to make offers or sales in France or Germany in connection with any offer described herein.

The Joint Dealer-Managers for the U.S. offer are:

Merrill Lynch & Co.	BNP PARIBAS

The date of this prospectus is [●], 2004.

CERTAIN DEFINED TERMS

Unless otherwise specified or if the context so requires:

•	References in this prospectus to “Sanofi-Synthelabo,” the “company,” “we,” “us” or “our” refer to Sanofi-Synthelabo, a French société anonyme, and, where applicable, its consolidated subsidiaries.

•	References to “Aventis” refer to Aventis, a French société anonyme, and, where applicable, its consolidated subsidiaries.

•	References to “Aventis securities” refer collectively to the Aventis ordinary shares and the Aventis ADSs.

•	References to “Sanofi-Synthelabo securities” refer collectively to the Sanofi-Synthelabo ordinary shares and the Sanofi-Synthelabo ADSs.

•	References to “Aventis BSAs” refer to the series of Aventis warrants (Bons de souscription d’actions) that were issued to two employee funds, the units of which were subscribed by German employees.

•	References to the “related U.S. offer documents” refer collectively to the form of acceptance, the ADS letter of transmittal and the notice of guaranteed delivery included with this document.

•	References to “Merrill Lynch (France)” refer to Merrill Lynch Capital Markets (France) S.A.S., an affiliate of Merrill Lynch & Co.

INFORMATION INCORPORATED BY REFERENCE

This prospectus incorporates important business and financial information about Sanofi-Synthelabo and Aventis by reference and, as a result, this information is not included in or delivered with this prospectus. For a list of those documents that are incorporated by reference into this prospectus, see “Additional Information for Securityholders — Incorporation of Certain Documents by Reference” on page 136.

Documents incorporated by reference are available from us upon oral or written request without charge. You may also obtain documents incorporated by reference into this prospectus from the Internet site of the United States Securities and Exchange Commission, or SEC, at the URL (or uniform resource locator) http://www.sec.gov or by requesting them in writing or by telephone from the information agent for these offers:

MacKenzie Partners, Inc.

105 Madison Avenue
New York, New York 10016
Bankers and Brokers Call: (212) xxx-xxxx
Toll-Free Call: (800) xxx-xxxx

To obtain timely delivery of these documents, you must request them by no later than [●], 2004.

In deciding whether to tender your Aventis securities in the exchange offer described in this prospectus, you should rely only on the information contained or incorporated by reference into this prospectus or in the related U.S. offer documents. Sanofi-Synthelabo has not authorized any person to provide you with any information that is different from, or in addition to, the information that is contained in this prospectus or in the related offer documents.

The information contained in this prospectus speaks only as of the date indicated on the cover of this prospectus unless the information specifically indicates that another date applies.

REGULATORY STATEMENT

The exchange offer described in this prospectus is subject to the applicable laws and regulations of France, including the rules and regulations of the Autorité des marchés financiers, or AMF, of Germany, including the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), and of the United States, including the tender offer rules applicable to equity securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. This U.S. offer document constitutes a prospectus under Section 5 of the United States Securities Act of 1933, as amended, or the Securities Act, with respect to the Sanofi-Synthelabo ordinary shares to be issued on completion of the U.S. offer. References in this prospectus to the rules and regulations of, and filings made with, the AMF, include the rules and regulations of, and filings made with, the former Conseil des marchés financiers, or CMF, and the former Commission des opérations de bourse, or COB, as applicable. The CMF and the COB were merged to form the AMF, effective as of November 24, 2003.

This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities, nor shall there be any sale or purchase of securities pursuant hereto, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the laws of any such jurisdiction.

TABLE OF CONTENTS

Presentation of Certain Financial and Other Information	iv
Aventis Information	iv
Accounting Principles	iv
Currencies	iv
No Internet Site is Part of This Prospectus	v

Questions and Answers About the U.S. Offer	vi

Summary	1
Summary Selected Historical Consolidated Financial Data of Sanofi-Synthelabo	8
Summary Selected Historical Consolidated Financial Data of Aventis	11
Selected Unaudited Pro Forma Condensed Combined Financial Information	13
Comparative Per Share Market Information	16
Summary Selected Comparative Historical and Pro Forma Per Share Data	18
Exchange Rate Information	20

Risk Factors	21

Cautionary Statement Concerning Forward-Looking Statements	26

Recent Developments	27

Background and Reasons for the Offers	28
Background of the Offers	28
Past Contacts, Transactions, Negotiations and Agreements	33
Reasons for the Offers	33

Financial Analysis of the Offers	39
Preliminary Information	39
Financial Analyses of the Standard Entitlement	40
Financial Analyses of the All Cash Election	41
Financial Analyses of the All Stock Election	44
Financial Analyses Not Used	47

The U.S. Offer	48
The U.S. Offer, the French Offer and the German Offer	48
Terms of the U.S. Offer	49
Mix and Match Election	49
Consideration Offered after Payment of Aventis Dividends	52
Entitlement to Sanofi-Synthelabo Dividends	54
No Fractional Shares	54
Ownership of Sanofi-Synthelabo after Completion of the Offers	54
Conditions to the U.S. Offer	55
Grounds for Withdrawing the Offers; Return of Tendered Aventis Securities	56
Expiration Date; Extension of Offer	57
Publication of Results; Subsequent Offering Period	57
Procedures for Tendering Aventis ADSs	58
Procedures for Tendering Aventis Ordinary Shares	60
Effects of Tender	60

Other Requirements	61
Determination of Validity	61
Withdrawal Rights	61
Acceptance and Return of Aventis Securities	62
Delivery of Sanofi-Synthelabo Ordinary Shares, Sanofi-Synthelabo ADSs and Cash; Settlement Date	63
Fees and Expenses	63
Listing of Sanofi-Synthelabo Ordinary Shares and Sanofi-Synthelabo ADSs	64
Treatment of Aventis Stock Purchase Options, Aventis Stock Subscription Options and Aventis BSAs	64
Treatment of Aventis’s Employee Savings Plans and Employee Share Purchase Plans	65
Regulatory Approvals	66
Accounting Treatment	66
Effect of the Offers on the Market for Aventis Securities	66
Appraisal Rights	67

Material French Tax and U.S. Federal Income Tax Consequences	68
Scope and Definitions	68
Tax Consequences of Exchanging Aventis Securities	69
Information Reporting and Backup Withholding	71
Tax Consequences of Holding Sanofi-Synthelabo Shares and ADSs	71

Plans for Aventis After the Completion of this Offer, the French Offer and the German Offer	75
Current Plans	75
Subsequent Transactions; Compulsory Acquisition; Delisting	76
Future Dividend Policy of Aventis	77
Future Dividend Policy of Sanofi-Synthelabo	78

Source and Amount of Funds	79

Information About Sanofi-Synthelabo	81
Business Description	81
Plavix® Litigation	82

Information About Aventis	84
Business Description	84
Allegra® and Lovenox® Litigation	85

Unaudited Pro Forma Condensed Combined Financial Statements of Sanofi-Synthelabo and Aventis	88

Regulatory Matters	105
Competition and Antitrust	105
Stock Exchanges	106
Securities Regulatory Authorities	107
Description of Sanofi-Synthelabo Ordinary Shares	108
Share Capital	108
Voting Rights	108
Shareholders’ Meetings	108
Attendance at Shareholders’ Meetings; Proxies and Votes by Mail	110
Quorum	111

Votes Required for Shareholder Action	111
Amendments Affecting Shareholder Rights	111
Financial Statements and Other Communications with Shareholders	111
Dividends	111
Changes in Share Capital	112
Preferential Subscription Rights	113
Form, Holding and Transfer of Shares	114
Liquidation Rights	115
Disclosure of Holdings Exceeding Certain Percentages	115
Purchase of Our Own Shares	116
Trading in Our Own Shares	117
Ownership of Shares by Non-French Persons	118

Description of Sanofi-Synthelabo American Depositary Shares	119
General	119
Share Dividends and Other Distributions	119
Deposit, Withdrawal and Cancellation	120
Voting Rights	120
Fees and Expenses	121
Payment of Taxes	122
Changes Affecting Deposited Securities	122
Disclosure of Interests	122
Amendment and Termination	122
Limitations on Obligations and Liability to Holders of Sanofi-Synthelabo ADSs	123
Requirements for Depositary Actions	123
Right to Receive the Shares Underlying the Sanofi-Synthelabo ADSs	123
Pre-Release of Sanofi-Synthelabo ADSs	124

Comparison of Shareholders’ Rights	125

Interests of Directors, Executive Officers and Affiliates	132
Interests of Directors, Executive Officers and Affiliates of Sanofi-Synthelabo	132
Interests of Directors, Executive Officers and Affiliates of Aventis	132

Market Price and Dividend Data	133
Market Prices	133
Dividends	135

Validity of the Securities	136

Experts	136

Additional Information for Securityholders	136
Where You Can Find More Information	136
Incorporation of Certain Documents by Reference	136

Service of Process and Enforceability of Civil Liabilities Under U.S. Securities Laws	138

Who Can Help Answer My Questions?	138

PRESENTATION OF CERTAIN FINANCIAL AND OTHER INFORMATION

AVENTIS INFORMATION

      Sanofi-Synthelabo has included in this prospectus information concerning Aventis known to Sanofi-Synthelabo based on publicly available information (primarily filings by Aventis with the SEC and the AMF). Non-public information concerning Aventis was not available to Sanofi-Synthelabo for the purpose of preparing this prospectus. Publicly available information concerning Aventis may contain errors. Sanofi-Synthelabo has no knowledge that would indicate that any statement relating to Aventis contained or incorporated by reference into this prospectus is inaccurate or incomplete. However, Sanofi-Synthelabo was not involved in the preparation of those statements and cannot verify them. Pursuant to Rule 409 under the Securities Act and Rule 12b-21 under the Exchange Act, Sanofi-Synthelabo has requested that Aventis provide Sanofi-Synthelabo with information required for complete disclosure regarding the businesses, operations, financial condition and management of Aventis. Sanofi-Synthelabo will amend or supplement this prospectus to provide any information that Sanofi-Synthelabo receives from Aventis, if Sanofi-Synthelabo receives the information before the U.S. offer expires and Sanofi-Synthelabo considers it to be material, reliable and appropriate.

ACCOUNTING PRINCIPLES

Sanofi-Synthelabo

      Sanofi-Synthelabo prepares its consolidated financial statements in accordance with French generally accepted accounting principles (commonly known as French GAAP), which differ in certain significant respects from United States generally accepted accounting principles (commonly known as U.S. GAAP). For a detailed discussion of the differences between French GAAP and U.S. GAAP as they relate to Sanofi-Synthelabo’s consolidated financial statements, and for a reconciliation of net income and shareholders’ equity and condensed consolidated U.S. GAAP statements of income and balance sheets, as of the dates and for the periods indicated, please see Note F to Sanofi-Synthelabo’s audited consolidated financial statements included in its Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated by reference into this prospectus. See “Additional Information for Securityholders — Incorporation of Certain Documents by Reference” on page 136.

Aventis

      Aventis prepares its consolidated financial statements in accordance with French GAAP. For a detailed discussion of the differences between French GAAP and U.S. GAAP as they relate to Aventis’s consolidated financial statements, and for a reconciliation of net income and shareholders’ equity and condensed consolidated U.S. GAAP statements of income, balance sheets and cash flow statements, as of the dates and for the periods indicated, please see Note 34 to Aventis’s audited consolidated financial statements included in its Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated by reference into this prospectus. See “Additional Information for Securityholders — Incorporation of Certain Documents by Reference” on page 136.

CURRENCIES

In this prospectus, unless otherwise specified or the context otherwise requires:

•	“$,” “U.S. $” or “U.S. dollar” each refers to the United States dollar; and

•	“€” or “euro” each refers to the euro, the single currency established for members of the European Economic and Monetary Union, or the EMU, since January 1, 1999.

Each of Sanofi-Synthelabo and Aventis publishes its consolidated financial statements in euros. This prospectus contains translations of some euro amounts into U.S. dollars. These amounts are provided solely for your convenience. On January 28, 2004, the latest practicable date prior to the date of this document, the Federal Reserve Bank of New York noon buying rate was €1.00 = $1.2620. See “Exchange Rate Information” for additional information regarding the exchange rates between the euro and the U.S. dollar.

NO INTERNET SITE IS PART OF THIS PROSPECTUS

Each of Sanofi-Synthelabo and Aventis maintains an Internet site. The Sanofi-Synthelabo Internet site is at the URL http://www.sanofi-synthelabo.com. The Aventis Internet site is at the URL http://www.aventis.com. Information contained in or otherwise accessible through these Internet sites is not a part of this prospectus. All references in this prospectus to these Internet sites are inactive textual references to these URLs and are for your information only.

v

QUESTIONS AND ANSWERS ABOUT THE U.S. OFFER

Q:	Why is Sanofi-Synthelabo making the U.S. offer? (See page 33)

A:	We are making the U.S. offer and the concurrent French and German offers to acquire control of Aventis through the acquisition of all or a substantial portion of the outstanding Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs.

Sanofi-Synthelabo is seeking to acquire Aventis because Sanofi-Synthelabo believes that the combination of the two companies will create one of the world’s leading pharmaceutical companies, with the enhanced scale, financial strength and research and development resources to serve patients worldwide and to enhance shareholder value in ways that are not likely to be achieved by either Sanofi-Synthelabo or Aventis on a stand-alone basis.

Q:	Why are there three offers? (See page 48)

A:	We are making three offers for legal reasons in order to satisfy regulatory requirements.

Q:	What are the differences between the French offer, the German offer and the U.S. offer? (See page 48)

A:	The French offer, the German offer and the U.S. offer are being made on substantially similar terms and completion of the offers is subject to the same conditions.

The U.S. offer is open to all holders of Aventis ordinary shares who are located in the United States and to all holders of Aventis ADSs, wherever located.

The French offer is open to all holders of Aventis ordinary shares who are located in France and to holders of Aventis ordinary shares who are located outside of France, Germany and the United States, if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the French offer.

The German offer is open to all holders of Aventis ordinary shares who are located in Germany.

Q:	May I participate in the French offer or the German offer? (See page 48)

A:	No. Holders of Aventis ordinary shares who are located in the United States and all holders of Aventis ADSs, wherever located, do not have the right to tender their Aventis securities in the French offer or the German offer. You must follow the procedures set forth in this prospectus to tender your Aventis ordinary shares or Aventis ADSs in the U.S. offer.

Q:	What will I receive in the U.S. offer? (See page 49)

A:	For each Aventis ordinary share validly tendered and not withdrawn, unless you make a mix and match election, you will receive:

•	€11.50 in cash, and

•	0.8333 of a Sanofi-Synthelabo ordinary share.

For each Aventis ADS (each representing one Aventis ordinary share) validly tendered and not withdrawn, unless you make a mix and match election, you will receive:

•	an amount in U.S. dollars equal to €11.50 in cash, and

•	1.6667 Sanofi-Synthelabo ADSs (each representing one-half of one Sanofi-Synthelabo ordinary share).

In no event will you receive any interest on the payments to which you are entitled under the U.S. offer.

The cash consideration paid to tendering holders of Aventis ordinary shares will be paid in euros. The cash consideration paid to tendering holders of Aventis ADSs will be converted into U.S. dollars on the day that it is received by the U.S. ADS exchange agent at the then prevailing spot market rate and distributed, net of any expenses incurred, to the tendering holders of Aventis ADSs.

Based on a price of €58.72 per Sanofi-Synthelabo ordinary share, which was the average daily closing price, weighted by volume, for Sanofi-Synthelabo ordinary shares on Euronext Paris during the calendar month ended on January 21, 2004, the terms of the U.S. offer value each Aventis ordinary share at €60.43, representing a premium of 15.2% over the average daily closing price, weighted by volume, for Aventis ordinary shares on Euronext Paris during the same period, which was €52.46 per Aventis ordinary share. Based on the closing price of €57.75 for Sanofi-Synthelabo ordinary shares on Euronext Paris on January 23, 2004, the last trading day before the public announcement of the U.S. offer, the terms of the U.S. offer value each Aventis ordinary share at €59.63.

Based on a price of $37.05 per Sanofi-Synthelabo ADS, which was the average daily closing price, weighted by volume, for Sanofi-Synthelabo ADSs on the NYSE during the calendar month ended on January 21, 2004, and the average exchange rate of €1 = $1.2606 during the same period, the terms of the U.S. offer value each Aventis ADS at $76.24, representing a premium of 14.7% over the average daily closing price, weighted by volume, for Aventis ADSs on the NYSE during the same period, which was $66.50 per Aventis ADS. Based on the closing price of $37.01 for Sanofi-Synthelabo ADSs on the NYSE on January 23, 2004, the last trading day before the public announcement of the U.S. offer, and an exchange rate of €1 = $1.2610, the terms of the U.S. offer value each Aventis ADS at $76.18.

Q:	May I elect to receive a greater proportion of cash or a greater proportion of Sanofi-Synthelabo securities than the standard entitlement described above? (See page 49)

A:	Yes. The U.S. offer includes a mix and match election feature whereby you may elect to receive only Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as applicable, or only cash in exchange for any or all of the Aventis securities that you tender. However, these elections will be satisfied in full only to the extent that off-setting elections have been made by other tendering holders of Aventis securities in the U.S. offer, the French offer and the German offer. Accordingly, there can be no assurance that you will receive all of your consideration in the form that you have elected.

You are not required to make any election (in which case you will automatically receive the standard entitlement) or to make the same election for all the Aventis securities that you tender.

The election procedure is described more fully in the section captioned, “The U.S. Offer — Mix and Match Election”. Any holder of Aventis securities who wishes to make a mix and match election should carefully read and comply with the instructions in the accompanying form of acceptance or the ADS letter of transmittal, as applicable.

Q:	If Aventis pays any dividend in respect of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, will the consideration that I receive in exchange for the Aventis securities tendered in the U.S. offer be reduced? (See page 53)

A:	Yes. If Aventis pays any dividend or any interim dividend in respect of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, before the settlement of the U.S. offer, the consideration offered in exchange for each Aventis ordinary share and each Aventis ADS tendered will be reduced by an amount equal to the net value of the dividend paid per Aventis ordinary share, in the manner described under “The U.S. Offer — Consideration Offered after Payment of Aventis Dividends”.

Q:	Will I be entitled to receive dividends in respect of any Sanofi-Synthelabo ordinary shares, including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs, that I receive in exchange for my Aventis securities? (See page 54)

A:	Yes. In respect of the Sanofi-Synthelabo ordinary shares, including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs, you will be entitled to receive:

•	any annual dividend that is approved to be paid with respect to Sanofi-Synthelabo’s 2003 results, and

•	any other dividend that is paid after the settlement of the offers.

See “The U.S. Offer — Entitlement to Sanofi-Synthelabo Dividends”.

Q:	If Sanofi-Synthelabo acquires all the Aventis securities in the U.S. offer, the French offer and the German offer, what percentage of Sanofi-Synthelabo will be owned by the former holders of Aventis securities? (See page 25)

A:	If all of the Aventis securities are validly tendered and exchanged, pursuant to the terms of the U.S. offer, the French offer and the German offer, immediately after the exchange:

•	the former holders, other than Aventis, of Aventis securities will own approximately 49% of the share capital and approximately 39% of the voting rights of Sanofi-Synthelabo, and

•	the current holders, other than Sanofi-Synthelabo, of Sanofi-Synthelabo securities will hold approximately 51% of the share capital and approximately 61% of the voting rights of Sanofi-Synthelabo.

After completion of the offers, you will hold securities of a company larger than Aventis. Accordingly, you will have lower ownership and voting percentages of Sanofi-Synthelabo than you now have in Aventis.

Q:	How long will the U.S. offer be open? (See page 57)

A:	Unless we extend the U.S. offer or unless it lapses or is withdrawn, it will expire at [●] on [●], 2004.

Q:	Under what circumstances will you extend the U.S. offer? (See page 57)

A:	We will not extend the expiration date of the U.S. offer unless the expiration date of the French offer is extended. Only the Autorité des marchés financiers, or AMF, has the authority to extend the French offer. Accordingly, we will extend the expiration date of the U.S. offer only if:

•	the AMF sets a date later than [●], 2004 for the expiration of the French offer, or

•	the AMF subsequently extends the French offer.

Q:	If you extend the U.S. offer, for how long will you extend it? (See page 57)

A:	If we extend the U.S. offer we will extend it for the same length of time that the AMF extends the French offer.

Q:	Are there any conditions to Sanofi-Synthelabo’s obligation to purchase the Aventis securities that I tender? (See page 55)

A:	Yes. Sanofi-Synthelabo is not obligated to purchase any tendered Aventis securities unless Aventis securities representing at least 50% of the total share capital and voting rights in Aventis, calculated on a fully diluted basis, plus one Aventis ordinary share are tendered in the U.S. offer, the French offer and the German offer, on a combined basis. We refer to this condition as the “minimum tender condition”.

We may waive the minimum tender condition at any time on or prior to the date that is five French trading days prior to the expiration date of the offer. Our waiver of the minimum tender condition will be deemed to be an improved offer and may cause the AMF to extend the offer period; the AMF may also declare your tenders null and void. Unless we have waived the minimum condition, if the minimum tender condition is not met, the offers will lapse.

Sanofi-Synthelabo’s obligation to complete the offers is subject to the condition that the applicable waiting period under the U.S. Hart-Scott-Rodino Act of 1976 has expired or been terminated and no order has been entered prohibiting the transaction.

We refer to this condition as the “antitrust condition”. Under applicable French regulations, the French offer will lapse as soon as the U.S. Federal Trade Commission issues a second request for information before the expiration of the HSR waiting period. If the French offer lapses for this reason, we will withdraw the U.S. offer and the German offer.

In addition, Sanofi-Synthelabo’s obligation to complete the offers is subject to the condition that the issuance of additional Sanofi-Synthelabo ordinary shares to be issued on completion of the offers has been duly approved by the shareholders of Sanofi-Synthelabo at an extraordinary meeting of shareholders to be held for this purpose. We refer to this condition as the “share issuance condition”.

Q:	After I tender my Aventis securities, may I change my mind and withdraw them? (See page 61)

A:	Yes. You may withdraw your securities at any time until the expiration date.

Q:	I hold American depositary receipts for Aventis ADSs. How do I accept the U.S. offer? (See page 58)

A:	If you hold American depositary receipts or ADRs, for Aventis ADSs, complete and sign the ADS letter of transmittal included with this document and send it, together with your ADRs and any other required documents, to the U.S. ADS exchange agent before the expiration of the U.S. offer. If your certificates are not available, you may also follow guaranteed delivery procedures described in this prospectus. Do not send your certificates to Sanofi-Synthelabo, the dealer-manager or the information agent.

Q:	I hold Aventis ADSs in book-entry form. How do I accept this U.S. offer? (See page 58)

A:	If you hold Aventis ADSs in book-entry form, complete the confirmation of a book-entry transfer of your Aventis ADSs into the account of the U.S. ADS exchange agent at The Depository Trust Company, commonly known as DTC, and send either an agent’s message or an ADS letter of transmittal and any other required documents to the U.S. ADS exchange agent before the expiration of the U.S. offer.

Q:	I hold Aventis ordinary shares through a U.S. custodian, such as a broker, bank or trust company. How do I accept this U.S. offer? (See page 60)

A:	If you hold Aventis ordinary shares through a U.S. custodian, you do not need to complete the ADS letter of transmittal. Instead, your U.S. custodian should either forward to you the transmittal materials and instructions sent by the French financial intermediary that holds the shares on behalf of the U.S. custodian as record owner or send you a separate form prepared by the U.S. custodian. If you have not yet received instructions from your U.S. custodian, please contact your U.S. custodian directly. If your Aventis ordinary shares are held in pure registered form (nominatif pur), you must first request that your shares be converted to administered registered form (nominatif administré) or to bearer form (au porteur). The conversion takes approximately one to five French business days.

Q:	I hold Aventis ordinary shares through a French financial intermediary. How do I accept this U.S. offer? (See page 60)

A:	If you hold Aventis ordinary shares through a French financial intermediary, you do not need to complete the ADS letter of transmittal. Instead, your French financial intermediary should send you transmittal materials and instructions for accepting the U.S. offer before the last day of the offer. If you have not yet received instructions from your French financial intermediary, please contact your French financial intermediary directly. If your Aventis ordinary shares are held in pure registered form (nominatif pur), you must first request that your shares be converted to administered registered form (nominatif administré) or to bearer form (au porteur). The conversion takes approximately one to five French business days.

Q:	Will I have to pay any brokerage commissions or transaction fees? (See page 63)

A:	Sanofi-Synthelabo will pay the brokerage fees, if any, and related value added taxes incurred by holders of Aventis securities tendering into the U.S. offer, up to a limit of 0.3% of the value of each Aventis security tendered, and subject to a maximum amount of €45 per account, including all taxes. Holders of Aventis securities will not be reimbursed for any brokerage fees in any event that the U.S. offer is withdrawn or lapses.

Q:	What will happen to my Aventis stock options if these offers are completed? (See page 64)

A:	If you hold exercisable Aventis stock options and you would like to tender the underlying Aventis ordinary shares into the U.S. offer, you must first exercise the options and then tender the underlying Aventis ordinary shares on or prior to the expiration date of the U.S. offer according to the instructions given in this document.

Sanofi-Synthelabo has not had access to important information relating to Aventis’s stock option plans, including the terms of these plans. If these offers are completed, Sanofi-Synthelabo intends to offer, subject to applicable law and regulations and any applicable restrictions, to exchange Aventis stock options (including stock purchase options and stock subscription options) or the Aventis ordinary shares received as a result of exercising these stock options, as more fully described under “The U.S. Offer — Treatment of Aventis Stock Purchase Options, Aventis Stock Subscription Options and Aventis BSAs”.

Q:	What will happen to my interests in any Aventis securities that I hold as a participant in any Aventis employee savings plan or employee share purchase plan? (See page 65)

A:	Sanofi-Synthelabo has not had access to, and does not know, important information relating to Aventis’s employee savings plans and employee share purchase plans, including the terms of these plans. If these offers are completed, Sanofi-Synthelabo intends to consider on a case-by-case basis proposing alternatives to participants in these plans that will allow them to exchange their interests in Aventis securities for interests in Sanofi-Synthelabo ordinary shares on terms and conditions substantially similar to those proposed to holders of unexercised Aventis stock options, as further described on page 66.

Q:	Do I need to do anything if I want to retain my Aventis securities? (See page 58)

A:	No. If you want to retain your Aventis securities, you do not need to take any action.

Q:	What happens if the offers lapse, are withdrawn or are not successful? (See page 56)

A:	If the offers for Aventis securities lapse, are withdrawn or are not successful, your Aventis securities will be returned to you without any other payment being due. This should occur within one to two French trading days following (i) the announcement of the lapse or withdrawal, or (ii) the publication by the AMF of the results of the offers, as the case may be.

Q:	When will I know the outcome of the offers? (See page 57)

A:	We expect that the AMF will publish the combined results of the offers for Aventis securities on a preliminary basis six or seven French trading days after the expiration date and on a definitive basis not more than nine French trading days after the expiration date of the offer. We will issue a press release regarding the results of the offers promptly after each announcement by the AMF. We will file those press releases with the SEC as amendments to our Schedule TO.

x

SUMMARY

      To understand this U.S. offer and the businesses of Sanofi-Synthelabo and Aventis more fully, you should carefully read this entire prospectus and any documents incorporated by reference into this prospectus, including the sections under the headings “Cautionary Statement Concerning Forward-Looking Statements”, and “Risk Factors”, as well as Sanofi-Synthelabo’s consolidated financial statements and notes thereto incorporated by reference into this prospectus, and Aventis’s consolidated financial statements and notes thereto incorporated by reference into this prospectus.

The Companies

Sanofi-Synthelabo (See page 81)

174 avenue de France

75013 Paris, France
Tel: + 33 1 53 77 40 00

      Sanofi-Synthelabo is an international pharmaceutical group engaged in the research, development, manufacture and marketing of pharmaceutical products for sale principally in the prescription market. Our prescription pharmaceuticals business specializes in four therapeutic areas: cardiovascular/ thrombosis; central nervous system; internal medicine and oncology. In 2002, our consolidated net sales were €7,448 million ($7,840 million), our net income was €1,759 million ($1,852 million), we invested €1,218 million in research and development and employed over 32,000 people worldwide. On the basis of sales for the last twelve months ended September 30, 2003, Sanofi-Synthelabo is the second largest pharmaceutical group in France, the eighth largest pharmaceutical group in Western Europe and among the twenty largest pharmaceutical groups in the world (based on data from IMS Health).

Aventis (See page 84)

Espace Européen de l’Entreprise

67300 Schitigheim, France
Tel: + 33 3 88 99 11 00

      Aventis is a global pharmaceutical company that discovers, develops, manufactures and markets branded prescription drugs and human vaccines to protect and improve the health of patients around the world. Aventis claims its therapeutic innovations rank among the leading treatments for lung and breast cancer, thrombosis, seasonal allergies, diabetes and hypertension. Aventis defines its core business as prescription drugs, human vaccines, its 50% interest in the Merial animal health joint venture, and its corporate activities. In 2002, according to Aventis’s published reports, in its core business Aventis generated net sales of €17,591 million, net income of €2,081 million, invested €3,141 million in research and development and employed approximately 71,000 people worldwide. On the basis of sales for the last twelve months ended September 30, 2003, we believe that Aventis is the largest pharmaceutical group in France, the third largest pharmaceutical group in Western Europe and among the ten largest pharmaceutical groups in the world (based on data from IMS Health).

U.S. Offer, French Offer and German Offer (See page 48)

      Sanofi-Synthelabo is offering to acquire all of the outstanding Aventis ordinary shares through three separate offers for legal reasons in order to satisfy regulatory requirements.

      The U.S. offer, the French offer and the German offer are being made on substantially similar terms and completion of the offers is subject to the same conditions.

      The U.S. offer is open to all holders of Aventis ordinary shares who are located in the United States and to all holders of Aventis ADSs, wherever located.

      The French offer is open to all holders of Aventis ordinary shares who are located in France and to holders of Aventis ordinary shares who are located outside of France, Germany and the United States, if, pursuant to the local laws and regulations applicable to those holders, they are permitted to participate in the French offer.

      The German offer is open to all holders of Aventis ordinary shares who are located in Germany.

Terms of the U.S. Offer (See page 49)

      Upon the terms and subject to the conditions set forth in this prospectus, we are offering:

•	0.8333 of a Sanofi-Synthelabo ordinary share and €11.50 in cash, without interest, in exchange for each outstanding Aventis ordinary share validly tendered and not withdrawn; and

•	1.6667 Sanofi-Synthelabo ADSs (each Sanofi-Synthelabo ADS representing one-half of one Sanofi-Synthelabo ordinary share) and an amount in U.S. dollars equal to €11.50 in cash, without interest, in exchange for each outstanding Aventis ADS (each Aventis ADS representing one Aventis ordinary share) validly tendered and not withdrawn.

      Based on a price of €58.72 per Sanofi-Synthelabo ordinary share, which was the average daily closing price, weighted by volume, for Sanofi-Synthelabo ordinary shares on Euronext Paris during the calendar month ended on January 21, 2004 (the last trading day before rumors and press articles significantly affected the share prices and trading volumes of Sanofi-Synthelabo ordinary shares and Aventis ordinary shares), the terms of the U.S. offer value each Aventis ordinary share at €60.43, representing a premium of 15.2% over the average daily closing price, weighted by volume, for Aventis ordinary shares on Euronext Paris during the same period, which was €52.46 per Aventis ordinary share. Based on the closing price of €57.75 for Sanofi-Synthelabo ordinary shares on Euronext Paris on January 23, 2004, the last trading day before the public announcement of the U.S. offer, the terms of the U.S. offer value each Aventis ordinary share at €59.63. For more information on the press articles and rumors that significantly affected share prices and share volumes, see “Financial Analyses of the Offers — Preliminary Information”.

      Based on a price of $37.05 per Sanofi-Synthelabo ADS, which was the average daily closing price, weighted by volume, for Sanofi-Synthelabo ADSs on the NYSE during the calendar month ended on January 21, 2004, and the average exchange rate of €1 = $1.2606 during the same period, the terms of the U.S. offer value each Aventis ADS at $76.24, representing a premium of 14.7% over the average daily closing price, weighted by volume, for Aventis ADSs on the NYSE during the same period, which was $66.50 per Aventis ADS. Based on the closing price of $37.01 for Sanofi-Synthelabo ADSs on the NYSE on January 23, 2004, the last trading day before the public announcement of the U.S. offer, and an exchange rate of €1 = $1.2610, the terms of the U.S. offer value each Aventis ADS at $76.18.

Mix and Match Election (See page 49)

      The U.S. offer includes a mix and match election feature whereby tendering holders of Aventis securities may elect to receive, in lieu of the mix of consideration described above:

•	1.0294 Sanofi-Synthelabo ordinary shares in exchange for each Aventis ordinary share tendered; or 2.0588 Sanofi-Synthelabo ADSs in exchange for each Aventis ADS tendered; or

•	€60.43 in cash, without interest, in exchange for each ordinary share of Aventis tendered or an amount in U.S. dollars equal to €60.43, in cash, without interest, in exchange for each Aventis ADS tendered.

      You are not required to make any election (in which case you will automatically receive the standard entitlement) or to make the same election for all of the Aventis ordinary shares or Aventis ADSs that you tender. However, your election will be satisfied in full only to the extent that off-setting elections have been made by other tendering holders of Aventis securities in the U.S. offer, the French offer and the German offer. To the extent that elections cannot be satisfied in full, they will be subject to proration and allocation adjustments that will ensure that, in the aggregate (and subject to adjustment if Aventis pays any dividend or interim dividend before the settlement date of the offers), 81.0% of the Aventis securities tendered in the U.S. offer, the French offer and the German offer will be exchanged for Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares underlying Sanofi-Synthelabo ADSs) and 19.0% will be exchanged for cash.

Consideration Offered after Payment of Aventis Dividends (See page 52)

      If Aventis pays any dividend or any interim dividend in respect of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, before the settlement of the offers, the consideration offered in exchange for each Aventis ordinary share tendered and each Aventis ADS tendered will be reduced by an equivalent value in the manner described under “The U.S. Offer — Consideration Offered after Payment of Aventis Dividends”.

Entitlement to Sanofi-Synthelabo Dividends (See page 54)

      In respect of any Sanofi-Synthelabo ordinary share, including any Sanofi-Synthelabo ordinary share represented by Sanofi-Synthelabo ADSs, that you receive in exchange for the Aventis ordinary shares or Aventis ADSs that you tender in the U.S. offer, you will be entitled to receive any annual dividend with respect to Sanofi-Synthelabo’s 2003 results that is approved on the Sanofi-Synthelabo ordinary shares and any other dividend that is paid after the settlement of the offers. See “The U.S. Offer — Entitlement to Sanofi-Synthelabo Dividends”.

No Fractional Shares (See page 54)

      No fractional Sanofi-Synthelabo ordinary shares or fractional Sanofi-Synthelabo ADSs will be issued in connection with the U.S. offer. In lieu of any fraction of a Sanofi-Synthelabo ordinary share or Sanofi-Synthelabo ADS that you would otherwise have been entitled to receive pursuant to the terms of the U.S. offer, you will receive an amount in cash equal to the product of that fraction and the average sale price per Sanofi-Synthelabo ordinary share, net of expenses, realized on Euronext Paris or the average sale price per Sanofi-Synthelabo ADS, net of expenses, realized on the NYSE, as applicable in the sale of all the aggregated fractional Sanofi-Synthelabo ordinary shares or all of the aggregated fractional Sanofi-Synthelabo ADSs that would have otherwise been issued in the offers.

Payment of Cash Consideration (See page 53)

      The cash consideration (including any cash paid in lieu of any fraction of a Sanofi-Synthelabo ordinary share) paid to tendering holders of Aventis ordinary shares will be paid in euros. The cash consideration (including any cash paid in lieu of any fraction of a Sanofi-Synthelabo ADS) paid to tendering holders of Aventis ADSs will be converted into U.S. dollars on the day that it is received by the U.S. ADS exchange agent at the then prevailing spot market rate and distributed, net of any expenses incurred, to the tendering holders of Aventis ADSs.

Ownership of Sanofi-Synthelabo after the Offers (See page 54)

      If all of the Aventis securities are validly tendered and exchanged, pursuant to the terms of the U.S. offer, the French offer and the German offer, immediately after the exchange:

•	the former holders, other than Aventis, of Aventis securities will own approximately 49% of the share capital and approximately 39% of the voting rights of Sanofi-Synthelabo, and

•	the current holders, other than Sanofi-Synthelabo, of Sanofi-Synthelabo securities will hold approximately 51% of the share capital and approximately 61% of the voting rights of Sanofi-Synthelabo.

      After completion of the offers, you will hold securities of a company larger than Aventis. Accordingly, you will have lower ownership and voting percentages of Sanofi-Synthelabo than you now have in Aventis.

Conditions to the U.S. Offer (See page 55)

Minimum tender condition

      Sanofi-Synthelabo will not be obligated to purchase any tendered Aventis securities pursuant to the U.S. offer unless Aventis securities representing at least 50% of the total share capital and voting rights in Aventis, calculated on a fully diluted basis, plus one Aventis ordinary share are validly tendered and not withdrawn in the U.S. offer, the French offer and the German offer, on a combined basis. We refer to this condition as the “minimum tender condition”.

      We may waive the minimum tender condition at any time on or prior to the date that is five French trading days prior to the expiration date of the offers. Under French law and regulations, a waiver of the minimum tender condition is deemed an improved offer and may cause the AMF to extend the offer period and the AMF may also declare your tenders null and void. Unless we have waived the minimum tender condition, if the minimum tender condition is not satisfied the offers will lapse.

      Neither Sanofi-Synthelabo nor holders of Aventis securities will know whether the minimum tender condition has been satisfied until the results of the offers are published by the AMF following the expiration date of the offer.

Antitrust condition

      Sanofi-Synthelabo’s obligation to complete the offers is subject to the conditions that the applicable waiting period under the U.S. Hart-Scott-Rodino Act of 1976 has expired or been terminated and no order has been entered prohibiting the transaction.

      We refer to this condition as the “antitrust condition”. Under applicable French law, the French offer will lapse as soon as the U.S. Federal Trade Commission issues a second request for information before the expiration of the HSR waiting period. If the French offer lapses for this reason, we will withdraw the U.S. offer and the German offer.

Share issuance condition

      In addition, Sanofi-Synthelabo’s obligation to complete the U.S. offer is subject to the condition that the issuance of additional Sanofi-Synthelabo ordinary shares to be issued on completion of the U.S. offer, the French offer and the German offer has been duly approved by the shareholders of Sanofi-Synthelabo at an extraordinary meeting of shareholders to be held for this purpose. We refer to this condition as the “share issuance condition”.

Sanofi-Synthelabo’s Grounds for Withdrawing the Offers (See page 56)

      In accordance with French law and regulations, Sanofi-Synthelabo reserves the right to withdraw the offers:

•	within five French trading days following the date of the publication by the AMF of the offer timetable for a competing offer for Aventis or an improved offer by a competing bidder; or

•	with the prior approval of the AMF if, prior to the publication by the AMF of the definitive results of the offers, Aventis adopts definitive measures that modify Aventis’s substance (“modifiant sa consistance”) or if the offers become irrelevant (“sans objet”) under French law.

      In addition, as mentioned above, if the tender threshold condition is not satisfied, the offers will lapse.

      Under French law, if, during the period of these offers, another offer for Aventis is approved by the AMF, your tenders of Aventis securities will be declared null and void by the AMF. In addition, if an improved offer by a competing bidder is approved by the AMF, your tenders of Aventis securities may also be declared null and void by the AMF. In each of these events, in order to tender your Aventis securities in the U.S. offer, if the U.S. offer remains outstanding, you will be required to re-tender your Aventis securities.

Expiration Date; Extension (See page 57)

      The tender period for the U.S. offer has been established by the AMF, which has the sole authority to determine whether or not to extend the offer period. Sanofi-Synthelabo may not itself extend the offer period.

      The U.S. offer will expire at [●] p.m., New York City time on [●], 2004, unless:

•	the AMF sets a later expiration date for the tender period of the French offer,

•	the AMF extends the tender period of the French offer, or

•	the offers lapse or are withdrawn prior to that time.

      If the initial expiration date of the French offer is later than [●], 2004, or if the French offer period is extended, we will announce a corresponding extension of the U.S. offer.

Publication of Results (See page 57)

      We expect the definitive results of this U.S. offer, the French offer and the German offer to be published by the AMF not more than nine French trading days following the expiration date of the offers. However, if the AMF determines that the minimum tender condition has been satisfied, the AMF will publish provisional results prior to its publication of the definitive results.

Subsequent Offering Period (See page 57)

      If, as a result of the U.S. offer, the French offer and the German offer, we acquire in aggregate between two-thirds and 95% of Aventis’s total share capital and voting rights, or more than 50% if there was a concurrent competing offer for Aventis securities, we intend to provide a subsequent offering period of at least 10 French trading days. We will announce the subsequent offering period as soon as practicable, but in no event later than 10 French trading days, after the AMF publishes the definitive results of the offers.

      In the event of a subsequent offering period, we will offer the same consideration that was offered during the initial offering period.

      Sanofi-Synthelabo will accept any and all Aventis securities tendered during the subsequent offering period and not validly withdrawn prior to the expiration of the subsequent offering period.

Procedures for Tendering Aventis Securities (See page 58)

      The procedure for tendering Aventis securities varies depending on a number of factors, including:

•	whether you hold Aventis ordinary shares or Aventis ADSs;

•	whether you possess physical certificates or a financial intermediary holds physical certificates for your Aventis securities;

•	whether you hold your securities in book-entry form; and

•	whether you hold your Aventis securities through a financial intermediary in the United States or France.

You should read carefully the procedures for tendering your Aventis securities beginning on page 58 of this prospectus as well as the related transmittal materials enclosed with this prospectus.

Withdrawal Rights (See page 61)

      You have the right to withdraw any Aventis securities that you have tendered at any time prior to and including the expiration date. If a subsequent offering period is provided, you will have the right to withdraw Aventis securities tendered during that subsequent period at any time prior to its expiration.

      For a withdrawal to be effective, the French financial intermediary, the German financial intermediary, the U.S. custodian or the U.S. ADS exchange agent, as applicable, must receive a written notice of withdrawal prior to the expiration date of the offer or the subsequent offering period, as applicable.

      Withdrawn Aventis securities may be retendered prior to the expiration of the offer period or the subsequent offering period, as applicable, by following the appropriate tender procedures.

Delivery of Sanofi-Synthelabo Ordinary Shares, Sanofi-Synthelabo ADSs and Cash; Settlement Date (See page 63)

      If these offers are successful, Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs and cash will be delivered to tendering holders following the publication by the AMF of the final results of the offers. If the offers are consummated, settlement is currently expected to take place approximately 12 to 18 French trading days following the expiration date of the offers.

      In the event of a subsequent offering period, if any, settlement with respect of the Aventis securities tendered during that subsequent offering period is expected to occur within 12 to 18 French trading days following the expiration of that subsequent offer period.

      With respect to tendered Aventis ADSs only, the cash consideration payable in the U.S. offer will be paid in U.S. dollars calculated by converting the applicable amount in euros into U.S. dollars using a current spot exchange rate.

      If your Sanofi-Synthelabo ADSs will be evidenced by ADRs registered in your name, you may not receive the certificates until approximately two weeks after the settlement date.

Future Plans for Aventis; Minority Buy-out; Compulsory Acquisition (See page 76)

      Sanofi-Synthelabo presently intends to take control of Aventis as soon as practicable after the offers by seeking maximum representation on Aventis’s supervisory board (conseil de surveillance) and, if necessary, causing the supervisory board to appoint a new management board (directoire).

      Sanofi-Synthelabo reserves the right to acquire additional Aventis securities through open market purchases, negotiated trades, another tender offer, or otherwise, on the terms and conditions it may determine.

      If Sanofi-Synthelabo acquires Aventis securities representing at least 95% of the total voting rights in Aventis, Sanofi-Synthelabo will have the right, but not the obligation, to launch, subject to applicable law and the requisite approvals, including the approval by the AMF, a minority buy-out offer (offre publique de retrait), which, if following the minority buy-out Sanofi-Synthelabo also holds at least 95% of the total share capital in Aventis, may be followed by a compulsory acquisition (retrait obligatoire), of all remaining Aventis securities not held by Sanofi-Synthelabo.

      The AMF would establish the offer timetable for any such minority buy-out or compulsory acquisition. The value and form of the consideration offered in any such minority buy-out may be different from the value and form of the consideration offered in the U.S. offer, the French offer and the German offer. Only cash consideration may be paid in any such compulsory acquisition, the value of which may be different from the value of the consideration offered in the U.S. offer, the French offer and the German offer. If such minority buy-out or compulsory acquisition constitutes a tender offer for U.S. securities law purposes, it may be made to U.S. holders of Aventis securities in reliance on the “Tier I” exemption from the U.S. tender offer rules pursuant to Regulation 14D promulgated under the Exchange Act, and would be made in accordance with French law only. Further, any Sanofi-Synthelabo securities forming part of the consideration offered in any such minority buy-out would be exempt from registration pursuant to Rule 802 promulgated under the Securities Act.

Market for Aventis Securities after the Offers (See page 77)

      If Sanofi-Synthelabo were to launch a minority buy-out, it may then petition Euronext Paris to cause the delisting of the Aventis ordinary shares. After any compulsory acquisition, Euronext Paris would automatically delist the Aventis ordinary shares. In addition, subject to the completion of the offers, Sanofi-Synthelabo intends to cause Aventis to terminate its deposit agreement with the depositary for the Aventis ADSs, and to petition, or cause Aventis to petition, the NYSE to delist the Aventis ADSs.

Comparison of the Rights of Holders of Aventis Ordinary Shares and Sanofi-Synthelabo Ordinary Shares (See page 125)

      There are differences between the rights of a shareholder in Aventis and the rights of a shareholder in Sanofi-Synthelabo. We urge you to review the discussion under “Comparison of Shareholders’ Rights” for a summary of these differences.

Accounting Treatment (See page 66)

      The acquisition of the Aventis securities will be accounted for using the purchase method under both French and U.S. GAAP.

Regulatory Approvals (See page 66)

      Under Council Regulation (EEC) No. 4064/89, the European Commission or any member state of the European Union that has successfully sought jurisdiction to review the offers under its national competition law must approve our acquisition of Aventis. However, we may complete the offers before this approval is received and completion of the offers is not conditioned on the approval of any European competition regulator. Our acquisition of Aventis must also be reviewed by the U.S. Federal Trade Commission and completion of the offers is conditioned on the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Act of 1976.

Listing of Sanofi-Synthelabo Ordinary Shares and Sanofi-Synthelabo ADSs (See page 64)

      Sanofi-Synthelabo ordinary shares are currently listed and admitted to trade on Euronext Paris. Sanofi-Synthelabo ADSs are currently listed and admitted to trade on the NYSE. Sanofi-Synthelabo will also apply for the supplemental listing of the Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs to be issued in these offers on Euronext Paris and on the NYSE, as applicable.

Interests of Directors and Executive Officers of Sanofi-Synthelabo and Aventis (See page 132)

      Based on the number of Sanofi-Synthelabo ordinary shares issued and outstanding on December 31, 2003, the directors (other than L’Oréal and Total, but including their permanent representatives) and executive officers of Sanofi-Synthelabo, individually and the group as a whole, held less than one percent of the issued and outstanding Sanofi-Synthelabo ordinary shares.

      Aventis’s Annual Report on Form 20-F for the year ended December 31, 2002 states that, as of March 1, 2003, all of the 23 members of Aventis’s supervisory board (conseil de surveillance) and management board (directoire), individually and the group as a whole, held less than one percent of the share capital of Aventis, including any Aventis ordinary shares held indirectly and assuming the exercise of all of their options.

Material French Tax and U.S. Federal Income Tax Consequences of the Exchange (See page 68)

French taxation

      The following applies to you if you are a non-resident of France and you are not a member of a special class of taxpayers (as described under “Material French Tax and U.S. Federal Income Tax Consequences” below) for French tax purposes. You will not be subject to French tax on any capital gain or loss recognized, for French tax purposes, as a result of exchanging your Aventis securities pursuant to the U.S. offer, unless you have a permanent establishment or fixed base in France and the Aventis securities exchanged are part of the business property of that permanent establishment or fixed base. The gain or loss, if any, will equal the difference between the fair market value of the Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs plus the amount of cash that you receive in the exchange and your tax basis in the Aventis securities that you exchange.

United States federal income taxation

      The following applies to you if you are a U.S. holder (as defined under “Material French Tax and U.S. Federal Income Tax Consequences”) and you are not a member of a special class of taxpayers (as described under “Material French Tax and U.S. Federal Income Tax Consequences”) for U.S. federal income tax purposes. As a result of exchanging your Aventis securities pursuant to the U.S. offer, you will generally recognize gain or loss, if any, for United States federal income tax purposes in an amount equal to the difference between the fair market value of the Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs plus the amount of cash that you receive in the exchange and the U.S. dollar value of your adjusted tax basis in your Aventis securities exchanged.

      In general, if you are a non-U.S. holder (as defined in “Material French Tax and U.S. Federal Income Tax Consequences”), you will not be subject to United States federal income taxation on any gain or loss recognized in exchanging your Aventis securities. Exceptions, however, are described under “Material French Tax and U.S. Federal Income Tax Consequences — Tax Consequences of Exchanging Aventis Securities — United States federal income taxation — Non-U.S. holders”.

The U.S. ADS Exchange Agent (See page 64)

      The Bank of New York has been appointed U.S. ADS exchange agent in connection with the U.S. offer. Your ADS letter of transmittal (or facsimile copies thereof) and certificates for Aventis ADSs should be sent by each tendering Aventis securityholder or his or her broker, dealer, bank or other nominee to the U.S. ADS exchange agent at the addresses set forth on the back cover of this prospectus.

Appraisal Rights (See page 67)

      Neither holders of Aventis ordinary shares nor holders of Aventis ADSs are entitled to appraisal rights with respect to the U.S. offer as a matter of French law.

Additional Information (See page 136)

      If you have questions or want copies of additional documents, you may contact:

The information agent:

MacKenzie Partners, Inc.

105 Madison Avenue
New York, New York 10016
Bankers and Brokers Call: (212) xxx-xxxx
Toll-Free Call: (800) xxx-xxxx

or

The joint dealer-managers:

Merrill Lynch & Co.,

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Toll-Free Call: (866) xxx-xxxx

and

BNP PARIBAS

BNP Paribas Securities Corp.
The Equitable Tower, 787 Seventh Avenue
New York, New York 10019
(212) xxx-xxxx

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

OF SANOFI-SYNTHELABO

      The following statements of income data for each of the three years in the three-year period ended December 31, 2002 and the balance sheet data at December 31, 2002, 2001 and 2000 have been derived from Sanofi-Synthelabo’s consolidated financial statements incorporated by reference into this document, which have been audited by PricewaterhouseCoopers Audit and Ernst & Young Audit, each independent accountants. The statements of income data for the years ended December 31, 1999 and 1998 and the balance sheet data at December 31, 1999 and 1998 have been derived from the following financial statements for those years, which are not incorporated by reference into this document:

•	Sanofi-Synthelabo’s audited consolidated balance sheet as of December 31, 1999;

•	Sanofi-Synthelabo’s audited consolidated statement of income for the six months ended December 31, 1999;

•	Sanofi-Synthelabo’s unaudited pro forma statement of income for the year ended December 31, 1999;

•	the audited consolidated financial statements of Sanofi for the year ended December 31, 1998 and the six months ended June 30, 1999; and

•	the audited consolidated financial statements of Synthelabo for the year ended December 31, 1998 and the six months ended June 30, 1999 (gross profit and operating profit data are unaudited as they are derived from management accounts and reflect classification differences to conform to the presentation of the selected financial data of Sanofi for such periods).

      The data derived from Sanofi-Synthelabo’s pro forma statement of income for the year ended December 31, 1999 are presented for illustrative purposes only, and do not necessarily reflect the actual results that would have been realized had Sanofi and Synthelabo operated on a combined basis for all of 1999. Due to the merger of Sanofi and Synthelabo, the selected financial data of Sanofi and Synthelabo, as well as Sanofi-Synthelabo’s selected financial data for the second half of 1999, are not comparable to Sanofi-Synthelabo’s selected financial data for 2000, 2001 and 2002.

      The first table below presents selected financial data for Sanofi-Synthelabo for the second half of 1999, and all of 2000, 2001 and 2002, as well as selected pro forma financial data for 1999. The second table presents selected financial data for Sanofi and Synthelabo for 1998 and the first half of 1999.

      The statement of income data for each of the six-month periods ended June 30, 2003 and 2002 and the balance sheet data at June 30, 2003 have been derived from Sanofi-Synthelabo’s unaudited consolidated financial statements for the six-month period ended June 30, 2003, which have been incorporated by reference into this document. Balance sheet data at June 30, 2002 has been derived from Sanofi-Synthelabo’s unaudited consolidated financial statements for the six-month period ended June 30, 2002, which are not incorporated by reference into this document.

      Historical U.S. GAAP adjustments for Sanofi-Synthelabo relative to the six-month period ended, and as of, June 30, 2003 are set out in footnote 1 to the tables included in note “— 6.1 Reconciliation of combined pro forma net income and combined pro forma shareholders’ equity” to the Unaudited Pro Forma Condensed Combined Financial Statements of Sanofi-Synthelabo and Aventis.

      You should read the data below in conjunction with Sanofi-Synthelabo’s consolidated financial statements (including the notes thereto) and Item 5 “Operating and Financial Review and Prospects” in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002 and the Management Report on the Consolidated Financial Statements of Sanofi-Synthelabo for the six months ended June 30, 2003, furnished to the SEC on Form 6-K, dated January 29, 2004, both of which are incorporated by reference into this document.

      Sanofi-Synthelabo reports its financial results in euros and in conformity with French GAAP, with a reconciliation to U.S. GAAP. Sanofi-Synthelabo also publishes condensed U.S. GAAP information. A description of the principal differences between French GAAP and U.S. GAAP as they relate to Sanofi-Synthelabo’s consolidated financial statements are set forth in Note F to Sanofi-Synthelabo’s audit consolidated financial statements included in its Annual Report on Form 20-F for the year ended December 31, 2002.

						As of and for the
						six months ended
	Six months ended	As of and for the year ended December 31,				June 30,
	December 31,
	1999	1999	2000	2001	2002	2002	2003

		(pro forma
		unaudited)

	(In millions of euros, except per share data)
Income statement data: (c)
French GAAP
Net sales	2,658	5,350	5,963	6,488	7,448	3,680	3,903
Gross profit	1,889	3,744	4,521	5,235	6,070	2,974	3,153
Operating profit	531	971	1,577	2,106	2,614	1,233	1,391
Net income	342	625	985	1,585	1,759	830	944
Earnings per share: basic (a) and diluted	0.47	0.85	1.35	2.17	2.42	1.13	1.34
Balance sheet data: (c)
French GAAP
Property, plant and equipment, net	1,143		1,217	1,229	1,395	1,316	1,421
Total assets	6,824		7,845	9,967	9,459	9,433	8,837
Long-term debt	137		121	119	65	69	59
Total shareholders’ equity	3,578		4,304	5,768	6,035	5,905	5,591
U.S. GAAP Data: (d)
French GAAP net income			985	1,585	1,759	830	944

Purchase accounting adjustments			(606)	(445)	(311)	(194)	(188)
Provisions and other liabilities			(99)	(23)	–	–	–
Revenue recognition - U.S. BMS alliance (b)			(8)	(136)	117	62	26
Other			99	(50)	23	23	3
Income tax effects			221	167	52	41	46

Subtotal U.S. GAAP adjustments			(393)	(487)	(119)	(68)	(113)

U.S. GAAP net income (b)	–	–	592	1,098	1,640	762	831

French GAAP shareholders’ equity			4,304	5,768	6,035	5,905	5,591

Purchase accounting adjustments			9,479	8,927	8,576	8,721	8,390
Provisions and other liabilities			110	35	–	–	–
Revenue recognition - U.S. BMS alliance (b)			(21)	(160)	(35)	(95)	(7)
Other			(168)	(456)	(695)	(586)	(661)
Income tax effects			(1,563)	(1,365)	(1,282)	(1,332)	(1,250)

Subtotal U.S. GAAP adjustments			7,837	6,981	6,564	6,708	6,472

U.S. GAAP shareholders’ equity (b)	–	–	12,141	12,749	12,599	12,613	12,063

U.S. GAAP earnings per share
Basic			0.82	1.52	2.30	1.06	1.20
Diluted			0.82	1.51	2.28	1.05	1.18

(a)	Based on the weighted average number of shares outstanding in each year, equal to 731,011,354 shares in 1999, 731,232,525 shares in 2000, 731,711,225 shares in 2001 and 727,686,372 shares in 2002, and 731,762,997 for the six-month period ended June 30, 2002 and 706,514,070 for the six-month period ended June 30, 2003. Each Sanofi-Synthelabo ADS represents one-half of one Sanofi-Synthelabo ordinary share.

(b)	The columns for 2000 and 2001 are restated to reflect Sanofi-Synthelabo’s U.S. GAAP net income and shareholders’ equity taking into account the restatements of the financial statements of certain alliance entities under the operational management of Bristol-Myers Squibb. The restatements, which are set forth under the heading “Revenue recognition — U.S. BMS alliance,” for U.S. GAAP net income and shareholders’ equity, respectively, affected Sanofi-Synthelabo’s share of the operating profits relating to the alliance entities. For additional information regarding these restatements, see Item 5 “Operating and Financial Review and Prospects — Overview — Alliances — Bristol-Myers Squibb” in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002.

(c)	As discussed in Note B.2 to the consolidated financial statements as of and for the year ended December 31, 2002 included in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002, Sanofi-Synthelabo changed its method of accounting for liabilities as of January 1, 2002. The impact of this change on shareholders’ equity was €24 million.

(d)	As discussed in Note F.3.1 to Sanofi-Synthelabo’s consolidated financial statements as of and for the year ended December 31, 2002 included in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002, Sanofi-Synthelabo applied Statement of Financial Accounting Standard 142, Goodwill and Other Intangible Assets, as of January 1, 2002.

	Sanofi		Synthelabo

	Year ended		Year ended
	December 31,	Six months ended	December 31,	Six months ended
	1998 (b)	June 30, 1999	1998 (b)	June 30, 1999

			(unaudited) (c)

	(In millions of euros, except per share data)
Income statement data:
French GAAP
Net sales	3,936	1,880	1,914	995
Gross profit	2,774	1,264	1,406	734
Operating profit	597	272	336	180
Net income	323	146	193	109
Earnings per share: basic and diluted (a)	2.88	0.30	4.04	2.26
Balance sheet data:
French GAAP
Property, plant and equipment, net	759	753	282	281
Total assets	6,136	6,197	1,870	2,021
Long-term debt	402	39	61	58
Total shareholders’ equity	3,822	4,331	1,095	1,155

(a)	Due to the merger, per share data for Sanofi and Synthelabo are not meaningful.

(b)	Originally in French francs; amounts converted at the official rate of exchange, €1.00 = FF6.55957. The comparability of Sanofi-Synthelabo’s consolidated financial statements from one year to another is not affected by the translation to euros.

(c)	Gross profit and operating profit data are unaudited. All other data are audited.

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF AVENTIS

      The following statements of income data for each of the three years in the three-year period ended December 31, 2002 and the balance sheet data at December 31, 2002, 2001 and 2000 have been derived from Aventis’s consolidated financial statements incorporated by reference into this document, which have been audited by PricewaterhouseCoopers, independent auditors. The statements of income data for the years ended December 31, 1999 and 1998 and the balance sheet data at December 31, 1999 and 1998 have been derived from Aventis’s (Rhône-Poulenc’s for periods before December 15, 1999) audited consolidated financial statements for those years, which have not been incorporated by reference into this document.

      The statement of income data for each of the six-month periods ended June 30, 2003 and 2002 and the balance sheet data at June 30, 2003 have been derived from Aventis’s unaudited consolidated financial statements for the six-month period ended June 30, 2003, which have been incorporated by reference into this document. Balance sheet data at June 30, 2002 has been derived from Aventis’s unaudited consolidated financial statements for the six-month period ended June 30, 2002, which have not been incorporated by reference into this document.

      You should read the data below in conjunction with Aventis’s consolidated financial statements (including the notes thereto) and Item 5 “Operating and Financial Review and Prospects” in Aventis’s Annual Report on Form 20-F for the year ended December 31, 2002 and in Aventis’s Current Report on Form 6-K, dated October 15, 2003, and furnished to the SEC on October 17, 2003, which are incorporated by reference into this document.

      Aventis reports its financial results in euros and in conformity with French GAAP, with a reconciliation to U.S. GAAP. Aventis also publishes condensed U.S. GAAP information. A description of the principal differences between French GAAP and U.S. GAAP as they relate to Aventis’s consolidated financial statements is set forth in Note 34 to Aventis’s audited consolidated financial statements included in its Annual Report on Form 20-F for the year ended December 31, 2002.

						As of and for
						the six months
	As of and for the year ended December 31,					ended June 30,

	1998 (1) (2)	1999 (2)	2000	2001	2002	2002	2003

	(In millions of euros, except per share data)
Income statement data:
French GAAP
Net sales	13,232	12,598	22,304	22,941	20,622	11,304	8,622
Gross profit	6,079	6,247	13,835	14,998	14,044	7,706	6,205
Operating profit	969	(544)	617	3,639	2,830	1,151	1,838
Net income (3)	644	(970)	(147)	1,505	2,091	1,488	813
Earnings per share — Basic (4)	1.75	(2.49)	(0.19)	1.91	2.64	1.87	1.03
Earnings per share — Diluted	1.72	(2.49)	(0.19)	1.89	2.61	1.87	1.03
Balance sheet data:
French GAAP
Property, plant and equipment, net	5,339	7,496	7,498	5,740	4,455	4,482	4,340
Total assets	24,318	41,578	42,183	39,234	31,073	32,846	30,040
Long-term debt (5)	3,868	6,437	8,216	4,652	1,787	3,808	1,640
Total shareholders’ equity	7,750	10,371	10,561	12,021	11,335	11,306	10,539

						As of and for
						the six months
	As of and for the year ended December 31,					ended June 30,

	1998 (1) (2)	1999 (2)	2000	2001	2002	2002	2003

	(In millions of euros, except per share data)
U.S. GAAP Data:
French GAAP net income			(147)	1,505	2,091	1,488	813

Purchase accounting adjustments			(1,209)	(791)	(901)	(570)	(193)
Adjusting result on disposal of Aventis CropScience			–	–	(837)	(837)	–
Application of FAS 142			–	–	1,048	675	249
Other adjustments			(90)	(86)	51	101	(81)
Income tax effects			634	81	433	307	48
Minority interests			104	29	8	8	–

Sub-total U.S. GAAP adjustments			(561)	(767)	(198)	(316)	23

U.S. GAAP net income			(708)	738	1,893	1,172	836

French GAAP shareholders’ equity	–	–	10,561	12,021	11,335	11,306	10,538

Purchase accounting adjustments			8,620	7,991	5,441	5,858	5,105
Application of FAS 142			–	–	1,048	675	1,297
Other adjustments			585	(267)	(818)	(209)	(760)
Income tax effects			(2,587)	(2,285)	(1,225)	(1,481)	(1,136)
Minority interests			80	122	3	2	3

Sub-total U.S. GAAP adjustments			6,698	5,561	4,449	4,845	4,509

U.S. GAAP shareholders’ equity			17,258	17,582	15,784	16,151	15,047

U.S. GAAP earnings per share
Basic			(0.91)	0.94	2.39	1.48	1.06
Diluted			(0.91)	0.93	2.37	1.46	1.05

(1)	The Aventis consolidated financial statements consolidate Hoechst from December 15, 1999. The Aventis Consolidated Financial Statements for 1998 do not consolidate any contributions from Hoechst.

(2)	Euro amounts for dates and periods prior to January 1, 1999, are translated at the rate set on January 1, 1999, of €1.00 = FF 6.55957.

(3)	Common shares consist of Ordinary Shares “A” and the Preferred Shares “B”. In 1998, Rhône-Poulenc converted all 926,820 issued Preferred Shares “B” into Ordinary Shares “A” on a one-to-one basis.

(4)	Based on the weighted average number of shares outstanding in each year, equal to 367,752,291 shares in 1998 and 390,147,598 shares in 1999, 780,546,131 shares in 2000, 787,553,585 shares in 2001 and 793,412,151 shares in 2002, and 793,487,050 for the six-month period ended June 30, 2002 and 790,604,173 for the six-month period ended June 30, 2003. Each Aventis ADS represents one Aventis ordinary share.

(5)	Long-term debt includes the debt relating to capitalized leases but does not include the current portion of long-term debt.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

      The following selected unaudited pro forma condensed combined financial information, which gives effect to the offers, is presented in euros and reflects the combination of Sanofi-Synthelabo and Aventis using the purchase method under French GAAP. The pro forma adjustments are based upon available information and certain assumptions that Sanofi-Synthelabo believes are reasonable, including the assumptions that pursuant to the offers:

•	all of the outstanding Aventis securities are exchanged for cash and Sanofi-Synthelabo securities, with a cash component of €11.50 and a share component valued at 0.8333 of a newly issued Sanofi-Synthelabo ordinary share for each Aventis security;

•	all of the outstanding Aventis stock options remain outstanding and, at the termination of any transfer restriction period, each holder of an Aventis stock option will be able to exchange each Aventis ordinary share that is received as a result of the exercise of the option for 1.0294 Sanofi-Synthelabo ordinary shares, the same number of Sanofi-Synthelabo ordinary shares that a tendering holder would have been entitled to receive in the offers pursuant to an all stock election (assuming no proration and no reduction in respect of any dividend paid by Aventis); and

•	the cash consideration paid in the offers is financed by €9,052 million of new Sanofi-Synthelabo debt at an interest rate of 3.5%.

      The selected unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial condition of the combined entities that would have been achieved had the U.S. offer, the French offer and the German offer been completed during the periods presented, nor is the selected unaudited pro forma combined financial information necessarily indicative of the future operating results or financial position of the combined entities. The unaudited pro forma combined financial information does not reflect any cost savings or other synergies which may result from the acquisition of Aventis. The unaudited pro forma financial information does not reflect any special items such as payments pursuant to change of control provisions or restructuring and integration costs which may be incurred as a result of the acquisition. Because Sanofi-Synthelabo has access only to publicly available financial information about Aventis’s accounting policies, there can be no assurance that the accounting policies of Aventis conform to those of Sanofi-Synthelabo.

      This selected unaudited pro forma combined financial information has been derived from and should be read in conjunction with the “Unaudited Pro Forma Condensed Combined Financial Statements of Sanofi-Synthelabo and Aventis” and the related notes included in this prospectus, and with the respective consolidated financial information of Sanofi-Synthelabo and Aventis as of and for the six months ended June 30, 2003, and as of and for the year ended December 31, 2002, which are incorporated by reference into this prospectus. All amounts are stated in euros. This pro forma information is subject to risks and uncertainties, including those discussed under “Risk Factors — We have not been given the opportunity to conduct a due diligence review of the non-public records of Aventis. Therefore, we may be subject to unknown liabilities of Aventis which may have an adverse effect on our profitability and results of operations” and “Risk Factors — We have not verified the reliability of the Aventis information included in, or incorporated by reference into, this prospectus and, as a result, our estimates of the impact of consummation of the offers on the pro forma financial information in this prospectus may be incorrect.”

      The pro forma financial information is based on preliminary estimates and assumptions, which Sanofi-Synthelabo believes to be reasonable. The pro forma adjustments and allocation of purchase price are preliminary. Due to the limited financial and other information related to Aventis available to Sanofi-Synthelabo’s management, the excess of purchase price over the book value of the assets to be acquired has been allocated according to a preliminary analysis by Sanofi-Synthelabo’s management based on available public information. The final allocation of the purchase price will be completed after the asset and liability valuations are finalized by Sanofi-Synthelabo’s management. There can be no assurance that the final allocation of the purchase price will not differ from the preliminary allocation.

Selected Unaudited Pro Forma Condensed Combined Financial Information

	Six Months Ended	Year Ended
	June 30, 2003	December 31, 2002

	(Unaudited and in millions of euros,
	except per share amounts)
French GAAP:
Combined pro forma net sales	12,525	28,070
Combined pro forma gross profit	9,358	16,814
Combined pro forma operating profit	3,497	(785)
Combined pro forma net income	634	(3,992)
Combined pro forma net income before non-recurring charges or credit directly attributable to the transaction	634	2,139
Earnings per share – basic; based on pro forma net income (1)	0.47	(2.88)
Earnings per share – diluted; based on pro forma net income	0.47	(2.88)
Earnings per share – basic; based on pro forma net income before non-recurring charges or credit directly attributable to the transaction (1)	0.47	1.55
Earnings per share – diluted; based on pro forma net income before non-recurring charges or credit directly attributable to the transaction	0.47	1.54

U.S. GAAP Data:
French GAAP combined pro forma net income before non-recurring charges or credit directly attributable to the transaction	634	2,139

Differences between U.S. GAAP and French GAAP, as they relate to Sanofi-Synthelabo	(113)	(119)
Differences between U.S. GAAP and French GAAP, as they relate to Aventis	23	(198)
Reversal of the write-off of historical goodwill amortization under French GAAP	(243)	(1,021)
Elimination of additional historical goodwill and intangible assets amortization and impairment under U.S. GAAP	132	718
Reversal of goodwill amortization under French GAAP	342	685
Income tax effect on the above adjustments	(46)	(221)
Elimination of discontinued operations, extraordinary items, or the cumulative effects of accounting changes	(16)	(654)

Sub-total U.S. GAAP adjustments	79	(810)

U.S. GAAP combined pro forma net income from continuing operations before non-recurring charges or credit directly attributable to the transaction	713	1,329

U.S. GAAP earnings per share, based on combined pro forma net income from continuing operations before non-recurring charges or credit directly attributable to the transaction
Basic	0.53	0.97
Diluted	0.53	0.97

(1)	Based on the pro forma weighted average number of shares outstanding of 1,383,592,950 for the year ended December 31, 2002 and of 1,362,420,648 for the six-month period ended June 30, 2003.

As of June 30, 2003

(Unaudited and in
millions of euros)
French GAAP:
Property, plant and equipment, net	5,761
Total assets	83,647
Long-term debt	10,751
Total shareholders’ equity	38,945

U.S. GAAP Data:
French GAAP combined pro forma shareholders’ equity	38,945

Differences between French GAAP and U.S. GAAP, as they relate to Sanofi-Synthelabo	6,472
Differences between French GAAP and U.S. GAAP, as they relate to Aventis	4,509
To remove the U.S. GAAP differences of Aventis on shareholders’ equity	(4,509)

Sub-total U.S. GAAP adjustments	6,472

U.S. GAAP combined pro forma shareholders’ equity	45,417

Unaudited Capitalization

	Sanofi-	Pro Forma
	Synthelabo	Combined Entity
	June 30, 2003	June 30, 2003
	(French GAAP)	(French GAAP)

	(Unaudited and in millions
	of euros)
Short-term borrowings	239	3,146
Debt maturing within one year	9	1,108
Debt not maturing within one year (1)	59	10,751
Total debt	307	15,005
Shareholders’ Equity
Ordinary shares	1,465	1,312
Other	4,126	37,633
Total shareholders’ equity	5,591	38,945
Consolidated Capitalization	5,898	53,950

(1)	For purposes of the unaudited pro forma combined balance sheet, the new credit facility has been classified as debt not maturing within one year.

COMPARATIVE PER SHARE MARKET INFORMATION

      Sanofi-Synthelabo ordinary shares are listed on the Premier Marché of Euronext Paris under the symbol “SAN”, and Sanofi-Synthelabo ADSs are listed on the NYSE under the symbol “SNY”. Aventis ordinary shares are listed on Euronext Paris under the symbol “AVE” and Aventis ADSs are listed on the NYSE under the symbol “AVE”. The following table presents the closing market prices per security for Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs and Aventis ordinary shares and Aventis ADSs in euros or U.S. dollars, as the case may be:

•	as reported on Euronext Paris for Sanofi-Synthelabo ordinary shares and Aventis ordinary shares; and

•	as reported on the NYSE for Sanofi-Synthelabo ADSs and Aventis ADSs.

In each case the prices are given:

•	as of January 21, 2004, which was the last full trading day on Euronext Paris before rumors and press articles significantly affected the share prices and trading volumes of Sanofi-Synthelabo ordinary shares and Aventis ordinary shares; for more information, see “Financial Analyses of the Offers — Preliminary Information”;

•	as of January 23, 2004, which was the last full trading day on the Euronext Paris and on the NYSE, prior to the public announcement of the proposed offers; and

•	as of January 28, 2004, which was the most recent practicable trading day prior to the date of this prospectus.

See “Market Price and Dividend Data” for further information about historical market prices of these securities.

      The following table also presents the implied equivalent value per security for Aventis ordinary shares in euros and Aventis ADSs in U.S. dollars. The implied equivalent value of an Aventis ordinary share was calculated by multiplying the closing market price per Sanofi-Synthelabo ordinary share by 0.8333, the exchange ratio for each Aventis ordinary share in the U.S. offer, and then adding to that amount the cash portion of the exchange consideration of €11.50 for each Aventis ordinary share. The implied equivalent value of an Aventis ADS was calculated by multiplying the closing market prices per Sanofi-Synthelabo ADS by 1.6667, the applicable ratio for each Aventis ADS in the U.S. offer, and then adding to that amount an amount in U.S. dollars equal to the cash portion of the exchange consideration of €11.50 for each Aventis ADS.

      In calculating the implied equivalent value per Aventis ADS, amounts in euros have been translated into U.S. dollars at a rate of €1.00 = $1.2617, which was the Federal Reserve Bank of New York noon buying rate on January 21, 2004, at a rate of €1.00 = $1.2610, which was the Federal Reserve Bank of New York noon buying rate on January 23, 2004, and at a rate of €1.00 = $1.2620, which was the Federal Reserve Bank of New York noon buying rate on January 28, 2004, as applicable.

					Implied Equivalent
					Value per Aventis
	Sanofi-Synthelabo		Aventis		Security

	Ordinary		Ordinary		Ordinary
	Shares	ADSs	Shares	ADSs	Shares	ADSs
	(Euro)	(U.S. $)	(Euro)	(U.S. $)	(Euro)	(U.S. $)

January 21, 2004	€60.00	$38.11	€53.80	$68.50	€61.50	$78.03
January 23, 2004	€57.75	$37.01	€57.55	$73.00	€59.63	$76.18
January 28, 2004	€55.55	$34.62	€60.50	$75.86	€57.79	$72.21

      The market prices of Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs and Aventis ordinary shares and Aventis ADSs are likely to fluctuate prior to the expiration date of these offers and cannot be predicted. We urge you to obtain current market information regarding Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs and Aventis ordinary shares and Aventis ADSs.

      The following table presents, as of the same dates as the preceding table, the implied equivalent value per Aventis ordinary share in euros and the implied equivalent value per Aventis ADS in U.S. dollars, under the three mix and match elections. The implied equivalent value of the standard entitlement was calculated in the same manner as in the preceding table. The implied equivalent value of an Aventis ordinary share exchanged pursuant to a valid all stock election was calculated by multiplying the closing market price per Sanofi-Synthelabo ordinary share on Euronext Paris by 1.0294, the applicable exchange ratio for each Aventis ordinary share under the all stock election. The implied equivalent value of an Aventis ADS exchanged pursuant to a valid all stock election was calculated by multiplying the closing market price per Sanofi-Synthelabo ADS on the NYSE by 2.0588, the applicable exchange ratio for each Aventis ADS under the all stock election. The implied equivalent value of an Aventis ordinary share exchanged pursuant to a valid all cash election is fixed at €60.43. The implied equivalent value of an Aventis ADS exchanged pursuant to a valid all cash election was calculated by converting €60.43 into an amount in U.S. dollars at the applicable Federal Reserve Bank of New York noon buying rate on the relevant date.

	Implied Equivalent Value per Aventis Security, exchanged pursuant to:

	Standard
	Entitlement		All Stock Election		All Cash Election

	Ordinary		Ordinary		Ordinary
	Shares	ADSs	Shares	ADSs	Shares	ADSs
	(Euro)	(U.S. $)	(Euro)	(U.S. $)	(Euro)	(U.S. $)

January 21, 2004	€61.50	$78.03	€61.76	$78.46	€60.43	$76.24
January 23, 2004	€59.63	$76.18	€59.45	$76.20	€60.43	$76.20
January 28, 2004	€57.79	$72.21	€57.18	$71.28	€60.43	$76.26

SUMMARY SELECTED COMPARATIVE HISTORICAL

AND PRO FORMA PER SHARE DATA

      The following tables set forth certain historical per share data for Sanofi-Synthelabo and Aventis as well as unaudited pro forma and equivalent pro forma combined per share data to reflect the combination of Sanofi-Synthelabo and Aventis. The pro forma adjustments are based upon available information and certain assumptions that Sanofi-Synthelabo believes are reasonable, including the assumptions that pursuant to the offers:

•	all of the outstanding Aventis securities are exchanged for cash and Sanofi-Synthelabo securities, with a cash component of €11.50 and a share component valued at 0.8333 of a newly issued Sanofi-Synthelabo ordinary share for each Aventis security;

•	all of the outstanding Aventis stock options remain outstanding, and, at the termination of any transfer restriction period, each holder of an Aventis stock option will be able to exchange each Aventis ordinary share that is received as a result of the exercise of the option for 1.0294 Sanofi-Synthelabo ordinary shares, the same number of Sanofi-Synthelabo ordinary shares that a tendering holder would have been entitled to receive in the offers pursuant to an all stock election (assuming no proration and no reduction in respect of any dividend paid by Aventis); and

•	the cash consideration paid in the offers is financed by €9,052 million of new Sanofi-Synthelabo debt at an interest rate of 3.5%.

      The summary selected comparative historical and pro forma per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial condition of the combined entities that would have been achieved had the U.S. offer, the French offer and the German offer been completed during the periods presented, nor is the summary selected comparative historical and pro forma per share data necessarily indicative of the future operating results or financial position of the combined entities.

      The summary selected comparative historical and pro forma per share data has been derived from and should be read in conjunction with the “Pro Forma Condensed Combined Financial Statements of Sanofi-Synthelabo and Aventis” and the related notes included in this prospectus, and with the respective consolidated financial information of Sanofi-Synthelabo and Aventis as of and for the six months ended June 30, 2003, and as of and for the year ended December 31, 2002, which are incorporated by reference into this prospectus. All amounts are stated in euros. This pro forma information is subject to risks and uncertainties, including those discussed under “Risk Factors — We have not been given the opportunity to conduct a due diligence review of the non-public records of Aventis. Therefore, we may be subject to unknown liabilities of Aventis which may have an adverse effect on our profitability and results of operations” and “Risk Factors — We have not verified the reliability of the Aventis information included in, or incorporated by reference into, this prospectus and, as a result, our estimates of the impact of consummation of the offers on the pro forma financial information in this prospectus may be incorrect.”

      The pro forma financial information is based on preliminary estimates and assumptions, which Sanofi-Synthelabo believes to be reasonable. The pro forma adjustments and allocations of purchase price are preliminary. Due to the limited financial and other information related to Aventis available to Sanofi-Synthelabo’s management, the excess of purchase price over the book value of the assets to be acquired has been allocated according to a preliminary analysis by Sanofi-Synthelabo’s management based on available public information. The final allocation of the purchase price will be completed after the asset and liability valuations are finalized by Sanofi-Synthelabo’s management. There can be no assurance that the final allocation of the purchase price will not differ from the preliminary allocation.

	Sanofi-Synthelabo				Aventis

						Equivalent
		Pro Forma				Pro Forma
	Historical	Combined			Historical	Combined
	per	per		Pro Forma	per	per
	Ordinary	Ordinary	Historical	Combined	Ordinary	Ordinary
French GAAP	Share	Share	per ADS	per ADS	Share/ADS	Share/ADS

	(all data in euros)
Six Months Ended June 30, 2003
Net income	1.34	0.47	0.67	0.23	1.03	0.39
Net income before non-recurring charges or credits directly attributable to the transaction (1)	N/A	0.47	N/A	0.23	N/A	0.39
Dividends (2)	N/A	N/A	N/A	N/A	N/A	N/A
Shareholders’ equity	7.91	28.59	3.96	14.29	13.33	23.82
Year Ended December 31, 2002
Net income	2.42	(2.88)	1.21	(1.44)	2.64	(2.40)
Net income before non-recurring charges or credits directly attributable to the transaction (1)	N/A	1.55	N/A	0.77	N/A	1.29
Dividends (3)	0.84	0.84	0.42	0.42	0.70	0.70
Shareholders’ equity	8.29	N/A	4.15	N/A	14.29	N/A

(1)	Represents income (loss) before non-recurring charges or credits directly attributable to the acquisition, which differs from income (loss) from continuing operations before non-recurring charges or credits directly attributable to the acquisition which is required under Form F-4 and Article 11 of Regulation S-X, because “continuing operations” is not a defined concept under French GAAP. Income (loss) from continuing operations before non-recurring charges or credits directly attributable to the acquisition under U.S. GAAP is presented in Note 6.2 under “Notes to Unaudited Pro Forma Condensed Combined Financial Statements”.

(2)	Not applicable; Sanofi-Synthelabo pays a single annual dividend in respect of previous year’s results.

(3)	The Sanofi-Synthelabo pro forma dividends per share represent the historical per share dividends paid by Sanofi-Synthelabo during the year ended December 31, 2002 in respect of the previous year’s results.

EXCHANGE RATE INFORMATION

      The following tables show, for the periods indicated, information concerning the exchange rate between the U.S. dollar and the euro. The average rates for the monthly periods presented in these tables were calculated by taking the simple average of the daily noon buying rates, as published by the Federal Reserve Bank of New York. The average rates for the interim periods and annual periods presented in these tables were calculated by taking the simple average of the noon buying rates on the last day of each month during the relevant period. This information is provided solely for your information, and we do not represent that euros could be converted into U.S. dollars at these rates or at any other rate. These rates are not the rates used by Sanofi-Synthelabo or Aventis in the preparation of their respective consolidated financial statements incorporated by reference into this prospectus.

      The data provided in the following table are expressed in U.S. dollars per euro and are based on noon buying rates published by the Federal Reserve Bank of New York for the euro. On January 23, 2004, the date immediately prior to the announcement of the offers, the exchange rate between the U.S. dollar and the euro expressed in U.S. dollar per euro was €1.00 = $1.2610. On January 28, 2004, the most recent practicable date prior to the printing of this prospectus, the exchange rate was €1.00 = $1.2620. The data provided in the following table for the period prior to January 1999 are based on noon buying rates for the French franc converted into the euro at the fixed rate established by the European Council of Ministers of FF 6.55957 = €1.00.

	Period-end	Average
	Rate (1)	Rate (2)	High	Low

Recent Monthly Data
January 2004 (through January 28)	$1.2620	$1.2648	$1.2853	$1.2395
December 2003	1.2597	1.2298	1.2597	1.1956
November 2003	1.1995	1.1710	1.1995	1.1417
October 2003	1.1609	1.1714	1.1833	1.1596
September 2003	1.1650	1.1267	1.1650	1.0845
August 2003	1.0986	1.1155	1.1390	1.0871
July 2003	1.1231	1.1365	1.1580	1.1164
June 2003	1.1502	1.1674	1.1870	1.1423
May 2003	1.1766	1.1556	1.1853	1.1200
April 2003	1.1180	1.0862	1.1180	1.0621
March 2003	1.0900	1.0797	1.1062	1.0545
February 2003	1.0779	1.0785	1.0875	1.0708
January 2003	1.0739	1.0622	1.0861	1.0361
December 2002	1.0485	1.0194	1.0485	0.9927
Interim Period Data
Nine months ended September 30, 2003	$1.1650	$1.1193	$1.1870	$1.0361
Six months ended June 30, 2003	1.1502	1.1144	1.1870	1.0361
Nine months ended September 30, 2002	0.9879	0.9293	1.0156	0.8594
Six months ended June 30, 2002	0.9856	0.9027	0.9885	0.8594
Annual Data (Year ended December 31,)
2003	$1.2597	$1.1411	$1.2597	$1.0361
2002	1.0485	0.9495	1.0485	0.8594
2001	0.8901	0.8909	0.9535	0.8370
2000	0.9388	0.9207	1.0335	0.8270
1999	1.0070	1.0588	1.1812	1.0016
1998	1.1740	N/A	N/A	N/A

(1)	The period-end rate is the noon buying rate on the last business day of the applicable period.

(2)	The average rates for the monthly periods were calculated by taking the simple average of the daily noon buying rates, as published by the Federal Reserve Bank of New York. The average rates for the interim periods and annual periods were calculated by taking the simple average of the noon buying rates on the last day of each month during the relevant period.

RISK FACTORS

      In deciding whether to accept this U.S. offer, you should carefully consider the following risks that relate to the U.S. offer as well as the risk factors incorporated by reference into this prospectus from Item 3.D of Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002 and from Item 3 of Aventis’s Annual Report on Form 20-F for the year ended December 31, 2002, together with the other information contained in or incorporated by reference into this prospectus. Any of these risks could have an adverse effect on our business, financial condition, results of operations or prospects, which could in turn affect the price of Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs.

The integration of the companies will present significant challenges that may result in the combined business not operating as effectively as expected or in the failure to achieve some or all of the anticipated benefits of the transaction.

      The benefits and synergies expected to result from the offers will depend in part on whether the operations of Aventis can be integrated in a timely and efficient manner with those of Sanofi-Synthelabo. Sanofi-Synthelabo will face significant challenges in consolidating its functions with those of Aventis, and integrating the organizations, procedures and operations of the two businesses. The integration of Sanofi-Synthelabo and Aventis will be complex and time-consuming, and the managements of both companies will have to dedicate substantial time and resources to it. These efforts could divert management’s focus and resources from other strategic opportunities and from day-to-day operational matters during the integration process. Failure to successfully integrate the operations of Sanofi-Synthelabo and Aventis could result in the failure to achieve some or all of the anticipated benefits from the transaction, including synergies and other operating efficiencies, and could have an adverse effect on the business, results of operations, financial condition or prospects of Sanofi-Synthelabo after the transaction.

Even if Sanofi-Synthelabo consummates the offers, there may be a delay before Sanofi-Synthelabo can obtain control of the management of Aventis.

      In order for Sanofi-Synthelabo to control the management of Aventis following successful completion of the offers, Sanofi-Synthelabo will need to take control of the supervisory board (conseil de surveillance) and the management board (directoire) of Aventis. Pursuant to Article L. 225-103, II, 4 of the French Commercial Code, if Sanofi-Synthelabo gains control of Aventis pursuant to the offers, Sanofi-Synthelabo may request the management board (directoire) of Aventis to convene a meeting of shareholders with an agenda which, among other things, will provide for the election of a new supervisory board (conseil de surveillance) and, if necessary, the dismissal of the existing management board (directoire) of Aventis. Under French law, the supervisory board (conseil de surveillance) could then appoint a new management board (directoire). If the management board refuses to convene such a shareholders’ meeting, Sanofi-Synthelabo is permitted, after a reasonable delay and the notice mentioned above to Aventis’s management board (directoire), to convene a meeting for the election of the supervisory board (conseil de surveillance). In any event, shareholders’ meetings may be held no sooner than 30 days after the publication of a notice announcing the meeting in the Bulletin des Annonces Légales Obligatoires, or BALO, the French official legal gazette.

The value of the Sanofi-Synthelabo ordinary shares and the Sanofi-Synthelabo ADSs to be received by the holders of Aventis securities in the offers will fluctuate. The U.S. dollar value of the cash consideration you receive will vary depending on the euro/ U.S. dollar exchange rate.

      Upon completion of the offers, unless you make a successful mix and match election, each Aventis ordinary share will be exchanged for 0.8333 of a Sanofi-Synthelabo ordinary share and €11.50 in cash, without interest, and each Aventis ADS will be exchanged for 1.6667 Sanofi-Synthelabo ADSs and an amount in U.S. dollars equal to €11.50, in cash, without interest. There will be no adjustment to the exchange ratios for changes in the market price of either Aventis ordinary shares or Aventis ADSs, on the one hand, or Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, on the other. Accordingly, the market value of the Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs that holders of Aventis securities will receive upon completion of the offers will depend on the market value of Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs at the time of completion of the offers and could vary significantly from the market value of those securities on the date of this prospectus. The market value of the Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs to be issued in the offers will also continue to fluctuate after completion of the offers. For historical and current market prices of Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs, please refer to “Market Price and Dividend Data”. You should obtain current market quotations for Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs and for Aventis ordinary shares and Aventis ADSs.

      The cash portion of the consideration that you will receive for your Aventis securities is determined in euros. As a result the value of this consideration in U.S. dollars will vary depending on the exchange rate between the euro and the U.S. dollar, which is expected to fluctuate between the date of this prospectus and the date on which you will receive your cash consideration. Fluctuations in the exchange rate between the U.S. dollar and the euro will also affect the dollar equivalent of the euro price of Sanofi-Synthelabo ordinary shares traded on Euronext Paris, and, as a result, may affect the market price of the Sanofi-Synthelabo ADSs traded on the NYSE.

If you elect to receive consideration in a form other than the standard entitlement under the mix and match election, you may not receive all consideration in the form that you have elected, and you will not know the mix of the forms of consideration you will receive until the settlement date.

      The U.S. offer includes a mix and match election feature whereby you may elect to receive only Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as applicable, or only cash in exchange for any or all of the Aventis securities that you tender. However, these elections will be satisfied in full only to the extent that off-setting elections have been made by other tendering holders of Aventis securities in the U.S. offer, the French offer and the German offer. To the extent that elections cannot be satisfied as a result of a lack of such off-setting elections, they will be subject to proration and allocation adjustments that will ensure that, in the aggregate (and subject to adjustment if Aventis pays any dividend or interim dividend before the settlement of the offers), 81.0% of the Aventis securities tendered in the U.S. offer, the French offer and the German offer will be exchanged for Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares underlying Sanofi-Synthelabo ADSs) and 19.0% will be exchanged for cash. See “The U.S. Offer — Mix and Match Election”.

      Because the satisfaction of your election depends on the elections made by the other tendering holders of Aventis securities in the U.S. offer, the French offer and the German offer, there can be no assurance that you will receive all of your consideration in the form that you have elected. Also, because the mix and match allocations (including the pro-ration procedures) will be applied separately to elections made with respect to Aventis securities tendered in the initial offer period and to elections made with respect to Aventis securities tendered in the subsequent offering period, if any, there can be no assurance that your election would result in the same mix of consideration regardless of whether you tender your securities in the initial offer period or in the subsequent offering period, if any. Finally, you will not know the mix of consideration that you will receive until after the offer period or subsequent offering period, as applicable, has expired and you are no longer able to withdraw your tender.

Compliance with conditions and obligations imposed in connection with regulatory approvals could adversely affect the businesses of Sanofi-Synthelabo and Aventis.

      The proposed acquisition of the Aventis securities by Sanofi-Synthelabo will be reviewed by and require regulatory approvals from the European Commission, any member state of the European Union that has successfully sought jurisdiction to review the offers under its national competition law and the U.S. antitrust authorities. See “Regulatory Matters”. In order to obtain these regulatory approvals, Sanofi-Synthelabo may have to divest, or commit to divesting, certain of the businesses or products of Aventis and/or Sanofi-Synthelabo to third parties. In the alternative or in addition, in order to obtain the necessary regulatory approvals, Sanofi-Synthelabo may have to make other commitments to the European Commission and/or the U.S. antitrust authorities. These divestitures and other commitments, if any, may have an adverse effect on the business, results of operations, financial condition or prospects of Sanofi-Synthelabo after the transaction.

      Jurisdictions throughout the world claim jurisdiction under their competition or antitrust laws in respect of acquisitions or mergers that have the potential to affect their domestic marketplace. A number of these jurisdictions may claim to have jurisdiction to review the transaction. Such investigations or proceedings may be initiated and, if initiated, may have an adverse effect on the business, results of operations, financial condition or prospects of Sanofi-Synthelabo after the transaction.

We have not been given the opportunity to conduct a due diligence review of the non-public records of Aventis. Therefore, we may be subject to unknown liabilities of Aventis which may have an adverse effect on our profitability and results of operations.

      In commencing the offers and determining their terms and conditions, we have relied solely and exclusively upon publicly available information relating to Aventis, including periodic and other reports for Aventis as filed with or furnished to the SEC on Form 20-F and Form 6-K, as well as Aventis’s 2002 document de référence, as filed with the AMF. We have not conducted an independent due diligence review of, nor had access to, any non-public information about Aventis. As a result, after the consummation of our offers, we may be subject to unknown liabilities of Aventis, which may have an adverse effect on our profitability, results of operations and financial position, which we might have otherwise discovered if we had been permitted by Aventis to conduct a complete due diligence review.

We have not verified the reliability of the Aventis information included in, or incorporated by reference into, this prospectus and, as a result, our estimates of the impact of consummation of the offers on the pro forma financial information in this prospectus may be incorrect.

      In respect of information relating to Aventis presented in, or incorporated by reference into, this prospectus, including all Aventis financial information, we have relied exclusively upon publicly available information, including information publicly filed by Aventis with securities regulatory authorities. Although we have no knowledge that would indicate that any statements contained in this prospectus based upon such reports and documents are inaccurate, incomplete or untrue, we were not involved in the preparation of such information and statements and, therefore, cannot verify the accuracy, completeness or truth of such information or any failure by Aventis to disclose events that may have occurred, but that are unknown to us, that may affect the significance or accuracy of any such information. Aventis has not provided representatives of Sanofi-Synthelabo with access to Aventis’s accounting records, and, therefore, we have not independently verified certain adjustments and assumptions with respect to Aventis’s financial information in preparing the pro forma financial information presented in this prospectus. Any financial information regarding Aventis that may be detrimental to the combined entity and that has not been publicly disclosed by Aventis, or errors in our estimates due to the lack of cooperation from Aventis, may have an adverse effect on the benefits we expect to achieve through the consummation of the offers and may result in material inaccuracies in the pro forma financial information included in this prospectus.

Consummation of the offers may result in adverse tax consequences to Sanofi-Synthelabo resulting from a change of ownership of Aventis.

      We have not had access to information concerning Aventis’s tax situation. It is possible that the consummation of the offers may result in adverse tax consequences arising from a change of ownership of Aventis. The tax consequences of a change of ownership of a corporation can lead to an inability to carry-over certain tax attributes, including, but not limited to, tax losses, tax credits and/or tax basis of assets. In addition, the change of ownership may result in other tax costs not normally associated with the ordinary course of business. Such other tax costs include, but are not limited to, stamp duties, land transfer taxes, franchise taxes and other levies. The fact that Sanofi-Synthelabo is unaware of information relevant to a determination of the potential tax consequences and related costs represents an additional transaction risk.

Change of control provisions in Aventis’s agreements may be triggered upon Sanofi-Synthelabo’s acquisition of control of Aventis and may lead to adverse consequences for Sanofi-Synthelabo, including the loss of significant contractual rights and benefits, the termination of joint venture and/or licensing agreements or the need to renegotiate financing agreements.

      Aventis may be a party to joint ventures, licenses and other agreements and instruments that contain change of control provisions that may be triggered when Sanofi-Synthelabo acquires control of Aventis upon the completion of the offers. Aventis has not provided us with copies of any of the agreements to which it is party and these types of agreement are not generally publicly available. Agreements with change of control provisions typically provide for, or permit the termination of, the agreement upon the occurrence of a change of control of one of the parties or, in the case of debt instruments, require repayment of all outstanding indebtedness. These provisions, if any, may be waived with the consent of the other party and Sanofi-Synthelabo will consider whether it will seek these waivers. In the absence of these waivers, the operation of the change of control provisions, if any, could result in the loss of significant contractual rights and benefits, the termination of joint venture agreements and licensing agreements or require the renegotiation of financing agreements.

      In addition, employment agreements with members of the Aventis senior management and other Aventis employees may contain change of control clauses providing for compensation to be paid in the event the employment of these employees is terminated, either by Aventis or by those employees, following the consummation of the offers. These payments, if triggered, could be substantial and could adversely affect our results of operations in the period they become payable.

If the offers for Aventis securities are successful, but some Aventis securities remain outstanding, the existence of minority interests in Aventis following the offers may limit our ability to integrate and manage the assets and operations of the combined businesses and therefore reduce benefits that we could otherwise achieve.

      The existence of minority interests in Aventis after the completion of the offers could impede the integration of our operations with those of Aventis and thereby make it more difficult to achieve the cost savings and other operating efficiencies or to realize the revenue and earnings growth that might otherwise be possible.

If the offers for Aventis securities are successful, but some Aventis securities remain outstanding, the liquidity and market value of the remaining Aventis securities held by the public could be adversely affected by the fact that they will be held by a smaller number of holders.

      Depending upon the number of Aventis securities acquired pursuant to the offers, following the completion of the offers, the Aventis ADSs may no longer meet the requirements of the NYSE for continued listing. Moreover, to the extent permitted under applicable law and stock exchange regulations, Sanofi-Synthelabo intends to seek to cause the delisting of the Aventis ADSs on the NYSE, and, the delisting of the Aventis ordinary shares on Euronext Paris and the Frankfurt Stock Exchange.

      If the NYSE were to delist the Aventis ADSs, or if Euronext Paris or the Frankfurt Stock Exchange were to delist the Aventis ordinary shares, the market for these Aventis securities could be adversely affected. Although it is possible that the Aventis ADSs and/or the Aventis ordinary shares would be traded in over-the-counter markets, such alternative trading markets may not occur. In addition, the extent of the public market for the Aventis ADSs and Aventis ordinary shares and the availability of market quotations would depend upon the number of holders and/or the aggregate market value of the Aventis ADSs and Aventis ordinary shares, remaining at such time, the interest in maintaining a market in the Aventis ADSs and Aventis ordinary shares, on the part of securities firms and the possible termination of registration of Aventis ADSs under the Exchange Act. If such registration is terminated, Aventis could cease filing periodic reports with the SEC, which could further impact the value of the Aventis ADSs. To the extent the availability of such continued listings or quotations depends on steps taken by Sanofi-Synthelabo or Aventis, Sanofi-Synthelabo or Aventis may or may not take such steps. Therefore, you should not rely on any such listing or quotation being available.

Because some existing holders of Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs are entitled to two votes for every share they hold, the percentage of the voting rights of Sanofi-Synthelabo that you will own immediately after the offers will be less than the percentage of the outstanding share capital of Sanofi-Synthelabo that you will own.

      Under Sanofi-Synthelabo’s existing bylaws (statuts), holders of Sanofi-Synthelabo ordinary shares who hold their shares in the same registered name for at least two years have the right to two votes for every share thus held. Under the ADS depositary agreement, holders of Sanofi-Synthelabo ADSs who have held their Sanofi-

Synthelabo ADSs in the same registered name for at least two years also have the right to double-voting rights. As a result, new purchasers of Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs), including holders of Aventis securities who tender their Aventis securities in the U.S. offer, the French offer or the German offer and receive Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, will qualify to obtain double voting rights only after holding those Sanofi-Synthelabo ordinary shares in the same registered name for two years. See “Description of Sanofi-Synthelabo Ordinary Shares — Voting Rights”. As of December 31, 2003, 335,766,522 Sanofi-Synthelabo ordinary shares carried double voting rights, representing approximately 45.8% of our outstanding share capital, approximately 49.2% of our outstanding share capital that is held by holders other than Sanofi-Synthelabo, and approximately 65.9% of our voting rights. If all of the Aventis securities are validly tendered and exchanged pursuant to the terms of the U.S. offer, the French offer and the German offer, the former holders, other than Aventis, of Aventis securities will own approximately 49% of our outstanding share capital (other than share capital held by Sanofi-Synthelabo) and approximately 39% of our voting rights and the current holders of Sanofi-Synthelabo securities, other than Sanofi-Synthelabo, will hold approximately 51% of our outstanding share capital and approximately 61% of our voting rights. Similarly, the percentage of Sanofi-Synthelabo’s voting rights that you will own immediately after the offers will be less than the percentage of the outstanding share capital of Sanofi-Synthelabo that you will own and will be less than the percentage of Sanofi-Synthelabo’s voting rights owned by some existing Sanofi-Synthelabo shareholders who own the same number or fewer Sanofi-Synthelabo ordinary shares.

Sanofi-Synthelabo’s two largest shareholders will continue to own a significant percentage of the enlarged share capital and voting rights of Sanofi-Synthelabo immediately after the offers are completed.

      If all of the Aventis securities are validly tendered and exchanged pursuant to the terms of the U.S. offer, the French offer and the German offer, immediately after the exchange, Total and L’Oréal, Sanofi-Synthelabo’s two largest shareholders, will own, on a diluted basis taking into account all in-the-money options that are exercisable as of the expected closing date, approximately 13.2% and approximately 10.6%, respectively, of the share capital (other than share capital held by Sanofi-Synthelabo) and approximately 21.1% and approximately 16.9%, respectively, of the voting rights in Sanofi-Synthelabo. Under the terms of a shareholders’ agreement, Total and L’Oréal have agreed to act in concert with respect to their shareholdings in Sanofi-Synthelabo and to certain restrictions on the transfer of their Sanofi-Synthelabo ordinary shares. On November 24, 2003, Total and L’Oréal amended the shareholders’ agreement so that it terminates on December 2, 2004 according to its terms, the parties having indicated that they do not intend to act in concert with respect to their shareholdings in Sanofi-Synthelabo as from that date. See “Recent Developments — Shareholders’ Agreement”.

      To the extent these shareholders maintain such level of shareholding and particularly if they act in concert, after the exchange, Total and L’Oréal will remain in a position to exert heightened influence in the election of the directors and officers of Sanofi-Synthelabo and in other corporate actions that require shareholders’ approval. Continued ownership of a large percentage of the share capital and voting rights of Sanofi-Synthelabo by these two principal shareholders, who are also members of the Sanofi-Synthelabo board of directors, particularly if they act in concert, may have the effect of delaying, deferring or preventing a future change in the control of Sanofi-Synthelabo and may discourage future bids for Sanofi-Synthelabo other than with the support of these shareholders.

      Upon the termination of the existing shareholders’ agreement between those two shareholders, all of the Sanofi-Synthelabo ordinary shares owned by these shareholders will become available to be sold in the public market, subject to applicable laws and regulations. Sales of a substantial number of Sanofi-Synthelabo ordinary shares, or a perception that such sales may occur, could adversely affect the market price for Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs. See “Item 10. Additional Information — Share Capital — Shares Eligible for Future Sale” in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002, for a more detailed description of the eligibility of Sanofi-Synthelabo ordinary shares for future sale.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      Certain statements made or incorporated by reference into this prospectus are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include but are not limited to:

•	projections of operating revenues, net income, net earnings per share, capital expenditures, dividends, capital structure or other financial items or ratios;

•	statements of our plans, objectives or goals, including those relating to products, clinical trials, regulatory approvals and competition;

•	statements about our future economic performance or that of France, the United States or any other country in which we operate; and

•	statements of assumptions underlying such statements.

      Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “target,” “estimate,” “project,” “predict,” “forecast,” “guideline,” “should” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

      Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such factors, some of which are discussed under “Risk Factors”, include but are not limited to:

•	our ability to continue to expand our presence profitably in the United States;

•	the success of our research and development programs;

•	our ability to protect our intellectual property rights; and

•	the risks associated with reimbursement of healthcare costs and pricing reforms, particularly in the United States and Europe.

      We caution you that the foregoing list of factors is not exclusive and that other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements.

      Forward-looking statements speak only as of the date they are made. Except as otherwise required by applicable law, we do not undertake any obligation to update them in light of new information or future developments.

      Notwithstanding any statement in this prospectus or in any press release that Sanofi-Synthelabo has filed in connection with the U.S. offer, the French offer or the German offer and incorporated herein by reference, Sanofi-Synthelabo acknowledges that the safe harbor for forward-looking statements under Section 27A of the Securities Act and Section 21E of the Exchange Act, as added by the Private Securities Litigation Reform Act of 1995, does not apply to forward-looking statements made in connection with a tender offer.

RECENT DEVELOPMENTS

Shareholders’ Agreement

      The shareholders’ agreement entered into on April 9, 1999 between Elf Aquitaine (subsequently acquired by Total) and its subsidiary Valorisation et Gestion Financière, on the one hand, and L’Oréal, on the other hand, each acting as shareholders of Sanofi-Synthelabo (the terms of which are described under Item 7.A “Major Shareholders and Related Party Transactions — Major Shareholders — Shareholders’ Agreement” of our Annual Report on Form 20-F for the year ended December 31, 2002) was amended on November 24, 2003.

      Pursuant to this amendment:

•	Total has been added to the shareholders’ agreement as a party;

•	the shareholders’ agreement will terminate on December 2, 2004, the parties having indicated that they do not intend to act in concert with respect to their shareholdings in Sanofi-Synthelabo as from that date. In addition, each of the parties undertook for a three-year period beginning on the termination date of the shareholders’ agreement, to give each other notice of any plan to transfer Sanofi-Synthelabo securities representing more than 1% of the share capital. This notice is required to be given at least two months prior to the contemplated date of the transfer.

      This amendment was notified to the AMF, which published the related notice on November 28, 2003 under the reference 203C2012. A copy of the amendment (in English translation for information purposes only) is filed as an exhibit to the registration statement of which this prospectus forms part.

2003 Sales

      On January 22, 2004, Sanofi-Synthelabo announced its full-year consolidated sales figures for 2003. Sanofi-Synthelabo generated 2003 consolidated sales of €8,048 million, a rise of 8.1% over the previous year. Fourth quarter consolidated sales amounted to €2,108 million, an increase of 10.8% over the fourth quarter in 2002. For more information on Sanofi-Synthelabo’s sales figures for 2003, please see Sanofi-Synthelabo’s Report on Form 6-K, dated January 22, 2004, which is incorporated in this prospectus by reference.

Sale of Arixtra® and Fraxiparine®

      On January 7, 2004, Sanofi-Synthelabo announced that it had reached agreement with NV Organon to acquire all of Organon’s interests relating to Arixtra® (fondaparinux sodium), idraparinux and other oligosaccharides. For more further information, please see Sanofi-Synthelabo’s Report on Form 6-K, dated January 8, 2004, which is incorporated in this prospectus by reference.

      On January 26, 2004, Sanofi-Synthelabo began the process of selling its interests in Arixtra® and Fraxiparine®.

BACKGROUND AND REASONS FOR THE OFFERS

Background of the Offers

      Since the completion of the merger of Sanofi and Synthelabo in 1999, the management of Sanofi-Synthelabo has periodically analyzed and assessed the strategic options for Sanofi-Synthelabo as part of its ongoing effort to strengthen Sanofi-Synthelabo’s business, to improve its product mix and geographical market diversification, and to create value for its shareholders.

      At the time of the merger, Elf Aquitaine (itself subsequently acquired by Total) and Valorisation et Gestion Financière, on the one hand, and L’Oréal, on the other hand, the controlling shareholders of Sanofi and Synthelabo, respectively, entered into a shareholders’ agreement providing, among other things, that they would act in concert with respect to their shareholdings in Sanofi-Synthelabo and agreeing to certain restrictions on the transfer of their Sanofi-Synthelabo ordinary shares. The shareholders’ agreement had an initial term of six years, subject to a termination option, to be exercised by either party no later than December 2, 2003. On November 24, 2003, Total, Elf Aquitaine and Valorisation et Gestion Financière and L’Oréal amended the shareholders’ agreement so that it terminates on December 2, 2004 according to its terms. For further information on the shareholders’ agreement please see “Recent Developments” and Item 7.A “Major Shareholders and Related Party Transactions — Major Shareholders — Shareholders’ Agreement” of Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002.

      As part of Sanofi-Synthelabo’s ongoing strategic review, during 2002 Sanofi-Synthelabo retained Merrill Lynch Capital Markets (France) S.A.S., or Merrill Lynch (France), an affiliate of Merrill Lynch & Co., as its financial adviser to assist its management in assessing Sanofi-Synthelabo’s strategic options. Merrill Lynch (France) assisted management in analyzing the competitive dynamic in the worldwide pharmaceutical industry, the strategies pursued by key competitors of Sanofi-Synthelabo and the relative strengths and weaknesses of those competitors.

      In 2002 and 2003, Jean-François Dehecq, Sanofi-Synthelabo’s Chairman and Chief Executive Officer, while attending professional meetings of the pharmaceutical industry, including meetings of the European Federation of Pharmaceutical Industries and Associations, took part in informal conversations with certain members of the Aventis management board (directoire) and supervisory board (conseil de surveillance), including Igor Landau, Chairman of the management board, regarding the future of the pharmaceutical industry. In the course of these conversations, among other potential scenarios for the industry, the merits of a possible future combination of Sanofi-Synthelabo and Aventis was discussed in general terms.

      During the first eight months of 2003, a small number of Sanofi-Synthelabo’s top management, assisted by representatives of Merrill Lynch (France), further studied Sanofi-Synthelabo’s strategic alternatives, including the possibility of a strategic combination with Aventis in strict confidence. Throughout this period no discussions or negotiations regarding any potential business combination took place with Aventis’s management.

      In September 2003, Mr. Dehecq asked the senior management team which had been studying the possibility of a business combination with Aventis to consider the resources and the nature of the preparations that would be required if Sanofi-Synthelabo were to pursue a public offer for all the Aventis securities.

      In Fall 2003, Mr. Dehecq first discussed with Total and L’Oréal, Sanofi-Synthelabo’s controlling shareholders, the possibility of a strategic business combination with Aventis, through a public offer for all the Aventis securities. Total and L’Oréal agreed with Mr. Dehecq that the possibility of such a transaction merited further detailed analysis and consideration.

      Also, in Fall 2003, Sanofi-Synthelabo assembled a team of outside advisers to assist in analyzing the feasibility of a possible public offer for all the Aventis securities, including an unsolicited public offer. Sanofi-Synthelabo retained BNP Paribas to act as its co-financial adviser with respect to any potential public offer for all of the Aventis securities. For legal counsel, Sanofi-Synthelabo retained Linklaters, Darrois Villey Maillot Brochier and Rambaud Martel to advise on French law and potential European antitrust issues and retained Wachtell, Lipton, Rosen & Katz to advise on U.S. securities law issues and related matters, and Arnold & Porter to advise on U.S. antitrust considerations. Sanofi-Synthelabo also retained Publicis SA as its communications adviser.

      Through the end of 2003, Sanofi-Synthelabo’s senior management team worked with Sanofi-Synthelabo’s advisers to analyze the opportunity presented by a combination with Aventis and begin preliminary preparations for a possible unsolicited offer for all the Aventis securities that would be presented directly to Aventis’s shareholders. During this period, drafts of the applicable offer documentation required to be filed with stock market and securities regulators in France, Germany and the United States were prepared and Sanofi-Synthelabo’s senior management and legal advisers negotiated with BNP Paribas and an affiliate of Merrill Lynch & Co. the terms of the debt that would be required to finance the cash portion of the offer consideration.

      During December 2003, Sanofi-Synthelabo’s senior management had confidential discussions with representatives of its controlling shareholders, at the end of which each controlling shareholder agreed that Sanofi-Synthelabo’s management continue to analyze the possibility of an offer for all the Aventis securities. Sanofi-Synthelabo’s senior management and advisers periodically updated representatives of its controlling shareholders on the progress of the preparations for a possible offer for all the Aventis securities through January 2004.

      In mid-December 2003, Sanofi-Synthelabo’s senior management and advisers reviewed with Mr. Dehecq various aspects of a possible transaction with Aventis, including the potential financial impact of a possible transaction with Aventis under a range of possible offer terms. However, no decision was made to proceed with the offer or regarding the definitive terms of any offer.

      Prior to the announcement of the offers, Sanofi-Synthelabo’s U.S. antitrust counsel and a member of Sanofi-Synthelabo’s management engaged in confidential discussions with members of the staff of the U.S. Federal Trade Commission, or FTC, regarding potential competition issues arising out of a possible tender offer for Aventis securities by Sanofi-Synthelabo and related matters. In addition, Sanofi-Synthelabo’s European antitrust counsel and a member of Sanofi-Synthelabo’s management engaged in confidential discussions with members of staff of the European Commission regarding potential competition issues. On January 7, 2004, Sanofi-Synthelabo submitted confidentially a draft Form CO to the European Commission. Prior to the announcement of the offers, representatives of Sanofi-Synthelabo’s U.S. legal advisers contacted the staff of the SEC to discuss certain aspects of the U.S. offer and related documentation.

      On January 7, 2004, Mr. Dehecq received an unsolicited call from Mr. Landau. During the telephone conversation that followed, Mr. Dehecq did not respond to Mr. Landau’s inquiry as to whether Sanofi-Synthelabo was preparing to make an unsolicited offer to acquire Aventis.

      On January 16, 2004, Sanofi-Synthelabo issued a press release stating:

Following market rumors, and at the express request of the French Financial Regulatory Authority — Autorité des marchés financiers (AMF) — Sanofi-Synthelabo indicates that, while it continues to evaluate any transaction that might consolidate its medium- and long-term future, it is not engaged in any negotiation to that effect.

      Subsequently on January 16, 2004, Aventis issued a press release stating:

Responding to market speculation concerning a potential transaction, and at the request of the French stock market authority AMF, Aventis wishes to make clear that it is not engaged in any discussions.

      Prior to making a recommendation to proceed with the offer for Aventis, Sanofi-Synthelabo’s senior management had confidential discussions with representatives of its controlling shareholders, at the end of which each controlling shareholder indicated its support for Sanofi-Synthelabo’s management to proceed with such recommendation, subject to a detailed presentation to the board. Total and L’Oréal have indicated to Sanofi-Synthelabo that, pursuant to the shareholders’ agreement by which they are bound, Total and L’Oréal have consulted each other with respect to the offers in a manner satisfactory to each of them.

      On January 25, 2004, the Sanofi-Synthelabo board of directors (conseil d’administration) held a special meeting in Paris, France, at which Sanofi-Synthelabo’s senior management and its financial and legal advisers were present. Sanofi-Synthelabo’s senior management gave presentations on the background and strategic rationale for the proposed acquisition of Aventis. Representatives of Sanofi-Synthelabo’s financial advisers assisted in the review of the financial aspects of the proposed transaction. Representatives of Sanofi-Synthelabo’s French and German legal advisers reviewed the legal aspects of the French offer and the German offer and a representative of Sanofi-Synthelabo’s U.S. legal adviser reviewed the legal aspects of the U.S. offer and related matters. The Sanofi-Synthelabo board of directors also reviewed the regulatory considerations, including European and U.S. antitrust matters, of the proposed transaction. Following extensive discussion and deliberation, the Sanofi-Synthelabo board of directors voted unanimously:

•	to approve the French offer, the German offer and the U.S. offer on the terms and conditions set forth in this prospectus and to approve the terms of the related letter of engagement between Sanofi-Synthelabo and Merrill Lynch and to authorize Mr. Dehecq (with full powers of delegation) to finalize and execute any related documents and to take all necessary steps to commence the offers, including filing the French offer documentation with the AMF, the German offer documentation with the BAFin and the U.S. offer documentation with the SEC;

•	to approve the terms of the credit agreement negotiated in connection with the offers and to authorize Mr. Dehecq (with full powers of delegation) to finalize and execute the definitive credit agreement and any related agreements (in accordance with French law, Lindsay Owen-Jones, who is also a member of the board of directors of BNP Paribas, recused himself from this vote);

•	to approve the terms of the guarantee that Sanofi-Synthelabo may put in place with respect to the indebtedness of certain of its subsidiaries under the terms of the credit agreement approved above and to authorize Mr. Dehecq (with full powers of delegation) to finalize and execute the definitive guarantee and any related agreements (in accordance with French law, Mr. Owen-Jones, who is also a member of the board of directors of BNP Paribas, recused himself from this vote);

•	to decide to call an extraordinary general meeting of shareholders for the purpose of approving the issuance of the additional Sanofi-Synthelabo ordinary shares to be issued in exchange for the Aventis securities pursuant to the terms of the offers; and

•	to approve the terms of the letters of engagement between Sanofi-Synthelabo and BNP Paribas and to authorize Mr. Dehecq (with full powers of delegation) to negotiate and execute the definitive letters of engagement and any related agreements (in accordance with French law, Mr. Owen-Jones, who is also a member of the board of directors of BNP Paribas, recused himself from this vote).

      Late in the evening on January 25, 2004, Mr. Dehecq called Jean-René Fourtou, Vice Chairman of the Aventis supervisory board, and Mr. Landau to inform them that Sanofi-Synthelabo was proceeding with its offer for Aventis.

      On January 26, 2004, Sanofi-Synthelabo filed its French offer documentation with the AMF and the AMF published the material terms of the French offer in an official notice (avis de dépôt). On January 26, 2004, Sanofi-Synthelabo publicly announced its intention to make the U.S. offer, the French offer and the German offer by issuing a press release that stated (most footnotes and annex omitted):

Sanofi-Synthelabo announced a share and cash offer on Aventis’s shares. The offer documents have been filed in Paris today and will be filed in the coming days in the United States and Germany.

Completion of the transaction will create the No. 1 pharmaceutical group in Europe, No. 3 in the world, with pro forma 2002 consolidated sales of €25 bn in the core business, and a strong direct presence in all major world markets. The headquarters will be in Paris.

The new group will benefit from a large portfolio of high-growth drugs, with 9 products that individually generated annual sales of over €500 million in 2003. It will enjoy firmly established positions in key fast-growth therapeutic fields such as cardiovascular, thrombosis, oncology, diabetes, central nervous system, urology, internal medicine and human vaccines.

The new group will have the third largest R&D budget in the industry, with close to 60 projects in late-stage clinical development (Phases II, III and life cycle management), to drive medium and long-term growth.

Annual synergies are expected to be €1.6 bn before tax, with 10% achievable in 2004, 60% in 2005 and 100% from 2006. The integration and restructuring costs are forecast at approximately €2 bn before tax.

The offer is attractive for Aventis’s shareholders, with a premium of 15.2% based on the average share price over the month ended January 21, 2004, valuing each Aventis share at €60.43.

The transaction is expected to be accretive to adjusted net income per share of the core business from 2004 onwards.

The offer was approved unanimously by the Board of Directors of Sanofi-Synthelabo on January 25, 2004 and is fully supported by Total and L’Oréal, Sanofi-Synthelabo’s principal shareholders.

“This major strategic project will enable us to take advantage of our exceptional complementary businesses to create a market leader with strong, sustainable, profitable growth for the benefit of patients,” said Mr. Jean-François Dehecq.

“Our goals are:

•	to accelerate expected revenue growth by tailoring our strategy to products and geographic markets

•	to optimize upcoming major product launches through the combined marketing and sales resources of Sanofi-Synthelabo and Aventis

•	to enhance R&D productivity by focusing combined resources on the most promising projects in order to continue providing patients with innovative medicines

•	to improve profitability through a strategy based on rapid growth and an optimized organization

“The combination of Sanofi-Synthelabo and Aventis will create long-term value for all shareholders and will be successful thanks to the dedication of both groups’ employees around a shared future”.

The principal terms of the offer are as follows:

•	a “standard entitlement” of 5 Sanofi-Synthelabo shares and €69 in cash for 6 Aventis shares (1)

•	an “all stock election”: 35 Sanofi-Synthelabo shares for 34 Aventis shares (1)

•	an “all cash election”: €60.43 for each Aventis share

Aventis shareholders can opt for either or a combination of the above, provided that, in aggregate, 81% of the Aventis shares tendered will be exchanged for Sanofi-Synthelabo shares and 19% of the Aventis shares tendered will be exchanged for cash.

(1)	0.8333 Sanofi-Synthelabo share and €11.50 in cash for 1 Aventis share for standard entitlement; 1.0294 Sanofi-Synthelabo shares for 1 Aventis share for all stock election.

The offer is conditional on obtaining over 50% of the issued share capital and the voting rights on a fully diluted basis, as well as expiration or termination of the applicable waiting period under the US Hart-Scott Rodino Act and no order being entered prohibiting the transaction.

A General Meeting of Sanofi-Synthelabo shareholders will be convened to approve the issuance of the new shares to be exchanged for the Aventis shares tendered.

Sanofi-Synthelabo estimates that the offer should be completed during the second quarter of 2004.

On January 26, 2004, Total issued a press release that stated:

Sanofi-Synthélabo has just announced a public offer for the shares of Aventis. This operation would lead to the creation of the No. 1 player in the pharmaceutical industry in Europe and No. 3 worldwide.

Total has approved this offer and will approve the capital increase that will be submitted to the general meeting of the shareholders of Sanofi-Synthélabo.

      On January 26, 2004, L’Oréal issued a press release that stated, among other matters, that “L’Oréal has approved Sanofi-Synthélabo’s offer for Aventis announced today and will approve the issuance of new shares that will be submitted to the shareholders’ meeting.”

      On January 26, Aventis issued a press release that stated:

Aventis has been informed that Sanofi-Synthelabo has submitted an unsolicited offer to take control of Aventis.

The Aventis Management Board, led by Chairman Igor Landau, would like to emphasize that the offer, which was launched without any prior approach from Sanofi-Synthelabo, is of a hostile nature and does not take into account the wide range of risks associated with this move.

Furthermore, the offer contains a premium of 3.6% over the last closing price of the Aventis share. The Management Board of Aventis believes that this proposal is not in the best interest of its shareholders, because it offers inferior value compared to the achievement of the current stand-alone strategy and would compel its shareholders to assume significant risks associated with Sanofi’s main products.

The Management Board believes that there are other scenarios with a stronger industrial and social rationale.

For these reasons, the Management Board has decided to recommend to the Supervisory Board to reject the offer. Jürgen Dormann, Chairman of the Supervisory Board, and Jean-René Fourtou, Vice Chairman of the Supervisory Board, will also recommend a rejection of the offer.

      On January 28, 2004, Aventis issued a press release that stated:

After a review and consideration of the terms and conditions of the unsolicited offer put forward by Sanofi-Synthelabo on Monday, January 26, 2004, the Supervisory Board of Aventis has unanimously concluded today that this bid is not in the best interest of Aventis shareholders and employees. Of the 16 Supervisory Board members, 15 were present at the meeting including the representative of Kuwait Petroleum Corp.

Consequently, the Supervisory Board recommends to the shareholders of Aventis to reject this hostile bid.

“The Supervisory Board supports the Management Board in its rejection of this offer and has mandated the Management Board to explore all scenarios offering a stronger industrial and social rationale for both our shareholders and our employees,” said Jürgen Dormann,

Chairman of the Supervisory Board, and Jean-René Fourtou, Vice Chairman of the Supervisory Board.

      As promptly as practicable after the filing of the French offer, on January 29, 2004, Sanofi-Synthelabo caused the registration statement on Form F-4 (including a preliminary prospectus) relating to the Sanofi-Synthelabo securities to be exchanged for Aventis securities in the U.S. offer to be filed with the SEC. On January 30, 2004, Sanofi-Synthelabo intends to cause the draft German offer documents (Angebotsunterlage und Verkaufsprospekt) to be filed with the BAfin.

Past Contacts, Transactions, Negotiations and Agreements

      Other than as set forth in this prospectus, including in the above captioned section “— Background of the Offers”, since January 1, 2002, to the best knowledge of Sanofi-Synthelabo, there have been no negotiations, transactions or material contacts between Sanofi-Synthelabo or any of its subsidiaries or any of the persons set forth in Annex A to this prospectus, on the one hand, and Aventis or any of its affiliates, on the other hand, relating to any merger, consolidation, acquisition, tender offer for any class of Aventis’s securities, election of any director of Aventis or any sale or other transfer of a material amount of the assets of Aventis.

      Other than as set forth in this prospectus, since January 1, 2002, to the best knowledge of Sanofi-Synthelabo, there has been no transaction, or series of related transactions, between Sanofi-Synthelabo or any of the persons set forth in Annex A to this prospectus, on the one hand, and

•	any executive officer, director or affiliate of Aventis that is a natural person that exceeded U.S. $60,000 in aggregate; or

•	Aventis or any of its affiliates that is not a natural person that exceeded one percent of the consolidated revenues of Aventis for the fiscal year in which such transaction occurred.

Reasons for the Offers

      Sanofi-Synthelabo is making the U.S. offer, the French offer and the German offer in order to acquire, in the most expedient manner possible, control of Aventis through the acquisition of all of the outstanding Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs. Sanofi-Synthelabo is seeking to acquire Aventis because Sanofi-Synthelabo believes that the combination of the two companies will create Europe’s leading and one of the world’s leading pharmaceutical companies, with the enhanced scale, financial strength and research and development resources to serve patients worldwide and to enhance shareholder value in ways that are not likely to be achieved by either Sanofi-Synthelabo or Aventis on a stand-alone basis.

      In reaching its decision to approve the U.S. offer, the French offer and the German offer, the Sanofi-Synthelabo board of directors considered a number of factors, including those set out below.

      The Sanofi-Synthelabo board of directors considered the strategic rationale for combining the two companies, including the following:

•	the increased size and scale of the combined group;

•	the complementary aspects available by combining the existing strengths of Sanofi-Synthelabo and Aventis, which in particular create significant opportunities for the combined group in the United States and other fast-growing markets;

•	the quality and complementary nature of the existing product portfolio of the combined group;

•	the enhanced research and development capabilities and new product pipeline of the combined group, which will benefit from a larger number of molecules under development; and

•	the opportunity to realize significant cost savings and other synergies.

     Increased size and scale

      The combination of Sanofi-Synthelabo and Aventis will create a world class pharmaceutical group, which will be the largest in Europe and the third largest in the world based on pro forma combined sales. The following table summarizes some key financial and operational data of the combined companies on a pro forma basis:

Sanofi-Synthelabo
	Sanofi-	Aventis	+
	Synthelabo	Stand-alone	Aventis
	Stand-alone	(1)	Combined

2003 Worldwide pharmaceutical sales (IMS Data) (2)	€6.9 billion	€14.7 billion	€21.6 billion
World rank among pharmaceutical companies (2)	15th	7th	3rd
2003 Western European pharmaceutical sales (IMS Data) (2)	€3.9 billion	€5.9 billion	€9.8 billion
Western European rank among pharmaceutical companies (2)	8th	3rd	1st
2003 North American sales (IMS Data) (2)	€1.8 billion	€6.2 billion	€8.0 billion
North American rank among pharmaceutical companies (2)	21st	12th	9th
U.S. sales force (3)	2,049	4,560	6,609
2002 R & D expenditure(4)	€1.2 billion	€3.1 billion	€4.3 billion
Late Stage R & D Projects (Phases II, III and LCM (5))	29	29	58
Worldwide employees (as at December 31, 2002)	32,436	70,735	103,171

(1)	Core business (pharmaceuticals, vaccines, 50% interest in the Merial joint venture with Merck & Co., and corporate activities).

(2)	Based on pharmaceutical sales for the last twelve months ended September 30, 2003 for respective region (IMS Health data).

(3)	Scott Levin 1Q 2003.

(4)	2002 pro forma for core business.

(5)	Life-Cycle Management. Late stage R & D Projects data for Aventis are based on Aventis’s published information and financial analysts’ reports.

     Sanofi-Synthelabo believes that the increased scale of the combined company will lead to important benefits, including:

•	an enhanced position in major international markets, in particular in the United States where it will lead to a stronger future;

•	increased financial strength; and

•	increased ability to manage through diversification the product development risks inherent in the pharmaceutical industry; for a discussion of these risks see “Risk Factors — Risks Relating to Our Industry” in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002 which are incorporated by reference into this prospectus.

Complementary strengths of Sanofi-Synthelabo and Aventis, leading to significant opportunities for the combined group

      Sanofi-Synthelabo believes that its management has the necessary skills and experience to realize the opportunities presented by a strategic business combination between Aventis and Sanofi-Synthelabo. Sanofi-Synthelabo’s management has a proven track record in delivering the benefits promised at the time of the 1999 merger of Sanofi and Synthelabo, including realizing the targeted synergies on schedule, and growing consolidated sales at a cumulative annual growth rate of 12% and net earnings per share before exceptional items and goodwill amortization at a cumulative annual growth rate of 42% over the period 1999 to 2002.

      Sanofi-Synthelabo believes that the acquisition of Aventis will allow Sanofi-Synthelabo to add the extensive sales and marketing and life cycle management expertise of Aventis to Sanofi-Synthelabo’s recognized research and development expertise and demonstrated capacity to generate sales growth in all major international markets. In particular, Sanofi-Synthelabo believes that it will be able to use Aventis’s extensive sales force in the United States to accelerate the sales growth of products already on the market and to launch successfully the new products expected to flow from the combined pipeline. Sanofi-Synthelabo also believes Aventis’s direct presence in the Japanese market will further accelerate international sales growth.

     Complementary product portfolios

      The combined company will have a large portfolio of fast-growing drugs, with 9 products having annual sales in excess of €500 million in 2003, based on IMS sales data for the last twelve months ended September 30, 2003. The combined company will have significant marketed products in the following five product categories:

•	Cardiovascular/Thrombosis: Plavix®, Aprovel®/ Avapro®, Lovenox® and Delix®;

•	Central Nervous System: Stilnox®/ Ambien®;

•	Oncology: Taxotere® and Eloxatin®;

•	Diabetes: Lantus® and Amaryl®; and

•	Urology: Xatral®/ Xatral OD®/ Uroxatral®.

      As measured by their compound annual growth rates from 1999 to 2002, these five product categories are among the seven fastest growing product categories, based on data published in the IMS 2002 Global Analyser report. In addition, the combined company will have a strong position in the area of vaccines.

     Enhanced research and development pipeline

      The combined company will have one of the largest research and development budgets in the pharmaceutical industry, totaling over €4 billion in 2002 on a pro forma basis. The companies’ combined development pipeline will include 58 projects in Phase II, Phase III and life-cycle management stages in key product categories, including cardiovascular/thrombosis, central nervous system, oncology, diabetes, internal medicine and vaccines. Sanofi-Synthelabo believes that this combined development pipeline can provide sustained long-term sales growth for the combined company and that in addition there are significant opportunities to improve the productivity of the research and development function of the combined group.

     Anticipated cost savings and other synergies

      Sanofi-Synthelabo estimates that combining Sanofi-Synthelabo and Aventis will generate approximately €1,600 million in annual synergies, on a pre-tax basis, which represents approximately 6.4% of combined pro forma pharmaceutical revenues for 2002, which were approximately €25 billion (including human vaccines at approximately €1.6 billion). Sanofi-Synthelabo estimates these synergies will be realized primarily from the elimination of duplication in sales and general and administrative costs, optimization of research and development expenses and the acceleration of revenue growth of the combined entity.

      Sanofi-Synthelabo’s management estimates that 10% of the synergies will be achieved during 2004 (assuming that control of Aventis can be achieved by June 30, 2004), with 60% achieved in 2005 and 100% achieved in 2006. Sanofi-Synthelabo’s management currently estimates that in order to realize these recurring synergies Sanofi-Synthelabo will incur, in total, approximately €2 billion pre-tax in non-recurring cash restructuring costs during the first two years following the completion of the offers.

      Sanofi-Synthelabo’s management believes that the amount and timing of the synergies set forth above are reasonable, although they remain subject to change as additional information is obtained regarding Aventis. While we expect that we will be able to realize these synergies, actual results may differ significantly from these targets in terms of timing, amount or nature and we cannot assure you that these synergies will in fact be achieved in the time frame envisaged, if at all. See “Risk Factors — The integration of the companies will present significant challenges that may result in the combined business not operating as effectively as expected or in the failure to achieve some or all of the anticipated benefits of the transaction”.

     Financial impact; Adjusted income

      In addition to the strategic rationale for the offers discussed above, the Sanofi-Synthelabo board of directors also considered the impact of the acquisition of Aventis on the economic performance of the combined core businesses of Aventis and Sanofi-Synthelabo. In particular, the board of directors reviewed the adjusted pro forma combined net income of the core business, after giving effect to the combination of Sanofi-Synthelabo and Aventis.

      Sanofi-Synthelabo believes that the presentation of a segmentation between its core and non-core businesses will enhance investors’ understanding of the business on a comparative basis, as Aventis has reported its results in this manner in the past. Sanofi-Synthelabo defines “core business” as the combination of Sanofi-Synthelabo’s activities and Aventis’s activities in prescription drugs and human vaccines, together with Aventis’s 50% interest in Merial, its animal health joint venture with Merck & Co., and its corporate activities. The non-core segment will therefore consist of legacy Aventis businesses that Aventis already considers as non-core and with respect to which Sanofi-Synthelabo intends to continue Aventis’s program of divestitures. See “Plans for Aventis After the Completion of this Offer, the French Offer and the German Offer”. Sanofi-Synthelabo believes the non-core segment will disappear in the medium term on completion of these divestitures.

      Sanofi-Synthelabo also believes that investors’ understanding of Sanofi-Synthelabo’s performance following the acquisition of Aventis will be enhanced by disclosing the “adjusted net income” for Sanofi-Synthelabo’s core business. Sanofi-Synthelabo defines “adjusted net income” as net income as determined under French GAAP (which will include under the equity method Aventis’s 50% interest in the earnings of Merial), excluding the impact of purchase accounting for the Aventis acquisition and acquisition costs.

      Adjusted net income excludes the effects of purchase-accounting treatments under French GAAP related to the acquisition of Aventis. Sanofi-Synthelabo believes that excluding these non-cash charges provides a better view of Sanofi-Synthelabo’s economic performance. For the periods ended June 30, 2003 and December 31, 2002, the effects on the combined pro forma net income primarily relate to the one-time charge for purchased in-process research and development, the charges to cost of goods sold from the workdown of purchased inventory that was written up to fair value, the charges related to the amortization of Aventis’s goodwill and the charges related to the amortization of Aventis’s definite-lived intangible assets.

      Sanofi-Synthelabo believes that the elimination of non-recurring items such as the one-time charge for purchased in-process research and development and the charges to cost of goods sold from the workdown of purchased inventory that was written up to fair value will enhance comparability from one period to the other.

      The elimination of goodwill amortization will also enhance comparability of Sanofi-Synthelabo’s performance, compared to its peers and across periods. Goodwill is no longer amortized under U.S. GAAP, the accounting principles under which many of Sanofi-Synthelabo’s peers report their results. In 2005, Sanofi-Synthelabo will be required to publish its financial statements under IFRS. It is expected that under IFRS, goodwill will no longer be amortized, as under U.S. GAAP. At this point, this item will disappear from adjusted income.

      Adjusted income also excludes the amortization of identifiable intangible assets, although it includes the revenues and the direct and indirect costs associated with the production and distribution of the products purchased through the acquisition of Aventis. As such, adjusted income approximates the recurring cash income generated by the ongoing business operations of manufacturing and selling the products, which management believes will better present the underlying economic performance of the combined companies.

      Sanofi-Synthelabo anticipates that the acquisition of Aventis will give rise to significant integration and restructuring costs. Sanofi-Synthelabo intends to exclude these costs from adjusted income, because these integration and restructuring costs are specific to this transaction. Assuming Sanofi-Synthelabo gains control of Aventis by June 30, 2004, Sanofi-Synthelabo expects to have activated all the planned synergies before

December 31, 2006. Management anticipates that the associated integration and restructuring costs will be expensed within the same period.

      Management intends to use adjusted net income as an internal management metric and expects to use the measure as a significant factor in setting incentive-based compensation. Management also intends to use adjusted net income to set dividend policy for the combined group.

      A reconciliation between pro forma combined net income, as reported under French GAAP, reflecting the combination of Sanofi-Synthelabo and Aventis, and adjusted pro forma combined net income, showing the break-down between core and non-core business, as considered by board of directors, follows:

	For the six months ended			For the year ended
	June 30, 2003			December 31, 2002

	Non-core	Core	Pro forma	Non-core	Core	Pro forma
	business	business	combined	business	business	combined

	(in millions of euros, except per share data)
Pro forma combined net income (French GAAP) (1)	(274)	909	634	488	(4,480)	(3,992)
Less: Significant purchase accounting treatments:
• To eliminate one-time charge for purchased In-Process R&D	–	–	–	–	4,000	4,000
• To eliminate the charges from the workdown of purchased inventory that was written-up to fair value, net of tax	–	–	–	–	2,131	2,131
• To eliminate the charges related to the amortization of Aventis’s goodwill	–	342	342	–	685	685
• To eliminate the charges related to the amortization of Aventis’s intangible assets, net of tax	–	986	986	–	1,972	1,972
Total significant purchase accounting treatments:	–	1,328	1,328	–	8,788	8,788
Adjusted pro forma combined net income	(274)	2,237	1,962	488	4,308	4,796
Earnings per share, based on adjusted pro forma combined net income
Basic	(0.20)	1.64	1.44	0.35	3.11	3.47
Diluted	(0.20)	1.64	1.44	0.35	3.11	3.46

(1)	For details of how the pro forma combined net income is derived, please see “Unaudited Pro Forma Condensed Combined Financial Statements of Sanofi-Synthelabo and Aventis”.

     The adjusted pro forma combined net income is based on preliminary assumptions that Sanofi-Synthelabo made, on the basis of limited publicly available information. In particular, with the exception of the amortization of goodwill, all other purchase accounting adjustments, and in particular those relating to inventories and amortization of existing intangible assets, are entirely allocated to the core business.

Other positive factors considered

      In addition to the strategic rationale for the offers discussed above, the Sanofi-Synthelabo board of directors also considered the following factors, generally supporting the decision to make the U.S. offer, the French offer and the German offer:

•	the financial terms of the offers, including the historic trading prices of Aventis ordinary shares relative to Sanofi-Synthelabo ordinary shares, the fixed exchange ratio and the cash consideration to be received in the offers by holders of Aventis securities, as well as the financing necessary to pay the cash consideration;

•	the reasonable expectation that the transaction would be accretive to Sanofi-Synthelabo’s earnings per share from 2004, based on the adjusted pro forma combined net income of the core business;

•	the reasonable expectation that the combined group would be able to repay the acquisition debt of approximately €9 billion within five years following the completion of the offers based on internal cash flow generation;

•	the terms and conditions of the offers, including that Sanofi-Synthelabo is not obligated to purchase any Aventis securities tendered into the offers unless Aventis securities representing at least 50% of the total share capital and voting rights in Aventis, calculated on a fully diluted basis, plus one Aventis ordinary share are tendered in the offers;

•	the required regulatory consents and the likelihood that the acquisition of Aventis securities would be approved by U.S. and European antitrust regulators without the imposition of materially burdensome terms or conditions;

•	the expectation that the offers could be completed successfully, including the likelihood that no competing offeror would emerge; and

•	the fact that the combined group would be headquartered in Paris, with major operations centers in the United States and Germany and a direct presence in Japan, and would be managed under the direction of Sanofi-Synthelabo.

     Other factors considered

      In addition, the Sanofi-Synthelabo board of directors considered the following factors, generally weighing against the decision to commence the offers and proceed with the attempted acquisition:

•	the difficulties and management distractions inherent in integrating the operations of two large multinational companies and in continuing to manage the two companies;

•	the fact that the offers were unsolicited and were being launched without the support and recommendation of Aventis’s management board (directoire) and supervisory board (conseil de surveillance), including that there was no opportunity to conduct due diligence of non-public information before commencing the offers and that the unsolicited nature of the offers might make integration more difficult;

•	the costs and covenants associated with the acquisition debt required to finance the cash portion of the consideration; and

•	the risk that the offers might not be completed, and the possible adverse implication to patients, investor relations, management credibility and employee morale under such circumstances.

      For a further discussion of certain of these risks and uncertainties, please see “Risk Factors” and the “Cautionary Statement Concerning Forward-Looking Statements”.

      The foregoing discussion of the information and factors considered by the Sanofi-Synthelabo board of directors in making its decision to approve the offers does not purport to be exhaustive, but includes all material factors considered by the Sanofi-Synthelabo board of directors. In view of the wide variety of factors considered in connection with its evaluation of the offers and the proposed acquisition of Aventis and the inherent complexity of these matters, the Sanofi-Synthelabo board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In addition, different members of the Sanofi-Synthelabo board of directors may have given different weight to different factors.

FINANCIAL ANALYSIS OF THE OFFERS

      Under French law and regulations applicable to the French offer, the French information memorandum (note d’information) relating to the French offer must include a description of the financial terms of the offers using a multi-criteria financial analysis. Since this financial analysis has been made available in the French information memorandum to those holders of Aventis securities eligible to participate in the French offer, a translation of the financial analysis is included in this prospectus. The financial analysis was performed solely to comply with French regulations in connection with the preparation of the information memorandum for the French offer. This financial analysis was not relied on in any way by Sanofi-Synthelabo in connection with establishing the consideration offered in the U.S. offer. In addition, this financial analysis does not constitute an opinion of Merrill Lynch (France) or BNP Paribas or any of their respective affiliates regarding the fairness of the consideration offered in any of the offers from a financial point of view or otherwise to either the holders of Aventis securities or the holders of Sanofi-Synthelabo securities and is not intended to, and does not, constitute a recommendation to any holder of Aventis securities with respect to the offers. Neither Merrill Lynch (France), BNP Paribas nor any of their respective affiliates has made any independent valuation or appraisal of the assets or liabilities of Sanofi-Synthelabo or Aventis, nor has Merrill Lynch (France), BNP Paribas or any of their respective affiliates been furnished with any such appraisals. Moreover, this financial analysis is not intended to, and does not, represent the views of Merrill Lynch (France), BNP Paribas or any of their respective affiliates as to the underlying valuation, future performance or long-term viability of Sanofi-Synthelabo or Aventis, or the prices at which Sanofi-Synthelabo securities will trade upon or subsequent to announcement or consummation of the offers.

      The following is a translation from French of the original disclosure regarding the financial analysis of the offers set forth in the information memorandum (note d’information) for the French offer. Certain terminology has been conformed to the defined terms used in this prospectus and certain typographical conventions have been conformed to United States usage.

Preliminary Information

      The multi-criteria analysis of the financial terms of the offers was based on financial methods commonly used in the pharmaceutical sector: stock market price, market multiples of selected comparable companies, premiums paid in selected precedent transactions in the pharmaceutical industry, net earnings per share and dividends per share.

      The financial data for Sanofi-Synthelabo and Aventis used to analyze the financial terms of the offers are derived from the consolidated financial statements of Sanofi-Synthelabo and Aventis for the years ended December 31, 2000, 2001 and 2002. The net earnings per share of each of Sanofi-Synthelabo and Aventis are presented on a non-diluted basis. The number of shares of Sanofi-Synthelabo and Aventis taken into account in determining the net earnings per share are as follows:

	Sanofi-
	Synthelabo	Aventis

2000	731,232,525	780,546,131
2001	731,711,225	787,553,585
2002	727,686,372	793,412,151

The financial data are not based on any forecast data, because Sanofi-Synthelabo did not have access to any forecast information prepared by Aventis and did not discuss the company’s prospects with the management team of Aventis.

      Shares of both companies are listed in Paris and New York, and Aventis’s shares are listed in Frankfurt as well. Both are part of the main French (CAC 40) and European (Eurostoxx 50) stock-market indices and have a strong liquidity. Sanofi-Synthelabo and Aventis make regular communications about their results and are followed by the main financial analysts.

      On January 16, 2004, the markets for Sanofi-Synthelabo ordinary shares and Aventis ordinary shares experienced a first wave of significant price movements, driven by rumors of a business combination between the two companies. These movements led each of Sanofi-Synthelabo and Aventis, at the express request of the AMF, to issue press releases in which Sanofi-Synthelabo stated that it was not in any negotiations and Aventis stated that it was not in any discussions.

      On January 22 and January 23, 2004, the share prices and trading volumes of Sanofi-Synthelabo ordinary shares and Aventis ordinary shares were again very significantly affected by rumors and press articles citing a possible combination of the two companies, reported variously as a negotiated merger or as an unsolicited transaction.

      The trading days that followed Wednesday, January 21, 2004, were affected by market rumors and abnormal movements in a repeated and continuing fashion. For these reasons, Sanofi-Synthelabo decided to take the average closing price over the month preceding January 21, 2004 as the reference period for determining the terms of the offers.

Financial Analyses of the Standard Entitlement

      Under the terms of the offers, assuming the standard entitlement, for every 6 shares of Aventis tendered, you are offered 5 shares of Sanofi-Synthelabo and a sum of euros 69.00 in cash (or 0.8333 of a Sanofi-Synthelabo ordinary share and a sum of euros 11.50 in cash for each Aventis ordinary share).

      Based on the average closing price, weighted by daily volume, of Sanofi-Synthelabo of 58.72 euros for the calendar month ended January 21, 2004 (the last trading day before the abnormal share price movements and trading volumes described above under “— Preliminary Information”):

•	the implied value per Aventis ordinary share under the standard entitlement represents 60.43 euros ((5 x 58.72 euros + 69.00 euros)/ 6) and is therefore consistent with the price under the all cash election, which is 60.43 euros per Aventis ordinary share; and

•	the implied exchange ratio under the standard entitlement represents 1.0292 ((5 x 58.72 euros + 69.00 euros)/ (6 x 58.72 euros)) and is therefore in line with the exchange ratio under the all stock election of 35 Sanofi-Synthelabo ordinary shares for 34 Aventis ordinary shares (or 1.0294 Sanofi-Synthelabo ordinary shares for each Aventis ordinary share).

      The terms of the standard entitlement were therefore analysed on the basis of financial analyses of the all cash election and the all stock election presented below and based on the published data of the relevant companies.

      In addition, the implied values of the standard entitlement and the implied premiums derived by reference to historical stock market prices of Sanofi-Synthelabo and Aventis ordinary shares were calculated for selected periods as follows:

	Sanofi-
	Synthelabo	Aventis
	stock price (€)	stock price (€)	Implied value (€)	Premium

As of January 21, 2004	60.00	53.80	61.50	14.3%
1-month average (1)	58.72	52.46	60.43	15.2%
2-month average (1)	57.59	50.90	59.49	16.9%
3-month average (1)	56.46	49.44	58.55	18.4%
6-month average (1)	53.99	47.72	56.49	18.4%
9-month average (1)	53.70	47.41	56.25	18.6%
12-month average (1)	52.16	46.08	54.97	19.3%
12-month high (1)	60.40	54.75	61.83	12.9%
12-month low (1)	41.75	38.06	46.29	21.6%

(1)	Through January 21, 2004. Averages are calendar, weighted by volumes and calculated based on daily closing prices. (Source: Datastream).

Financial Analyses of the All Cash Election

      The offer price for the all cash election of 60.43 euros per Aventis ordinary share was analyzed in the following manner:

Stock market price

      The following table summarizes the level of the premiums implied by the offer price under the all cash election, as compared to the closing price of Aventis ordinary shares on January 21, 2004, as well as the average closing prices weighted by volumes for the selected periods ended on that date:

	Aventis
	stock
	price (€)	Premium

As of January 21, 2004	53.80	12.3%
1-month average (1)	52.46	15.2%
2-month average (1)	50.90	18.7%
3-month average (1)	49.44	22.2%
6-month average (1)	47.72	26.6%
9-month average (1)	47.41	27.5%
12-month average (1)	46.08	31.1%
12-month high (1)	54.75	10.4%
12-month low (1)	38.06	58.8%

(1)	Through January 21, 2004. Averages are calendar, weighted by volumes and calculated based on daily closing prices. (Source: Datastream).

     The offer price under the all cash election represents a premium of between 15.2% and 31.1% compared to the various selected average closing prices weighted by daily volumes over the 12 months prior to January 21, 2004.

Selected listed comparable companies

      This analysis consisted of comparing the 2002 implied price-to-earnings multiple of Aventis under the all cash election to the average and median 2002 price-to-earnings multiples of the main publicly listed companies in the pharmaceutical sector. Price-to-earnings multiples were calculated as the ratio between the market value of the selected companies and their 2002 earnings before goodwill amortization and exceptional items. These multiples are presented in the following table:

				P/E (before
In billions		Market	Net income	amortization
	Currency	capitalization (1)	2002 (2)	of goodwill)

Eli Lilly	USD	78.5	2.8	28.4	x
Roche	CHF	111.7	4.3	25.9	x
AstraZeneca	USD	81.2	3.2	25.1	x
Sanofi-Synthelabo	EUR	40.1	1.8	22.8	x
Johnson & Johnson	USD	153.0	6.8	22.5	x
Pfizer	USD	270.8	12.1	22.3	x
Bristol Myers Squibb	USD	56.6	2.6	22.0	x
Abbott	USD	70.7	3.2	21.8	x
Wyeth	USD	57.8	3.0	19.5	x
Novartis	CHF	142.0	7.9	18.1	x
Aventis	EUR	40.9	2.4	17.1	x
Merck & Co. (3)	USD	112.6	7.1	15.8	x
GlaxoSmithKline	GBP	71.3	4.6	15.4	x
Schering Plough	USD	26.0	2.1	12.3	x
Average				20.6	x
Median				21.9	x
Implied multiple of Aventis at €60.43				19.7	x
Premium/(discount) on average				(4.5%)
Premium/(discount) on median				(10.0%)

(1)	Based on the average closing price weighted by daily volumes for the month ended January 21, 2004. (Source: Datastream).

(2)	Before amortization of goodwill and exceptional items. Exceptional items include principally capital gains/losses on disposals of assets, asset impairment charges, provisions for restructuring as well as other non-recurring charges/ revenues as reported by companies.

(3)	Given that the net income of Merck & Co. for 2002 included its subsidiary Medco, which was separated from Merck & Co. on August 19, 2003, the market capitalization value used to determine the multiple for Merck & Co. was calculated as the sum of the market capitalization values of Merck & Co. and Medco.

     It can be seen that the price-to-earnings multiple for Aventis implied by the offer price under the all cash election is approximately 4% and 10% below the average and median of the price-to-earnings multiples of the selected comparable companies.

Premiums offered in selected precedent transactions in the pharmaceutical industry

      This analysis consisted of comparing the premiums implied by the offer price under the all cash election with the premiums over the stock market price of the target companies in selected significant transactions in the pharmaceutical sector since 1998. It should be noted that these selected transactions were effected exclusively through share exchanges. The premiums were calculated based on the closing price or the average closing prices of the common or ordinary shares of the target company during the selected periods of between one day and one year prior to the public announcement of the relevant transaction, except as noted below. The difference between the premiums implied by the offer price under the all cash election and the premiums in the selected transactions was calculated by subtracting the average and mean of the premiums in the precedent transactions for each of the selected periods from the premiums implied by the offer price under the all cash election for the corresponding periods.

				Premium on	Premium over	Premium over	Premium over
Announcement	Reference			day before	1-month	3-month	12-month
date	date (1)	Acquirer	Target	announcement	average	average	average

15-July-02	12-July-02	Pfizer	Pharmacia	52.3%	44.4%	39.8%	52.5%
17-Jan-00	13-Jan-00	GlaxoWelcome	SmithKline Beecham	0.1%	(0.5%)	0.9%	1.3%
20-Dec-99	17-Dec-99	Pharmacia Upjohn	Monsanto	1.1%	5.8%	11.4%	7.9%
04-Nov-99	02-Nov-99	Pfizer	Warner Lambert	33.7%	45.0%	49.8%	55.0%
14-May-99 (2)	13-May-99	Rhone Poulenc	Hoechst	(2.8%)	(12.2%)	(13.1%)	(6.3%)
09-Dec-98	08-Dec-98	Zeneca	Astra	14.1%	13.8%	12.0%	6.8%
02-Dec-98	01-Dec-98	Sanofi	Synthélabo	5.7%	12.9%	6.0%	2.4%
Average (last five years)				14.9%	15.6%	15.3%	17.1%
Median (last five years)				5.7%	12.9%	11.4%	6.8%
Premium offered in this offer				12.3%	15.2%	22.2%	31.1%
Difference between the premium offered in this offer and the average premium of selected transactions				(2.5%)	(0.4%)	7.0%	14.1%
Difference between the premium offered in this offer and the median premium of selected transactions				6.6%	2.3%	10.8%	24.3%

(1)	Reference date: the date used to calculate the premiums may differ from the date of the announcement in order to avoid taking into account speculative movements in share prices.

(2)	Transaction was first announced on December 1, 1998.

     The premium offered under the all cash election is in line with and exceeds the average and the median of the premiums calculated in this manner for the selected transactions, except in the case of the average premiums on the day before the announcement and over the 1-month average.

Summary of the financial analyses of the all cash offer

Premium
Market Price
As of January 21, 2004	12.3%
1-month average (1)	15.2%
2-month average (1)	18.7%
3-month average (1)	22.2%
6-month average (1)	26.6%
9-month average (1)	27.5%
12-month average (1)	31.1%
12-month high (1)	10.4%
12-month low (1)	58.8%
Selected Companies
Average price-to-earnings multiple	(4.5%)
Median price-to-earnings multiple	(10.0%)

Premium
Market Price
Selected Transactions (2)
Premium of Offer minus Premium of Selected Transactions
Day before announcement - mean	(2.5%)
Day before announcement - median	6.6%
1-month mean	(0.4%)
1-month median	2.3%
3-month mean	7.0%
3-month median	10.8%
12-month mean	14.1%
12-month median	24.3%

(1)	Through January 21, 2004. Averages are calendar, weighted by volumes and calculated based on daily closing prices. (Source: Datastream).

(2)	Calculated as the excess of (i) the implied premium of the offer price per Aventis ordinary share relative to the historical market price over (ii) the average or median premium, as applicable, offered in selected transactions relative to the target company’s historical market prices for the same trading periods. As an example, for the 3-month average, the premium over the 3-month median in selected transactions is calculated as: 22.2% – 11.4% = 10.8%.

Financial Analyses of the All Stock Election

      The exchange ratio offered under the all stock election, which is 35 Sanofi-Synthelabo ordinary shares for every 34 Aventis ordinary shares (or 1.0294 Sanofi-Synthelabo ordinary shares for each Aventis ordinary share), was analyzed in the following manner:

Stock market price

      The following table summarizes the level of premiums implied by the exchange ratio under the all stock election, as compared to the exchange ratio based on the closing price of Aventis ordinary shares and Sanofi-Synthelabo ordinary shares on January 21, 2004, as well as to the exchange ratios based on the average prices weighted by volumes of each company for the selected periods ended on that date:

		Sanofi-
	Aventis	Synthelabo	Implied	All stock election
	stock price(€)	stock price(€)	exchange ratio	exchange ratio	Premium

As of January 21, 2004	53.80	60.00	0.90	1.0294	14.8%
1-month average (1)	52.46	58.72	0.89	1.0294	15.2%
2-month average (1)	50.90	57.59	0.88	1.0294	16.5%
3-month average (1)	49.44	56.46	0.88	1.0294	17.6%
6-month average (1)	47.72	53.99	0.88	1.0294	16.5%
9-month average (1)	47.41	53.70	0.88	1.0294	16.6%
12-month average (1)	46.08	52.16	0.88	1.0294	16.5%
12-month high (1)	54.75	60.40	0.91	1.0294	13.6%
12-month low (1)	38.06	41.75	0.91	1.0294	12.9%

(1)	Through January 21, 2004. Averages are calendar, weighted by volumes and calculated based on daily closing prices. (Source: Datastream).

     The premium implied by the exchange ratio under the all stock election ranges from 15.2% to 17.6% compared to the implied exchange ratios based on the average closing prices weighted by daily volumes of Aventis and Sanofi-Synthelabo ordinary shares over the 12 months prior to January 21, 2004.

Premiums offered in selected precedent transactions in the pharmaceutical industry

      This analysis consisted of comparing the premiums implied by the exchange ratio under the all stock election with the premiums over the stock market price of the target companies in the selected transactions in the pharmaceutical sector since 1998, as discussed above in the section captioned “Financial Analyses of the All Cash Election — Premiums offered in selected precedent transactions in the pharmaceutical industry”.

				Premium on	Premium over	Premium over	Premium over
Announcement				day before	1-month	3-month	12-month
date	Reference date (1)	Acquirer	Target	announcement	average	average	average

15-July-02	12-July-02	Pfizer	Pharmacia	52.3%	44.4%	39.8%	52.5%
17-Jan-00	13-Jan-00	GlaxoWelcome	SmithKline Beecham	0.1%	(0.5%)	0.9%	1.3%
20-Dec-99	17-Dec-99	Pharmacia Upjohn	Monsanto	1.1%	5.8%	11.4%	7.9%
04-Nov-99	02-Nov-99	Pfizer	Warner Lambert	33.7%	45.0%	49.8%	55.0%
14-May-99 (2)	13-May-99	Rhone Poulenc	Hoechst	(2.8%)	(12.2%)	(13.1%)	(6.3%)
09-Dec-98	08-Dec-98	Zeneca	Astra	14.1%	13.8%	12.0%	6.8%
02-Dec-98	01-Dec-98	Sanofi	Synthelabo	5.7%	12.9%	6.0%	2.4%
Average (last five years)				14.9%	15.6%	15.3%	17.1%
Median (last five years)				5.7%	12.9%	11.4%	6.8%
Premium offered in this offer				14.8%	15.2%	17.6%	16.5%
Difference between the premium offered in this offer and the average premium of selected transactions				(0.1%)	(0.4%)	2.3%	(0.5%)
Difference between the premium offered in this offer and the median premium of selected transactions				9.1%	2.3%	6.1%	9.7%

(1)	Reference date: the date used to calculate the premiums may differ from the date of the announcement in order to avoid taking into account speculative movements in share prices.

(2)	Transaction was first announced on December 1, 1998.

     It can be seen that the premiums implied by the offer price under the all stock election are in line with the average and are above the median of the premiums calculated in the selected precedent transactions.

Consolidated net income per share

      The following table presents the level of premiums implied by the exchange ratio under the all stock election, as compared to the implied exchange ratios derived from the consolidated net income per share, before amortization of goodwill and exceptional items, of Sanofi-Synthelabo and Aventis for each of the years 2000, 2001 and 2002.

	Sanofi-
	Synthelabo	Aventis
	net income	net income	Implied	All stock
	per share	per share	exchange	election	Premium/
	(€) (1)	(€) (1)	ratio	exchange ratio	(discount)

2000	1.31	1.64	1.25	1.0294	(17.7%)
2001	1.88	2.84	1.51	1.0294	(31.9%)
2002	2.42	3.01	1.25	1.0294	(17.5%)

(1)	Before amortization of goodwill and exceptional items. Exceptional items include capital gains/ losses on disposals of assets, provisions for restructuring as well as other non-operating expenses/ revenues.

Dividends per share

      The following table presents the level of premiums implied by the exchange ratio under the all stock election, as compared to the implied ratios derived from the amount of dividends paid, without dividend tax credit (avoir fiscal), by Sanofi-Synthelabo and Aventis in respect of the years 2000, 2001 and 2002.

		Sanofi-
	Aventis	Synthelabo	Implied	All stock
	dividends	dividends	exchange	election	Premium/
	paid (€)	paid (€)	ratio	exchange ratio	(discount)

2000	0.50	0.44	1.14	1.0294	(9.4%)
2001	0.58	0.66	0.88	1.0294	17.1%
2002	0.70	0.84	0.83	1.0294	23.5%

Summary of the financial analyses of the all stock election

Premium

Market Price
As of January 21, 2004	14.8%
1-month average (1)	15.2%
2-month average (1)	16.5%
3-month average (1)	17.6%
6-month average (1)	16.5%
9-month average (1)	16.6%
12-month average (1)	16.5%
12-month high (1)	13.6%
12-month low (1)	12.9%
Selected Transactions (2)
Premium of Offer minus Premium of Selected Transactions
Day before announcement – mean	(0.1%)
Day before announcement – median	9.1%
1-month mean	(0.4%)
1-month median	2.3%
3-month mean	2.3%
3-month median	6.1%
12-month mean	(0.5%)
12-month median	9.7%

Premium

Net income before amortization of good will and exceptional items per share
2000	(17.7%)
2001	(31.9%)
2002	(17.5%)
Dividends per share
2000	(9.4%)
2001	17.1%
2002	23.5%

(1)	Through January 21, 2004. Averages are calendar, weighted by volumes and calculated based on daily closing prices (Source: Datastream).

(2)	Calculated as the excess of (i) the implied premium of the actual offer price per Aventis ordinary share relative to the historical market price over (ii) the average or median premium, as applicable, offered in selected transactions relative to the target company’s historical market prices for the same trading periods. As an example, for the 3-month average, the premium over the 3-month median in selected transactions is calculated as: 17.6% – 11.4% = 6.1%.

Financial Analyses Not Used

Discounted cash flow analysis

      Sanofi-Synthelabo has not had access to forecasts prepared by Aventis and has not had any discussions with Aventis’s management team regarding forecasts. As a result, no financial analysis of the offers was made on the basis of a comparison of the present value of forecasted future cash flows of the two companies, commonly referred to as the discounted cash flow analysis or “DCF”.

Book value and fair market value of net assets

      These methods of financial analysis have not been used because the values of pharmaceutical companies are not necessarily properly reflected by the historical values of their assets.

      Furthermore, Sanofi-Synthelabo and Aventis have had a sufficiently long operating history such that their market values have diverged significantly from their book value.

      The method of analyzing net revalued assets has not been used due to the absence of sufficient data.

Selected transaction multiples

      Many precedent stock transactions have been effected in a stock market environment where the valuations of companies in the pharmaceutical sector in general were much higher than current stock market valuations in the sector. As a result, the transaction multiples derived from precedent transactions would generally be higher than the corresponding multiples implied in a transaction effected under the current stock market environment and, therefore, Sanofi-Synthelabo believes that a comparison of transaction multiples implied in the offers for Aventis with the corresponding multiples implied for the target companies in these precedent transactions would not be a relevant method of analyzing the financial terms of the offers. For this reason, implied multiples derived from precedent transactions were not used to evaluate the consideration in the offers.

THE U.S. OFFER

The U.S. Offer, the French Offer and the German Offer

      For legal reasons in order to satisfy regulatory requirements, Sanofi-Synthelabo is offering to acquire all of the Aventis securities through three separate offers:

•	a U.S. offer open to all holders of Aventis ordinary shares who are located in the United States and to all holders of Aventis ADSs, wherever located;

•	a French offer open to all holders of Aventis ordinary shares who are located in France and to holders of Aventis ordinary shares who are located outside of France, Germany and the United States, if, pursuant to the local laws and regulations applicable to such holders, they are permitted to participate in the French offer; and

•	a German offer open to all holders of Aventis ordinary shares who are located in Germany.

      Taken together, the French offer, the German offer and the U.S. offer are for any and all of the outstanding Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, and all Aventis ordinary shares that are or may become issuable prior to the expiration of the offers due to the exercise of outstanding Aventis stock options or the exercise of outstanding Aventis BSAs. According to Aventis’s notice to Euronext Paris (No. 2004-0052), there are 801,960,287 Aventis ordinary shares outstanding and based on the best available public information, we estimate that 56,017,776 Aventis ordinary shares are subject to subscription options. Of these, based on Aventis’s Annual Report on Form 20-F for the year ended December 31, 2002, we estimate that 32,126,988 Aventis ordinary shares are represented by Aventis ADSs and, in addition, based on the best available public information, we estimate that up to approximately 157,873,012 Aventis ordinary shares are held by holders who are located in the United States.

      The French offer, the German offer and the U.S. offer will commence on [●], 2004. The French offer, the German offer and the U.S. offer are being made on substantially similar terms and completion of the offers is subject to the same conditions. However, holders of Aventis ordinary shares who are located in the United States and all holders of Aventis ADSs, wherever located, do not have the right to tender their Aventis securities in the French offer or the German offer and holders of Aventis ordinary shares who are not located in the United States do not have the right to tender their Aventis ordinary shares in the U.S. offer. This prospectus covers only the U.S. offer for Aventis securities.

      In separating our offers into the U.S. offer, the French offer and the German offer and in conducting the U.S. offer on the terms described in this prospectus, we are relying on Rule 14d-1(d) under the Exchange Act which provides exemptive relief from otherwise applicable rules to persons conducting a tender offer under certain conditions. In order to qualify for exemptive relief under Rule 14d-1(d), or “Tier II” relief, among other conditions, less than 40% of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, must be held by holders who are resident in the United States, or U.S. holders. As we are not making the U.S. offer pursuant to any agreement with Aventis, in determining that the U.S. offer qualifies for “Tier II” relief, we have presumed, as permitted by Instruction 3 to Rule 14d-1(d), that less than 40% of the Aventis ordinary shares are held by U.S. holders because the aggregate trading volume of Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, on all national securities exchanges and other trading markets in the United States in the 12-calendar-month period ending 30 days before the commencement of the U.S. offer was less than 40% of the worldwide aggregate trading volume of Aventis securities over the same period; Aventis’s most recent annual reports filed with the SEC and with the AMF do not indicate that U.S. holders hold more than 40% of the Aventis securities; and, after reasonable investigation, we have no knowledge and no reason to know that U.S. holders hold more than 40% of the Aventis securities.

      The French offer and the German offer are not being made, directly or indirectly, in or into, and may not be accepted in or from, the United States. Copies of the offer documentation being used in the French offer and the German offer and any related materials are not being and should not be mailed or otherwise distributed or sent in or into the United States.

      The distribution of this prospectus and the making of this U.S. offer may, in some jurisdictions, be restricted by law. The U.S. offer is not being made, directly or indirectly, in or into, and may not be accepted from within, any jurisdiction in which the making of the U.S. offer or the acceptance thereof would not be in compliance with the laws of that jurisdiction. Persons who come into possession of this prospectus should inform themselves of and observe any and all of these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. We do not assume any responsibility for any violation by any person of any of these laws or restrictions.

Terms of the U.S. Offer

      Upon the terms and subject to the conditions of this U.S. offer, we are offering:

•	0.8333 of a newly issued Sanofi-Synthelabo ordinary share and €11.50 in cash, without interest, in exchange for each outstanding Aventis ordinary share validly tendered and not withdrawn; and

•	1.6667 newly issued Sanofi-Synthelabo ADSs (each Sanofi-Synthelabo ADS representing one-half of one Sanofi-Synthelabo ordinary share), and an amount in U.S. dollars equal to €11.50, in cash, without interest, in exchange for each outstanding Aventis ADS (each Aventis ADS representing one Aventis ordinary share) validly tendered and not withdrawn.

      We refer to the foregoing mix of consideration as the “standard entitlement”.

      Based on a price of €58.72 per Sanofi-Synthelabo ordinary share, which was the average daily closing price, weighted by volume, for Sanofi-Synthelabo ordinary shares on Euronext Paris during the calendar month ended on January 21, 2004, the terms of the U.S. offer value each Aventis ordinary share at €60.43, representing a premium of 15.2% over the average of the daily closing prices for Aventis ordinary shares on Euronext Paris during the same period, which was €52.46 per Aventis ordinary share. Based on the closing price of €57.75 for Sanofi-Synthelabo ordinary shares on Euronext Paris on January 23, 2004, the last trading day before the public announcement of the U.S. offer, the terms of the U.S. offer value each Aventis ordinary share at €59.63.

      Based on a price of $37.05 per Sanofi-Synthelabo ADS, which was the average daily closing price, weighted by volume, for Sanofi-Synthelabo ADSs on the NYSE during the calendar month ended on January 21, 2004, and the average exchange rate of €1 = $1.2606 during the same period, the terms of the U.S. offer value each Aventis ADS at $76.24, representing a premium of 14.7% over the average of the daily closing prices for Aventis ADSs on the NYSE during the same period, which was $66.50 per Aventis ADS. Based on the closing price of $37.01 for Sanofi-Synthelabo ADSs on the NYSE on January 23, 2004, the last trading day before the public announcement of the U.S. offer, and an exchange rate of €1 = $1.2610, the terms of the U.S. offer value each Aventis ADS at $76.18.

      The cash consideration paid to tendering holders of Aventis ordinary shares will be paid in euros. The cash consideration paid to tendering holders of Aventis ADSs will be converted into U.S. dollars on the day that it is received by the U.S. ADS exchange agent at the then prevailing spot market rate and distributed, net of any expenses incurred, to the tendering holders of Aventis ADSs. See “Risk Factors”.

Mix and Match Election

      The U.S. offer, the French offer and the German offer each include a mix and match election feature, whereby tendering holders of Aventis securities may elect to receive the following forms of consideration in lieu of the standard entitlement described above.

All stock election

      If you wish to receive only Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as the case may be, in respect of some or all of the Aventis securities that you tender:

•	you may elect to receive 1.0294 newly issued Sanofi-Synthelabo ordinary shares in exchange for each outstanding Aventis ordinary share validly tendered and not withdrawn; or

•	you may elect to receive 2.0588 newly issued Sanofi-Synthelabo ADSs (each Sanofi-Synthelabo ADS representing one-half of one Sanofi-Synthelabo ordinary share), in exchange for each outstanding Aventis ADS (each Aventis ADS representing one Aventis ordinary share) validly tendered and not withdrawn.

      We refer to each of the above as an “all stock election” and the consideration received as the “stock consideration”. We refer to Aventis ordinary shares (including Aventis ordinary shares underlying Aventis ADSs) with respect to which an all stock election is made as “stock election shares”.

All cash election

      If you wish to receive only cash in respect of some or all of the Aventis securities that you tender:

•	you may elect to receive €60.43 in cash, without interest, in exchange for each outstanding Aventis ordinary share validly tendered and not withdrawn; or

•	you may elect to receive an amount in U.S. dollars equal to €60.43, in cash, without interest, in exchange for each outstanding Aventis ADS validly tendered and not withdrawn.

      We refer to each of the above as an “all cash election” and the consideration received as the “cash consideration”. We refer to Aventis ordinary shares (including Aventis ordinary shares underlying Aventis ADSs) with respect to which an all cash election is made as “cash election shares”.

      You are not required to make any election with respect to any of the Aventis securities that you tender. If you do not make any election, you will receive the standard entitlement described above in “— Terms of the U.S. Offer.”

      You are not required to make the same election for all of the Aventis ordinary shares or Aventis ADSs that you tender and you may make an all stock election or an all cash election with respect to some or all of the Aventis securities that you tender.

      Based on a price of €58.72 per Sanofi-Synthelabo ordinary share, which was the average closing price, weighted by volume, for Sanofi-Synthelabo ordinary shares on Euronext Paris during the calendar month ended on January 21, 2004, the terms of the U.S. offer value each Aventis ordinary share at €60.43, regardless of whether you receive your consideration in the form of the standard entitlement or in the form of the stock consideration or the cash consideration, pursuant to an all stock election or an all cash election, as the case may be.

      Based on the closing price of €57.75 for Sanofi-Synthelabo ordinary shares on Euronext Paris on January 23, 2004, the last trading day before the public announcement of the U.S. offer, the terms of the U.S. offer value each Aventis ordinary share at €59.63, if you receive your consideration in the form of the standard entitlement, €59.45 if you receive your consideration in the form of the stock consideration pursuant to an all stock election and €60.43 if you receive your consideration in the form of the cash consideration pursuant to an all cash election, as the case may be.

      Based on the closing price of $37.01 for Sanofi-Synthelabo ADSs on the NYSE on January 23, 2004, the last trading day before the public announcement of the U.S. offer, and an exchange rate of €1 = $1.2610, the terms of the U.S. offer value each Aventis ADS at $76.18 if you receive your consideration in the form of the standard entitlement, $76.20 if you receive your consideration in the form of the stock consideration pursuant to an all stock election and $76.20 if you receive your consideration in the form of the cash consideration pursuant to an all cash election, as the case may be.

      However, your all cash election or your all stock election will only be satisfied in full to the extent that sufficient off-setting all stock elections or all cash elections, as the case may be, have been made by other tendering holders of Aventis securities in the U.S. offer, the French offer and the German offer. To the extent that elections cannot be satisfied in full as a result of the lack of such off-setting elections, they will be subject to the proration and allocation adjustments described below. If you make an all cash election or an all stock election, you will not know the exact number of Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as applicable, or the exact amount of cash that you will receive in exchange for the Aventis securities that you tender until the settlement of the U.S. offer. See “— Delivery of Sanofi-Synthelabo Ordinary Shares, Sanofi-Synthelabo ADSs and Cash; Settlement Date”. There can be no assurance that you will receive all your consideration in the form that you elected. See “Risk Factors”.

Proration and allocation procedure

      If the total number of stock election shares tendered in the U.S. offer, the French offer and the German offer divided by the total number of cash election shares tendered in the U.S. offer, the French offer and the German offer (a ratio that we refer to as the “tendered ratio”) is not equal to 4.2550 (which is approximately equivalent to 81.0% divided by 19.0%, and which we refer to as the “election ratio”), then the following proration and allocation adjustments will be applied. The purpose of these adjustments is to ensure that, in the aggregate (and subject to adjustment if Aventis pays any dividend or interim dividend before the final settlement of the offers), 81.0% of the Aventis ordinary shares (including Aventis ordinary shares represented by Aventis ADSs) tendered in the U.S. offer, the French offer and the German offer will be exchanged for Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs) and 19.0% will be exchanged for cash.

•	In the event that the tendered ratio exceeds the election ratio, then:

•	if you made a valid cash election, you will receive the cash consideration in exchange for each cash election share that you tendered; and

•	if you made a valid stock election, you will receive the stock consideration in exchange for a reduced number of stock election shares that is equal to the total number of stock election shares that you tendered multiplied by the proration factor (as defined below). You will receive the standard entitlement in exchange for the remainder of the stock election shares that you tendered.

•	In the event that the tendered ratio is less than the election ratio, then:

•	if you made a valid stock election, you will receive the stock consideration in exchange for each stock election share that you tendered; and

•	if you made a valid cash election, you will receive the cash consideration in exchange for a reduced number of cash election shares that is equal to the total number of cash election shares that you tendered divided by the proration factor. You will receive the standard entitlement in exchange for the remainder of the cash election shares that you tendered.

•	In each case, the “proration factor” will be calculated by dividing the election ratio by the tendered ratio.

      If there is a subsequent offering period, the same proration and allocation procedures will be applied to Aventis securities tendered during the subsequent offering period with respect to which tendering holders have made mix and match elections. See “The U.S. Offer — Publication of Results; Subsequent Offering Period”.

      If Aventis pays any dividend or any interim dividend in respect of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, before the settlement of the offers, the election ratio will be adjusted as explained in “The U.S. Offer — Consideration Offered after Payment of Aventis Dividends — Proration and allocation procedure”.

Election procedure

      Tendering holders of Aventis securities may submit their mix and match elections to their bank, broker or custodian or the U.S. ADS exchange agent, as applicable, by completing the mix and match election form included with this prospectus and returning it to their bank, broker or custodian or the U.S. ADS exchange agent at any time on or before the expiration date of the offer, or, if applicable, at any time during the subsequent offering period on or before the expiration date of the subsequent offering period. Tendering holders of Aventis ordinary shares or Aventis ADSs who have not submitted a mix and match election prior to that time will be deemed to have elected the standard entitlement.

      We will determine all questions as to the validity of any mix and match election, in our sole discretion, which determination will be final and binding on all parties. We also reserve the absolute right to waive any defect or irregularity in any election, whether or not similar defects or irregularities are waived in the case of other holders of Aventis ordinary shares or Aventis ADSs. No election will be validly made until all defects or irregularities have been cured or waived. Neither we nor the joint dealer-managers, the U.S. ADS exchange agent nor the information agent will have any obligation to notify you of any defects or irregularities in elections or incur any liability for failure to notify you of those defects or irregularities in elections.

      Your mix and match election will not be valid unless you validly tender your Aventis securities pursuant to the terms of the U.S. offer and make a valid election as described in the instructions to the form of acceptance or ADS letter of transmittal, as the case may be. Please read the discussion below in the sections captioned “— Procedures for Tendering Aventis ADSs” and “— Procedures for Tendering Aventis Ordinary Shares”.

Consideration Offered after Payment of Aventis Dividends

      If Aventis pays any dividend or any interim dividend (in cash or in shares) in respect of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, before the settlement of the offers, the consideration offered in exchange for each Aventis ordinary share and each Aventis ADS will be reduced by an amount equal to the net value of the dividend paid in the manner set forth below.

Standard entitlement

      The standard entitlement will be reduced as follows:

•	For each Aventis ordinary share validly tendered and not withdrawn, you will receive:

•	an amount in cash, without interest, that is equal to €11.50 less the amount in euros of the net dividend or interim dividend paid per Aventis ordinary share; and

•	0.8333 of a Sanofi-Synthelabo ordinary share.

•	For each Aventis ADS validly tendered and not withdrawn, you will receive:

•	an amount in U.S. dollars in cash, without interest, that is equal to €11.50 less the amount in euros of the net dividend or interim dividend paid per Aventis ordinary share; and

•	1.6667 Sanofi-Synthelabo ADSs.

All stock election

      The stock consideration that you will be entitled to receive pursuant to an all stock election will be reduced as follows:

•	For each Aventis ordinary share validly tendered and not withdrawn, you will receive that number of Sanofi-Synthelabo ordinary shares that is equal to the reduced exchange ratio (as defined below).

•	For each Aventis ADS validly tendered and not withdrawn, you will receive that number of Sanofi-Synthelabo ADSs that is equal to 2 multiplied by the reduced exchange ratio.

      In each case, the “reduced exchange ratio” will be calculated as a quotient, the numerator of which is €60.43 less the amount in euros of the net dividend or interim dividend paid per Aventis ordinary share and the denominator of which is €60.43, which was the average closing price, weighted by volume, for Sanofi-Synthelabo ordinary shares on Euronext Paris during the calendar month ended on January 21, 2004.

All cash election

      The cash consideration that you will be entitled to receive pursuant to an all cash election will be reduced as follows:

•	For each Aventis ordinary share validly tendered and not withdrawn you will receive an amount in cash, without interest, that is equal to €60.43 less the amount in euros of the net dividend or interim dividend paid per Aventis ordinary share; and

•	For each Aventis ADS validly tendered and not withdrawn you will receive an amount in U.S. dollars in cash, without interest, that is equal to €60.43 less the amount in euros of the net dividend or interim dividend paid per Aventis ordinary share.

      If holders of Aventis securities have the right to elect to receive any Aventis dividend in securities, the consideration offered in exchange for each Aventis ordinary share and each Aventis ADS tendered by such holders will be reduced by the net cash dividend in the manner described above.

Proration and allocation procedure

      If Aventis pays any dividend or any interim dividend in respect of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, before the settlement of the offers, the same proration and allocation procedures set forth in “— Mix and Match Election — Proration and allocation procedure” will be applied, except that the election ratio (initially calculated as 4.2550) will be recalculated as the ratio between:

•	an amount equal to €48.93, the implied value, based on the closing price of €60.43, which was the average closing price, weighted by volume, for Sanofi-Synthelabo ordinary shares on Euronext Paris during the calendar month ended on January 21, 2004, of the 0.8333 of a Sanofi-Synthelabo ordinary share to be received in exchange for each Aventis ordinary share tendered pursuant to the standard entitlement; and

•	an amount equal to €11.50 less the amount in euros of the net dividend or interim dividend paid per Aventis ordinary share, which is the amount in cash to be received in exchange for each Aventis ordinary share tendered pursuant to the standard entitlement after giving effect to the reduction described above under “— Standard entitlement”.

Entitlement to Sanofi-Synthelabo Dividends

      In respect of the Sanofi-Synthelabo ordinary shares, including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs, issued in exchange or part exchange for your tendered Aventis securities, you will be entitled to receive:

•	any annual dividend that is approved to be paid on the Sanofi-Synthelabo ordinary shares with respect to Sanofi-Synthelabo’s 2003 results; and

•	any other dividend that is paid after the settlement of this exchange offer.

      You will receive the annual dividend declared with respect to Sanofi-Synthelabo’s 2003 results on the later to occur of (1) the date of the settlement of the offer (or the subsequent offering period, if any) and (2) the normal payment date for the dividend (expected to be at the beginning of June 2004). Your entitlement to receive these dividends, if any, in respect of the Sanofi-Synthelabo ordinary shares, including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs, that you receive in the U.S. offer is in addition to the consideration described above. Sanofi-Synthelabo reserves the right to pay an interim dividend with respect to Sanofi-Synthelabo’s 2003 results.

No Fractional Shares

      No fractional Sanofi-Synthelabo ordinary shares will be issued in connection with the U.S. offer. In lieu of any fraction of a Sanofi-Synthelabo ordinary share that you would otherwise have been entitled to receive pursuant to the terms of the U.S. offer, you will receive an amount in cash equal to the product of that fraction and the average sale price per Sanofi-Synthelabo ordinary share, net of expenses, realized on Euronext Paris in the sale of all the aggregated fractional Sanofi-Synthelabo ordinary shares that would have otherwise been issued in the offers.

      No fractional Sanofi-Synthelabo ADSs will be issued in connection with the U.S. offer. In lieu of any fraction of a Sanofi-Synthelabo ADS that you would otherwise have been entitled to receive pursuant to the terms of the U.S. offer, you will receive an amount in cash equal to the product of that fraction and the average sale price per Sanofi-Synthelabo ADS, net of expenses, realized on the NYSE in the sale by the U.S. ADS exchange agent of all the aggregated fractional Sanofi-Synthelabo ADSs that would have otherwise been issued in the offers.

      The sale of the aggregated fractional Sanofi-Synthelabo ordinary shares on Euronext Paris and the sale of the aggregated fractional Sanofi-Synthelabo ADSs on the NYSE will occur no later than six trading days following the settlement of the offers. Payments of cash in lieu of any fractional Sanofi-Synthelabo ordinary share or fractional Sanofi-Synthelabo ADS that you would otherwise have been entitled to receive pursuant to the terms of the U.S. offer will be paid to you as promptly as practicable.

      In no event will interest be paid on the cash to be received in lieu of any fraction of a Sanofi-Synthelabo ordinary share or any fraction of a Sanofi-Synthelabo ADS, regardless of any delay in making the payment.

Ownership of Sanofi-Synthelabo after Completion of the Offers

      If all of the Aventis securities are validly tendered and exchanged pursuant to the terms of the U.S. offer, the French offer and the German offer, the former holders, other than Aventis, of Aventis securities and the current holders of Sanofi-Synthelabo securities, other than Sanofi-Synthelabo, will hold the following percentages of

Sanofi-Synthelabo’s outstanding share capital (other than share capital held by Sanofi-Synthelabo) and voting rights immediately after the exchange:

	Owned by
	Current Holders of	Owned by
	Sanofi-Synthelabo	Former Holders of
	Securities	Aventis Securities

Number of outstanding Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs) held after completion of the offers (a):	682,857,810	650,009,323
Percentage of share capital of Sanofi-Synthelabo:	51%	49%
Percentage of total voting rights in Sanofi-Synthelabo:	61%	39%

(a)	On an undiluted basis.

Conditions to the U.S. Offer

Minimum tender condition

      Sanofi-Synthelabo will not be obligated to purchase any tendered Aventis securities pursuant to the U.S. offer unless Aventis ordinary shares (including Aventis ordinary shares represented by Aventis ADSs) representing at least 50% of the total share capital and voting rights in Aventis, calculated on a fully diluted basis, plus one Aventis ordinary share are validly tendered and not withdrawn in the U.S. offer, the French offer and the German offer, on a combined basis. We refer to this condition as the “minimum tender condition”.

      For purposes of determining whether the minimum tender condition has been satisfied, the numerator will include all Aventis ordinary shares, including all Aventis ordinary shares represented by Aventis ADSs, validly tendered and not withdrawn, in the U.S. offer, the French offer and the German offer, on a combined basis at the expiration time of the offers, and the denominator will be Aventis’s fully diluted share capital, including all:

•	issued and outstanding Aventis ordinary shares, including all Aventis ordinary shares represented by Aventis ADSs and all Aventis ordinary shares held as treasury stock by Aventis;

•	Aventis ordinary shares subject to any outstanding Aventis subscription stock options (whether or not exercisable during the offer period) but not including any Aventis ordinary shares subject to any outstanding Aventis purchase stock options; and

•	Aventis ordinary shares subject to any outstanding Aventis BSAs (whether or not exercisable during the offer period).

      We may waive the minimum tender condition at any time on or prior to the date that is five French trading days prior to the expiration date of the offer. Under French law and regulations, a waiver of the minimum tender condition is deemed to be an improved offer and may cause the AMF to extend the offer period; the AMF may also declare your tenders null and void, in which case in order to tender your Aventis securities in the U.S. offer, you will be required to re-tender your Aventis securities. Unless we have waived the minimum tender condition, if the minimum tender condition is not satisfied, the offers will lapse. Neither Sanofi-Synthelabo nor holders of Aventis securities will know whether the minimum tender condition has been satisfied until the results of the offers are published by the AMF following the expiration date of the offer.

Antitrust condition

      Sanofi-Synthelabo’s obligation to complete the offers is subject to the conditions that the applicable waiting period under the U.S. Hart-Scott-Rodino Act of 1976 has expired or been terminated and no order has been entered prohibiting the transaction. We refer to this condition as the “antitrust condition”. For further discussion of the competition and antitrust review and approvals to which the offers are subject, please see “Regulatory Matters”.

Share issuance condition

      In addition, Sanofi-Synthelabo’s obligation to complete the U.S. offer is subject to the condition that the issuance of additional Sanofi-Synthelabo ordinary shares to be issued on completion of the U.S. offer, the French offer and the German offer has been duly approved by the shareholders of Sanofi-Synthelabo at an extraordinary meeting of shareholders to be held for this purpose. We refer to this condition as the “share issuance condition”. As of December 31, 2003, Total and L’Oréal, our two principal shareholders, held 178,476,513 and 143,041,202 Sanofi-Synthelabo ordinary shares, respectively, representing an aggregate 47.1% of our outstanding share capital (other than share capital held by Sanofi-Synthelabo) and 63.1% of our voting rights. At the meeting of the board of directors of Sanofi-Synthelabo on January 25, 2004, the representatives of Total and L’Oréal confirmed their full support of the offers. Total and L’Oréal have also expressed that they will approve the increase in share capital that will be submitted to the extraordinary meeting of shareholders. See “Background and Reasons for the Offers — Background of the Offers”.

Offers lapsing

      If any of the minimum tender condition, the antitrust condition, or the share issuance condition is not satisfied, the offers will lapse. Under applicable French regulations, the French offer will lapse as soon as the U.S. Federal Trade Commission issues a second request for information before the expiration of the HSR waiting period. If the French offer lapses for this reason, we will withdraw the U.S. offer and the German offer.

      If the offers lapse because a condition is not satisfied, Sanofi-Synthelabo reserves the right to commence a new offer or not, in its sole discretion, and to make that offer available in the United States or not, in its sole discretion. If the offers lapse, the Aventis securities that you tendered in the U.S. offer will be returned to you without interest or any other payment being due. This should occur within one or two French trading days following the announcement of the withdrawal or lapse of the offers.

Grounds for Withdrawing the Offers; Return of Tendered Aventis Securities

      In accordance with French law and regulations, Sanofi-Synthelabo reserves the right to withdraw the offers:

•	within five French trading days following the date of the publication by the AMF of the timetable for a competing or an improved offer for Aventis by a competing bidder; or

•	with the prior approval of the AMF if, prior to the publication by the AMF of the definitive results of the offers, Aventis adopts definitive measures that modify Aventis’s substance (modifiant sa consistance) or if the offers become irrelevant (sans objet) under French law.

      The terms “modifiant sa consistance” and “sans objet” are subject to interpretation by the AMF. Sanofi-Synthelabo believes that the term “modifiant sa consistance” is generally understood to refer to measures taken by a target company following a launch of a tender offer for its securities, such as the sale of material business segments, which result in a significant change in the target company’s business operations. Sanofi-Synthelabo believes that the term “sans objet” is generally understood to refer to an offer that becomes irrelevant and loses its purpose when, for example, an offeror launches a separate, revised offer for the target company. In addition, as mentioned above, if the minimum tender condition is not satisfied, the offers will lapse.

      Under French law, if, during the period of these offers, another offer for Aventis is approved by the AMF, your tenders of Aventis securities will be declared null and void by the AMF. In addition, if an improved offer by a competing bidder is approved by the AMF, your tenders of Aventis securities may also be declared null and void by the AMF. In each of these events, in order to tender your Aventis securities in the U.S. offer, if the U.S. offer remains outstanding, you will be required to re-tender your Aventis securities.

      If the offers are withdrawn or lapse, the Aventis securities that you tendered in the U.S. offer will be returned to you without interest or any other payment being due. This should occur within one or two French trading days following the announcement of the withdrawal or lapse.

Expiration Date; Extension of Offer

      The tender period for the U.S. offer has been established on the basis of the French offer’s tender period, which is determined by the AMF. The AMF also has the sole authority to determine whether or not to extend the offer period. Sanofi-Synthelabo may not itself extend the offer period.

      The U.S. offer will expire at [●] p.m., New York City time on [●], 2004, unless:

•	the AMF sets a later expiration date for the tender period of the French offer;

•	the AMF extends the tender period of the French offer; or

•	the offers lapse or are withdrawn prior to that time.

      The AMF will only announce the official initial expiration date of the French offer after the AMF has received evidence that the FTC has approved the acquisition of the Aventis ordinary shares pursuant to the offers. The expiration date of the U.S. offer will then be aligned with the expiration date of the French offer as established by the AMF. If the AMF sets the initial expiration date of the French offer on a date later than [●], 2004, we will, on the same day as the AMF’s decision, issue a press release announcing the AMF’s decision and a corresponding extension of the U.S. offer, including the expiration date and time of the extended U.S. offer period and informing holders of Aventis securities that they may tender or withdraw their tendered Aventis securities at any time until the expiration of the extended offer period.

      The AMF may extend the tender period for the French offer under certain circumstances, including in the event of the initiation of a competing offer or an improved offer by a competing bidder. If the AMF extends the initial French offer period, Sanofi-Synthelabo will, on the same day, issue a press release announcing the AMF’s decision and a corresponding extension of the U.S. offer, including the expiration date and time of the extended offer period and informing holders of Aventis securities that they may tender or withdraw tendered Aventis securities at any time until the expiration of the extended offer period.

Publication of Results; Subsequent Offering Period

      We expect the AMF to publish the definitive results of the offers not later than nine French trading days following the expiration date of the offer period. However, upon determination that the minimum tender condition has been met, the AMF will publish provisional results prior to its publication of the definitive results. The AMF’s publication of the definitive results of the offers will disclose the total number of Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, and the corresponding percentage of total capital and voting rights of Aventis that have been validly tendered.

      If, as a result of the U.S. offer, the French offer and the German offer, we acquire in aggregate between two-thirds and 95% of Aventis’s total share capital and voting rights, or more than 50% if there has been a concurrent competing offer for Aventis securities, we intend to provide a subsequent offering period of at least 10 French trading days as permitted under the rules governing the French offer. If we have met the conditions for a subsequent offering period, we will announce our intention to provide a subsequent offering period at the same time that we announce the results of the offers, which we will do by issuing a press release as soon as practicable (but in no event later than 10 French trading days) after the AMF publishes definitive results of the offers. The AMF will then establish and publish the timetable for the subsequent offering period, which would ordinarily begin within a few days following the AMF’s publication of the timetable. In the event of a subsequent offering period, we will offer the same consideration that was offered during the initial offering period.

      If we provide a subsequent offering period in the French offer, we will provide a subsequent offering period in the U.S. offer and the German offer. Sanofi-Synthelabo will issue a press release announcing the AMF’s decision to permit a subsequent offering period, announcing the effects of such AMF decision on the U.S. offer and advising the then-remaining holders of Aventis securities eligible to participate in the U.S. offer that they may tender their Aventis securities at any time until the expiration of the subsequent offering period. We will also announce that any Aventis securities tendered during the subsequent offering period may be withdrawn at any time until the expiration of the subsequent offering period.

      Sanofi-Synthelabo will accept any and all Aventis securities tendered during the subsequent offering period and not validly withdrawn prior to the expiration of the subsequent offering period. Delivery of the Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as applicable, and the cash to be paid to tendering holders of Aventis securities in exchange for the Aventis securities tendered in the subsequent offering period will occur following the expiration of the subsequent offering period. See “— Delivery of Sanofi-Synthelabo Ordinary Shares, Sanofi-Synthelabo ADSs and Cash; Settlement Date” below. You will be entitled to make a mix and match election when tendering your Aventis securities in the subsequent offering period, as described under “— Mix and Match Election”.

Procedures for Tendering Aventis ADSs

Aventis American depositary receipts

      If you hold certificates, commonly known as American depositary receipts, or ADRs, evidencing your Aventis ADSs, you may tender your Aventis ADSs by delivering the following materials to the U.S. ADS exchange agent prior to the expiration date at one of its addresses set forth on the back cover of this prospectus:

•	your Aventis ADRs;

•	a properly completed and duly executed ADS letter of transmittal, or a facsimile copy with an original manual signature, with any required signature guarantees; and

•	any other documents required by the ADS letter of transmittal.

      If an Aventis ADR is registered in the name of a person other than the signatory of the ADS letter of transmittal, the Aventis ADR must be endorsed or accompanied by the appropriate stock powers. The stock powers must be signed exactly as the name or names of the registered owner or owners appear on the Aventis ADR, with the signature(s) on the certificates or stock powers guaranteed as described below. See “— ADS letter of transmittal — Signature Guarantees”.

Aventis ADSs held in book-entry form.

      If you hold your Aventis ADSs in book-entry form, you may tender your Aventis ADSs by taking, or causing to be taken, the following actions prior to the expiration date:

•	a book-entry transfer of your Aventis ADSs into the account of the U.S. ADS exchange agent at the Depository Trust Company, or DTC, pursuant to the procedures described below;

•	the delivery to the U.S. ADS exchange agent at one of its addresses set forth on the back cover of this prospectus of either:

•	a properly completed and duly executed ADS letter of transmittal, or a facsimile copy with an original manual signature, with any required signature guarantees, or

•	an agent’s message (as defined below); and

•	delivery to the U.S. ADS exchange agent at one of its addresses set forth on the back cover of this prospectus of any other documents required by the ADS letter of transmittal.

      Within two business days after the date of this prospectus, the U.S. ADS exchange agent will establish an account at DTC with respect to Aventis ADSs for purposes of the U.S. offer. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of Aventis ADSs by causing DTC to transfer such Aventis ADSs into the account of the U.S. ADS exchange agent in accordance with DTC’s procedure for the transfer. An “agent’s message” delivered in lieu of the ADS letter of transmittal is a message transmitted by DTC to, and received by, the U.S. ADS exchange agent as part of a confirmation of a book-entry transfer. The message states that DTC has received an express acknowledgment from the DTC participant tendering the Aventis ADSs that such participant has received and agrees to be bound by the terms of the ADS letter of transmittal and that we may enforce such agreement against such participant.

Aventis ADSs held in “street name”

      If you are not the registered holder of your Aventis ADSs but hold your Aventis ADSs in “street name” through a broker, bank or custodian, you should contact your broker, bank or custodian to discuss the appropriate procedures for tendering.

ADS letter of transmittal

      Signature Guarantees. In general, signatures on letters of transmittal must be guaranteed by a firm that is a member of the Medallion Signature Guarantee Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act, each of which we refer to as an “eligible institution”. However, signature guarantees are not required in cases where Aventis ADSs are tendered:

•	by a registered holder of Aventis ADSs who has not completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” on the ADS letter of transmittal; or

•	for the account of an eligible institution.

      Partial Tenders. If you wish to tender fewer than all of the Aventis ADSs evidenced by any ADRs delivered to the U.S. ADS exchange agent, you must indicate this in the ADS letter of transmittal by completing the box entitled “Number of Aventis ADSs Tendered”.

      Treatment of Tendered Aventis ADSs. The ADS letter of transmittal authorizes the U.S. ADS exchange agent, as agent and attorney-in-fact for tendering holders of Aventis ADSs, among other things, to surrender tendered Aventis ADSs to the Aventis ADS depositary and instruct the Aventis ADS depositary to deliver the underlying Aventis ordinary shares even before Sanofi-Synthelabo accepts the tendered Aventis ADSs for exchange. Sanofi-Synthelabo intends to instruct the U.S. ADS exchange agent to take these actions promptly after the expiration of these offers so that the Aventis ordinary shares underlying the Aventis ADSs will be tendered as part of the French centralizing procedures within three business days after the expiration date. Sanofi-Synthelabo will agree under the ADS letter of transmittal that if it does not accept the tendered Aventis ADSs for exchange, it will cause the Aventis ordinary shares underlying those Aventis ADSs to be re-deposited under the deposit agreement and Aventis ADSs representing those Aventis ordinary shares to be delivered to the U.S. ADS exchange agent. The U.S. ADS exchange agent will then return the Aventis ADSs to you. You will retain beneficial ownership of tendered Aventis ADSs unless and until Sanofi-Synthelabo accepts the tendered Aventis ADSs for exchange. After acceptance, you will only have a right to receive the exchange consideration from Sanofi-Synthelabo in accordance with the U.S. offer.

Guaranteed delivery

      If you wish to tender Aventis ADSs pursuant to this U.S. offer and your Aventis ADRs are not immediately available or you cannot deliver such Aventis ADRs and all other required documents to the U.S. ADS exchange agent prior to the expiration date, or you cannot complete the procedure for book-entry transfer on a timely basis, you may nevertheless tender such Aventis ADSs provided that all of the following conditions are satisfied:

•	the tender is made by or through an eligible institution;

•	a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the U.S. ADS exchange agent as provided below on or prior to the expiration date; and

•	within three NYSE trading days after the date of execution of such notice of guaranteed delivery, you deliver to the U.S. ADS exchange agent, either:

•	your Aventis ADRs, in proper form for transfer, together with a properly completed and duly executed ADS letter of transmittal or a manually executed facsimile copy, with any required signature guarantee, or

•	a confirmation of a book-entry transfer of your Aventis ADSs into the account of the U.S. ADS exchange agent at DTC as described above, together with a properly completed and duly executed ADS letter of transmittal or a manually executed facsimile copy, with any required signature guarantee or an agent’s message.

      The notice of guaranteed delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the U.S. ADS exchange agent. The notice of guaranteed delivery must in all cases include a guarantee by an eligible institution in the form set forth in such notice. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the U.S. ADS exchange agent.

Procedures for Tendering Aventis Ordinary Shares

Aventis ordinary shares held through French financial intermediaries

      If you hold your Aventis ordinary shares through a French financial intermediary, you should not complete the ADS letter of transmittal. Instead, your French financial intermediary should send you transmittal materials and instructions for participating in the U.S. offer. If you have not yet received instructions from your French financial intermediary, please contact your French financial intermediary directly.

Aventis ordinary shares held through U.S. custodians

      If you hold your Aventis ordinary shares through a U.S. custodian, you should not complete an ADS letter of transmittal. Instead, your U.S. custodian should either forward you the transmittal materials and instructions sent by the French financial intermediary that holds the Aventis ordinary shares on behalf of your U.S. custodian as record owner or send a separate form prepared by your U.S. custodian. If you have not yet received instructions from your U.S. custodian, please contact your U.S. custodian directly.

      If you hold Aventis ordinary shares in pure registered (nominatif pur) form, you cannot tender them unless you first request that they be converted to administered registered (nominatif administré) form or to bearer form (au porteur). If you wish to tender such shares, you must first make the necessary arrangements, including the execution of a “mandat d’administration” as prescribed by the AMF, for such conversion with your French financial intermediary or U.S. custodian, as applicable. The conversion takes approximately one to five French business days, and you will be responsible for any related fees, commissions and expenses.

Effects of Tender

      By tendering your Aventis securities, you represent and warrant that you have the power and authority to tender, exchange, assign and transfer the Aventis securities tendered and to acquire the Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as applicable, and/or cash issuable or payable upon the exchange of your tendered Aventis securities, and that, when and if the Aventis securities are accepted for exchange, Sanofi-Synthelabo will acquire good, marketable and unencumbered title to the tendered Aventis securities, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim or right. You also warrant that you will, upon request, execute and deliver any additional documents deemed by Sanofi-Synthelabo or its agents to be necessary or desirable to complete the exchange, sale, assignment and transfer of the tendered Aventis securities.

      By executing an ADS letter of transmittal or form of acceptance, you will irrevocably appoint us or our designees as your attorneys-in-fact and proxies. Our appointment, or that of our designees, will be to the full extent of your rights with respect to the Aventis securities tendered by you and accepted for exchange by Sanofi-Synthelabo or its designees. The appointment will be effective, and your voting rights will be affected, only when we accept for exchange your tendered Aventis securities in accordance with the terms of this U.S. offer. Once we accept for exchange your tendered Aventis securities, the appointment will be irrevocable. Upon the effectiveness of the appointment, all prior proxies given by you will be revoked without further action, and you will not be able to give powers of attorney, proxies or written consents with respect to the Aventis securities tendered by you and accepted by us. Our designees will have the authority to exercise all of your voting and other rights at any meeting of Sanofi-Synthelabo’s shareholders, by written consent in lieu of any such meeting or otherwise.

Sanofi-Synthelabo reserves the right to require that, in order for your Aventis securities to be deemed validly tendered, immediately upon Sanofi-Synthelabo’s acceptance of such Aventis securities for exchange, Sanofi-Synthelabo must be able to exercise all rights of ownership, including full voting and disposition rights, with respect to such Aventis securities.

Other Requirements

      If the ADS letter of transmittal, form of acceptance, notice of guaranteed delivery or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other persons acting in a fiduciary or representative capacity, such persons should so indicate when signing. Proper evidence of authority to act must be submitted by such persons, although we may waive this requirement.

      If any Aventis ADR or Aventis ordinary share or other evidence of ownership has been mutilated, destroyed, lost or stolen, you must:

•	furnish to your French financial intermediary or U.S. custodian satisfactory evidence of ownership and of the destruction, loss or theft or such document;

•	indemnify your French financial intermediary or U.S. custodian against loss; and

•	comply with any other reasonable requirements.

      If any Aventis ADR has been mutilated, destroyed, lost or stolen, you must contact the Aventis ADS depositary and comply with the requirements under the deposit agreement to obtain a replacement Aventis ADR before you will be able to tender those Aventis ADSs in this U.S. offer.

      Your tender of Aventis ADSs or Aventis ordinary shares pursuant to any of the procedures described above in “— Procedures for Tendering Aventis ADSs” and “— Procedures for Tendering Aventis Ordinary Shares” will constitute your binding agreement with us to the terms and conditions of this U.S. offer.

Determination of Validity

      We will determine, in our sole discretion, all questions as to the validity, form and eligibility for exchange of any tendered Aventis securities, as well as all questions as to the validity and form of any mix and match election. Our determination will be final and binding on the holders of Aventis securities. We reserve the absolute right to reject any and all tenders that we determine are not in proper form. We also reserve the right to disregard any attempted mix and match election that we determine is not in proper form and the right to waive any defect or irregularity in the tender of any Aventis securities of any particular holder, whether or not similar defects or irregularities are waived in the case of other securityholders. Unless otherwise waived by us, your tender of securities will not be valid until all defects or irregularities have been cured or waived. None of Sanofi-Synthelabo, the U.S. ADS exchange agent, the information agent, the dealer-managers or any other person will be under any duty to give notification of any defects or irregularities in the tender of any Aventis securities, or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the U.S. offer will be final and binding on the holders of Aventis securities.

      In addition, in tendering Aventis securities, you will represent and warrant that you have full power and authority to tender, sell, assign and transfer your Aventis securities (and any distributions) and, when the same are accepted for exchange by Sanofi-Synthelabo, Sanofi-Synthelabo will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. Sanofi-Synthelabo reserves the right to reject any Aventis securities that it determines do not satisfy these conditions.

Withdrawal Rights

      You may withdraw Aventis securities tendered to us pursuant to the U.S. offer at any time prior to its expiration. If a subsequent offering period is provided, you may withdraw any Aventis securities tendered during that subsequent period at any time prior to its expiration.

      For a withdrawal to be effective, the French financial intermediary, the U.S. custodian or the U.S. ADS exchange agent, as applicable, must receive in a timely manner the written or facsimile transmission notice of withdrawal. Any such notice must specify the name of the person who tendered the Aventis securities being withdrawn, the number of Aventis securities being withdrawn and the name of the registered holder, if different from that of the person who tendered such Aventis securities.

      If Aventis ADRs being withdrawn have been delivered or otherwise identified to the U.S. ADS exchange agent, then, prior to the physical release of such ADRs, (1) the U.S. ADS exchange agent also must receive the name of the registered holder and the serial numbers of the particular Aventis ADRs and (2) the signature(s) on the notice of withdrawal must be guaranteed by an eligible institution unless such Aventis ADSs have been tendered for the account of an eligible institution. If Aventis ADSs have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Aventis ADSs. If you have tendered Aventis ordinary shares, the notice of withdrawal must specify the name and number of the Euroclear France account to be credited with the withdrawn Aventis securities.

      Under French law, if, during the period of these offers, another offer for Aventis is approved by the AMF, your tenders of Aventis securities will be declared null and void by the AMF. In addition, if an improved offer by a competing bidder is approved by the AMF, your tenders of Aventis securities may also be declared null and void by the AMF. In each of these events, in order to tender your Aventis securities in the U.S. offer, if the U.S. offer remains outstanding, you will be required to re-tender your Aventis securities.

      We will determine, in our sole discretion, all questions as to the form and validity (including time of receipt) of any notice of withdrawal. Our determination shall be final and binding on the holders of the Aventis securities. None of Sanofi-Synthelabo, the U.S. ADS exchange agent, the information agent, the dealer-managers or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Aventis securities properly withdrawn will be deemed not to have been validly tendered for purposes of the U.S. offer (or any subsequent offering period, as the case may be). However, withdrawn Aventis securities may be re-tendered at any time prior to the expiration date by following the procedures described above under “— Procedures for Tendering Aventis ADSs” or “— Procedures for Tendering Aventis Ordinary Shares”, as applicable.

Acceptance and Return of Aventis Securities

      Subject to the terms and conditions of the U.S. offer, we will exchange any and all Aventis securities validly tendered and not properly withdrawn for Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as applicable, and cash, or return such Aventis securities as promptly as practicable under French tender offer practice after the expiration date. Subject to applicable rules of the SEC, we reserve the right to delay acceptance for exchange, or delay exchange, of Aventis securities in order to comply in whole or in part with any applicable law.

     Acceptance of tendered Aventis securities

      If the offers are successful, we will be deemed to have accepted for exchange all Aventis securities validly tendered and not properly withdrawn on the expiration date, as set forth in the final results of the offers (avis de résultat définitif) published in France by the AMF. Subject to the terms and conditions of the offers, the newly issued Sanofi-Synthelabo ordinary shares will be transferred to the account of the financial intermediary who tendered the Aventis securities.

      Under no circumstances will interest be paid on the exchange of Aventis securities and/or cash for Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as applicable, regardless of any delay in making the exchange.

     Return of tendered Aventis securities

      In case any Aventis securities tendered in accordance with the instructions set forth in the offer materials are not accepted for exchange pursuant to the terms and conditions of this U.S. offer, we will cause these Aventis securities to be returned within one to two French trading days following the announcement of the lapse or withdrawal of the offers or the publication by the AMF of the results of the offers, as the case may be.

     Miscellaneous

      If we increase the consideration offered to any holder of Aventis securities prior to the expiration date, we will pay the increased consideration to all holders of Aventis securities that are exchanged in the U.S. offer, whether or not such Aventis securities were tendered prior to the announcement of such increase. In such circumstances, the AMF may require an extension of the offer period and may declare prior tenders invalid from the opening of the increased offer and require re-tenders of Aventis securities. No such increase is currently expected.

Delivery of Sanofi-Synthelabo Ordinary Shares, Sanofi-Synthelabo ADSs and Cash; Settlement Date

      In the event that the offers are successful, Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as applicable, and cash will be delivered to the tendering holders of Aventis securities following the publication by the AMF of the final results of the offers for Aventis securities. If the offers are consummated, the final settlement date for the offers is currently expected to be within approximately 12 to 18 French trading days following the expiration date of the offers. Similarly, in the event of a subsequent offering period, if any, settlement is expected to occur within 12 to 18 French trading days following the expiration of that subsequent offer period. With respect to the tendered Aventis ADSs only, the cash consideration payable in the U.S. offer will be paid in U.S. dollars calculated by converting the applicable amount in euros into U.S. dollars using a current spot exchange rate, less expenses. If your Sanofi-Synthelabo ADSs will be evidenced by ADRs registered in your name, you may not receive these certificates until approximately two weeks after the settlement date.

Fees and Expenses

      Except as set forth below, we will not pay any fees or commissions to any broker or other person soliciting tenders of Aventis securities pursuant to the U.S. offer, the French offer or the German offer.

      Sanofi-Synthelabo will pay the brokerage fees, if any, and related value added taxes incurred by holders of Aventis securities tendering into the U.S. offer, up to a limit of 0.3% of the value of each Aventis security tendered, and subject to a maximum amount of €45 per account, including all taxes. Holders of Aventis securities will not be reimbursed for any brokerage fees in any event that the U.S. offer is withdrawn or lapses. Financial intermediaries will be paid a fee, net of tax, of €0.20 per Aventis ordinary share, with a maximum fee of €45 per account. This fee will not be paid in the event that the U.S. offer is withdrawn or lapses and will not be paid in any event with respect to tendered Aventis securities owned by such financial intermediaries.

      Sanofi-Synthelabo will pay the fees charged by the ADS depositary for Aventis ADSs tendered into the offer, including any fees charged by the ADS depositary to redeposit Aventis ordinary shares underlying tendered Aventis ADSs that have been previously withdrawn from deposit with the ADS depositary in the event that the offers are not consummated.

      Merrill Lynch Pierce, Fenner & Smith Incorporated, referred to as Merrill Lynch & Co., and BNP Paribas Securities Corp. are acting as joint dealer-managers in the United States in connection with the U.S. offer and they or certain of their affiliates have provided financial advisory services to Sanofi-Synthelabo in connection with the contemplated acquisition of Aventis. Each of Merrill Lynch (France) and BNP Paribas will receive reasonable and customary compensation for its services in connection with the offers. Merrill Lynch & Co. and BNP Paribas Securities Corp. will not receive any specific fee as dealer-managers. We also will reimburse the financial advisors and dealer-managers for their expenses and indemnify them against specified liabilities and expenses in connection with the U.S. offer, the French offer and the German offer, including liabilities under the U.S. federal securities laws. Two directors of BNP Paribas are also directors of Total, which controls Elf Aquitaine, one of Sanofi-Synthelabo’s principal shareholders. In addition, one of Sanofi-Synthelabo’s directors, who is also a director of L’Oréal, is also a director of BNP Paribas. For further information, please refer to Annex A. BNP Paribas and an affiliate of Merrill Lynch & Co. are lenders under Sanofi-Synthelabo’s credit facility and will receive customary compensation for such services. Subject to applicable laws and regulations, in the ordinary course of business, Merrill Lynch & Co., BNP Paribas and their respective affiliates may actively trade or hold the securities of Sanofi-Synthelabo and Aventis for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

      We have also retained MacKenzie Partners, Inc. to act as information agent in connection with this U.S. offer. The information agent may contact holders of Aventis securities by mail, telephone, telex, fax, e-mail and personal interview and may request brokers, dealers and other nominee shareholders to forward these offer materials to owners of Aventis securities. The information agent will receive reasonable and customary fees for these services, plus reimbursement of its out-of-pocket expenses.

      We have retained The Bank of New York to act as U.S. ADS exchange agent in connection with the U.S. offer. We will pay the U.S. ADS exchange agent reasonable and customary compensation for its services in connection with the U.S. offer, plus reimbursement of its out-of-pocket expenses. We will also reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers.

      We will indemnify the information agent and the U.S. ADS exchange agent against specified liabilities and expenses in connection with the U.S. offer, including liabilities under the U.S. federal securities laws. Indemnification for liabilities under the U.S. federal securities laws may be unenforceable as against public policy.

      The cash expenses to be incurred in connection with the U.S. offer, the French offer and the German offer will be paid by Sanofi-Synthelabo and are estimated in the aggregate to be approximately €150 million. Such expenses include registration fees, the fees and expenses of the financial advisors and dealer-managers, U.S. ADS exchange agent and information agent, accounting and legal fees and printing costs and expenses related to the financing of the offer consideration, among others.

Listing of Sanofi-Synthelabo Ordinary Shares and Sanofi-Synthelabo ADSs

      Sanofi-Synthelabo ordinary shares are listed on Euronext Paris and trade under the symbol “SAN”. Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs are listed on the NYSE and Sanofi-Synthelabo ADSs trade under the symbol “SNY”. Sanofi-Synthelabo will apply for the supplemental listing on Euronext Paris of the Sanofi-Synthelabo ordinary shares to be issued in these offers. Sanofi-Synthelabo will apply for the supplemental listing on the NYSE of the Sanofi-Synthelabo ADSs to be issued in the U.S. offer and, for listing purposes only and not for trading purposes, will apply for the supplemental listing of the Sanofi-Synthelabo ordinary shares that are represented by such newly issued Sanofi-Synthelabo ADSs. Sanofi-Synthelabo will comply with all of the usual requirements of these exchanges within the time periods specified by these exchanges.

Treatment of Aventis Stock Purchase Options, Aventis Stock Subscription Options and Aventis BSAs

      If you are the holder of exercisable Aventis stock purchase options or Aventis stock subscription options and you would like to tender the underlying Aventis ordinary shares into the U.S. offer, you must first exercise the options and then tender the underlying Aventis ordinary shares on or prior to the expiration date of the U.S. offer according to the instructions given in this document.

      Sanofi-Synthelabo has not had access to, and does not know, important information relating to Aventis’s stock option plans, including the terms of these plans. If these offers are completed, Sanofi-Synthelabo intends to propose to holders of Aventis stock purchase options and Aventis stock subscription options that were not exercised during the offer period to either, at the option of the holders:

•	at the termination of any retention period or transfer restriction period, to exchange each Aventis ordinary share received as a result of exercising the Aventis options for 1.0294 Sanofi-Synthelabo ordinary shares, which is the same number of Sanofi-Synthelabo ordinary shares that a tendering holder would have been entitled to receive in the offers pursuant to an all stock election under the mix and match election, assuming no proration and assuming no adjustment in respect of any dividend paid by Aventis; or

•	receive Sanofi-Synthelabo stock options in exchange for the cancellation of existing Aventis stock purchase options or Aventis stock subscription options, with such conversion being based on a ratio that values each Aventis ordinary share subject to option at €60.43, which is the implied value of the offer based on the average daily closing price, weighted by volume, of €58.72 for Sanofi-Synthelabo ordinary shares on Euronext Paris during the calendar month ended on January 21, 2004, and values each Sanofi-Synthelabo ordinary share at that same price.

      Sanofi-Synthelabo will determine the manner of implementing these two alternatives once it has had an opportunity to review Aventis’s stock option plans.

      If you are the holder of exercisable Aventis BSAs and you would like to tender the underlying Aventis ordinary shares into the U.S. offer, you must first exercise the Aventis BSAs and then tender the underlying Aventis ordinary shares on or prior to the expiration date of the U.S. offer according to the instructions given in this document.

      Sanofi-Synthelabo has not had access to, and does not know, important information relating to the terms of the Aventis BSAs. If these offers are completed, Sanofi-Synthelabo intends that it will propose to holders of Aventis BSAs that were not exercised during the offer period to exchange each Aventis ordinary share they receive as a result of the exercise of their Aventis BSAs on terms similar to the terms described under the first bullet above and offered to holders of Aventis stock purchase options and Aventis stock subscription options.

Treatment of Aventis’s Employee Savings Plans and Employee Share Purchase Plans

      Sanofi-Synthelabo has not had access to important information relating to Aventis’s employee savings plans and employee shareholder plans. According to the Annual Reports on Form 11-K for the fiscal year ended December 31, 2002 filed with the SEC by Aventis Pharmaceuticals Inc. Savings Plan and Aventis Pharmaceuticals Puerto Rico Inc. Savings Plan, there exists a funding vehicle known as Aventis Pharmaceuticals Inc. Master Trust, that holds certain commingled assets on behalf of these two defined contribution 401(k) savings plans. As of December 31, 2002, the Master Trust held Aventis ordinary shares valued at over $79 million. According to the Annual Reports on Form 11-K for the fiscal year ended December 31, 2002 filed with the SEC by Aventis Behring L.L.C. Employee Savings Plan and Aventis Bio-Services Inc. Employee Savings Plan, there exists a mutual fund known as Aventis S.A. Stock Fund, which invests primarily in Aventis ordinary shares. As of December 31, 2002, participants in Aventis Behring L.L.C. Employee Savings Plan and Aventis Bio-Services Inc. Employee Savings Plan held aggregate investments in the Aventis S.A. Stock Fund valued at over $1 million. According to Aventis’s Annual Report on Form 20-F for the year ended December 31, 2001, in September 2000 Aventis launched a global employee stock purchase plan, called “Horizon”, through which employees subscribed for a total of 4.94 million newly issued Aventis ordinary shares, primarily through a company stock mutual fund (Fonds Communs de Placement Entreprise). According to Aventis’s Annual Report on Form 20-F for the year ended December 31, 2002, during 2002, employees subscribed for another 2.3 million newly issued Aventis ordinary shares through an employee stock purchase plan known as “Horizon 2002”. In addition, according to the registration statement on Form S-8 (file number 333-109076), dated September 24, 2003, filed by a U.S. affiliate of Aventis with the SEC with respect to the Aventis HORIZON 2003 Stock Purchase Plan, 6,500,000 Aventis ordinary shares were offered for subscription to employees of Aventis between September 27, 2003 and October 26, 2003, with up to 3,200,000 of such Aventis ordinary shares being offered through a leverage plan. According to the prospectus included as part of that registration statement, in general, all Aventis ordinary shares subscribed under the HORIZON 2003 plan have to be held by employees until April 1, 2008, except in the case of death, disability, retirement or termination of employment. In particular, in the event of a tender offer only the financial institution that holds a security interest on the Aventis ordinary shares purchased under the leveraged plan may tender those shares.

      In the event that any of the Master Trust, the Aventis S.A. Stock Fund or any other mutual fund through which participants invest under any of the foregoing employee savings plans and share purchase plans, or any other similar plans, is not able to tender any Aventis securities (including due to contractual, regulatory, tax or labor restrictions) into the U.S. offer, the French offer or the German offer prior to their expiration, or, if applicable, prior to the expiration of any subsequent offering period, and if the offers are successful, Sanofi-Synthelabo intends to consider on a case-by-case basis proposing alternatives to participants in these plans that will allow them to exchange their interests in Aventis securities for interests in Sanofi-Synthelabo ordinary shares on terms and conditions substantially similar to those proposed to holders of unexercised Aventis stock options.

      In the event that an Aventis employee holds his or her Aventis securities under the employee savings plan or employee share purchase plan directly and is restricted from tendering any of those Aventis securities into these offers prior to their expiration, or, if applicable, prior to the expiration of any subsequent offer period (including due to contractual, regulatory, tax or labor restrictions), and if the offers are successful, Sanofi-Synthelabo intends to consider on a case-by-case basis proposing alternatives to participants in these plans that will allow them to exchange their interests in Aventis securities for interests in Sanofi-Synthelabo ordinary shares on terms and conditions substantially similar to those proposed to holders of unexercised Aventis stock options.

Regulatory Approvals

      Under Council Regulation (EEC) No. 4064/89, the European Commission and any member state of the European Union that has successfully sought jurisdiction to review the offers under its national competition law must approve our acquisition of Aventis. However, we may complete the offers before this approval is received and completion of the offers is not conditioned on the approval of any European competition regulator. Our acquisition of Aventis must also be reviewed by the U.S. Federal Trade Commission and completion of the offers is conditioned on the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Act of 1976. For further information, see “Regulatory Matters — Competition and Antitrust”.

Accounting Treatment

      The acquisition of the Aventis securities will be accounted for using the purchase method under both French and U.S. GAAP. Under the purchase method, the cost of the purchase will be based on the amount of cash paid to holders of Aventis securities, the market value of Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs) issued to holders of Aventis securities, and the direct transaction costs of the offers. Under French GAAP, the market value of the Sanofi-Synthelabo ordinary shares to be issued will be based on the price of Sanofi-Synthelabo ordinary shares as of the closing date. Under U.S. GAAP, the market value of the Sanofi-Synthelabo ordinary shares to be issued will be based on the average price of Sanofi-Synthelabo ordinary shares for the period beginning two days before and ending two days after the announcement of the offers. In Sanofi-Synthelabo’s consolidated financial statements, the cost of the purchase will be allocated to the Aventis assets acquired and liabilities assumed, based on their estimated fair values at the acquisition date, with any excess of the cost over the amounts allocated being recognized as goodwill. In-process research and development costs will be expensed immediately. This method may result in the carrying value of assets, including goodwill, acquired from Aventis being substantially different from the former carrying values of those assets.

Effect of the Offers on the Market for Aventis Securities

      For the reasons discussed below, if the offers for Aventis securities are completed, depending on the number of Aventis securities tendered, there may no longer be an active trading market for the Aventis securities, and their liquidity could be materially adversely affected.

Delisting of Aventis securities

      Aventis ADSs are listed and traded on the NYSE. Aventis ordinary shares are listed and traded on Euronext Paris and the Frankfurt Stock Exchange. Depending upon the number of Aventis securities acquired pursuant to the U.S. offer, the French offer and the German offer, following the completion of the offers, Aventis ADSs may no longer meet the listing requirements of the NYSE and the Aventis ordinary shares may no longer meet the listing requirements of Euronext Paris and/or the Frankfurt Stock Exchange. To the extent permitted under applicable law and stock exchange regulations, Sanofi-Synthelabo may seek to cause the delisting of Aventis

ADSs and the Aventis ordinary shares on these exchanges. Further, subject to applicable law and the NYSE rules, Sanofi-Synthelabo may cause Aventis to terminate its deposit agreement, and petition, or cause Aventis to petition, the NYSE to delist the Aventis ADSs. If the deposit agreement for the Aventis ADSs is terminated, holders of Aventis ADSs will only have the right to receive the Aventis ordinary shares underlying the Aventis ADSs upon surrender of any ADR representing the Aventis ADSs and payment of applicable fees to the Aventis ADS depositary. There is no U.S. public trading market for the Aventis ordinary shares. Any petition for delisting Aventis securities on Euronext Paris is subject to the prior approval of the AMF, Euronext Paris having to consider whether the market for the Aventis securities has been materially adversely affected and whether delisting of the Aventis securities is in the best interests of the market.

      If one or more of the NYSE, Euronext Paris and the Frankfurt Exchange were to delist the Aventis ADSs or Aventis ordinary shares, the market for Aventis ordinary shares and/or Aventis ADSs could be adversely affected. Although it is possible that the Aventis ordinary shares (and the Aventis ADSs, if we do not cause the deposit agreement to be terminated) would be traded on other securities exchanges or in the over-the-counter market, and the price quotations would be reported by such exchanges, or other quotation systems or by other sources, there can be no assurance that any such trading quotations will occur. The extent of the public market for the Aventis ordinary shares and Aventis ADSs and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of the public float of Aventis ordinary shares and Aventis ADSs remaining at such time and the interest in maintaining a market in such securities on the part of securities firms.

      To the extent the availability of such listings or quotations depends on steps taken by Sanofi-Synthelabo, Sanofi-Synthelabo may or may not take such steps. Therefore, you should not rely on any such listing or quotation being available following the successful completion of the offers.

Margin regulations

      Because they are listed on the NYSE, Aventis ordinary shares and Aventis ADSs (together with a guarantee of a certain series of cumulative preference shares of a subsidiary) currently are required to be registered under Section 12(b) of the Exchange Act. A further security of Aventis currently is required to be registered under Section 12(g) of the Exchange Act because it is held by more than 300 holders. Registration of these securities may be terminated by Aventis upon application to the SEC if they are no longer listed on a national securities exchange and if there are fewer than 300 holders. Termination of the registration of the Aventis securities under the Exchange Act would substantially reduce the information required to be furnished by Aventis to their holders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to these securities.

      To the extent the registration of Aventis ordinary shares and Aventis ADSs under the Exchange Act depends on steps taken by Sanofi-Synthelabo, Sanofi-Synthelabo may or may not take such steps. Therefore, you should not rely on the continued registration of any Aventis securities under the Exchange Act.

Deregistration under the Exchange Act

      Aventis ADSs are currently “margin securities”, as defined under the rules of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on the collateral of the Aventis ADSs. If Aventis ADSs were deregistered under the Exchange Act and/or delisted from the NYSE, they would cease to qualify as “margin securities” which would likely have an adverse impact on their value.

Appraisal Rights

      Neither holders of Aventis ordinary shares nor holders of Aventis ADSs are entitled to appraisal rights with respect to the U.S. offer, the French offer or the German offer as a matter of French law. There are no appraisal rights under French company law. Under applicable French stock market regulations, the AMF is responsible for determining the acceptability of the French offer by analyzing the value of the consideration offered in reference to customary valuation criteria. The notice of approval (avis de recevabilité) issued by the AMF could be challenged in court by any interested party within 10 days following its publication in BALO, the French legal gazette.

MATERIAL FRENCH TAX AND U.S. FEDERAL INCOME TAX CONSEQUENCES

Scope and Definitions

      This section summarizes the material French tax and United States federal income tax consequences of exchanging your Aventis securities pursuant to the U.S. offer for cash, Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as the case may be, or for a combination of cash and Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs. It applies to you only if you hold your Aventis securities, and will hold your Sanofi-Synthelabo securities, as a capital asset for United States federal income tax purposes. This section does not apply to you if you are a resident of France for French tax purposes, or a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	a tax-exempt organization;

•	a life insurance company, bank or financial institution;

•	a person liable for alternative minimum tax;

•	a person that acquired their Aventis ordinary shares or Aventis ADSs by exercising employee stock options or otherwise as compensation;

•	a person that actually or constructively owns 10% or more of Aventis voting stock or Sanofi-Synthelabo voting stock;

•	a partnership, S corporation or other pass-through entity;

•	with respect to French taxation, a person that together with his or her spouse, if any, and their ascendants and descendants, directly or indirectly, hold or have held more than 25% of the rights to Aventis earnings (droits aux bénéfices sociaux) at any time during the five years preceding the exchange;

•	a person that holds Aventis securities, or, after the exchange, will hold Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as part of a straddle or a hedging or conversion transaction; and

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

      This section is intended only as a general summary and does not purport to be a complete analysis of all potential tax effects that may apply. This section does not constitute legal or tax advice. This section is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, and the French tax laws, as well as on the income tax convention between the United States of America and the Republic of France (the “French Treaty”), all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

      You are a non-resident of France for French tax purposes if you are a beneficial owner of Aventis securities that exchanges your Aventis securities pursuant to the U.S. offer, and, for French income tax purposes, you are not:

•	an individual (1) whose principal residence is located in France, (2) maintains his or her household in France, (3) carries out his or her professional activity in France, or (4) whose principal center of economic interests is located in France; or

•	an enterprise with its registered office located in France or operating a business in France.

      You are a U.S. holder if you are a beneficial owner of Aventis securities that exchanges your Aventis securities pursuant to the U.S. offer, and you are for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States or of any State;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

      You are a non-U.S. holder if you are a beneficial owner of Aventis securities that exchanges Aventis securities pursuant to the U.S. offer, and you are not a U.S. holder.

You should consult your own tax advisor regarding the United States federal, State and local, and the French and other tax consequences of exchanging your Aventis securities and of owning and disposing of Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs in your particular circumstances. In particular, you should confirm whether you are eligible for the benefits of the French Treaty with your advisor and should discuss any possible consequences of failing to be so eligible. Holders of Aventis securities who currently own, directly, indirectly, or constructively, Sanofi-Synthelabo ordinary shares, Sanofi-Synthelabo ADSs, or any other Sanofi-Synthelabo securities treated as stock for U.S. federal income tax purposes should consult their own tax advisors about special U.S. federal income tax rules which may apply to them. You should also consult your tax advisor in the event that you become entitled to receive any annual dividend that is approved to be paid with respect to Sanofi-Synthelabo’s 2003 results.

Tax Consequences of Exchanging Aventis Securities

     French taxation

      For French income tax purposes, if you are a French non-resident, you will not be subject to French tax on any capital gain or loss recognized upon exchanging your Aventis securities pursuant to the U.S. offer unless you have a permanent establishment or fixed base in France and the Aventis securities exchanged are part of the business property of that permanent establishment or fixed base. In that case, the gain or loss, if any, generally will equal the difference between:

•	the sum of the value of the Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs and the amount of the cash payment received; and

•	your adjusted tax basis in your Aventis securities exchanged.

Such gain or loss would be recognized upon the exchange and subject to French income tax under the ordinary rules.

     United States federal income taxation

      U.S. Holders. If you are a U.S. holder, you will generally recognize capital gain or loss, if any, as a result of exchanging Aventis ordinary shares or Aventis ADSs for cash, Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as the case may be, or a combination of cash and Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs. Such capital gain or loss will be equal to the difference between:

•	the sum of the value of the Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, determined in U.S. dollars, and the amount of the cash payment you receive in the exchange (referred to as the amount realized); and

•	your tax basis, determined in U.S. dollars, in the Aventis ordinary shares or Aventis ADSs that you exchange.

For this purpose, the value of the Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs received will equal the fair market value of such shares on the date of the exchange, determined in U.S. dollars. Fair market value is the price at which property would change hands between a willing buyer and a willing seller, neither being under compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Thus, one approach to determining the fair market value of the Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs may be to treat the mean between the highest and lowest selling prices of Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs on the date of exchange as fair market value.

      If you receive any Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs pursuant to the U.S. offer, your tax basis in each such share or ADS, as applicable, immediately after the exchange will equal its fair market value, as taken into account in determining the amount realized, and your holding period in each such share will begin on the day after the exchange date.

      Special rules may apply to disallow or defer a loss recognized by a U.S. holder. In addition, special rules may apply in the event that the direct, indirect and constructive holders of Aventis securities owned, directly, indirectly or constructively, at least 50 percent of the Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs (by vote or value) after the U.S. offer. Holders of Aventis securities who expect to recognize a loss or who currently own directly, indirectly or constructively, Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs should consult their tax advisors regarding the amount and character of income, gain or loss to them on the exchange.

      For foreign tax credit purposes, gain or loss that you recognize upon an exchange of Aventis securities pursuant to the U.S. offer generally will be income or loss from sources within the United States if such gain or loss is capital gain or loss. Any gain or loss that you recognize upon an exchange of Aventis securities pursuant to the U.S. offer will generally be treated as “passive income,” which is treated separately from other types of income for foreign tax credit limitation purposes.

      If you are a non-corporate U.S. holder, capital gain will be taxable at a maximum rate of 15% if your holding period in the Aventis security that you exchange exceeds one year on the date of exchange. The deductibility of capital losses is subject to limitations.

      Non-U.S. Holders. You will generally not be subject to United States federal income tax on any gain or loss recognized as a result of exchanging your Aventis ADSs pursuant to the U.S. offer unless:

•	the gain or loss is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis; or

•	you are an individual who is present in the United States for at least 183 days in the taxable year of the sale, and certain other requirements are met.

      If you are a corporate non-U.S. holder that under the rules described above is subject to United States federal income tax on the exchange of your Aventis securities, you may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

          Passive foreign investment company status

      A non-U.S. corporation will be classified as a passive foreign investment company (a “PFIC”) for any taxable year if at least 75 percent of its gross income consists of passive income (such as dividends, interest, rents, royalties or gains on the disposition of certain minority interests), or at least 50 percent of the average value of its assets consists of assets that produce, or are held for the production of, passive income. If either Aventis or Sanofi-Synthelabo were characterized as a PFIC, U.S. holders would suffer adverse tax consequences, and U.S. federal income tax consequences different from those described above may apply. These consequences may include having gains realized on the disposition of ordinary shares or ADSs treated as ordinary income rather than capital gain and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of ordinary shares or ADSs. U.S. holders should consult their own tax advisors regarding the potential application of the PFIC rules to their exchange of Aventis securities pursuant to the U.S. offer and their ownership of Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs acquired pursuant to the U.S. offer.

Information Reporting and Backup Withholding

      Proceeds from the exchange of Aventis securities pursuant to the U.S. offer that are paid to a U.S. holder (other than certain exempt recipients, such as corporations) generally are subject to information reporting and, if the U.S. holder fails to provide a valid taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption, to backup withholding at the applicable rate (currently 28%). A non-U.S. holder may also be subject to information reporting and backup withholding at the applicable rate with respect to proceeds from the exchange of Aventis securities pursuant to the U.S. offer.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the holder’s U.S. federal income tax liability if certain required information is furnished to the IRS in a timely manner. Holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current treasury regulations.

Tax Consequences of Holding Sanofi-Synthelabo Shares and ADSs

      Except as set forth below with respect to the material French tax consequences of the purchase, ownership and disposition of our shares or ADSs, for information regarding the tax consequences of owning and disposing of Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs, see “Item 10.E. Taxation” in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated in this prospectus by reference.

French taxation

      The following is a summary of the material French tax consequences of the purchase, ownership and disposition of our shares or ADSs if you are a holder that is a resident of the United States for purposes of, and is fully eligible for benefits under, the income tax convention between the United States and France. You generally will be entitled to French Treaty benefits in respect of our shares or ADSs if you are:

•	the beneficial owner of the shares or ADSs (and the dividends paid with respect thereto);

•	an individual resident of the United States, a U.S. corporation, or a partnership, estate or trust to the extent its income is subject to taxation in the United States in its hands or in the hands of its partners or beneficiaries;

•	not also a resident of France for French tax purposes; and

•	not subject to an anti-treaty shopping article that applies in limited circumstances.

      This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. The summary is based on laws, treaties, regulatory interpretations and judicial decisions in effect on the date hereof, all of which are subject to change.

      This summary does not discuss the treatment of shares or ADSs that are held in connection with a permanent establishment or fixed base through which a holder carries on business or performs personal services in France.

      The following summary does not address the treatment of shares that are held by a resident of France (except for purposes of describing related tax consequences for other holders) or in connection with a permanent establishment or fixed base through which a holder carries on business or performs personal services in France, or by a person that owns, directly or indirectly, 5% or more of the stock of our company.

      There are currently no procedures available for holders that are not U.S. residents to claim tax treaty benefits in respect of dividends received on ADSs or shares registered in the name of a nominee. Such holders should consult their own tax advisor about the consequences of owning and disposing of ADSs.

      You should consult your own tax advisor regarding the tax consequences of the purchase, ownership and disposition of shares or ADSs in light of your particular circumstances, including the effect of any state, local or other national laws.

Dividends

Taxation of Dividends – Withholding Tax

      Dividends paid to non-residents normally are subject to a 25% French withholding tax and are not eligible for the benefit of the avoir fiscal.

      However, under the French Treaty, you can claim the benefit of a reduced dividend withholding tax rate of 15%.

      French tax will be withheld at the 15% French Treaty rate if you have established before the date of payment that you are a resident of the United States under the French Treaty and, if you are not an individual, that you are the owner of all the rights relating to the full ownership of the shares or ADSs (including, but not limited to, dividend rights).

Taxation of Dividends – Avoir fiscal

      Pursuant to the Finance Act for 2004 (loi de finances pour 2004):

•	French individual residents are entitled to a tax credit, known as the avoir fiscal, equal to 50% of the dividend paid by French companies before January 1, 2005, but distributions made as from that date shall carry no avoir fiscal;

•	other French residents are entitled to an avoir fiscal equal to 10% of the dividend (plus an additional payment equal to 80% of any précompte actually paid in cash by the distributing corporation), but will not be able to credit any such avoir fiscal against their French income or corporation tax liability or to obtain any refund thereof as from January 1, 2005.

      For the purposes of this sub-section, the précompte means an equalization tax payable by a French corporation where dividends are paid out of profits that have not been taxed at the ordinary French corporate tax rate, or were earned and taxed more than five years before the distribution. The précompte generally is equal to one-half of the amount of the dividend paid to the shareholder prior to deduction of any withholding tax. However, the Finance Act for 2004 (loi de finances pour 2004) provides for the repeal of the précompte mechanism in respect of dividends paid as from January 1, 2005: therefore, dividend distributions made as from this date will not trigger the payment of any précompte, and accordingly shall give rise to no refund thereof.

      If you are an individual, you will also be entitled under the French Treaty to a payment from the French tax authorities equal to the avoir fiscal (less a 15% withholding tax) that is attached to dividends we may pay before January 1, 2005. However, you will not be entitled to any such payment in respect of dividends we may pay after that date.

      In order to benefit from this payment, you must be subject to U.S. federal income tax on the avoir fiscal payment and the dividend to which it relates. The refund of the avoir fiscal will not be paid before January 15 following the end of the calendar year in which the dividend is paid.

      If you are not an individual, you should not be entitled to the refund of the avoir fiscal in respect of dividends we may pay in 2004, since, under French administrative practices, the avoir fiscal refund would not be payable before January 15, 2005 and the Finance Act for 2004 (loi de finances pour 2004) terminates any payment of avoir fiscal to persons other than individuals after January 1, 2005.

      Pension funds and certain other tax-exempt U.S. holders are generally entitled under the French Treaty to a reduced withholding tax rate of 15%, but should not be entitled to the refund of the avoir fiscal in respect of dividends we may pay to those holders in 2004, since, under French administrative practices, the avoir fiscal refund would not be payable before January 15, 2005 and the Finance Act for 2004 (loi de finances pour 2004) terminates any payment of avoir fiscal to persons other than individuals after January 1, 2005.

      Partnerships, trusts and estates should consult their usual tax advisers to determine whether they, or their partners, beneficiaries or grantors, are entitled to the refund of the avoir fiscal in relation to dividends we may pay before January 1, 2005.

      If you are not entitled to a refund of the avoir fiscal, you generally may obtain from the French tax authorities a refund of the entire précompte we may actually pay in cash (less a 15% French withholding tax) in respect of dividend distributions made before January 1, 2005. Since no précompte should apply to distributions made after that date, you will not be able to receive any such additional payment in respect of dividend distributions made as from January 1, 2005. Pension funds and certain other tax-exempt U.S. holders are also entitled to certain refunds in respect of the précompte we actually pay in cash. Such holders should consult their own tax advisers in respect of précompte refunds.

Procedures for Claiming French Treaty Benefits

      In order to claim French Treaty benefits, you must complete and deliver to the French tax authorities either:

•	the simplified certificate described below; or

•	an application for refund on French Treasury Form RF 1A EU-No. 5052.

      A simplified certificate must state that:

•	you are a U.S. resident within the meaning of the French Treaty;

•	you do not maintain a permanent establishment or fixed base in France with which the holding giving rise to the dividend is effectively connected;

•	you own all the rights attached to the full ownership of the shares (including dividend rights); and

•	you meet all the requirements of the French Treaty for obtaining the benefit of the reduced rate of withholding tax and the refund of the avoir fiscal.

      If a holder that is not an individual submits an application for refund on Form RF 1A EU-No. 5052, the application must be accompanied by an affidavit attesting that the holder is the owner of all the rights attached to the full ownership of the shares (including dividend rights).

      For partnerships or trusts, claims for French Treaty benefits and related attestations are made by the partners, beneficiaries or grantors who also have to supply certain additional documentation.

      To be eligible for French Treaty benefits, pension funds and certain other tax-exempt U.S. holders have to comply with the filing requirements described above, except that they may have to supply additional documentation evidencing their entitlement to those benefits.

      Copies of the simplified certificate and the application for refund are available from the U.S. Internal Revenue Service.

      If the certificate or application is not filed prior to a dividend payment, then holders may claim withholding tax and avoir fiscal refunds by filing an application for refund at the latest by December 31 of the second year following the year in which the withholding tax is paid.

      The avoir fiscal or partial avoir fiscal and any French withholding tax refund will not be paid before January 15 following the end of the calendar year in which the dividend is paid.

      If you are not entitled to a refund of the avoir fiscal but are entitled to a full refund of the précompte, or if you are a U.S. pension fund or other tax-exempt U.S. holder that is entitled to a partial refund of the précompte, you must apply for such a refund by filing French Treasury Form RF 1B EU-No. 5053 before the end of the year following the year in which the dividend was paid. This form, together with instructions, is available from the U.S. Internal Revenue Service or at the Centre des Impôts des Non-Résidents (9, rue d’Uzès, 75094 Paris Cedex 2, France).

Taxation on sale or disposition of shares or ADSs

      Holders that are not residents of France for tax purposes, do not hold shares or ADSs in connection with the conduct of a business or profession in France, and have held not more than 25% of our dividend rights (droits aux bénéfices sociaux), directly or indirectly, at any time during the preceding five years, are not subject to any French income tax or capital gains tax on the sale or disposition of shares or ADSs.

      Under the French Treaty, you will not be subject to French tax on any gain derived from the sale or exchange of shares or ADSs, unless the gain is effectively connected with a permanent establishment or fixed base maintained by you in France.

      A 1% registration duty (subject to a maximum of €3,049 per transfer) applies to certain transfers of shares or ADSs in French companies. The duty does not apply to transfers of shares or ADSs in listed companies that are not evidenced by a written agreement, or if any such agreement is executed outside France.

French estate and gift tax

      Under the estate and gift tax convention between the United States and France, a transfer of shares or ADSs by gift or by reason of the death of a U.S. holder entitled to benefits under that convention will not be subject to French gift or inheritance tax, so long as the donor or decedent was not domiciled in France at the time of the transfer, and the shares or ADSs were not used or held for use in the conduct of a business or profession through a permanent establishment or fixed base in France.

PLANS FOR AVENTIS AFTER THE COMPLETION OF THIS OFFER,

THE FRENCH OFFER AND THE GERMAN OFFER

Current Plans

      The purpose of the U.S. offer, the French offer and the German offer is to acquire control of Aventis. It is the present intention of Sanofi-Synthelabo, as soon as practicable after the consummation of the offers, to seek maximum representation on the supervisory board (conseil de surveillance) of Aventis and, if necessary, to cause the supervisory board to appoint a new management board (directoire). Pursuant to Article L. 225-103, II, 4 of the French Commercial Code, after Sanofi-Synthelabo gains control of a majority of the share capital or voting rights in Aventis in the offers, Sanofi-Synthelabo may request the management board (directoire) of Aventis to convene a meeting of shareholders (or, if the management board fails to convene such a meeting, Sanofi-Synthelabo may itself convene this meeting of shareholders) with an agenda which, among other things, may provide for the election of a new supervisory board (conseil de surveillance) and, if necessary, the dismissal of the existing management board (directoire) of Aventis. At this meeting, or at subsequent meetings, if we have acquired the necessary voting rights in the offers, we also currently intend to amend the corporate bylaws (statuts) of Aventis in order to modify the governance structure of Aventis by replacing its two-tiered supervisory board (conseil de surveillance) and management board (directoire) with a single board of directors (conseil d’administration).

      The U.S. offer, the French offer and the German offer are not being made pursuant to any agreement with Aventis, and we have not had access to any information other than publicly available information. See “Risk Factors — We have not been given the opportunity to conduct a due diligence review of the non-public records of Aventis. Therefore, we may be subject to unknown liabilities of Aventis which may have an adverse effect on our profitability and results of operations”. During the U.S. offer, the French offer and the German offer, we will continue to review, on the basis of publicly available information, the business and operations of Aventis and evaluate various business strategies and operational initiatives that we may implement in the event that we acquire control of Aventis and to the extent we believe them appropriate. In addition, if and to the extent that we acquire control of Aventis, or otherwise obtain access to the books and records, management, employees and other resources of Aventis, we intend to conduct a detailed review of Aventis, its business, operations, assets, financial projections, budgets, strategic and business plans, corporate, legal and governance structures, properties, dividend policy, capitalization, capital structure, management and personnel and consider and determine what, if any, future actions would be desirable in light of the circumstances that then exist. For example, we may, among other things, make changes in Aventis’s business, facility locations, corporate structure, capital structure, boards of directors and/or management, marketing strategies or dividend policy. It is Sanofi-Synthelabo’s present intention that after the acquisition of Aventis pursuant to the offers, the corporate headquarters and principal executive offices of the enlarged Sanofi-Synthelabo group would continue to be located in Paris. It is Sanofi-Synthelabo’s present intention to retain major operations centers in the United States and Germany and a direct presence in Japan. If Sanofi-Synthelabo acquires the necessary voting rights and if such action is desirable in light of the circumstances that then exist, Sanofi-Synthelabo also reserves the right to merge Aventis into Sanofi-Synthelabo.

      It is Sanofi-Synthelabo’s present intention to continue the program of divestitures of Aventis’s non-core assets and business. For more detail on Aventis’s non-core businesses and divestiture plans, please see “Item 4. Information on the Company — Non-Core Businesses” in Aventis’s Annual Report on Form 20-F for the year ended December 31, 2002.

      It is also Sanofi-Synthelabo’s present intention that, after the acquisition of Aventis pursuant to the offers, its statuts shall continue to provide that any fully paid-up Sanofi-Synthelabo ordinary shares that have been held in registered form under the name of the same shareholder for at least two years shall acquire double voting rights.

     Sanofi-Synthelabo’s position regarding employment

      Under French law and regulations, the French information memorandum (note d’information) relating to the French offer must include a statement regarding Sanofi-Synthelabo’s intention with respect to employees. The following paragraphs are a translation from the French of the disclosure in the French information memorandum, except that cross-references have been conformed.

      In compliance with article L.432-1 of the French Labor Code (Code du travail), a copy of the French note d’information has been forwarded to the bodies representing the employees of Aventis.

      Sanofi-Synthelabo will make itself available to the bodies representing the employees of Aventis who would like to listen to Sanofi-Synthelabo regarding the study and analysis of the present offers.

      Sanofi-Synthelabo has not had access to the necessary information to be able to set forth in a precise manner its intentions regarding Aventis’s workforce and, in particular, has not had access to precise information regarding the reorganizations considered by Aventis.

      Within the framework of implementing the industrial project described under “Background and Reasons for the Offers — Reasons for the Offers”, Sanofi-Synthelabo may be led to implement reorganizations of the following functions: research, production, marketing and services; together with combining the existing entities of Sanofi-Synthelabo and Aventis, country by country.

      These operations will be implemented after phases of information, dialogue and consultation with the workers’ representative bodies of the affected entities. Sanofi-Synthelabo will implement and support programs, adapted to the circumstances created by these combinations, always taking into consideration and respecting the concerns of all employees and leaving nobody to face an employment question alone.

Subsequent Transactions; Compulsory Acquisition; Delisting

      Sanofi-Synthelabo has not determined whether or when it would seek to acquire any Aventis securities not tendered into the U.S. offer, the French offer or the German offer. Sanofi-Synthelabo expects to make these determinations based on the facts and circumstances existing at the appropriate time. Such facts and circumstances could include, among others:

•	the anticipated cost of acquiring the remaining Aventis securities;

•	the proportion of the share capital and voting rights of Aventis that Sanofi-Synthelabo then owns;

•	tax considerations; and

•	the costs of maintaining a minority interest in Aventis.

The Sanofi-Synthelabo board of directors will decide, after weighing all the relevant circumstances, whether the acquisition of any Aventis securities not tendered into the U.S. offer, the French offer or the German offer would be in the best interests of the combined entity and its shareholders.

      The method or methods selected by Sanofi-Synthelabo to implement any acquisition of remaining Aventis securities will be determined after evaluating all relevant factors at the time, but will primarily be influenced by considerations of cost and likelihood of success. The following discussion summarizes the principal types of transactions that Sanofi-Synthelabo could undertake.

      If Sanofi-Synthelabo acquires Aventis securities representing at least 95% of the total voting rights of Aventis, Sanofi-Synthelabo may (but will not be obligated to) make an offre publique de retrait, or minority buy-out offer, for the remaining Aventis ordinary shares (including Aventis ordinary shares represented by Aventis ADSs). Alternatively, a holder of Aventis securities could request the AMF to require us to make a minority buy-out offer. Any minority buy-out offer could be made only with the approval of the AMF, which will make its decision on whether to require or permit a minority buy-out offer on the basis of the liquidity of the market for Aventis securities and on any other reasons cited by the requesting holders of Aventis securities (including Sanofi-Synthelabo) in their application for AMF approval. The AMF will also establish the offer timetable. In any minority buy-out offer, the purchase price offered by us to the remaining holders of Aventis securities could be in the form of either cash or Sanofi-Synthelabo ordinary shares and could differ from the consideration offered in the U.S. offer. Any minority buy-out offer to holders of Aventis ordinary shares located in the United States and to holders of Aventis ADSs would be made in accordance with applicable U.S. federal securities laws.

      If, following a minority buy-out offer, we hold Aventis shares representing more than 95% of both the share capital and voting rights of Aventis, we will have the right, but not the obligation, to make a retrait obligatoire, or a compulsory acquisition, in which the remaining holders of Aventis securities would receive cash consideration for their Aventis securities. Under French regulations, we would be required to state in our minority buy-out offer whether that offer will be followed immediately by a compulsory acquisition, or whether we were only reserving the right to proceed with a compulsory acquisition. If we reserve the right to proceed with a compulsory acquisition, we must decide within 10 French trading days following the close of the minority buy-out offer whether we will proceed with the compulsory acquisition. The terms of any compulsory acquisition must be approved by the AMF, which would also establish the offer timetable. We could pay only cash consideration in a compulsory acquisition, in an amount not less than the purchase price paid in the preceding minority buy-out offer and approved by the AMF, which will evaluate its fairness based on several factors, including a multi-criteria valuation analysis prepared by an independent appraiser approved by the AMF. Any compulsory acquisition of holders of Aventis ordinary shares located in the United States and to holders of Aventis ADSs would be made in accordance with applicable U.S. federal securities laws.

      If any minority buy-out offer or compulsory acquisition constitutes a tender offer for U.S. securities law purposes, it may be made to U.S. holders of Aventis securities in reliance on the “Tier I” exemption from the U.S. tender offer rules pursuant to Regulation 14D under the Exchange Act. As a result, the minority buy-out offer or compulsory acquisition could be conducted in accordance with French law only. In addition, any Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs) offered in a minority buy-out offer would be exempt from the registration requirements of the Securities Act. Sanofi-Synthelabo has not determined whether any minority buy-out offer or compulsory acquisition will be made to U.S. holders of Aventis securities, and expects to make such a determination based on, among other factors, the then number of U.S. holders and the availability of “Tier I” exemptive relief.

      Finally, subject to applicable law, we reserve the right to acquire, following the completion or termination of the U.S. offer, the French offer and the German offer, additional Aventis ordinary shares or Aventis ADSs through open market purchases, privately negotiated transactions, a subsequent tender offer or exchange offer, or otherwise, upon the terms and at the prices as we determine, which may be more or less favorable than those of the U.S. offer. We also reserve the right to dispose of any and all Aventis ordinary shares or Aventis ADSs acquired by us pursuant to the U.S. offer, the French offer, the German offer or otherwise, upon the terms and at the prices we may determine.

      If Sanofi-Synthelabo were to launch a minority buy-out, it may then petition Euronext Paris to cause the delisting of the Aventis ordinary shares. After any compulsory acquisition, Euronext Paris would automatically delist the Aventis ordinary shares. In Germany, the Frankfurt stock exchange may delist the Aventis ordinary shares if orderly trading in Aventis ordinary shares is no longer assured. Furthermore, subject to applicable law and the NYSE rules, Sanofi-Synthelabo may cause Aventis to terminate its deposit agreement, and to petition, or cause Aventis to petition, the NYSE to delist the Aventis ADSs. If the deposit agreement for the Aventis ADSs is terminated, holders of Aventis ADSs will only have the right to receive the Aventis ordinary shares underlying the Aventis ADSs upon surrender of any ADR representing the Aventis ADSs and payment of applicable fees to the Aventis ADS depositary. There is no U.S. public trading market for the Aventis ordinary shares. See also “The U.S. Offer — Effect of the Offers on the Market for Aventis Securities”.

      Under applicable German law, before or after completion of the offers, Sanofi-Synthelabo may be required to launch a public offer for all the ordinary shares of Hoechst not held by Aventis or its subsidiaries.

Future Dividend Policy of Aventis

      Sanofi-Synthelabo is not in a position at this date to state what the dividend policy will be in respect of Aventis securities after completion of the U.S. offer, the French offer and the German offer, but it is likely that such policy will be determined in the context of Aventis’s integration into the combined group. This integration may result in a large reduction in the level of dividends paid by Aventis.

Future Dividend Policy of Sanofi-Synthelabo

      It is Sanofi-Synthelabo’s present intention to continue its current dividend policy, including with respect to the dividends to be distributed in respect of Sanofi-Synthelabo’s 2003 results. For details of your entitlement to receive dividends in respect of the Sanofi-Synthelabo ordinary shares, including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs, that you receive in exchange for the Aventis securities that you tender into the U.S. offer, please refer to “The U.S. Offer — Entitlement to Sanofi-Synthelabo Dividends”.

SOURCE AND AMOUNT OF FUNDS

      Assuming all of the outstanding Aventis ordinary shares (including Aventis ordinary shares represented by Aventis ADSs), on a diluted basis taking into account all in-the-money options that are exercisable as of the expected closing date, are tendered into the U.S. offer, the French offer or the German offer pursuant to the terms of the offers, we would be obligated to issue 664,336,234 Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs). The issuance of these new Sanofi-Synthelabo ordinary shares must be approved by the affirmative vote of two-thirds of the voting power present at an extraordinary meeting of shareholders. As of December 31, 2003, Total and L’Oréal, our two principal shareholders, held 178,476,513 and 143,041,202 Sanofi-Synthelabo ordinary shares, respectively, representing in aggregate 47.1% of our outstanding share capital (other than share capital held by Sanofi-Synthelabo) and 63.1% of our voting rights. At the meeting of the board of directors of Sanofi-Synthelabo on January 25, 2004, the representatives of Total and L’Oréal confirmed their full support of the offers. Total and L’Oréal have also expressed that they will approve the increase in share capital that will be submitted to the extraordinary meeting of shareholders. See “Background and Reasons for the Offers — Background of the Offers”.

      Assuming all of the outstanding Aventis securities, on a diluted basis taking into account all in-the-money options that are exercisable as of the expected closing date, are tendered into the U.S. offer, the French offer or the German offer, we would be obligated to pay an aggregate amount of €9,168 million in cash to the holders of those Aventis securities. This amount will be lower if less than 100% of the currently outstanding Aventis securities are tendered into the offers. The amount may also vary depending on the number of Aventis securities outstanding at the time of the closing of the offers.

      In connection with this transaction, we have entered into a credit facility agreement dated January 25, 2004 permitting borrowing in the amount of up to €12,000 million, which will be used mainly to finance the cash consideration to be paid to holders of Aventis securities pursuant to the offers and refinance certain debt of Aventis and its subsidiaries. This facility has been, subject to certain conditions, entirely underwritten by BNP Paribas and an affiliate of Merrill Lynch & Co.

      The credit facility agreement provides that the credit facility will be divided into a 364-day €4,000 million term loan facility (“Tranche A”), a three-year €4,000 million term loan facility (“Tranche B”) and a five-year €4,000 million revolving loan facility (“Tranche C”).

      Each Tranche is required to be repaid in its entirety on its final maturity date except that we have an option to extend the final maturity date of Tranche A until a date falling two years following the date of the credit facility agreement.

      Amounts borrowed under Tranche A and Tranche B may only be used to finance part of the cash consideration to be paid to holders of Aventis securities pursuant to the offers. Amounts borrowed under Tranche C may be used for various purposes, principally to pay fees, costs and expenses incurred in connection with the offers and to refinance certain indebtedness of Aventis and its subsidiaries.

      Subject to certain conditions set out in the facility agreement, the credit facility will be made available immediately upon all of the conditions to the offers having been satisfied and when the cash consideration is required to be paid to holders of Aventis securities who have validly tendered such securities into the offers. Borrowings under Tranche A and Tranche B will be made available in euros only whereas borrowings under Tranche C will be made available in euros and, as the case may be, in U.S. dollars, pounds sterling and Japanese yen.

      The credit facility is subject to terms and conditions customary for facilities of this type, including mandatory prepayment provisions (for example, in the event of certain asset disposals or a change of control of Sanofi-Synthelabo), events of default (for example, in the event of cross-default or insolvency), representations and warranties (such as in relation to status, power and authority and financial statements), covenants (such as information undertakings, negative pledge and financial ratio), indemnities, provisions to protect the margin due to the lenders and commitment fee arrangements.

      The applicable margin for each Tranche under the credit facility varies according to the credit ratings that will be assigned to us at the relevant time. The margin under Tranche A will be initially 0.40% per annum and may range from 0.35% per annum to 0.525% per annum, the margin under Tranche B will be initially 0.45% per annum and may range from 0.40% per annum to 0.575% per annum and the margin under Tranche C will be initially 0.50% per annum and may range from 0.45% per annum to 0.625% per annum. The margins determined above will be decreased by five basis points once more than 50% of the credit facility has been repaid and cancelled. Interest on Euro-based borrowings shall accrue at the applicable margin plus EURIBOR, and interest on U.S. dollars, pounds sterling or Japanese yen shall accrue at the applicable margin plus LIBOR.

INFORMATION ABOUT SANOFI-SYNTHELABO

      The legal and commercial name of our company is Sanofi-Synthelabo. We are a French société anonyme, a form of limited liability stock company, formed in 1994 pursuant to the French Commercial Code for a term of 99 years. Our registered office is located at 174 avenue de France, 75013 Paris, France. Our telephone number is: +33(0) 1 53 77 40 00.

Business Description

      Sanofi-Synthelabo is an international pharmaceutical group engaged in the research, development, manufacture and marketing of pharmaceutical products for sale principally in the prescription market. In 2002, our consolidated net sales were €7,448 million ($7,840 million), our net income was €1,759 million ($1,852 million), we invested €1,218 million in research and development and employed over 32,000 people worldwide. On the basis of sales for the last twelve months ended September 30, 2003, Sanofi-Synthelabo is the second largest pharmaceutical group in France, the eighth largest pharmaceutical group in Western Europe and among the twenty largest pharmaceutical groups in the world (based on data from IMS Health).

      In our prescription business, we specialize in four therapeutic areas:

•	Cardiovascular/Thrombosis. Our Cardiovascular/ Thrombosis products include two of the fastest-growing products on the Cardiovascular/ Thrombosis market today: the blood pressure medication Aprovel®/ Avapro® and the anti-clotting agent Plavix®, as well as one of our newest products, the anti-thrombotic Arixtra®.

•	Central Nervous System, or CNS. Our CNS medicines include Stilnox®/ Ambien®, the world’s leading prescription insomnia medication, and Depakine®, one of the leading treatments for epilepsy.

•	Internal Medicine. Our Internal Medicine products include Xatral®/ Uroxatral®, a leading treatment for benign prostatic hypertrophy.

•	Oncology. Our lead product in this strategic market is the cancer drug Eloxatin®, which is marketed in Europe as a first-line treatment against colorectal cancer and, since August 2002, in the United States as a second line treatment in combination with 5-FU/LV.

      Our three leading products are Aprovel®, Plavix® and Stilnox®, which together accounted for 39.9% of our total consolidated net sales, or €2,973 million, in 2002.

      We have a strong commitment to research and development. We have 14 research centers and have over 6,700 employees devoted to research and development. At December 31, 2003, we had 55 compounds in development in the four therapeutic areas, 25 of which were in Phase II or Phase III clinical trials.

History

      Our company is the result of the 1999 merger of Sanofi and Synthelabo, two major French pharmaceutical companies. Since the merger, we have combined the resources of the two companies to expand our global presence, particularly in the United States, and to increase our focus on research and development for products with strong future potential. Last year we celebrated the thirtieth anniversary of our group worldwide.

      Sanofi was founded in 1973 by Elf Aquitaine, a French oil company, when it took control of the Labaz Group (a pharmaceutical company) for diversification purposes. Sanofi launched its first major product on the market, Ticlid®, in 1978. At the time of the merger in 1999, Sanofi was the second largest pharmaceutical group in France in terms of sales. A majority of its share capital was owned by Elf Aquitaine, which was subsequently acquired by Total. Sanofi made a significant venture into the United States market in 1994, when it acquired the prescription pharmaceuticals business of Sterling Winthorp, an affiliate of Eastman Kodak. Sanofi launched its first major product on the U.S. market, Aprovel®, in 1997, followed by Plavix® in 1998.

      Synthelabo was founded in 1970 through the merger of two French pharmaceutical laboratories, Laboratoires Dausse (founded in 1834) and Laboratoires Robert & Carrière (founded in 1899). In 1973, L’Oréal acquired the majority of its share capital and in 1988, Synthelabo launched two major products on the French market: Stilnox® and Xatral®. At the time of the merger, Synthelabo was the third largest pharmaceutical group in France in terms of sales. A majority of its share capital was still owned by the French cosmetics group L’Oréal. In 1993, Synthelabo launched Stilnox® in the United States under the brand name Ambien®. By 1994, Stilnox® had become the leading insomnia prescription medication worldwide according to data from IMS Health.

      Sanofi and Synthelabo agreed to merge at the end of 1998, and the merger became effective in the second quarter of 1999. Following the merger, Elf Aquitaine and L’Oréal were the largest shareholders of the new group, although neither held a majority of the share capital. The two principal shareholders entered into a shareholders’ agreement that lasts until 2004. The terms of the shareholders’ agreement are described under Item 7.A “Major Shareholders and Related Party Transactions — Major Shareholders — Shareholders’ Agreement” of our Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated by reference into this prospectus. See “Additional Information for Securityholders”. On November 24, 2003, Total and L’Oréal amended the shareholders’ agreement, as further described under “Recent Developments”. A copy of the shareholders’ agreement and a copy of the amendment (in English translation for information purposes only) are filed as an exhibit to our registration statement on Form F-4 of which this prospectus forms a part.

      Part of our strategy following the merger was to concentrate on our core prescription pharmaceuticals business. To implement this strategy, we divested non-core businesses, including:

•	in 1999, Sanofi’s beauty business, our diagnostics business, our animal health and nutrition business and an equity affiliate in the cheese business; and

•	in 2001, our custom chemicals business and two medical equipment businesses, as well as our direct shareholding in Laboratoires de Biologie Végétale Yves Rocher.

For a description of our principal capital expenditures and divestitures since 1999, our expectations as to future capital expenditures and divestitures and the impact of the merger and these divestitures on our results of operations and financial condition, see Item 5 “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated by reference into this prospectus. We currently have no material capital expenditures or divestitures in progress.

      For more information on Sanofi-Synthelabo and its business, please see “Additional Information for Securityholders”.

Plavix® Litigation

      In February 2002, Sanofi-Synthelabo learned that Apotex, a generic drug manufacturer, filed an Abbreviated New Drug Application, or ANDA, with the Food and Drug Administration (or FDA) challenging two of the U.S. patents relating to Plavix®. In April 2002, Sanofi-Synthelabo learned that Dr. Reddy’s Laboratories, a generic drug manufacturer, filed an ANDA with the FDA challenging the three U.S. patents relating to Plavix®. An ANDA is an application by a drug manufacturer to receive authority to market a generic version of an approved product, by demonstrating that it has the same properties as the original approved product. For more information on ANDAs, see Item 4 “Information on the Company — Business Overview — Regulation” in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated in this prospectus by reference. In general, an ANDA may not be filed until the expiration of the five-year market exclusivity period that applies to the original product following its initial market authorization. If the product is protected by a patent owned by or licensed to the manufacturer of the original version, however, the ANDA cannot be approved until the patent expires unless the ANDA applicant challenges the patent. In that case, the ANDA may be filed four years following the initial market authorization of the original product.

      On March 21, 2002, Sanofi-Synthelabo and Bristol-Myers Squibb Sanofi-Synthelabo Pharmaceuticals Holding Partnership (or Sanofi-Synthelabo BMS Holding, Sanofi-Synthelabo’s joint venture with Bristol-Myers Squibb) filed suit in the United States District Court for the Southern District of New York against Apotex for infringement of two of the U.S. patents relating to Plavix®. The lawsuit is captioned Sanofi-Synthelabo, Sanofi-Synthelabo Inc., and Bristol-Myers Squibb Sanofi-Synthelabo Pharmaceuticals Holding Partnership v. Apotex Inc. and Apotex Corp., 02-CV-2255 (RWS). The first patent, U.S. Patent No. 4,847,265, which expires in

2011, discloses and claims the compound clopidogrel, the active ingredient in Plavix®. The second patent, U.S. Patent No. 5,576,328, which expires in 2014, discloses and claims, among other things, the use of clopidogrel in the treatment of patients to prevent a secondary ischemic event. On May 14, 2002, Sanofi-Synthelabo and Sanofi-Synthelabo BMS Holding filed suit in the United States District Court for the Southern District of New York against Dr. Reddy’s Laboratories for infringement of these same two patents. That lawsuit is captioned Sanofi-Synthelabo, Sanofi-Synthelabo Inc. and Bristol-Myers Squibb Sanofi-Synthelabo Pharmaceuticals Holding Partnership v. Dr. Reddy’s Laboratories, LTD, and Dr. Reddy’s Laboratories, Inc., 02-CV-3672 (RWS).

      On June 20, 2003, Sanofi-Synthelabo announced that U.S. Patent No. 5,576,328 has been withdrawn from the patent infringement lawsuits discussed above and will be delisted from the FDA’s list of Approved Drug Products with Therapeutic Equivalence Evaluations, also known as the FDA’s “Orange Book”. The withdrawal of this method patent from the lawsuit has no effect on U.S. Patent No. 4,847,265, which Sanofi-Synthelabo is vigorously defending (together with its alliance partner, Bristol-Myers Squibb, or BMS). As regards the proceedings, fact discovery was essentially completed on October 15, 2003 and the claim construction hearing is currently scheduled for March, 2004. The trial itself may reasonably be expected to take place before year-end at a date to be fixed by the court.

      If either of the challenges to U.S. Patent No. 4,847,265 is successful, the prevailing party would have the right to produce a generic version of Plavix® and market it in the United States in competition with Sanofi-Synthelabo and its alliance partner, BMS. Under U.S. law, the FDA will not be able to approve the ANDAs filed by Apotex or Dr. Reddy’s Laboratories until the earlier of May 17, 2005 or the issuance of a court decision that is adverse to Sanofi-Synthelabo’s U.S. Patent No. 4,847,265. However, Sanofi-Synthelabo believes that Plavix® will continue to benefit from its patent protection in the United States. Sanofi-Synthelabo intends to defend its interests in this matter vigorously.

      In September 2002 and in January 2003, Sanofi-Synthelabo obtained two additional U.S. patents related to Plavix®. At the present time, Sanofi-Synthelabo does not believe that it has a basis to assert these patents against Apotex or Dr. Reddy’s Laboratories.

      In March 2003, Sanofi-Synthelabo learned that Apotex filed an application with the Canadian authorities for a marketing authorization for a generic version of Plavix®, challenging the Canadian patent for clopidogrel. Sanofi-Synthelabo believes that its Canadian patent, which protects Plavix® in Canada until August 2012, is valid and is defending its interests in this matter vigorously.

      The Plavix® patent rights are material to Sanofi-Synthelabo’s business, and if Sanofi-Synthelabo were unsuccessful in asserting them or they were deemed invalid, any resulting introduction of a generic prescription version of Plavix® in the United States would reduce the price that Sanofi-Synthelabo receives for this product and the volume of the product that Sanofi-Synthelabo would be able to sell. See Item 3 “Key Information — Risk Factors — Risks Related to Our Industry — If we are unable to protect our proprietary rights, we may not compete effectively or operate profitably” in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated in this prospectus by reference.

INFORMATION ABOUT AVENTIS

      Aventis is a stock corporation (société anonyme) organized under the French Commercial Code. According to Aventis’s bylaws, its corporate existence shall run through July 17, 2030 except in the event of earlier dissolution or extension by its shareholders. Aventis was formed in December 1999 through the business combination of former pharmaceutical-chemical conglomerates Hoechst of Germany and Rhône-Poulenc of France.

      Aventis’s registered office is 67917 Strasbourg, France, cedex 9, its telephone number is +33 3 88 99 11 00. Aventis’s principal U.S. office is Aventis Pharmaceuticals Inc., 300 Somerset Corporate Boulevard, Bridgewater, NJ 08807-2854.

Business Description

      According to its Annual Report on Form 20-F for the year ended December 31, 2002, Aventis is a global pharmaceutical company that discovers, develops, manufactures and markets branded prescription drugs and human vaccines to protect and improve the health of patients around the world. Aventis claims its therapeutic innovations rank among the leading treatments for lung and breast cancer, thrombosis, seasonal allergies, diabetes and hypertension.

      According to Aventis’s published reports, in 2002, in its core business Aventis generated sales of €17,591 million, net income of €2,081 million, invested €3.141 million in research and development and employed approximately 71,000 people worldwide.

      Aventis’s core business comprises its activities in branded prescription drugs and human vaccines as well as its 50% interest in the animal health joint venture Merial with Merck & Co., and corporate activities. Aventis does not consolidate sales of Merial; however, Aventis’s 50% interest in Merial’s earnings is included under the equity method of accounting.

      As of 2002, Aventis’s therapeutic proteins business, Aventis Behring, was no longer considered a “core” business as Aventis intends to exit from this business. Other non-core businesses, i.e., those that Aventis expects to divest in the near future, include Rhodia, Wacker and Dystar. The divestments of two former non-core businesses, Aventis Animal Nutrition and Aventis CropScience, closed in April and June of 2002, respectively. On December 8, 2003, Aventis announced that it had entered an agreement to sell Aventis Behring to CSL Limited. The transaction, which is subject to approval by antitrust authorities, is expected to close during the first half of 2004.

      Aventis aspires to be recognized as a pharmaceutical industry leader — valued by patients and healthcare providers, sought after as an employer, and respected by the scientific community and by its competitors.

      The strategy that Aventis is pursuing to realize this vision and create sustainable value for patients, healthcare professionals, shareholders and employees centers around its products. Aventis wants to rapidly develop, launch and market innovative prescription drugs and human vaccines that not only satisfy unmet medical needs in large patient populations, but also help lower the overall cost of healthcare.

      Aventis’s strategic priorities have evolved from managing and effecting a successful integration to strengthening and focusing on the core pharmaceutical business and establishing a track record of achievability. Aventis’s strategic goal is to maintain this successful track record by delivering sustainable growth in a changing environment. In order to remain one of the fastest-growing multinational pharmaceutical companies, Aventis’s strategic imperative is product leadership by discovering, developing and supplying those products that offer the greatest therapeutic benefit to patients.

      Aventis’s strategy to achieve its goal of product leadership includes:

•	Focusing discovery efforts and development resources on core disease areas to introduce a steady stream of innovative and value-adding prescription drugs and vaccines;

•	Aggressively deploying a targeted in-licensing and alliance strategy to supplement organic growth and enhance its vigorous in-house R&D efforts with high-value, late-stage products;

•	Maximizing the value of existing and recently launched global brands through commercial investments and by continually expanding their utility through proactive life-cycle management;

•	Working to increase its share of sales in the United States and for key strategic brands;

•	Building an industry-leading position in the application of cutting-edge scientific tools; and

•	Recruiting and retaining the best scientists with passion to discover and develop innovative therapies.

      For more information on Aventis and its business, please see “Additional Information for Securityholders”.

Allegra® and Lovenox® Litigation

      The disclosure in the following fourteen paragraphs is taken from Item 3 “Key Information — Risk Factors — Risks Related to Our Business”, Item 4 “Information on the Company — Marketing and Distribution — Intellectual Property” and Item 8 “Financial Information — Information on Legal or Arbitration Proceedings — Allegra Litigation” in Aventis’s Annual Report on Form 20-F for the year ended December 31, 2002 and from Aventis’s Reports on Form 6-K, dated October 30, 2003, August 4, 2003 and August 5, 2003, each of which is incorporated into this document by reference. Sanofi-Synthelabo has not had an opportunity to verify this disclosure. See “Presentation of Certain Financial and Other Information — Aventis Information”. References to ‘our’ in the following disclosure refer to Aventis.

      Aventis Pharmaceuticals Inc., the U.S. pharmaceutical business of Aventis, filed patent infringement lawsuits in U.S. federal district court against Barr Laboratories, Inc., in August and September of 2001 and in January 2002 after Barr filed Abbreviated New Drug Applications (ANDAs) seeking authorization to produce and market a generic version of fexofenadine HCl 60 mg capsules, 30, 60 and 180 mg tablets of fexofenadine HCl, and Allegra-D. Trial has been scheduled for September 2004.

      In addition, Aventis Pharmaceuticals Inc. filed a patent infringement lawsuit in U.S. federal district court against Impax Laboratories in March 2002, after Impax filed an ANDA for a generic version of Allegra-D.

      In the United States, Aventis holds multiple methods of use, formulation, process and composition patents with respect to Allegra®. Under applicable federal law, marketing of FDA-approved generic fexofenadine HCl capsules or tablets or Allegra-D may not commence unless and until a decision favorable to a generic challenger is rendered in the patent litigation or until 30 months have elapsed, whichever comes first. Regulatory exclusivity for tablet formulations of Allegra® expire[d] in the third quarter of 2003.

      In late 2002 and early 2003, three other generic companies filed ANDAs for Allegra® products. Aventis Pharmaceuticals Inc. has filed a patent infringement lawsuit against each of them.

      The scheduled trial date for the lawsuits against these five companies seeking to market generic versions of Allegra® remains set for September 2004. All five lawsuits are pending in the U.S. District Court for New Jersey. Aventis has been notified that one of these companies, Dr. Reddy’s Laboratories, has recently filed a Section 505(b)(2) application with the FDA seeking authorization to produce and market versions of Allegra® 30, 60, and 180 mg tablets, as well as an ANDA seeking authorization to market a generic version of Allegra-D.

      A Section 505(b)(2) application is a type of New Drug Application (NDA) in which the full reports of investigations showing safety and efficacy that are required for approval are supplied through reference to clinical studies that the applicant did not conduct and for which the applicant has not obtained a right of reference or use. This type of application is not used to seek approval of traditional, generically substitutable versions of brand-name drugs. The notice Aventis received regarding Dr. Reddy’s application did not reveal how this filing differs from Dr. Reddy’s previous ANDA filings. However, a Section 505(b)(2) application may be used to seek approval for, among other things, combination products, products that do not demonstrate bioequivalence to a listed drug, or over-the-counter (OTC) versions of prescription drugs. Aventis, which holds multiple method of use, formulation, process and composition patents with respect to Allegra®, has filed a patent infringement lawsuit against Dr. Reddy’s in response to Dr. Reddy’s 505(b)(2) filing and intends to vigorously protect and enforce its intellectual property rights. Under current law, the FDA is now prevented from approving Dr. Reddy’s

Section 505(b)(2) application for 30 months, or until an earlier court decision adverse to Aventis in the patent litigation lawsuit. With regard to the ANDA filing for Allegra-D, Aventis is currently reviewing its legal options.

      Allegra® was Aventis’s biggest-selling product in 2002 accounting for approximately 10% and 11.5% of net sales of Aventis and the core pharmaceutical business respectively. OTC and generic drugs generally are priced significantly lower than brand-name prescription drugs. If Allegra® or any of its principal competitors were to be sold as generic products or switched to OTC status, Allegra® could face substantial additional competitive pressures, which could have a substantial, and possibly rapid, negative effect on Aventis’s operating results.

      In June 2003, Aventis announced that Amphastar Pharmaceuticals, Inc. had made a Paragraph IV certification against U.S. Patent Number 5,389,618, which expires on February 14, 2012, in connection with Amphastar’s ANDA seeking authorization to market a generic version of the anti-thrombotic agent enoxaparin sodium in the United States. Aventis markets enoxaparin sodium in the United States under the brand name Lovenox®. In July, 2003, Aventis announced that Amphastar had made a Paragraph IV certification against U.S. Patent Number 4,692,435, which expires on December 24, 2004. Amphastar has therefore made Paragraph IV certifications against both Aventis patents for enoxaparin sodium listed in the FDA’s Orange Book. A Paragraph IV certification is an assertion by an ANDA filer that a patent listed in the Orange Book is invalid or unenforceable or will not be infringed by a proposed generic product.

      In June 2003, Aventis announced that it had received a notice that Teva Pharmaceuticals USA had also filed an ANDA with the FDA with a Paragraph IV certification against U.S. Patent Number 5,389,618, seeking authorization to produce and market a generic generic version of enoxaparin sodium in the United States. Teva’s notice did not include a Paragraph IV certification with respect to U.S. Patent Number 4,692,435.

      In August 2003, Aventis announced that it had filed patent infringement lawsuits against Amphastar and Teva to enforce U.S. Patent Number 5,389,618. By suing to enforce U.S. Patent Number 5,389,618 within 45 days from the receipt of Amphastar’s and Teva’s Paragraph IV certifications, Aventis is entitled to automatic stays prohibiting the FDA from approving the ADNAs of Amphastar and Teva for 30 months, or until an earlier court decision adverse to Aventis in a patent litigation lawsuit. The lawsuit does not claim patent infringement with respect to U.S. Patent Number 4,692,435 and Aventis announced in August that it is continuing to consider its legal options with respect to this patent.

      In May 2003, Aventis filed an application with the U.S. Patent and Trademark Office (USPTO) for the reissuance of U.S. Patent Number 5,389,618 with the same claims as the original patent. Aventis does not expect Amphastar’s and Teva’s Paragraph IV certifications to have an effect on application for the reissuance of U.S. Patent Number 5,389,618. The USPTO published a public notice of Aventis’s reissuance application in its Official Gazette on July 22, 2003, starting a two-month public comment period. After this public comment period expires, substantive review of the patent by the USPTO should begin.

      Aventis has disclosed that it believes that generic competition for Lovenox is neither certain nor imminent, for a number of reasons, including:

•	A generic product can be approved and launched prior to the expiration of the contested patents only if the generic filer has met all FDA requirements for approval.

•	According to a Federal Trade Commission report entitled “Generic Drug Entry Prior to Patent Expiration: AN FTC Study” published in July 2002, in cases where the challenged patent is not asserted in litigation, it takes the FDA on average approximately 25 months to approve an ANDA with a Paragraph IV certification.

•	Prior to marketing a generic product, the generic filer would also have to consider any potential patent enforcement actions by the patent holder.

•	Enoxaparin sodium is a highly complex mixture of macromolecules derived from heparin that is used to treat a number of life-threatening conditions. Due to limitations in technology, the larger macromolecules cannot be completely characterized. Aventis employs a sophisticated process for manufacturing enoxaparin sodium, which Aventis believes is essential for the therapeutic effective-

ness of the product. Some products claiming to be enoxaparin sodium have been removed from the market by regulatory authorities in some countries due to lack of equivalency.

      Sales and profitability of Aventis’s patented products may be adversely affected if any claims of a relevant patent are determined to be invalid, unassertable, or unenforceable, or if competing products are introduced that are therapeutically similar but do not infringe Aventis’s products’ patents. If any such situation affected one of Aventis’s best-selling products, it could have a substantial negative effect on Aventis’s operating results, financial position and cash flows. Patent litigation is subject to substantial uncertainty and there is no assurance that any of the patents relating to Aventis’s products, if challenged, will be found valid and unenforceable in any or all respects. Loss of effective patent protection on one or more of Aventis’s products could lead to significant losses of sales and negatively affect Aventis’s future operating results. For further information on the patent-related risks of holding Aventis ordinary shares, see Item 3 “Key Information — Risk Factors — Risks related to our Business — Patent protection may prove ineffective. Loss of effective patent protection on one or more products could result in lost sales to competing products and negatively affect our sales and operating results” and “— Changes in marketing status or competitive environment of Allegra® or other strategic brands could adversely affect our operating results” in Aventis’s Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated into this document by reference.

      For more information on ANDAs, see Item 4 “Information on the Company — Business Overview — Regulation” in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated in this prospectus by reference.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF

SANOFI-SYNTHELABO AND AVENTIS

      The following unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of income, which give effect to the offers, are presented in euros and reflect the combination of Sanofi-Synthelabo and Aventis using the purchase method under French GAAP. The pro forma adjustments are based upon available information and certain assumptions that Sanofi-Synthelabo believes are reasonable, including the assumptions that pursuant to the offers:

•	all of the outstanding Aventis securities are exchanged for cash and Sanofi-Synthelabo securities, with a cash component of €11.50 and a share component valued at 0.8333 of a newly issued Sanofi-Synthelabo ordinary share for each Aventis security;

•	all of the outstanding Aventis stock options remain outstanding and, at the termination of any transfer restriction period, each holder of an Aventis stock option will be able to exchange each Aventis ordinary share that is received as a result of the exercise of the option for 1.0294 Sanofi-Synthelabo ordinary shares, the same number of Sanofi-Synthelabo ordinary shares that a tendering holder would have been entitled to receive in the offers pursuant to an all stock election (assuming no proration and no reduction in respect of any dividend paid by Aventis); and

•	the cash consideration paid in the offers is financed by €9,052 million of new Sanofi-Synthelabo debt at an interest rate of 3.5%.

      The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of income are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial condition of the combined entities that would have been achieved had the U.S. offer, the French offer and the German offer been completed during the periods presented, nor are the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of income necessarily indicative of the future operating results or financial position of the combined entities. The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of income do not reflect any cost savings or other synergies which may result from the combination. The unaudited pro forma financial information does not reflect any special items such as payments pursuant to change of control provisions or restructuring and integration costs which may be incurred as a result of the acquisition. In addition, the financial effects of any actions described in the section “Background and Reasons for the Offers — Reasons for the Offers”, such as costs of rationalization or synergies, cannot currently be determined and are therefore not reflected in the unaudited pro forma condensed combined financial statements. Because Sanofi-Synthelabo has access only to publicly available financial information about Aventis’s accounting policies, there can be no assurance that the accounting policies of Aventis conform to those of Sanofi-Synthelabo.

      The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of income have been derived from and should be read in conjunction with the respective consolidated financial information of Sanofi-Synthelabo and Aventis as of and for the six months ended June 30, 2003, and as of and for the year ended December 31, 2002, which are incorporated by reference into this prospectus. All amounts are stated in euros. This pro forma information is subject to risks and uncertainties, including those discussed under “Risk Factors — We have not been given the opportunity to conduct a due diligence review of the non-public records of Aventis. Therefore, we may be subject to unknown liabilities of Aventis which may have an adverse effect on our profitability and results of operations” and “Risk Factors — We have not verified the reliability of the Aventis information included in, or incorporated by reference into, this prospectus and as a result, our estimates of the impact of consummation of the offers on the pro forma financial information in this prospectus may be incorrect.”

      The pro forma financial information is based on preliminary estimates and assumptions, which Sanofi-Synthelabo believes to be reasonable. The pro forma adjustments and allocation of purchase price are preliminary. Due to the limited financial and other information related to Aventis available to Sanofi-Synthelabo’s management, the excess of purchase price over the book value of the assets to be acquired has been allocated according to a preliminary analysis by Sanofi-Synthelabo’s management based on available public information. The final allocation of the purchase price will be completed after the asset and liability valuations are finalized by Sanofi-Synthelabo’s management. There can be no assurance that the final allocation of the purchase price will not differ from the preliminary allocation.

SANOFI-SYNTHELABO AND AVENTIS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2003

	Historical		Pro forma
	Sanofi-	Historical	Adjustments		Combined
	Synthelabo	Aventis	French GAAP		Pro Forma
	French GAAP	French GAAP	(Unaudited)		French GAAP
	(Unaudited)	(Unaudited)	(Note 5)		(Unaudited)

	(In millions of euros)
ASSETS
Goodwill and other intangible assets	1,148	10,318	41,470	(a)(b)	52,936
Property, plant and equipment	1,421	4,340	–		5,761
Investments in/advances to equity investees and non-consolidated companies and other long-term investments	250	5,434	–		5,684
Deferred income taxes	471	– (1)	–		471
Inventories	831	3,046	3,300	(b)	7,177
Accounts receivable	1,549	2,619	–		4,168
Other current assets	893	2,883	–		3,776
Cash, marketable securities and short-term deposits	2,274	1,400	–		3,674

Total assets	8,837	30,040	44,770		83,647

LIABILITIES AND SHAREHOLDERS’ EQUITY
Shareholders’ equity	5,591	10,539	22,815	(g)	38,945
Amortizable preferred securities	–	20	–		20
Minority interests	18	170	–		188
Mandatorily redeemable partnership interest	–	219	–		219
Long-term debt	59	1,640	9,052	(h)	10,751
Provision and other long-term liabilities	771	6,968	1,008	(b)	8,747
Deferred income taxes	9	– (1)	11,795	(b)(i)	11,804
Accounts payable	632	1,338	–		1,970
Other current liabilities	1,509	5,140	100	(b)	6,749
Short-term debt and current portion of long-term debt	248	4,006	–		4,254

Total liabilities and shareholders’ equity	8,837	30,040	44,770		83,647

(1)	Information not available.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SANOFI-SYNTHELABO AND AVENTIS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2003

	Historical			Pro forma
	Sanofi-	Historical		Adjustments		Combined
	Synthelabo	Aventis		French GAAP		Pro Forma
	French GAAP	French GAAP		(Unaudited)		French GAAP
	(Unaudited)	(Unaudited)		(Note 5)		(Unaudited)

	(In millions of euros, except per share data)
Net sales	3,903	8,622		–		12,525
Cost of goods sold	(750)	(2,417)		–		(3,167)

Gross profit	3,153	6,205		–		9,358

Research and development expenses	(621)	(1,426)		–		(2,047)
Selling and general expenses	(1,204)	(3,163)		25	(e)	(4,342)
Other operating income/ (expenses), net	63	465		–		528

Operating profit	1,391	2,081		25		3,497

Intangible — Amortization and impairment	(66)	–	(1)	(1,452	) (a)(c)	(1,518)
Financial income (expense), net	63	(80)		(158	) (f)	(175)
Exceptional items	1	–		–		1
Other income/ (expense)	–	(288)		–		(288)
Income taxes	(458)	(568)		561	(i)	(465)
Income from equity investees, net	19	(30)		–		(11)
Goodwill amortization	(4)	(243	) (3)	(99	) (a)(d)	(346)
Minority interests	(2)	(23)		–		(25)
Preferred remuneration	–	(36)		–		(36)

Net income/(loss)	944	813		(1,123)		634
Less:
In-process research and development				–		–
Inventory step-up				–		–

Net income before non-recurring charges or credits directly attributable to the transaction				(1,123)		634
Weighted average shares outstanding:
Basic	706,514,070	790,604,173		–		1,362,420,648
Diluted	706,869,564	790,604,173	(2)	–		1,362,776,142
Earnings per share:
Basic	1.34	1.03				0.47
Diluted	1.34	1.03				0.47
Earnings per share, based on net income before non-recurring charges or credits directly attributable to the transaction:
Basic						0.47
Diluted						0.47

(1)	Information not available.

(2)	Information not available. Management made the assumption that the weighted average number of shares outstanding to be used in the computation of the diluted earnings per share is equal to the weighted average number of shares outstanding to be used in the computation of the basic earnings per share.

(3)	Reclassified from operating profit in Aventis unaudited consolidated financial statements for the six-month period ended June 30, 2003. See Note 3.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SANOFI-SYNTHELABO AND AVENTIS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2002

	Historical			Pro forma
	Sanofi-	Historical		Adjustments		Combined
	Synthelabo	Aventis		French GAAP		Pro Forma
	French GAAP	French GAAP		(Unaudited)		French GAAP
	(Audited)	(Audited)		(Note 5)		(Unaudited)

	(In millions of euros, except per share data)
Net sales	7,448	20,622		–		28,070
Cost of goods sold	(1,378)	(6,578)		(3,300	) (b)	(11,256)

Gross profit	6,070	14,044		(3,300)		16,814

Research and development expenses	(1,218)	(3,420)		(4,000	) (b)	(8,638)
Selling and general expenses	(2,428)	(7,534)		50	(e)	(9,912)
Other operating income/(expenses), net	190	761		–		951

Operating profit	2,614	3,851		(7,250)		(785)

Intangible — Amortization and impairment	(129)	–	(1)	(2,904	) (a)(c)	(3,033)
Financial income (expense), net	85	(309)		(317	) (f)	(541)
Exceptional items	10	–		–		10
Other income/(expense)	–	1,120		–		1,120
Income taxes	(746)	(1,430)		2,293	(i)	117
Income from equity investees, net	20	51		–		71
Goodwill amortization	(8)	(1,021	) (2)	336	(a)(d)	(693)
Minority interests	(87)	(86)		–		(173)
Preferred remuneration	–	(85)		–		(85)

Net income/(loss)	1,759	2,091		(7,842)		(3,992)
Less: non-recurring charges or credit directly attributable to the transaction:
In-process research and development				4,000		4,000
Inventory step-up (after tax)				2,131		2,131

Net income before non-recurring charges or credits directly attributable to the transaction				(1,711)		2,139
Weighted average shares outstanding:
Basic	727,686,372	793,412,151		–		1,383,592,950
Diluted	728,179,842	800,079,916		–		1,383,592,950 (3)
Earnings per share:
Basic	2.42	2.64				(2.88)
Diluted	2.42	2.61				(2.88)
Earnings per share, based on net income before non-recurring charges or credits directly attributable to the transaction:
Basic						1.55
Diluted						1.54

(1)	Information not available.

(2)	Reclassified from operating profit in Aventis audited consolidated financial statements for the year ended December 31, 2002. See Note 3.

(3)	As a pro forma loss is reported for the year ended December 31, 2002, potential ordinary shares are excluded from the weighted average number of shares outstanding used in computing the diluted earnings per share, as the result would be antidilutive.

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

SANOFI-SYNTHELABO AND AVENTIS — FRENCH GAAP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of Transaction and Basis of Presentation

      The transaction will be accounted for as a purchase by Sanofi-Synthelabo under the accounting principles generally accepted in France. Under the purchase method of accounting, the assets and liabilities of Aventis will be recorded as of the acquisition date, at their respective fair values, and added to those of Sanofi-Synthelabo.

      The pro forma consolidated condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of Sanofi-Synthelabo and Aventis. For Sanofi-Synthelabo, interim financial statements for the six-month period ended June 30, 2003 are included in its Report on Form 6-K, dated January 29, 2004, and financial statements for the year ended December 31, 2002 are included in its Annual Report on Form 20-F for the year ended December 31, 2002, each of which are incorporated into this prospectus by reference. For Aventis, interim financial statements for the six-month period ended June 30, 2003 are included in its Report on Form 6-K, dated October 15, 2003, and furnished to the SEC on October 17, 2003, and financial statements for the year ended December 31, 2002 in its Annual Report on Form 20-F for the year ended December 31, 2002, each of which are incorporated into this prospectus by reference. See “Additional Information for Securityholders — Incorporation of Certain Documents by Reference”.

The transaction

      The transaction combines a U.S. offer, a French offer and a German offer to acquire all of the outstanding Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs. Under the terms of the offers, holders of Aventis ordinary shares will receive €11.50 in cash and 0.8333 of a Sanofi-Synthelabo ordinary share in exchange for each Aventis ordinary share validly tendered and not withdrawn. Holders of Aventis ADSs will receive an amount in U.S. dollars equal to €11.50 in cash and 1.6667 Sanofi-Synthelabo ADSs in exchange for each Aventis ADS validly tendered and not withdrawn. See “The U.S. Offer — Terms of the U.S. Offer”. The offers include a mix and match feature whereby holders of Aventis securities may elect to receive only Sanofi-Synthelabo ordinary shares or Sanofi-Synthelabo ADSs, as applicable, or only cash in exchange for any or all of the Aventis securities that they tender. However, these elections will be subject to proration and allocation adjustments that will ensure that, in the aggregate (and subject to adjustment if Aventis pays any dividend or interim dividend before the settlement of the offers), 81.0% of the Aventis ordinary shares (including Aventis ordinary shares represented by Aventis ADSs) tendered in the offers will be exchanged for Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs) and 19.0% will be exchanged for cash. See “The U.S. Offer — Mix and Match Election”.

      The offers are subject to the minimum tender condition, the antitrust condition and the shareholder approval condition, each of which is described in “The U.S. Offer — Conditions to the U.S. Offer”. If the offers are successful, we expect that we will exchange or purchase the Aventis securities during the second quarter of 2004.

Pro forma adjustments

      Because Sanofi-Synthelabo has access only to publicly available financial information about Aventis, the pro forma adjustments include a number of assumptions and adjustments, which the management of Sanofi-Synthelabo believes to be reasonable. However, Sanofi-Synthelabo’s adjustments and assumptions do not reflect any input from Aventis’s management or accountants. See “Risk Factors — We have not been given the opportunity to conduct a due diligence review of the non-public records of Aventis. Therefore, we may be subject to unknown liabilities of Aventis which may have an adverse effect on our profitability and results of operations” and “Risk Factors — We have not verified the reliability of the Aventis information included in, or incorporated by reference into, this prospectus and as a result, our estimates of the impact of consummation of the offers on the pro forma financial information in this prospectus may be incorrect.”

      The pro forma adjustments are directly attributable to the transaction. The pro forma financial information does not reflect any cost savings potentially realizable from the elimination of certain expenses and from the synergies expected to be created and the anticipated costs of implementing such cost savings or synergies. The pro forma financial information does not reflect any special items such as payments pursuant to change of control provisions or restructuring and integration costs which may be incurred as a result of the transaction.

      The pro forma financial information is based on preliminary estimates and assumptions set forth below and in Notes 2 and 5, which Sanofi-Synthelabo believes to be reasonable. The pro forma adjustments and allocation of purchase price are preliminary. Due to the limited financial and other information related to Aventis available to Sanofi-Synthelabo’s management, the excess of the purchase price over the book value of the assets to be acquired has been allocated according to a preliminary analysis by Sanofi-Synthelabo’s management based on available public information. The final allocation of the purchase price will be completed after asset and liability valuations are finalized by Sanofi-Synthelabo’s management. There can be no assurance that the final allocation of the purchase price will not differ from the preliminary allocation.

      The pro forma financial information assumes that pursuant to the offers:

•	all of the outstanding Aventis securities are exchanged for cash and Sanofi-Synthelabo securities, with a cash component of €11.50 and a share component valued at 0.8333 of a newly issued Sanofi-Synthelabo ordinary share for each Aventis security;

•	all of the outstanding Aventis stock options remain outstanding, and, at the termination of any transfer restriction period, each holder of an Aventis stock option will be able to exchange each Aventis ordinary share that is received as a result of the exercise of the option for 1.0294 Sanofi-Synthelabo ordinary shares, the same number of Sanofi-Synthelabo ordinary shares that a tendering holder would have been entitled to receive in the offers pursuant to an all stock election (assuming no proration and no reduction in respect of any dividend paid by Aventis); and

•	the cash consideration paid in the offers is financed by €9,052 million of new Sanofi-Synthelabo debt at an interest rate of 3.5%.

      The unaudited pro forma consolidated combined balance sheet as of June 30, 2003 assumes that the offers were consummated on that date. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2003 and for the year ended December 31, 2002 give effect to the offers as if the offers had been consummated on January 1, 2002, the first day of the earliest financial period reported.

      The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of what the operating results or financial condition of the combined businesses of Sanofi-Synthelabo and Aventis would have been had the offers been consummated on the respective dates assumed and are not necessarily indicative of the future operating results or financial condition of the combined businesses of Sanofi-Synthelabo and Aventis.

Sensitivity analysis

      The stock price used to compute the estimated purchase price is based on the average closing price of a Sanofi-Synthelabo ordinary share for the period beginning two days before and ending two days after the January 26, 2004 announcement of the offers. However, the actual measurement date for the value of Sanofi-Synthelabo’s ordinary shares will occur after the proposed transaction is announced and when sufficient shares have been tendered to make the offer binding or when Aventis agrees to the terms of the transaction. For each €1.00 increase or decrease in the price of a Sanofi-Synthelabo ordinary share, the aggregate consideration payable pursuant to the terms of the offers would increase or decrease by approximately €655.9 million and annual amortization would increase or decrease by approximately €21.9 million.

      For each one basis point increase (decrease) in the interest rate on the new credit facility assumed to finance the transaction, pro forma combined net income before non-recurring charges or credits directly attributable to the transaction would decrease (increase) by €0.6 million.

Note 2 — Purchase Price Computation and Allocation

      The following is a preliminary estimate of the purchase price for Aventis:

Number of Aventis ordinary shares outstanding as of June 30, 2003	799,576,080
Shares held in treasury as of June 30, 2003	(12,488,186)
Exchange ratio per share (five Sanofi-Synthelabo ordinary shares exchanged for six Aventis ordinary shares tendered)	0.8333

	655,906,578
Multiplied by Sanofi-Synthelabo’s average stock price for the period beginning two days before and ending two days after the January 26, 2004 announcement of the transaction, as an approximation for the stock price at the closing of the transaction	56.95	€37,354 million
Cash consideration to be paid pursuant to offer		€9,052 million
Estimated transaction costs		€100 million
Estimated purchase price		€46,506 million

      The cash consideration has been computed by applying the cash component of €11.50 per share to the number of Aventis ordinary shares outstanding, as of June 30, 2003 less the treasury shares.

      For the purpose of this pro forma analysis, the above estimated purchase price has been allocated based on a preliminary estimate of the fair value of assets and liabilities to be acquired:

(In millions of euros)

Book value of net assets acquired	10,539
Write-off of existing goodwill and other intangible assets	(10,068)

Adjusted value of net assets acquired	471
Remaining allocation:
Increase inventory to fair value	3,300
In-process research and development charge	4,000
Identifiable intangible assets at fair value	31,000
Increase benefit plan liability to fair value	(1,008)
Deferred taxes on income	(11,795)
Goodwill	20,538

Estimated purchase price	46,506

      As required by Rule 99-02 of the Comité de la Réglementation Comptable (“CRC”) issued on April 29, 1999, the purchase price allocated to in-process research and development will be immediately expensed. Goodwill will be amortized over 30 years.

      We do not have sufficient information at this time to provide specifics with regard to individual products, valuation methods and appraisal methods.

      A valuation performed in accordance with the generally accepted accounting guidance would entail a determination of fair value using the income approach on a project-by-project basis utilizing the following information: a forecast of the estimated future net cash flows expected for a successful outcome of the project, adjusted by an estimate of the probability of success based on the stage of completion (risk) of the project, and then discounting these adjusted estimated future net cash flows to their present value using an appropriate discount rate. This adjustment would reflect the probability of success of each project based upon the nature of the product, the scientific data associated with the technology, the current patent situation and the stage of completion of the project. The forecast of future cash flows would require the following assumptions to be made:

•	Revenue that is likely to result from specific in-process research and development projects, if they are successful, including the estimated number of units to be sold, estimated selling prices, estimated market penetration and estimated market share and year-over-year growth rates over the product-life cycles.

•	Cost of sales related to the potential products using historical data, industry data or other sources of market data.

•	Sales and marketing expense using historical financial data of the acquired company, industry data or other market data.

•	General and administrative expenses.

•	Research and development, or R&D, expenses.

      In the absence of more detailed information, we defined identifiable intangible assets as developed technology and the associated trademarks. We tentatively approximated the identifiable intangible assets value using an income approach, applied to consensus sales forecasts publicly available in the pharmaceutical industry, with a discount rate of 10%, and using certain other assumptions consistent with our first-hand knowledge of the industry. Identifiable intangible assets were amortized on a linear basis over a period equal to the number of years it would take to contribute 90% of the value of the identifiable intangible asset. These assumptions do not reflect any input from Aventis’s management or accountants.

      With respect to in-process research and development, as Sanofi-Synthelabo has had access only to publicly available financial information about Aventis, data that would be needed to conduct a valuation of specific projects in the manner described above could not be gathered. Therefore, Sanofi-Synthelabo determined that the €4,000 million in-process research and development charge included as part of the pro forma condensed combined financial statements was a reasonable estimate based upon what is known about the various products within the Aventis pipeline, the market for the potential products it has been able to identify from publicly available information, including the probabilities of success of compounds in various stages of completion, Sanofi-Synthelabo’s own extensive experience with R&D activities, as well as a review of publicly available information for precedent combination and acquisition transactions in the healthcare industry. The estimation was performed using a discount rate of 10%, applied to the above publicly available market information adjusted by an estimate of the probability of success based on the stage of completion (risk) of the project. These assumptions do not reflect any input from Aventis’s management or accountants.

      Although Sanofi-Synthelabo believes that its estimate of the identifiable intangible assets valuation and of the in-process research and development charge arising from the acquisition of Aventis is reasonable based upon publicly available information, no assurance can be given that a compound-by-compound valuation based upon the above cited factors will confirm Sanofi-Synthelabo’s estimate. If the actual compound-by-compound valuation, which Sanofi-Synthelabo expects to be completed within twelve months from the consummation of the offers, differs from the €31,000 million estimate and the €4,000 million estimate, respectively, for the identifiable intangible assets valuation and for the in-process research and development charge, Sanofi-Synthelabo will adjust the expected accounting entries and write-off to those amounts. The expected accounting entries, write-off and related disclosures will be included in Sanofi-Synthelabo’s annual filings with the AMF and the SEC.

Note 3 — Accounting Policies and Financial Statement Classifications

      Because Sanofi-Synthelabo has access only to publicly available financial information about Aventis’s accounting policies, there can be no assurance that the accounting policies of Aventis conform to those of Sanofi-Synthelabo. Please see “Risk Factors — We have not been given the opportunity to conduct a due diligence review of the non-public records of Aventis. Therefore, we may be subject to unknown liabilities of Aventis which may have an adverse effect on our profitability and results of operations” and “Risk Factors — We have not verified the reliability of the Aventis information included in, or incorporated by reference into, this prospectus and, as a result, our estimates of the impact of consummation of the offers on the pro forma financial information in this prospectus may be incorrect.”

      Upon completion of the transaction, accounting policies and financial statement classifications will be reviewed. As a result of that review, it may become necessary to make certain reclassifications to the combined company’s financial statements to conform to those accounting policies and classifications that are determined to be more appropriate.

      Based upon publicly available information, we identified certain differences in the presentation of the balance sheet and of the statement of income between Sanofi-Synthelabo and Aventis. Accordingly, we reclassified in the statement of income of Aventis the amortization of goodwill (included in the operating result) to conform to Sanofi-Synthelabo’s presentation (taken into account below the operating result). Certain other differences were identified that should have been reclassified to conform Aventis’s historical financial statements to the pro forma presentation; however, such reclassification could not be performed in the absence of more detailed information. These differences relate in particular to the classification of deferred taxes on the consolidated balance sheet and of intangible amortization, license income, restructuring provisions, product sales and foreign exchange gains and losses on the consolidated statement of income.

Note 4 — Intercompany Transactions

      Upon completion of the transaction, any transactions that occurred between Sanofi-Synthelabo and Aventis would be considered intercompany transactions. Balances and transactions between Sanofi-Synthelabo and Aventis as of and for each of the periods presented are not significant.

Note 5 — Pro Forma Adjustments

      Adjustments included in the column under the heading “Pro Forma Adjustments” primarily relate to the following:

(a)	To eliminate historical goodwill and historical intangible assets (€10,068 million), and related amortization expense recorded by Aventis of approximately €243 million and €75 million for the six-month period ended June 30, 2003, respectively, and €1,021 million and €150 million for the year ended December 31, 2002, respectively.

(b)	To record the allocation of the estimated purchase price: to reflect the difference between the book value and the fair value of net assets acquired, and also the accrual of estimated transaction costs for €100 million. The differences between the book value and the fair value of net assets acquired are the following (see Note 2):

•	To record goodwill: €20,538 million

•	To record identifiable intangible assets at fair value: €31,000 million

•	To record in-process research and development: €4,000 million

•	To increase inventory to fair value: €3,300 million

•	To increase benefit plan liability to fair value: €1,008 million

•	To compute deferred taxes on the above adjustments: €11,795 million.

(c)	To record the amortization expense related to the value of identifiable intangible assets from the purchase price allocation, which are being amortized over their estimated useful lives ranging from 7 to 17 years, of approximately €1,527 million in for the six-month period ended June 30, 2003 and €3,054 million for the year ended December 31, 2002.

(d)	To record the amortization expense related to goodwill from the purchase price allocation, which is being amortized over an estimated useful life of 30 years, of approximately €342 million for the six-month period ended June 30, 2003 and €685 million for the year ended December 31, 2002.

(e)	To record the amortization of the benefit plan liability increase to fair value over 20 years, for an amount of approximately €25 million for the six-month period ended June 30, 2003 and €50 million for the year ended December 31, 2002.

(f)	To record the interest costs of the bridge financing, which were computed using a rate of 3.5%, for an amount of approximately €158 million for the six-month period ended June 30, 2003 and €317 million for the year ended December 31, 2002.

(g)	To adjust the shareholders’ equity for the following:

•	To remove the historical balance of Aventis (€10,539 million decrease).

•	To record the consideration paid for Aventis through the issuance of ordinary shares by Sanofi-Synthelabo (€37,354 million increase), excluding the amount allocated to the transaction costs.

•	To record the estimated write-off of in-process research and development (€4,000 million decrease). See also Note 2.

(h)	To record borrowing under new credit facility to finance the acquisition of Aventis ordinary shares (€9,052 million).

(i)	To adjust income taxes for pro forma adjustments, computed using a rate of 35.43%, equal to the French statutory tax rate.

Note 6 — Significant Differences Between French GAAP and U.S. GAAP

      Sanofi-Synthelabo prepares its consolidated financial statements in accordance with French GAAP, which, as applied by Sanofi-Synthelabo, differs in certain significant respects from accounting principles generally accepted in the United States of America (commonly known as U.S. GAAP). The effects of the application of U.S. GAAP on the pro forma adjustments, and ultimately on combined pro forma net income and shareholders’ equity, are set out in the following tables.

      Historical U.S. GAAP adjustments for Sanofi-Synthelabo relative to the year ended, and as of, December 31, 2002 have been derived from the financial statements for the year ended December 31, 2002 that are included in its Annual Report on Form 20-F for the year ended December 31, 2002, which are incorporated into this prospectus by reference. See “Additional Information for Securityholders — Incorporation of Certain Documents by Reference”. Historical U.S. GAAP adjustments for Sanofi-Synthelabo relative to the six-month period ended, and as of, June 30, 2003 are set out in footnote 1 to the tables included below in “— 6.1 Reconciliation of combined pro forma net income and combined pro forma shareholders’ equity”.

      Historical U.S. GAAP adjustments for Aventis have been derived from the interim financial statements for the six-month period ended June 30, 2003 that are included in its Report on Form 6-K, dated October 15, 2003, and furnished to the SEC on October 17, 2003, and from the financial statements for the year ended December 31, 2002 that are included in its Annual Report on Form 20-F for the year ended December 31, 2002, which are each incorporated into this prospectus by reference. See “Additional Information for Securityholders — Incorporation of Certain Documents by Reference”.

      The transaction is considered to be an acquisition by Sanofi-Synthelabo under French GAAP. Management has carefully considered all of the factors in paragraph 17 of SFAS 141, and, in particular, the fact that if all of the Aventis securities are validly tendered and exchanged, immediately after the exchange, the current holders of Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs) will own approximately 51% of the share capital and approximately 60% of the voting rights of the combined entity and the former holders of Aventis ordinary shares (including Aventis ordinary shares represented by Aventis ADSs) will own approximately 49% of the share capital and approximately 40% of the voting rights of the combined entity on a fully-diluted basis taking into account all options exercisable at the expected consummation date. Management also considered, among other factors, that, immediately after the exchange, Total and L’Oréal, Sanofi-Synthelabo’s principal shareholders, will own approximately 13% and approximately 10%, respectively, of the share capital and approximately 21% and approximately 17%, respectively, of the voting rights of the combined entity, while the largest former shareholder of Aventis will own approximately 7% of the share capital and approximately 5% of the voting rights in the combined entity. Management also considered that, based on a price of €58.72 per Sanofi-Synthelabo ordinary share, which was the average of the daily closing prices, weighted by volume, for Sanofi-Synthelabo ordinary shares on Euronext Paris during the calendar month ended on January 21, 2004, the terms of the offer value each Aventis ordinary share at €60.43, which represents a premium of 15.2% over the average of the daily closing prices, weighted by volume, for Aventis ordinary shares on Euronext Paris during the same period, which was €52.46 per Aventis ordinary share. Management further considered that the current Chairman and Chief Executive Officer of Sanofi-Synthelabo will continue to be the Chairman and Chief Executive Officer of the combined entity. Based on this analysis, management has concluded that, under U.S. GAAP, the transaction is also to be treated as an acquisition of Aventis by Sanofi-Synthelabo.

      Under French GAAP, the purchase price is obtained, among other items, by multiplying the number of shares issued by the Sanofi-Synthelabo stock price at the closing date. Under U.S. GAAP, this same element is obtained by multiplying the number of shares issued by the average Sanofi-Synthelabo stock price for the period beginning two days before and ending two days after the January 26, 2004 announcement of the transaction. However, the actual measurement date for the value of the Sanofi-Synthelabo ordinary shares will occur after the proposed transaction is announced and when sufficient shares have been tendered to make the offer binding or when Aventis agrees to the terms of the transaction. For the purpose of the pro forma, the average stock price for the period beginning two days before and ending two days after the January 26, 2004 announcement of the transaction has been used in calculating the purchase price for French and U.S. GAAP, for an amount of €56.95 per share.

          6.1 Reconciliation of combined pro forma net income and combined pro forma shareholders’ equity

      The effects of the application of U.S. GAAP on the combined pro forma net income for the six-month period ended June 30, 2003 and for the year ended December 31, 2002 are set out in the table below:

	Six-month
	period ended	Year ended
	June 30, 2003	December 31, 2002
	(Unaudited)	(Unaudited)

	(In millions of euros)
Combined pro forma net income before non-recurring charges or credits directly attributable to the transaction, as reported under French GAAP	634	2,139
Differences between French GAAP and U.S. GAAP, as they relate to Sanofi-Synthelabo (1)	(113)	(119)
Differences between French GAAP and U.S. GAAP, as they relate to Aventis (2)	23	(198)
Reversal of the write-off of historical goodwill amortization under French GAAP (3)	(243)	(1,021)
Elimination of additional historical goodwill and intangible assets amortization and impairment under U.S. GAAP (4)	132	718
Reversal of goodwill amortization under French GAAP (5)	342	685
Income tax effect on the above adjustments (6)	(46)	(221)
Elimination of discontinued operations, extraordinary items, or the cumulative effects of accounting changes (7)	(16)	(654)

Combined pro forma net income from continuing operations before non-recurring charges or credits directly attributable to the transaction, as determined under U.S. GAAP	713	1,329

     The effect of the application of U.S. GAAP on the combined pro forma shareholders’ equity as of June 30, 2003 is set out in the table below:

June 30, 2003
(Unaudited)

(In millions of euros)
Combined pro forma shareholders’ equity, as reported under French GAAP	38,945
Differences between French GAAP and U.S. GAAP, as they relate to Sanofi-Synthelabo (1)	6,472
Differences between French GAAP and U.S. GAAP, as they relate to Aventis (2)	4,509
To remove the U.S. GAAP differences of Aventis on shareholders’ equity (8)	(4,509)

Combined pro forma shareholders’ equity, as determined under U.S. GAAP	45,417

      (1) Differences between French GAAP and U.S. GAAP, as they relate to Sanofi-Synthelabo

      These adjustments reflect the total of the U.S. GAAP adjustments on net income and on shareholders’ equity, as reported by Sanofi-Synthelabo in its consolidated financial statements as of and for the six-month period ended June 30, 2003, and as of and for the year ended December 31, 2002.

      Sanofi-Synthelabo’s consolidated financial statements as of and for the year ended December 31, 2002 are included in its Annual Report on Form 20-F for the year ended December 31, 2002 and are incorporated into this prospectus by reference. Refer to Note F of Sanofi-Synthelabo’s consolidated financial statements as of and for the year ended December 31, 2002 for a description of the differences between French and U.S. GAAP as they apply to Sanofi-Synthelabo.

      Sanofi-Synthelabo’s interim consolidated financial statements as of and for the six-month period ended June 30, 2003 are included in its Report on Form 6-K, dated January 29, 2004, and are incorporated into this prospectus by reference.

      The effects of the application of U.S. GAAP on net income and shareholders’ equity as of, and for the six-month period ended June 30, 2003 and as of, and for the six-month period ended, June 30, 2002, are set out in the following tables.

      These adjustments mostly relate to the accounting treatment of the acquisition of Synthelabo by Sanofi in 1999:

•	Under French GAAP, the transaction between the Sanofi Group and the Synthelabo Group was accounted for as a merger, effective July 1, 1999, which resulted in the harmonization of accounting policies and the revaluation of assets and liabilities of both the Sanofi Group and the Synthelabo Group to adjust them to their value to Sanofi-Synthelabo.

•	Under U.S. GAAP, the merger is required to be accounted for as a purchase in accordance with APB Opinion No. 16, “Business Combinations”. The Sanofi Group is deemed to be the accounting acquirer with the assets and liabilities of the Synthelabo Group being recorded at their estimated fair values.

      Note F to the consolidated financial statements of Sanofi-Synthelabo as of and for the year ended December 31, 2002 includes a full description of the effects of the application of U.S. GAAP.

      Sanofi-Synthelabo markets Avapro® and Plavix® through a series of alliances with Bristol-Myers Squib, or BMS, as further explained in Item 4 “Information on the Company — B. Business Overview — Marketing and Distribution — Alliances” and Item 5 “Operating and Financial Review and Prospects — Overview — Financial Presentation of Alliances” in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002 and in Note B to the consolidated financial statements as of, and for the six-month period ended, June 30, 2003 included in Sanofi-Synthelabo’s Report on Form 6-K dated January 29, 2004. In 2002 the financial statements of certain entities under the operational management of BMS, in particular the entities that market Avapro® and Plavix® in the United States, were restated for the years ended December 31, 2000 and 2001. This restatement is the consequence of the correction of an error in applying U.S. GAAP revenue recognition criteria in recording sales to certain wholesalers. This restatement relates to a revenue recognition method specific to U.S. GAAP, and therefore does not impact the French GAAP financial statements. As a consequence, Sanofi-Synthelabo’s U.S. GAAP statements of income for the years ended December 31, 2000 and 2001 have been restated, as explained in Note F.1 to the consolidated financial statements of Sanofi-Synthelabo as of and for the year ended December 31, 2002 included in Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002, and a reconciliation line item has been added to reflect the impact of the restated US BMS Alliance revenue recognition.

      The effects of the application of U.S. GAAP on net income for the six-month periods ended June 30, 2003 and 2002 are set out in the table below:

	For the six
	months ended
	June 30,

	2003	2002

	(Unaudited, in
	millions of euros)
Net income, as reported under French GAAP	944	830

Purchase accounting — Synthelabo Group	(178)	(171)
Purchase accounting — Sterling Group	(10)	(23)
Derivative financial instruments	(5)	2
Revenue recognition — US BMS Alliance	26	62
Other	8	21
Deferred income tax effects on the above adjustments	49	43
Deferred income tax on equity investees	(3)	(2)

Total U.S. GAAP adjustments	(113)	(68)

Net income, as determined under U.S. GAAP	831	762

      The effect of the application of U.S. GAAP on the shareholders’ equity as of June 30, 2003 and 2002 is set out in the table below:

	As of June 30,

	2003	2002

	(Unaudited, in
	millions of euros)
Shareholders’ equity, as reported under French GAAP	5,591	5,905

Purchase accounting — Synthelabo Group	8,286	8,589
Purchase accounting — Sterling Group and other	104	132
Derivative financial instruments	66	83
Revenue recognition — US BMS Alliance	(7)	(95)
Other	(727)	(669)
Deferred income tax effects on the above adjustments	(1,229)	(1,314)
Deferred income tax on equity investees	(21)	(18)

Total U.S. GAAP adjustments	6,472	6,708

Shareholders’ equity, as determined under U.S. GAAP	12,063	12,613

New accounting pronouncements

      Asset Retirement Obligations. In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) 143, “Accounting for Asset Retirement Obligations”.

SFAS 143 requires that the fair value of a liability for an asset retirement obligation and for the associated asset retirement cost be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The value of the liability must be discounted by applying an interest rate to the initial amount. The resulting accretion expense is recognized in the statement of income. SFAS 143 is effective for fiscal years beginning after June 15, 2002. Sanofi-Synthelabo determined that the impact on its financial statements was not significant.

      Accounting for Costs Associated with Exit or Disposal Activities. In June 2002, the FASB issued SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities”. This standard addresses financial accounting and reporting of costs associated with exit or disposal activities, and nullifies EITF 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)”. SFAS 146 requires recognition of a liability for costs associated with an exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan. This standard is effective for exit and disposal activities that are initiated after December 31, 2002, with early application encouraged.

      Guarantor’s Accounting and Disclosure Requirements for Guarantees. In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”). FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. The disclosure provisions of FIN 45 are effective for financial statements of annual periods that end after December 15, 2002. The provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002.

      Consolidation of Variable Interest Entities. In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 (“FIN 46”). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The disclosure provisions of FIN 46 are effective for financial statements initially issued after January 31, 2003. Public entities with a variable interest in a variable interest entity created before February 1, 2003 shall apply the consolidation requirements of FIN 46 to that entity no later than the beginning of the first annual reporting period beginning after December 15, 2003. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. Sanofi-Synthelabo is currently in the process of identifying its variable interests entities, if any.

      (2) Differences between French GAAP and U.S. GAAP, as they relate to Aventis

      These adjustments reflect the total of the U.S. GAAP adjustments on net income and on shareholders’ equity, as reported by Aventis in its consolidated financial statements as of and for the six-month period ended June 30, 2003, and as of and for the year ended December 31, 2002.

      Aventis’s consolidated financial statements as of and for the year ended December 31, 2002 are included in its Annual Report on Form 20-F for the year ended December 31, 2002 and are incorporated into this prospectus by reference. Refer to Note 34 of Aventis’s consolidated financial statements as of and for the year ended December 31, 2002 for a description of the differences between French and U.S. GAAP as they apply to Aventis.

      Aventis’s interim consolidated financial statements as of and for the six-month period ended June 30, 2003 are included in its Report on Form 6-K, dated October 15, 2003, and furnished to the SEC on October 17, 2003 and are incorporated into this prospectus by reference. Refer to Note 14 of Aventis’s interim consolidated financial statements as of and for the period ended June 30, 2003 for a description of the differences between French and U.S. GAAP as they apply to Aventis.

      (3) Reversal of the write-off of historical goodwill amortization under French GAAP

      Aventis’s historical goodwill is amortized under French GAAP, and reversed under U.S. GAAP. In the unaudited pro forma condensed combined statements of income under French GAAP, Aventis’s historical goodwill amortization is eliminated as part of the pro forma adjustments.

      This adjustment is to waive the double elimination, so that Aventis’s historical goodwill amortization is properly eliminated in the unaudited pro forma condensed combined statements of income under U.S. GAAP.

      (4) Elimination of additional historical goodwill and intangible assets amortization and impairment under U.S. GAAP

      Under U.S. GAAP, certain adjustments are performed by Aventis to record the purchase price allocation resulting from the recognition of certain acquisitions, and in particular the initial business combination in 1999, as purchase combinations. As a consequence, the U.S. GAAP statements of income of Aventis include an additional amortization and depreciation charge related to the intangible assets and goodwill recorded as part of these business combinations.

      This adjustment is to eliminate the historical net book value of intangible assets and goodwill in the balance sheet of Aventis under U.S. GAAP, and to eliminate the additional amortization and depreciation charge recorded in the statements of income under U.S. GAAP on intangible assets and goodwill by Aventis.

      (5) Reversal of goodwill amortization under French GAAP

      Under French GAAP, goodwill is amortized. The combined pro forma statements of income were prepared with goodwill amortized over 30 years. Under U.S. GAAP, in accordance with the requirements of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), goodwill is not amortized.

      This adjustment is to reverse goodwill amortization under French GAAP.

      (6) Income tax effect on the above adjustments

      This adjustment reflects the tax effects of the adjustments included in the reconciliation which relate to the transaction.

      (7) Elimination of discontinued operations, extraordinary items, or the cumulative effects of accounting changes

      Under French GAAP, the income statement presentation does not allow for the identification of income from continuing operations, separately from discontinued operations, extraordinary items, or the cumulative effects of accounting changes. Under U.S. GAAP, Item 11 of Regulation S-X requires that pro forma net income be presented only through income (loss) from continuing operations before non-recurring charges or credits directly attributable to the transaction. Income (loss) from continuing operations exclude discontinued operations, extraordinary items, or the cumulative effects of accounting changes.

      This adjustment is to reconcile the combined pro forma net income before non-recurring charges or credits directly attributable to the transaction with the combined pro forma net income from continuing operations before non-recurring charges or credits directly attributable to the transaction, as required by Item 11 of Regulation S-X.

      (8) To remove the U.S. GAAP differences of Aventis on shareholders’ equity

      Under French GAAP, the historical balance of the shareholders’ equity of Aventis is removed to record the consideration paid through the issuance of ordinary shares by Sanofi-Synthelabo, exchange of stock options, and the estimated write-off of in-process research and development. Under U.S. GAAP, the historical balance of the shareholders’ equity of Aventis should also be removed.

      This adjustment is to remove the historical differences between French GAAP and U.S. GAAP on the shareholders’ equity of Aventis, resulting in the complete elimination of the historical balance of the shareholders’ equity of Aventis under U.S. GAAP.

          6.2 Unaudited pro forma condensed combined U.S. GAAP statements of income and balance sheet

      The following are the unaudited pro forma condensed combined statements of income prepared in accordance with U.S. GAAP for the six-month period ended June 30, 2003 and for the year ended December 31, 2002:

	Six-month	Year ended
	period ended	December 31,
	June 30, 2003	2002
	(Unaudited)	(Unaudited)

	(In millions of euros, except
	per share data)
Revenue from sales of products	12,525	26,135
Revenues from licensing agreements	242	565

Revenues	12,767	26,700
Cost of goods sold	(3,353)	(7,431)
Research and development expenses	(2,051)	(4,458)
Selling and general expenses	(4,083)	(9,200)
Intangible — amortization and impairment	(1,580)	(2,688)
Other income and expense, income from equity investees and minority interests	(494)	(780)

	1,206	2,144

Income taxes	(471)	(758)
Preferred remunerations	(22)	(57)

Combined pro forma net income from continuing operations before non-recurring charges or credits directly attributable to the transaction	713	1,329

Weighted average shares outstanding:
Basic	1,348,563,190	1,370,228,957
Diluted	1,356,946,858	1,376,184,866
Earnings per share based on continuing operations before non-recurring charges or credits directly attributable to the transaction:
Basic	0.53	0.97
Diluted	0.53	0.97

      The following is the unaudited pro forma condensed combined balance sheet prepared in accordance with U.S. GAAP as of June 30, 2003:

Combined Pro Forma
U.S. GAAP
(Unaudited)

(In millions of euros)
ASSETS
Cash, marketable securities and short-term deposits	3,101
Other current assets	15,611
Property, plant and equipment	5,915
Goodwill	25,764
Other intangible assets	36,059
Other non-current assets	6,390

Total assets	92,840

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt and current portion of long-term debt	4,255
Accounts payable and current liabilities	8,702
Long-term debt	10,751
Other long-term liabilities	19,052
Provision for pension and similar obligations	4,241
Mandatorily redeemable partnership interest	218
Minority interests	184
Amortizable preferred securities	20
Shareholders’ equity	45,417

Total liabilities and shareholders’ equity	92,840

REGULATORY MATTERS

      Sanofi-Synthelabo is not aware of any material licenses or regulatory permits that it holds which might be adversely affected by the completion of the offers for Aventis securities or of any material approval or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained prior to making the offers or accepting securities pursuant thereto, except as have been obtained or applied for or as described in this prospectus. Sanofi-Synthelabo believes that it can obtain all material approvals required in connection with the offers. Nevertheless, there can be no assurance that all such material approvals will be obtained prior to the closing of the offers.

Competition and Antitrust

European Union competition laws

      Sanofi-Synthelabo and Aventis each conducts business in the member states of the European Union. Council Regulation (EEC) No. 4064/89, as amended, requires that certain mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specified thresholds be notified to and approved by the European Commission before such mergers and acquisitions are consummated. The aforementioned Regulation also gives the member states of the European Union the right to request that the European Commission refer jurisdiction to review a merger to their national competition authorities under the provisions of the relevant national merger law where it may have an effect on competition in a distinct national market. Such a request must be notified to the European Commission within three weeks of the transaction’s notification to the European Commission. Sanofi-Synthelabo does not expect such a referral in connection with the offers.

      The European Commission must review the acquisition of Aventis pursuant to the U.S. offer, the French offer and the German offer to determine whether the acquisition is compatible with the common market, and, accordingly, whether or not to allow it to proceed. An acquisition that does not create or strengthen a dominant position that would significantly impede effective competition in the common market or a substantial part of it must be declared compatible with the common market and must be allowed to proceed. If, following a preliminary Phase I investigation, the European Commission determines that it needs to examine more closely the acquisition of Aventis pursuant to the U.S. offer, the French offer and the German offer because the acquisition raises serious doubts as to its compatibility with the common market, it must initiate a Phase II investigation. If the European Commission initiates a Phase II investigation, it must initiate a final decision as to whether or not the merger is compatible with the common market no later than four months after the initiation of the Phase II investigation.

      Based upon an examination of information available to Sanofi-Synthelabo relating to the businesses in which Sanofi-Synthelabo and Aventis and their respective subsidiaries are engaged, Sanofi-Synthelabo believes that it can obtain all European antitrust regulatory approvals required for the acquisition of Aventis securities pursuant to the U.S. offer, the French offer and the German offer without materially impairing the value of the transaction to Sanofi-Synthelabo and its shareholders, including persons that become shareholders as a result of tendering their Aventis securities in the U.S. offer, the French offer or the German offer. Nevertheless, there can be no assurance that a challenge to the acquisition of Aventis securities pursuant to the U.S. offer, the French offer and the German offer on European Union antitrust grounds will not be made or that, if such a challenge is made, Sanofi-Synthelabo will prevail.

United States Hart-Scott-Rodino Antitrust Improvements Act of 1976

      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and its associated rules, a share offer may not be completed until notification has been filed with the U.S. Federal Trade Commission, or the FTC, and the Antitrust Division of the U.S. Department of Justice, or the Antitrust Division, and the required waiting period has expired or been terminated. The required waiting period may be terminated by the FTC and the Antitrust Division before its expiration.

      We will file a notification and report form under the HSR Act with respect to the offers. The waiting period under the HSR Act with respect to the offers will expire at 11:59 p.m., New York City time, on the thirtieth calendar day after the filing of this notification and report form (or on the next business day if the thirtieth calendar day is a weekend day or holiday), unless this waiting period is terminated before that date. Before this deadline, however, either the FTC or the Antitrust Division may extend the waiting period by requesting additional information or material from Sanofi-Synthelabo (a second request). If such second request is made, the waiting period will expire at 11:59 p.m., New York City time, on the thirtieth calendar day after Sanofi-Synthelabo has substantially complied with this request. After that time, the waiting period may be extended only by court order or with the consent of Sanofi-Synthelabo. The waiting period will not be affected either by the failure of Aventis to file a notification and report form or by the failure of Aventis to comply with any request for additional information or materials issued by the FTC or the Antitrust Division. Under applicable French regulations, the French offer will lapse as soon as the FTC issues a second request. If the French offer lapses for this reason, we will withdraw the U.S. offer and the German offer.

      The Antitrust Division and the FTC frequently scrutinize the legality under the U.S. antitrust laws of transactions such as the acquisition of Aventis securities pursuant to the U.S. offer, the French offer and the German offer. The staff of the FTC have confirmed to Sanofi-Synthelabo that the FTC would be the agency reviewing the potential acquisition of Aventis. If the FTC believes that the share exchange would violate the U.S. antitrust law by substantially lessening competition in any line of commerce affecting U.S. consumers, the FTC has the authority to take such action under the U.S. antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition of Aventis securities pursuant to the U.S. offer, the French offer and the German offer, the divestiture of Aventis securities acquired pursuant to the U.S. offer, the French offer and the German offer or the divestiture of substantial assets of Sanofi-Synthelabo or Aventis or their respective subsidiaries. Private parties as well as state attorneys general may also bring legal actions under the antitrust laws under certain circumstances.

      Based upon an examination of information available to Sanofi-Synthelabo relating to the businesses in which Sanofi-Synthelabo and Aventis and their respective subsidiaries are engaged, Sanofi-Synthelabo believes that it can obtain all U.S. antitrust regulatory approvals required for the acquisition of Aventis securities pursuant to the U.S. offer, the French offer and the German offer without materially impairing the value of the transaction to Sanofi-Synthelabo and its shareholders, including persons that become shareholders as a result of tendering their Aventis securities in the U.S. offer, the French offer or the German offer. Nevertheless, there can be no assurance that a challenge to the acquisition of Aventis securities pursuant to the U.S. offer, the French offer and the German offer on U.S. antitrust grounds will not be made or that, if such a challenge is made, Sanofi-Synthelabo will prevail.

Other jurisdictions

      Sanofi-Synthelabo and Aventis have assets and sales in numerous jurisdictions throughout the world other than the European Union and the United States. Many of those jurisdictions have antitrust or competition laws that could require that notifications be filed and clearances obtained prior to completion of the proposed transaction. Other jurisdictions require filings following completion of the transaction. Appropriate filings will be made in those jurisdictions where it is determined that a filing is required.

      The antitrust or competition laws of certain jurisdictions outside of the European Union and the United States permit relevant agencies to investigate and take proceedings in respect of transactions that are perceived to have an effect on competition in the jurisdiction. Although Sanofi-Synthelabo does not anticipate that there will be any investigations or proceedings that would have a material impact on the completion of the offers or the operations of Sanofi-Synthelabo or Aventis, there can be no assurance that such investigations or proceedings will not be initiated and, if initiated, will not have a material adverse impact on the completion of the offers or the operations of Sanofi-Synthelabo or Aventis.

Stock Exchanges

      Sanofi-Synthelabo ordinary shares are currently listed and admitted to trade on Euronext Paris. Sanofi-Synthelabo ADSs are currently listed and admitted to trade on the NYSE. Sanofi-Synthelabo will apply for the supplemental listing of the Sanofi-Synthelabo ordinary shares and Sanofi-Synthelabo ADSs to be issued in these offers on Euronext Paris and on the NYSE, as applicable, and will comply with all of the usual requirements of such exchanges within the time periods specified by such exchanges.

Securities Regulatory Authorities

      The offers for Aventis securities are being made in accordance with French and German laws and U.S. federal and state securities law. The Sanofi-Synthelabo ordinary shares, including Sanofi-Synthelabo ordinary shares to be represented by Sanofi-Synthelabo ADSs, to be issued to holders of Aventis ordinary shares who are resident in the United States and to holders of Aventis ADSs pursuant to the U.S. offer will be registered with the SEC.

      The offers for Aventis securities are not being made to holders of Aventis securities in jurisdictions (including, without limitation, Japan and Italy) outside of France, Germany or the United States where the making or acceptance of such offer would not be in compliance with the laws of such jurisdictions. However, Sanofi-Synthelabo may seek exemption orders or take such other actions as it may deem necessary in order to extend the offers for Aventis securities to holders in such jurisdictions.

DESCRIPTION OF SANOFI-SYNTHELABO ORDINARY SHARES

      The following information is a summary of the material terms of the Sanofi-Synthelabo ordinary shares of nominal value €2, as set forth in Sanofi-Synthelabo’s corporate bylaws (statuts) and the material provisions of applicable French law, including Title II of Book 2 of the French Commercial Code (previously French Company Law No. 66-537 of July 24, 1966, as amended). This description is a summary and does not purport to be complete and is qualified by reference to applicable French law and to our statuts. You are encouraged to read our statuts, an English translation of which has been filed as an exhibit to the registration statement on Form F-4 of which this prospectus forms a part and which are incorporated by reference into this prospectus. You may also obtain copies of our statuts in French from the greffe (Secretary) of the Registre du Commerce et des Sociétés de Paris (Registry of Commerce and Companies of Paris, France).

Share Capital

      As of December 31, 2003, our registered share capital was €1,465,696,144 divided into 732,848,072 shares with a nominal value of €2 per share. All of our outstanding shares are of the same class and are fully paid.

      At an extraordinary general meeting held on May 22, 2002, our shareholders authorized our board of directors to increase our share capital, through the issuance of shares, securities with or without preferential rights or warrants, by an aggregate maximum nominal amount of €750 million for a period ending 26 months from the date of that shareholders’ meeting.

      Our statuts provide that shares may be held in registered form or in bearer form, at the option of the shareholder. Our statuts provide that any fully paid-up shares acquire double voting rights if held in registered form for at least two years under the name of the same shareholder.

      Our statuts allow us to obtain from Euroclear France the name, nationality, address and number of shares held by the holders of our securities that have, or may in the future have, voting rights. If we have reason to believe that an individual on any list provided by Euroclear France holds for the account of another person, our statuts allow us to request such information regarding beneficial ownership directly of any shareholder named on the list provided by Euroclear France. See “— Form, Holding and Transfer of Shares” below.

Voting Rights

      In general, each shareholder is entitled to one vote per share at any general shareholders’ meeting. However, our statuts provide that any fully paid-up shares that have been held in registered form under the name of the same shareholder for at least two years acquire double voting rights. As of December 31, 2003, there were 335,766,522 shares that were entitled to double voting rights, representing 45.8% of the total share capital, approximately 49.2% of our outstanding share capital that is held by holders other than Sanofi-Synthelabo, and 65.9% of the total voting rights of Sanofi-Synthelabo.

      Double voting rights are not taken into account in determining whether a quorum exists.

      Under the French Commercial Code, shares of a company held in treasury or by entities controlled by that company are not entitled to voting rights and do not count for quorum purposes.

Shareholders’ Meetings

General

      In accordance with the French Commercial Code, there are three types of shareholders’ meetings: ordinary, extraordinary and special.

      Ordinary general meetings of shareholders are required for matters such as:

•	electing, replacing and removing directors;

•	appointing independent auditors;

•	approving the annual accounts;

•	declaring dividends or authorizing dividends to be paid in shares, provided the statuts contain a provision to that effect;

•	issuing non-convertible bonds; and

•	approval of stock repurchase programs.

      Extraordinary general meetings of shareholders are required for approval of matters such as amendments to Sanofi-Synthelabo’s statuts, including any amendment required in connection with extraordinary corporate actions. Extraordinary corporate actions include:

•	changing our company’s name or corporate purpose;

•	increasing or decreasing our share capital;

•	creating a new class of equity securities;

•	authorizing the issuance of investment certificates, convertible or exchangeable securities;

•	establishing any other rights to equity securities;

•	selling or transferring substantially all of our assets; and

•	the voluntary liquidation of the company.

      Special meetings of shareholders of a certain category of shares (such as, among others, shares with double voting rights) are required for any modification of the rights derived from that category of shares. The resolutions of the shareholders’ general meeting affecting these rights are effective only after approval by the relevant special meeting.

Annual ordinary meetings

      The French Commercial Code requires the board of directors to convene an annual ordinary general meeting of shareholders for approval of the annual accounts. This meeting must be held within six months of the end of each fiscal year. This period may be extended by an order of the President of the Commercial Court. The board of directors may also convene an ordinary or extraordinary meeting of shareholders upon proper notice at any time during the year. If the board of directors fails to convene a shareholders’ meeting, our independent auditors may call the meeting. In case of bankruptcy, the liquidator or court-appointed agent may also call a shareholders’ meeting in some instances. In addition, any of the following may request the court to appoint an agent for the purpose of calling a shareholders’ meeting:

•	one or several shareholders holding at least 5% of our share capital;

•	any interested party in cases of urgency;

•	the workers’ council in cases of urgency; or

•	duly qualified associations of shareholders who have held their shares in registered form for at least two years and who together hold at least 1% of the voting rights of our company.

Notice of shareholders’ meetings

      We must announce general meetings at least 30 days in advance by means of a preliminary notice (avis de réunion), which is published in the Bulletin des Annonces Légales Obligatoires, or BALO. The preliminary notice must first be sent to the AMF. The AMF also recommends that prior to or simultaneously with the publication of the preliminary notice we publish a summary of the notice indicating the date of the meeting in a newspaper of national circulation in France. The preliminary notice must contain, among other things, the agenda, a draft of the resolutions to be submitted to the shareholders and the procedure for voting by mail.

      At least 15 days prior to the date set for a first call, and at least 6 days prior to any second call, we must send a final notice (avis de convocation) containing the final agenda, the date, time and place of the meeting and other information for the meeting. Such final notice must be sent by registered mail to all registered shareholders who have held shares in registered form for more than one month prior to the date of the final notice. The final notice must also be published in a newspaper authorized to publish legal announcements in the local administrative department (département) in which our company is registered as well as in the BALO, with prior notice having been given to the AMF. If no shareholder has proposed any new resolutions to be submitted to the vote of the shareholders at the meeting and provided that the board of directors has not altered the draft resolutions included in the preliminary notice, we are not required to publish the final notice; publishing a preliminary notice which stipulates that it is equivalent to a final notice will be deemed sufficient.

      In general, shareholders can only take action at shareholders’ meetings on matters listed on the agenda. As an exception to this rule, shareholders may take action with respect to the dismissal of directors and certain other matters even though these actions have not been included on the agenda. Additional resolutions to be submitted for approval by the shareholders at the meeting may be proposed to the board of directors, for recommendation to the shareholders, within ten days of the publication of the preliminary notice in the BALO by:

•	one or several shareholders together holding a specified percentage of shares;

•	a duly qualified association of shareholders who have held their shares in registered form for at least two years and who together hold at least 1% of our voting rights; or

•	the workers’ council.

The board of directors must submit these resolutions to a vote of the shareholders after having made a recommendation thereon.

      Following the publication of the final notice, a shareholder may submit written questions to the board of directors relating to the agenda for the meeting. The board of directors must respond to these questions during the meeting.

Attendance at Shareholders’ Meetings; Proxies and Votes by Mail

      In general, all shareholders who have properly registered their shares may participate in general meetings. Shareholders may participate in general meetings either in person or by proxy. Shareholders may vote in person, by proxy or by mail.

      In order to participate in any general meeting, a holder of registered shares must have its shares registered in its name in a shareholder account maintained by us or on our behalf by an agent appointed by us at least five days prior to the date of the meeting. Similarly, a holder of bearer shares must obtain from the accredited financial intermediary (intermédiaire financier habilité) with whom such holder has deposited its shares, a certificate (certificat d’immobilisation) indicating the number of bearer shares owned by such holder and evidencing the holding of such shares in its account until the date of the meeting. Such certificate must be deposited at the place specified in the notice of the meeting at least five days before the meeting.

     Attendance in person

      Shareholders may attend ordinary general meetings and extraordinary general meetings and exercise their voting rights subject to the conditions specified in the French Commercial Code and our statuts. There is no requirement that a shareholder have a minimum number of shares in order to attend, to be represented or to vote at an ordinary or extraordinary general meeting.

     Proxies and votes by mail

      Proxies will be sent to any shareholder on request. In order to be counted, such proxies must be received at our registered office, or at any other address indicated on the notice convening the meeting, prior to the date of the meeting (in practice, we request that shareholders return proxies at least three business days prior to the meeting). A shareholder may grant proxies only to his or her spouse or to another shareholder. A shareholder that is a corporation may grant proxies to a legal representative. Alternatively, the shareholder may send us a blank proxy without nominating any representative. In this case, the chairman of the meeting will vote the blank proxies in favor of all resolutions proposed or approved by the board of directors and against all others.

      With respect to votes by mail, we must send shareholders a voting form upon request. The completed form must be returned to us at least three days prior to the date of the shareholders’ meeting.

Quorum

      The French Commercial Code requires that shareholders together holding at least 25% of the shares entitled to vote must be present in person, or vote by mail or by proxy, in order to fulfill the quorum requirement for:

•	an ordinary general meeting, and

•	an extraordinary general meeting where only an increase in our share capital is proposed through incorporation of reserves, profits or share premium.

      For any other extraordinary general meeting, the quorum requirement is one-third of the shares entitled to vote, present in person, or voting by mail or by proxy.

      For a special meeting of holders of a certain category of shares, the quorum requirement is half of the shares entitled to vote in that category, present in person, or voting by mail or by proxy.

      If a quorum is not present at a meeting, the meeting is adjourned. When an adjourned meeting is resumed, there is no quorum requirement for an ordinary meeting or for an extraordinary general meeting where only an increase in our share capital is proposed through incorporation of reserves, profits or share premium. However, only questions that were on the agenda of the adjourned meeting may be discussed and voted upon. In the case of any other reconvened extraordinary general meeting or special meeting, the quorum requirement is 25% of the shares entitled to vote (or voting shares belonging to the relevant category for special meetings of holders of shares of such specific category), present in person or voting by mail or by proxy. If a quorum is not present, the reconvened meeting may be adjourned for a maximum of two months. No deliberation or action by the shareholders may take place without a quorum.

Votes Required for Shareholder Action

      A simple majority of shareholders may pass a resolution at either an ordinary general meeting or an extraordinary general meeting where only an increase in our share capital is proposed (through incorporation of reserves, profits or share premium). At any other extraordinary general meeting and at any special meeting of holders of a specific category of shares, a two-thirds majority of the shareholder votes cast is required.

      A unanimous shareholder vote is required to increase liabilities of shareholders.

      Abstention from voting by those present or those represented by proxy or voting by mail is counted as a vote against the resolution submitted to a shareholder vote.

Amendments Affecting Shareholder Rights

      Shareholder rights can be amended only after an extraordinary general meeting of the class of shareholders affected has taken place. Two-thirds of the shares of the affected class voting either in person or by mail or proxy must approve any proposal to amend shareholder rights. The voting and quorum requirements applicable to this type of special meeting are the same as those applicable to an extraordinary general meeting, except that the quorum requirements for a special meeting are 50% of the voting shares, or 25% upon resumption of an adjourned meeting.

Financial Statements and Other Communications with Shareholders

      In connection with any shareholders’ meeting, we must provide a set of documents including our annual report and a summary of the results of the five previous fiscal years to any shareholder who so requests.

Dividends

      Sanofi-Synthelabo may only distribute dividends out of our “distributable profits,” plus any amounts held in our reserve that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law or our statuts. “Distributable profits” consist of our unconsolidated net profit in each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to law or our statuts.

     Legal reserve

      The French Commercial Code requires us to allocate 5% of our unconsolidated statutory net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Funds must be allocated until the amount in the legal reserve is equal to 10% of the aggregate nominal value of the issued and outstanding share capital. This restriction on the payment of dividends also applies to each of our French subsidiaries on an unconsolidated basis. At June 30, 2003, our legal reserve was €146,401,017, representing 10% of the aggregate nominal value of our issued and outstanding share capital as of that date. The legal reserve of any company subject to this requirement may only be distributed to shareholders upon liquidation of the company.

     Approval of dividends

      According to the French Commercial Code, our board of directors may propose a dividend for approval by the annual general meeting of shareholders. If we have earned distributable profits since the end of the preceding fiscal year, as reflected in an interim income statement certified by our auditors, our board of directors may distribute interim dividends to the extent of the distributable profits for the period covered by the interim income statement. Our board of directors exercises this authority subject to French law and regulations and may do so without obtaining shareholder approval.

     Distribution of dividends

      Dividends are distributed to shareholders pro rata according to their respective holdings of shares. In the case of interim dividends, distributions are made to shareholders on the date of our board of directors’ meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

      Dividends may be paid in cash or, if the shareholders’ meeting so decides by ordinary resolution, in kind, provided that all shareholders receive a whole number of assets of the same nature paid in lieu of cash. Our statuts provide that, upon a decision of the shareholders’ meeting taken by ordinary resolution, each shareholder may be given the choice to receive his dividend in cash or in shares.

     Timing of payment

      According to the French Commercial Code, we must pay any existing dividends within nine months of the end of our fiscal year, unless otherwise authorized by court order. Dividends on shares that are not claimed within five years of the date of declared payment revert to the French State.

Changes in Share Capital

     Increases in share capital

      As provided by the French Commercial Code, our share capital may be increased only with the shareholders’ approval at an extraordinary general meeting following the recommendation of our board of directors. Increases in our share capital may be effected by:

•	issuing additional shares,

•	increasing the nominal value of existing shares, or

•	creating a new class of equity securities.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•	in consideration for cash,

•	in consideration for assets contributed in kind,

•	through an exchange offer,

•	by conversion of debt securities previously issued,

•	by capitalization of profits, reserves or share premiums, or

•	subject to various conditions, in satisfaction of debt incurred by Sanofi-Synthelabo.

      Decisions to increase the share capital through the capitalization of reserves, profits and/or share premiums require the approval of an extraordinary general meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases effected by an increase in the nominal value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premiums. All other capital increases require the approval of an extraordinary general meeting acting under the regular quorum and majority requirements for such meetings. See “— Quorum” and “— Votes Required for Shareholder Action” above.

      The shareholders may delegate the right to carry out any increase in share capital to our board of directors, provided that the increase has been previously authorized by the shareholders. Our board of directors may further delegate this right to our chairman and chief executive officer.

     Decreases in share capital

      According to the French Commercial Code, any decrease in our share capital requires approval by the shareholders entitled to vote at an extraordinary general meeting. The share capital may be reduced either by decreasing the nominal value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced either by an exchange of shares or by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.

      Our shareholders may delegate the right to effect a decrease in our share capital to our board of directors, provided that the decrease has been previously approved by the shareholders.

Preferential Subscription Rights

      According to the French Commercial Code, if we issue specific kinds of additional securities, current shareholders will have preferential subscription rights to these securities on a pro rata basis. These preferential rights require us to give priority treatment to current shareholders. The rights entitle the individual or entity that holds them to subscribe to an issue of any securities that may increase the share capital of our company by means of a cash payment or a set-off of cash debts. Preferential subscription rights are transferable during the subscription period relating to a particular offering. These rights may also be listed on the Premier Marché of Euronext Paris.

      Preferential subscription rights with respect to any particular offering may be waived by the vote of shareholders holding a two-thirds majority of the shares entitled to vote at an extraordinary general meeting. Our board of directors and our independent auditors are required by French law to present reports that specifically address any proposal to waive preferential subscription rights. In the event of a waiver, the issue of securities must be completed within the period prescribed by law. Shareholders also may notify us that they wish to waive their own preferential subscription rights with respect to any particular offering if they so choose.

      The shareholders may decide at an extraordinary general meeting to give the existing shareholders a non-transferable priority right to subscribe to the new securities, during a limited period of time.

      In the event of a capital increase without preferential subscription rights to existing shareholders, French law requires that the capital increase be made at a price equal to or exceeding the average market price of the shares in any consecutive ten trading day period within the 20 trading days preceding the capital increase.

Form, Holding and Transfer of Shares

Form of shares

      Our statuts provide that the shares may be held in either bearer form or registered form at the option of the holder.

Holding of shares

      In accordance with French law relating to the dematerialization of securities, shareholders’ ownership rights are represented by book entries instead of share certificates. Sanofi-Synthelabo maintains a share account with Euroclear France (a French clearing system, which holds securities for its participants) for all shares in registered form, which is administered by BNP Paribas Securities Services. In addition, we maintain separate accounts in the name of each shareholder either directly or, at a shareholder’s request, through the shareholder’s accredited intermediary. Each shareholder account shows the name of the holder and the number of shares held. BNP Paribas Securities Services issues confirmations (attestations d’inscription en compte) to each registered shareholder as to shares registered in the shareholder’s account, but these confirmations are not documents of title.

      Shares of a listed company may also be issued in bearer form. Shares held in bearer form are held and registered on the shareholder’s behalf in an account maintained by an accredited financial intermediary and are credited to an account at Euroclear France maintained by such intermediary. Each accredited financial intermediary maintains a record of shares held through it and issues certificates of inscription for the shares it holds. Transfers of shares held in bearer form may only be made through accredited financial intermediaries and Euroclear France.

      Shares held by persons who are not domiciled in France may be registered in the name of intermediaries who act on behalf of one or more investors. Under a French statute dated May 15, 2001, when shares are so held, we are entitled to request from such intermediaries the names of the investors. Also, we may request any legal person (personne morale) who holds more than 2.5% of our shares, to disclose the name of any person who owns, directly or indirectly, more than a third of its share capital or of its voting rights. A person who does provide the information requested in time, or who provides incomplete or false information will be deprived of its voting rights at shareholders’ meetings and will have its payment of dividends withheld until it has provided the requested information in strict compliance with French law. If such a person acted willfully, the person may be deprived by a French court of either its voting rights or its dividends or both for a period of up to five years.

Transfer of shares

      Our statuts do not contain any restrictions relating to the transfer of shares.

      Registered shares must be converted into bearer form before being transferred on the Premier Marché on the shareholders’ behalf and, accordingly, must be registered in an account maintained by an accredited financial intermediary on the shareholders’ behalf. A shareholder may initiate a transfer by giving instructions to the relevant accredited financial intermediary. For dealings on the Premier Marché, a tax assessed on the price at which the securities were traded, or impôt sur les opérations de bourse, is payable at the rate of 0.3% on transactions of up to €153,000 and at a rate of 0.15% thereafter. This tax is subject to a rebate of €23 per transaction and a maximum assessment of €610 per transaction. However, non-residents of France are not required to pay this tax. In addition, a fee or commission is payable to the broker involved in the transaction, regardless of whether the transaction occurs within or outside France. No registration duty is normally payable in France, unless a transfer instrument has been executed in France.

Liquidation Rights

      If we are liquidated, any assets remaining after payment of our debts, liquidation expenses and all of our remaining obligations will be first distributed to repay in full the nominal value of our shares. Any surplus will be distributed pro rata among shareholders in proportion to the nominal value of their shareholdings.

Disclosure of Holdings Exceeding Certain Percentages

Statutory requirements

      The French Commercial Code provides that any individual or entity, acting alone or in concert with others, that becomes the owner, directly or indirectly, of more than 5%, 10%, 20%, 33 1/3%, 50% or 66 2/3% of the outstanding shares or voting rights of a listed company in France, such as Sanofi-Synthelabo, or that increases or decreases its shareholding or voting rights above or below any of those percentages, must notify the company, within five trading days of the date when it crosses the threshold, of the number of shares it holds and their voting rights. The individual or entity must also notify the Autorité des marchés financiers, or AMF, within five trading days of the date when it crosses the threshold. The AMF makes the notice public.

      French law and AMF regulations impose additional reporting requirements on persons who acquire more than 10% or 20% of the outstanding shares or voting rights of a listed company. These persons must file a report with the company and the AMF within 10 trading days of the date that they cross the threshold. In the report, the acquirer must specify if it acts alone or in concert with others and specify its intentions for the following 12-month period, including whether or not it intends to continue its purchases, to acquire control of the company in question or to seek nomination to the board of directors. The AMF makes the report public. The acquirer must also publish a press release stating its intentions in a financial newspaper of national circulation in France. The acquirer may amend its stated intentions, provided that it does so on the basis of significant changes in its own situation or shareholding. Upon any change of intention, it must file a new report.

      In order to permit holders to give the required notice, we must publish in the BALO, not later than 15 calendar days after the annual ordinary general meeting of shareholders, information with respect to the total number of voting rights outstanding as of the date of such meeting. In addition, if the number of outstanding voting rights changes by 5% or more between two annual ordinary general meetings, we must publish in the BALO, within 15 calendar days of such change, the number of voting rights outstanding. In both cases, we must also provide the AMF with a written notice setting forth the number of voting rights outstanding. The AMF publishes the total number of voting rights so notified by all listed companies in a weekly notice (avis), mentioning the date each such number was last updated.

      If any proprietary owner fails to comply with the legal notification requirement, the shares or voting rights in excess of the relevant threshold will be deprived of voting rights for all shareholders’ meetings until the end of a two-year period following the date on which the owner complies with the notification requirements. In addition, any shareholder who fails to comply with these requirements may have all or part of its voting rights suspended for up to five years by the Commercial Court at the request of our Chairman, any shareholder or the AMF, and may be subject to criminal fines.

      If a registered intermediary fails to comply with the legal notification requirement, the shares or voting rights registered in his name will be deprived of voting rights for all shareholders’ meetings until the registered intermediary complies with the notification and payment of dividends as postponed until such date. In addition, if a registered intermediary willfully fails to comply with these requirements the shares may be deprived of all or part of their voting right and dividends for up to five years by the Commercial Court, at the request of the company or shareholders holding 5% of more of the company’s share capital.

      Under AMF regulations, and subject to limited exemptions granted by the AMF, any person or persons acting in concert that crosses the ownership threshold of 33 1/3% of the share capital or voting rights of a French listed company must initiate a public tender offer for the balance of the share capital of such company.

Requirements under Sanofi-Synthelabo statuts

      In addition, our statuts provide that any person or entity, acting alone or in concert with others, who becomes the owner of 1% of our share capital or our voting rights, or any multiple of that percentage, must notify us by certified mail, return receipt requested, within five trading days of the total number of shares and voting rights that such person then owns. The same provisions of our statuts apply to each increase or decrease in excess of 1%. Any person or entity that fails to comply with such notification requirements, upon the request of one or more shareholders holding at least 5% of our share capital or of our voting rights made at the general shareholders’ meeting, will be deprived of voting rights with respect to the shares in excess of the relevant threshold for all shareholders’ meetings until the end of a two-year period following the date on which such person or entity complies with the notification requirements.

Purchase of Our Own Shares

      Under French law, Sanofi-Synthelabo may not issue shares to itself. However, Sanofi-Synthelabo may, either directly or through a financial intermediary acting on its behalf, acquire up to 10% of its share capital within a maximum period of 18 months, provided our shares are listed on a regulated market. To acquire our shares for this purpose, we must file a note d’information that has received the approval (visa) of the AMF. We can elect to file such note d’information either prior to obtaining our shareholders’ approval at an ordinary general meeting, or after our board of directors, duly authorized by our shareholders, has decided to initiate the share purchase plan.

      If we repurchase our shares in the foregoing manner, we have three options. We may:

•	keep the shares;

•	sell or transfer them, including to our employees under an authorized profit-sharing plan or stock option plan; or

•	cancel the shares, with our shareholders’ approval at an extraordinary general meeting.

      We may not cancel more than 10% of our outstanding share capital over any 24-month period. Our repurchase of shares also must not result in our company holding, directly or through a person acting on our behalf, more than 10% of our outstanding share capital, or if we have different classes of shares, 10% of the shares of each class.

      We must hold any shares we repurchase in registered form. These shares also must be fully paid up. Shares repurchased by us are deemed outstanding under French law but are not entitled to dividends or voting rights, and we may not exercise the preferential subscription rights attached to them.

      The shareholders, at an extraordinary general meeting, may decide not to take these shares into account in determining the preferential subscription rights attached to the other shares. However, if the shareholders decide to take them into account, we must either sell the rights attached to the shares we hold on the market before the end of the subscription period or distribute them to the other shareholders on a pro rata basis.

      The purchase and possible cancellation of 10% of our shares (up to €7.3 billion) was authorized by our shareholders on May 22, 2002. Under this authorization, the purchase price for any share purchased could not be greater than €100, and the selling price of any share sold could not be lower than €40, except for shares sold to beneficiaries of certain stock option plans (which could be sold at a price between €5.86 and €64.50). The authorization permitted us to purchase our shares from the date of our shareholders’ meeting of May 22, 2002 through November 22, 2003. Shares repurchased under this program may be used to:

•	respond to market conditions;

•	regulate market prices;

•	provide shares to our employees and officers under stock option plans;

•	provide shares to our employees and officers under share purchase plans;

•	finance external growth;

•	grant shares following the exercise of rights attached to securities that give the right to receive shares; and

•	optimize our capital allocation.

      During 2002, pursuant to the May 22, 2001 and May 22, 2002 share purchase authorizations, we acquired 19,550,679 of our own shares at an average share price of €60.57. Fees associated with such purchases were €3,320,064 before taxes, or approximately €0.17 per share. During 2002, we sold 484,595 of our shares in connection with the exercise of purchase options at an average price of €14.49 per share, and sold 109,000 of our shares on the market at an average price of €59.29 per share.

      On May 19, 2003, our shareholders authorized the purchase and possible cancellation of 10% of our shares (up to €5.8 billion). Under this authorization, the purchase price for any share purchased may not be greater than €80, and the selling price of any share sold may not be lower than €20, except for shares sold to beneficiaries of certain stock option plans (which may be sold at a price between €6.01 and €69.94). We may purchase our shares from the date of our shareholders’ meeting, which was May 19, 2003 through the period ending 18 months from that date, which is November 19, 2004. Shares repurchased under this program may be used for the same purposes as under the previous buy-back program set forth above.

      During 2003, pursuant to the May 22, 2002 and May 19, 2003 share purchase authorizations, we acquired 20,192,769 of our own shares at an average share price of €50.43. Fees associated with such purchases were €2,422,416 before taxes, or approximately €0.12 per share. During 2003, we sold 550,882 of our shares in connection with the exercise of purchase options at an average price of €23.41 per share, and sold 28,000 of our shares on the market at an average price of €65.84 per share.

      As of December 31, 2003, the latest practicable date before the printing of this document, we held 49,990,262 of our own ordinary shares, representing 6.8% of our share capital.

Trading in Our Own Shares

      Under Règlement no 90-04 of the AMF, as amended, we may not trade in our own shares for the purpose of manipulating the market. There are three requirements for trades by a company in its own shares to be considered valid. Specifically, in order to be valid:

•	trades must be executed on behalf of the company by only one intermediary in each trading session, unless the issuer executes its purchase plan partly through derivative instruments, in which case two intermediaries may be used, but only to the extent that the issuer is able to ensure adequate coordination between the intermediaries;

•	any block trades may not be made at a price above the current market price; and

•	each trade must be made at a price that falls between the lowest and the highest trading price of the trading session during which it is executed.

Because Sanofi-Synthelabo ordinary shares are continuously quoted (cotation en continu), our trades must meet three further requirements to be considered valid:

•	the trade must not influence the determination of the quoted price before the opening of trading, at the first trade of the shares, at the reopening of trading following a suspension, or, as applicable, in the last five minutes of any trading session or at the fixing of the closing price;

•	the trade must not account for more than 25% of the average total daily trading volume on Euronext Paris in the shares during the three trading days immediately preceding the trade; and

•	the trade must not be carried out in order to influence the price of a derivative instrument relating to the company’s shares.

      There are two periods during which we are not permitted to trade in our own securities: the 15-day period before the date on which we make our consolidated or annual accounts public, and the period beginning on the date at which we become aware of information that, if disclosed, would have a significant impact on the market price of our securities and ending on the date this information is made public.

      There are certain exceptions to the above requirements:

•	trades by a company in its own shares that are used to finance an acquisition are deemed valid, regardless of whether the six requirements listed above are met if (1) the acquisition takes place at least three months after the company’s last trade in its own shares and (2) an independent advisor has been appointed in order to assess the value of the shares, the value of the assets acquired and the fairness of the exchange ratio; and

•	trades by a company in its own shares that are executed on behalf of the company by an intermediary pursuant to a liquidity agreement are deemed valid, regardless of whether the first two requirements listed above regarding continuous quotation and the two restrictions regarding the trading period are met, provided that the terms of the liquidity agreement comply with the ethics guidelines (charte de déontologie) approved by the AMF in its Instruction of April 10, 2001.

      After making an initial purchase of our own shares, we must file monthly reports with the AMF that contain specified information about subsequent transactions (including purchases, sales and share cancellations). The AMF makes this information publicly available.

Ownership of Shares by Non-French Persons

      The French Commercial Code currently does not limit the right of non-residents of France or non-French persons to own and vote shares. However, non-residents of France must file an administrative notice with French authorities in connection with the acquisition of a controlling interest in our company. Under existing administrative rulings, ownership of 20% or more of our share capital or voting rights is regarded as a controlling interest, but a lower percentage might be held to be a controlling interest in certain circumstances depending upon factors such as:

•	the acquiring party’s intentions;

•	the acquiring party’s ability to elect directors; or

•	financial reliance by the company on the acquiring party.

DESCRIPTION OF SANOFI-SYNTHELABO AMERICAN DEPOSITARY SHARES

General

      The Bank of New York, as depositary, will issue Sanofi-Synthelabo ADSs in certificated (evidenced by an American depositary receipt, or ADR) or book-entry form. Each ADR is a certificate evidencing a specific number of Sanofi-Synthelabo ADSs. Each Sanofi-Synthelabo ADS will represent one-half of one Sanofi-Synthelabo ordinary share (or the right to receive one-half of one Sanofi-Synthelabo ordinary share) deposited with the Paris, France office of BNP Paribas, as custodian.

      Each Sanofi-Synthelabo ADS will also represent any other securities, cash or other property that may be held by the depositary under the deposit agreement. The Bank of New York’s Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286. The principal executive office of the depositary is located at One Wall Street, New York, New York 10286.

      You may hold Sanofi-Synthelabo ADSs either directly or indirectly through your broker or other financial institution. The following description assumes you hold your Sanofi-Synthelabo ADSs directly, in certificated form evidenced by ADRs. If you hold the Sanofi-Synthelabo ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

      As a holder of Sanofi-Synthelabo ADSs, we will not treat you as one of our shareholders and you will not have shareholder rights. French law governs shareholder rights. The depositary will be the holder of the Sanofi-Synthelabo ordinary shares underlying your Sanofi-Synthelabo ADSs. Your rights as a holder of Sanofi-Synthelabo ADSs are set forth in the deposit agreement between Sanofi-Synthelabo and The Bank of New York, as depositary, and your ADR. New York law governs the deposit agreement and the ADRs.

      The following is a summary of the deposit agreement, a form of which has been filed as an exhibit to the registration statement on Form F-4 of which this prospectus forms a part and which is incorporated by reference into this prospectus. For more complete information, you should read the entire deposit agreement and the ADR itself. You may also inspect a copy of the deposit agreement at the depositary’s Corporate Trust Office.

Share Dividends and Other Distributions

     Receipt of dividends and other distributions

      The depositary has agreed to pay to holders of Sanofi-Synthelabo ADSs the cash dividends or other distributions that it or the custodian receives on the deposited Sanofi-Synthelabo ordinary shares and other deposited securities after deducting its fees and expenses. Holders of Sanofi-Synthelabo ADSs will receive these distributions in proportion to the number of Sanofi-Synthelabo ADSs that they hold.

      Cash. The depositary will convert any cash dividend or other cash distribution paid on the shares into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any approval from the French government is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the dividends only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it cannot convert into U.S. dollars for the account of the ADR holders who have not been paid. It will not invest the funds it holds and it will not be liable for any interest.

      Before making a distribution, any withholding taxes that must be paid under French law will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the euro, you may lose some or all of the value of the distribution.

      Shares. The depositary may, and at our request will, distribute new ADRs representing any shares we distribute as a dividend or free distribution, if we furnish it promptly with satisfactory evidence that it is legal to do so. The depositary will only distribute whole Sanofi-Synthelabo ADSs. It will sell shares that would require it to deliver a fractional Sanofi-Synthelabo ADS and distribute the net proceeds in the same way as it distributes cash. If the depositary does not distribute additional Sanofi-Synthelabo ADSs, the outstanding ADRs will also represent the new shares.

      Rights to Receive Additional Shares. If we offer holders of Sanofi-Synthelabo ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. The depositary must first consult with us and we must furnish it with satisfactory evidence that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and the depositary decides it is practical to sell the rights, the depositary will sell the rights and distribute the proceeds, in the same way as it distributes cash. The depositary may allow rights that are not distributed or sold to lapse. In that case, holders of Sanofi-Synthelabo ADSs will receive no value for them.

      If the depositary makes rights available to holders of Sanofi-Synthelabo ADSs, upon instruction from such holders, it will exercise the rights and purchase the shares on such holder’s behalf. The depositary will then deposit the shares and deliver ADRs to such holders. It will only exercise rights if holders of Sanofi-Synthelabo ADSs pay it the exercise price and any other charges the rights require such holders to pay.

      U.S. securities laws may restrict the sale, deposit, cancellation and transfer of ADRs issued upon exercise of rights. For example, holders of Sanofi-Synthelabo ADSs may not be able to trade these Sanofi-Synthelabo ADSs freely in the United States. In this case, the depositary may deliver Sanofi-Synthelabo ADSs under a separate restricted deposit agreement that will contain the same provisions as the deposit agreement, except for changes needed to put the restrictions in place.

      Other Distributions. The depositary will send to holders of Sanofi-Synthelabo ADSs anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds in the same way as it distributes cash, or it may choose any method to distribute the property it deems equitable and practicable.

      The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of Sanofi-Synthelabo ADSs. We have no obligation to register Sanofi-Synthelabo ADSs, shares, rights or other securities under the Securities Act. Other than our obligation to register the Sanofi-Synthelabo ADSs, we also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to holders of Sanofi-Synthelabo ADSs. This means that you may not receive the distribution we make on our shares or any value for them if it is illegal or impractical for the depositary to make them available to such holders.

Deposit, Withdrawal and Cancellation

     Delivery of ADRs

      The depositary will deliver ADRs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of Sanofi-Synthelabo ADSs in the names you request and will deliver the ADRs to the persons you request at its Corporate Trust Office.

     Obtaining Sanofi-Synthelabo ordinary shares

      You may turn in your ADRs at the depositary’s Corporate Trust Office. Upon payment of its fees and expenses and any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver (1) the underlying shares to an account designated by you and (2) any other deposited securities underlying the ADR at the office of a custodian or, at your request, risk and expense, the depositary will deliver the deposited securities at its Corporate Trust Office.

Voting Rights

      You may instruct the depositary to vote the Sanofi-Synthelabo ordinary shares underlying your Sanofi-Synthelabo ADSs, but only if we ask the depositary to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares from the ADR program and vote as an ordinary shareholder. However, you may not know about the meeting sufficiently in advance to withdraw the shares.

      If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the shares or other deposited securities underlying your ADRs as you direct. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to French law and the provisions of our statuts, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct.

      We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

      Similar to our shares, Sanofi-Synthelabo ADSs evidenced by ADRs registered in the name of the same owner for at least two (2) years will be eligible for double voting rights if certain procedures are followed, as set out in the deposit agreement. For additional information regarding double voting rights, see “Description of Sanofi-Synthelabo Ordinary Shares — Voting Rights”.

      The deposit agreement allows the depositary and Sanofi-Synthelabo to change the voting procedures or require additional voting procedures in addition to the ones described above if necessary or appropriate to comply with French or United States law or our statuts. For example, you might be required to arrange to have your Sanofi-Synthelabo ADSs deposited in a blocked account for a specified period of time prior to a shareholders’ meeting in order to be allowed to give voting instructions.

Fees and Expenses

      Sanofi-Synthelabo will pay specified fees, charges and expenses of The Bank of New York as agreed between Sanofi-Synthelabo and The Bank of New York. The fees for which a holder of Sanofi-Synthelabo ADSs is responsible include those set forth in the following table:

ADS holder must pay:	For:

$5.00 (or less) per 100 Sanofi-Synthelabo ADSs (or portion thereof)	Each issuance of Sanofi-Synthelabo ADSs, including as a result of a distribution of shares or rights or other property

$0.02 (or less) per Sanofi-Synthelabo ADS	Any cash payment

Registration or Transfer Fees	Transfer and registration of Sanofi-Synthelabo ordinary shares on the share register of the foreign registrar from your name to the name of the depositary or its agent when you deposit or withdraw Sanofi-Synthelabo ordinary shares

Expenses of The Bank of New York	Conversion of foreign currency to U.S. dollars

Cable, telex and facsimile transmission expenses

Servicing of shares or deposited securities

Taxes and other governmental charges the depositary or the custodian have to pay on any Sanofi-Synthelabo ADS or shares underlying Sanofi-Synthelabo ADSs, including, for example, stock transfer taxes, stamp duty or withholding taxes	As necessary

Payment of Taxes

      You will be responsible for any taxes or other governmental charges payable on your Sanofi-Synthelabo ADSs or on the deposited securities underlying your Sanofi-Synthelabo ADSs. The depositary may refuse to transfer your Sanofi-Synthelabo ADSs or allow you to withdraw the deposited securities underlying your Sanofi-Synthelabo ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities underlying your Sanofi-Synthelabo ADSs to pay any taxes owed, and you will remain liable for any deficiency. If it sells deposited securities, it will, if appropriate, reduce the number of Sanofi-Synthelabo ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Changes Affecting Deposited Securities

      If we:

•	change the nominal or par value of our Sanofi-Synthelabo ordinary shares;

•	recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action;

•	reclassify, split up or consolidate any of the deposited securities; or

•	distribute securities on the deposited shares that are not distributed to you;

then either:

•	the cash, shares or other securities received by the depositary will become deposited securities and each Sanofi-Synthelabo ADS will automatically represent its equal share of the new deposited securities; or

•	the depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it receives. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Disclosure of Interests

      The obligation of a holder or other person with an interest in our shares to disclose information under French law and under our statuts also applies to you and any other persons with an interest in the Sanofi-Synthelabo ADSs other than the depositary. The consequences for failure to comply with these provisions will be the same for you and any other persons with an interest as for a holder of our ordinary shares. For additional information regarding these obligations, see “Description of Sanofi-Synthelabo’s Ordinary Shares — Disclosure of Holdings Exceeding Certain Percentages”.

Amendment and Termination

      We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses, or prejudices a substantial right of holders of Sanofi-Synthelabo ADSs, it will only become effective 30 days after the depositary notifies such holders of the amendment. At the time an amendment becomes effective, such holders will be considered, by continuing to hold their ADR, to have agreed to the amendment and to be bound by the ADR and the deposit agreement as amended.

      The depositary will terminate the agreement if we ask it to do so. The depositary may also terminate the agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary bank within 90 days. In both cases, the depositary must notify you at least 30 days before termination.

      After termination, the depositary and its agents will be required to do only the following under the deposit agreement: (1) collect distributions on the deposited securities and (2) deliver shares and other deposited securities upon cancellation of ADRs. One year or more after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the agreement for the pro rata benefit of the holders of Sanofi-Synthelabo ADSs that have not surrendered their Sanofi-Synthelabo ADSs. It will not invest the money and will have no liability for interest. The depositary’s only obligations will be to account for the proceeds of the sale and other cash and with respect to indemnification. After termination, our only obligation will be with respect to indemnification and to pay certain amounts to the depositary.

Limitations on Obligations and Liability to Holders of Sanofi-Synthelabo ADSs

      The deposit agreement expressly limits our obligations and the obligations of the depositary, and it limits our liability and the liability of the depositary. We and the depositary:

•	are obligated only to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if either is prevented or delayed by law or circumstances beyond its control from performing its obligations under the deposit agreement;

•	are not liable if either exercises discretion permitted under the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the Sanofi-Synthelabo ADSs or the deposit agreement on your behalf or on behalf of any other party; and

•	may rely upon any documents it believes in good faith to be genuine and to have been signed or presented by the proper party.

      In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

      Before the depositary will deliver or register the transfer of Sanofi-Synthelabo ADSs, make a distribution on Sanofi-Synthelabo ADSs or process a withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

      The depositary may refuse to deliver Sanofi-Synthelabo ADSs, register transfers of Sanofi-Synthelabo ADSs or permit withdrawals of shares when the transfer books of the depositary or our transfer books are closed, or at any time if the depositary or we think it advisable to do so.

Right to Receive the Shares Underlying the Sanofi-Synthelabo ADSs

      You have the right to cancel your Sanofi-Synthelabo ADSs and withdraw the underlying Sanofi-Synthelabo ordinary shares at any time except:

•	when temporary delays arise when we or the depositary have closed our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	when you or other holders of Sanofi-Synthelabo ADSs seeking to withdraw shares owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to Sanofi-Synthelabo ADSs or to the withdrawal of shares or other deposited securities.

      This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-Release of Sanofi-Synthelabo ADSs

      Unless we tell the depositary not to, the deposit agreement permits the depositary to deliver Sanofi-Synthelabo ADSs before deposit of the underlying shares. This is called a pre-release of the Sanofi-Synthelabo ADSs. The depositary may also deliver shares upon cancellation of pre-released Sanofi-Synthelabo ADSs (even if the Sanofi-Synthelabo ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive Sanofi-Synthelabo ADSs instead of shares to close out a pre-release. The depositary may pre-release Sanofi-Synthelabo ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the depositary in writing that it or its customer owns the shares or Sanofi-Synthelabo ADSs to be deposited; (2) the pre-release must be fully collateralized with cash, U.S. government securities or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of Sanofi-Synthelabo ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

COMPARISON OF SHAREHOLDERS’ RIGHTS

      If you validly tender your Aventis securities and this U.S. offer is successful, you will receive Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs) in exchange for your Aventis securities. The following is a summary of the material differences between the rights of shareholders of Sanofi-Synthelabo and the rights of shareholders of Aventis. Because each of Sanofi-Synthelabo and Aventis is a limited liability corporation (société anonyme) organized under French law, these differences arise primarily from the differences between the corporate bylaws (statuts) of the two companies. The following information is a summary and does not purport to be complete. For more complete information, you should read our statuts and the statuts of Aventis. An unofficial translation of our statuts has been included as an exhibit to our registration statement on Form F-4 of which this prospectus is a part and which has been filed with the SEC. Aventis’s statuts are filed as an exhibit to Aventis’s Annual Report on Form 20-F for the year ended December 31, 2001. To find out where you can obtain these documents, see “Additional Information for Securityholders — Where You Can Find More Information”.

General

      The rights of holders of ordinary shares of Sanofi-Synthelabo are governed by Book 2 (Livre 2) of the French Commercial Code (Code de commerce) and the decree no-67-236 of March 23, 1967 and by the provisions of Sanofi-Synthelabo’s statuts dated October 15, 2003, as amended.

      The rights of holders of ordinary shares of Aventis are governed by Book 2 (Livre 2) of the French Commercial Code (Code de commerce) and the decree no-67-236 of March 23, 1967 and by the provisions of Aventis’s statuts dated January 10, 2003, as amended.

      French law allows the shareholders of a limited liability corporation (société anonyme) to adopt a governance structure that has a single board of directors (conseil d’administration) or a two-tiered board structure, with a supervisory board (conseil de surveillance) and a management board (directoire). Sanofi-Synthelabo has a single board of directors and Aventis has a management board and a supervisory board. The following summary of the material differences between the rights of shareholders of Sanofi-Synthelabo and the rights of shareholders of Aventis includes a discussion of the material differences arising from these different statutory governance structures, as well as from differences arising from each company’s statuts.

Sanofi-Synthelabo	Aventis

Structure of the Board of Directors; Duties of the Board of Directors	Sanofi-Synthelabo’s statuts provide for a single board of directors (conseil d’administration).

The board determines the strategic orientations of Sanofi-Synthelabo’s business and ensures that such orientations are implemented. Subject to the powers expressly granted to the shareholders and within the limits of Sanofi- Synthelabo’s corporate purpose, the board addresses all issues of relevance to the proper functioning of Sanofi-Synthelabo and settles all issues concerning its affairs.	Aventis’s statuts provide for a two- tiered board structure, consisting of a management board (directoire) and a supervisory board (conseil de surveillance). No person can be a member of both boards.

Management Board.
The management board is responsible for managing Aventis’s business and affairs, including determining the overall business and financial strategy. The management board acts in the name of the company. The Chairman of the management board and any managing director (directeur général) have the sole authority to represent

Sanofi-Synthelabo	Aventis

the company in dealings with a third party.
Supervisory Board.
The supervisory board is responsible for supervising the management board, including appointing the members of the management board, the chairman of the management board and any vice chairman or managing director (directeur général).
Under French law, any sale of real property or of equity interests or the giving of any guaranty or surety must be approved by the supervisory board. In addition, Aventis’s statuts provide that any corporate decision that is of major strategic importance to, or that is likely to have a material effect on the financial situation of, Aventis or its subsidiaries requires the prior approval of the supervisory board.

Size and Qualifications of the Board of Directors	Sanofi-Synthelabo’s statuts provide that the board of directors shall consist of between 3 and 18 members. The board of directors currently has 13 members.

Under Sanofi-Synthelabo’s statuts, as soon as the number of directors who are 70 years of age or older represents more than one-third of the directors in office, the oldest director shall be deemed to have resigned, and his or her term of office shall end at the date of the next ordinary shareholders’ meeting.

French law allows entities, including corporations, to be members of the board of directors of Sanofi-Synthelabo. If an entity is a director, it must appoint an individual to act as its permanent representative on the board of directors. Permanent representatives are subject to the	Management Board.
Aventis’s statuts provide that the management board shall consist of up to 7 members. The supervisory board currently has 7 members. Members of the management board need not be shareholders. Under French law, members of the management board must be individuals.

Aventis’s statuts provide that no person may be appointed a member of the management board if he or she is over 65 years of age. Any member of the management board who reaches the age of 65 shall be deemed to have resigned at the end of the next meeting of the supervisory board.

Supervisory Board.
Aventis’s statuts provide that the supervisory board of directors shall consist of up to 16 members. Under French law, the supervisory board

Sanofi-Synthelabo	Aventis

same qualification requirements as other individual directors. Sanofi- Synthelabo has 2 directors that are corporations. For details of the members of Sanofi-Synthelabo’s board of directors, please see Annex A.	must have at least 3 members. The supervisory board currently has 16 members. French law requires each member of the supervisory board to be a shareholder and Aventis’s statuts provide that each member of the supervisory board must hold at least 1 Aventis ordinary share.

Aventis’s statuts require that the members of the supervisory board must be individuals.

Under Aventis’s statuts, no more than one-third of the members of the supervisory board at any time may be 75 years of age or older.

Election of Directors; Term of Office	Under French law, the members of Sanofi-Synthelabo’s board of directors are elected by shareholders at an ordinary general meeting.

Sanofi-Synthelabo’s statuts provide that the shareholders at the ordinary shareholders’ meeting determine the term of office of directors so that members of the board are reappointed on a regular basis in the most equal proportion possible, but that such term shall be for a maximum of five years.	Management Board.
The supervisory board appoints the members of the management board for fixed five-year terms. The management board also appoints the Chairman, and the vice- chairman and managing directors, if any.

Supervisory Board.
Aventis’s statuts provide that members of the supervisory board are elected for fixed five-year terms by a majority vote of Aventis’s shareholders at the ordinary shareholders’ meetings.

Removal of Directors	Members of Sanofi-Synthelabo’s board of directors may be removed with or without cause (juste motif) at any time by the affirmative vote of a simple majority of the shareholders at an ordinary general meeting. They have no right to damages for removal against Sanofi-Synthelabo, unless such removal was abusive or persecutory (injurieux ou vexatoire).	Management Board.
Members of the management board may be removed with or without cause (juste motif) at any time by action of the supervisory board or by the affirmative vote of a simple majority of the shareholders at an ordinary general meeting. However, if the removal is without cause (juste motif), the removed member may have a right to damages (dommages-intérêts) against Aventis.
Supervisory Board. Members of the supervisory board

Sanofi-Synthelabo	Aventis

may be removed with or without cause (juste motif) at any time by the affirmative vote of a simple majority of the shareholders at an ordinary general meeting. A removed member has no right to damages (dommages-intérêts) against Aventis unless such removal was abusive or persecutory (injurieux ou vexatoire).

Liability of Members of Board	French law provides that members of Sanofi-Synthelabo’s board of directors (conseil d’administration) can be civilly liable, individually or jointly, to the company or to third parties for violations of the French Commercial Code (Code de commerce), violations of the company’s bylaws or for mismanaging the company. Mismanagement is broadly defined as any act, intentional or unintentional, contrary to the interest of the company and which damages the company. If several directors are responsible for the violation or mismanagement, the court shall determine the amount each shall contribute to the damages of the company. If the mismanagement results in the company’s bankruptcy, the directors themselves, in their individual capacity, may be subject to the bankruptcy proceedings.

Directors are generally jointly and severally liable for the misconduct of the board, unless misconduct can only be attributed to certain directors. In particular, all directors will be jointly and severally liable for actions taken by the board of directors unless an individual director can prove that he or she did not attend the meeting at which the action was taken or they opposed the action, made their opposition known in the minutes of the meeting and took all steps available	Management Board. French law provides that members of the management board (directoire) of a dual-board company (société anonyme à conseil de surveillance et à directoire) are subject to the same liability as directors (administrateurs) in a single board company (société anonyme à conseil d’administration). Accordingly, members of the management board of Aventis are subject to the same liability as the members of Sanofi- Synthelabo’s board of directors set forth opposite.

Supervisory Board.
French law provides that members of the supervisory board are individually liable to the company or to third parties only in the case of their personal misconduct.

Members of the supervisory board are not liable for the mismanagement of the company or for the consequences of such mismanagement. They can, however, be held liable for civil claims for the crimes (délits) of members of the management board if they knew of those crimes and did not disclose them at the shareholders’ meeting.

	Sanofi-Synthelabo	Aventis

to them to prevent the action from being taken. In any suit against the directors for mismanagement, third parties, including shareholders, have the burden of proving that they have suffered a loss, either personally or through the company, and the action of the directors caused the loss.

Members of the Sanofi-Synthelabo board can also incur criminal liability for violating certain provisions of the French Commercial Code (Code de commerce) and other laws and regulations, including employment laws and securities laws. In particular, the French Commercial Code (Code de commerce) provides that a director can be fined and/or imprisoned if he or she, in bad faith and for his or her own direct or indirect benefit, uses the company’s assets or credit for purposes which he or she knows are not to the company’s benefit.

The French Commercial Code (Code de commerce) prohibits any provision in a company’s statuts purporting to limit a director’s liability.

Voting Rights	Under Sanofi-Synthelabo’s statuts, each Sanofi-Synthelabo ordinary share generally entitles its holder to one vote. A double voting right, however, is assigned to each Sanofi-Synthelabo ordinary share that has been paid in full and registered in the name of the same shareholder for at least two years. This double voting right ceases automatically for any Sanofi- Synthelabo ordinary share converted into a bearer share or transferred from one owner to another, subject to exceptions provided by French company law.	Aventis’s statuts do not provide for double voting rights. Each Aventis ordinary share entitles its holder to one vote.

Sanofi-Synthelabo	Aventis

Bonus shares arising from an increase of share capital by incorporation of reserves, profits or share premiums receive the benefit of the double vote as from the time of their issue insofar as they have been assigned on the basis of shares already benefiting from the right.

Equity Threshold Disclosure	Under Sanofi-Synthelabo’s bylaws, any person, acting individually or jointly, who acquires a number of Sanofi-Synthelabo ordinary shares representing a proportion of capital or voting rights equal to 1% or more of the share capital, or any multiple thereof, must notify Sanofi-Synthelabo of the total number of Sanofi-Synthelabo shares and voting rights held by such person and also of any securities giving future access to the capital or voting rights that may potentially be attached. Such notification must also be made when the shareholders’ holding of capital or voting rights falls below the thresholds described above.

The notice must be made by registered mail within five stock exchange days of the date on which such threshold was crossed.

If a person fails to comply with such notification requirements, a shareholder holding at least 5% of the Sanofi-Synthelabo’s share capital or voting rights may request the application of the penalties provided for by French law for non- compliance with the obligation to declare the crossing of the legal threshold.

In addition, holders of Sanofi-Synthelabo ordinary shares and holders of Aventis ADSs are subject to certain statutory reporting requirements with respect	Under Aventis’s bylaws, any person who acquires, directly or indirectly, a number of Aventis ordinary shares representing a proportion of capital or voting rights equal to 0.5% or more of the share capital and/or voting rights, or any multiple thereof up to and including 50%, must notify Aventis of the total number of shares and voting rights held by such person. Such notification must also be made when the shareholders’ holding of capital or voting rights falls below the thresholds described above.

The notice must be made by mail, telefax or telex within fifteen days of the date on which such threshold was crossed.

If a person fails to comply with such notification requirements, such person, within the conditions and limitations defined by French law, shall be deprived of the voting rights attached to those securities exceeding the levels to be notified, upon request of a shareholder holding 5% or more of the share capital of Aventis.

In addition, under Aventis’s statuts, any person who acquires, directly or indirectly, a number of Aventis ordinary shares representing a proportion of capital or voting rights equal to 1% or more of the share capital and/or voting rights, or any multiple thereof up to and

	Sanofi-Synthelabo	Aventis

	to their level of share ownership. See “Description of Sanofi-Synthelabo Ordinary Shares — Disclosure of Holdings Exceeding Certain Percentages — Statutory requirements”.	including 50%, must, within 15 days of exceeding such level, request Aventis to convert all of its Aventis ordinary shares into registered shares.

Interest on Late Payments of the Share’s Nominal Amounts	Sanofi-Synthelabo’s statuts provide that shareholders who do not make the required payments on their Sanofi-Synthelabo ordinary shares must pay interest at a rate equal to three points above the legal rate in business matters, calculated on a daily basis starting from the due date of the payments.	Aventis’s statuts provide that shareholders who do not the make the required payments on their Aventis ordinary shares must pay interest at a rate equal to 6% per annum, calculated on a daily basis starting from the due date of the payments.

Participation in Shareholders’ Meetings	Under Sanofi-Synthelabo’s statuts, the board of directors may decide whether to permit Sanofi-Synthelabo shareholders to participate in and vote at a shareholders’ meeting by videoconference and telecommunication.

Sanofi-Synthelabo’s statuts do not provide for voting at a shareholders’ meeting by secret ballot.	Under Aventis’s statuts, Aventis shareholders may participate in shareholders’ meetings by means of videoconference and telecommunication in accordance with applicable law.

Under Aventis’s statuts, voting at a shareholders’ meeting may proceed by secret ballot upon request of a participant at the meeting holding at least 10% of the capital present at such meeting.

INTERESTS OF DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES

Interests of Directors, Executive Officers and Affiliates of Sanofi-Synthelabo

      As of December 31, 2003, our directors (other than L’Oréal and Total, but including their permanent representatives) and senior management held less than 1% of the total Sanofi-Synthelabo ordinary shares outstanding as of that date, excluding the beneficial ownership 178,476,513 Sanofi-Synthelabo ordinary shares held by Total, which may be attributed to Mr. Desmarest, who disclaims beneficial ownership of these shares, and excluding the beneficial ownership of 143,041,202 Sanofi-Synthelabo ordinary shares held by L’Oréal, which may be attributed to Mr. Owen-Jones, who disclaims beneficial ownership of these shares. None of the other directors or members of our senior management is the beneficial owner of more than 1% of our shares.

      No shareholder vote is required to approve the making of the U.S. offer, the French offer or the German offer by Sanofi-Synthelabo; however, the issuance of additional Sanofi-Synthelabo ordinary shares on completion of the U.S. offer, the French offer and the German offer must be approved by the shareholders of Sanofi-Synthelabo at an extraordinary meeting of shareholders convened for this purpose. A quorum at an extraordinary meeting of shareholders requires the presence, in person or by proxy, of shareholders holding at least one-third of the shares entitled to vote. Approval of the issuance of the additional shares requires the affirmative vote of two-thirds of the votes cast at such ordinary meeting. As of December 31, 2003, Total and L’Oréal, our two principal shareholders, held 178,476,513 and 143,041,202 Sanofi-Synthelabo ordinary shares, respectively, representing in aggregate 47.1% of our outstanding share capital (other than share capital held by Sanofi-Synthelabo) and 63.1% of our voting rights. At the meeting of the board of directors of Sanofi-Synthelabo on January 25, 2004, the representatives of Total and L’Oréal confirmed their full support of the offers. Total and L’Oréal have also expressed that they will approve the increase in share capital that will be submitted to the extraordinary meeting of shareholders. See “Background and Reasons for the Offers — Background of the Offers”.

      As of January 28, 2004, Gordon Proctor, Senior Vice President, International of Sanofi-Synthelabo owned approximately 200 Aventis ordinary shares, Thierry Desmarest, a member of the Sanofi-Synthelabo board of directors, owned 300 Aventis ordinary shares, and Jean-Paul Léon, the permanent representative of Elf Aquitaine on the Sanofi-Synthelabo board of directors, owned 517 Aventis ordinary shares. As of January 28, 2004, the wife of Pierre Castres Saint Martin, a member of the Sanofi-Synthelabo board of directors, owned 70 Aventis ordinary shares.

      Lord Douro, a member of the Sanofi-Synthelabo board of directors, is the non-executive Chairman of Framlington Group Limited. On January 6, 2004, Framlington Investment Management Limited, an investment management subsidiary of Framlington Group, authorized and regulated by the United Kingdom Financial Services Authority, took over the discretionary management of the portfolio of a private client that included a holding of 320 Aventis ordinary shares. Lord Douro disclaims beneficial ownership of these shares.

      Other than as set forth in this prospectus, to the best of our knowledge, we are not aware that any person set forth in Annex A to this prospectus, nor any associate or majority-owned subsidiaries of that person, owns any Aventis ordinary shares or Aventis ADSs or has entered into any transaction with respect to any Aventis ordinary shares or Aventis ADSs within the last 60 days.

Interests of Directors, Executive Officers and Affiliates of Aventis

      According to Aventis’s Annual Report on Form 20-F for the year ended December 31, 2002, as of March 1, 2003, the 23 members of the supervisory board and of the management board of Aventis owned a total of 137,686 Aventis ordinary shares and options with respect to 6,895,866 Aventis ordinary shares. The individual amount held by any member of either the supervisory board or management board was less than 1% of the share capital of Aventis, including any Aventis ordinary shares held indirectly and assuming the exercise of all options.

      Sanofi-Synthelabo has not reviewed any contracts between Aventis and its executive officers. However, Sanofi-Synthelabo believes that there may be employment agreements that provide for compensation to be paid in the event that employment is terminated voluntarily or involuntarily following a change of control of Aventis, and that consummation of the U.S. offer, the French offer and the German offer could constitute such a change of control.

MARKET PRICE AND DIVIDEND DATA

Market Prices

Sanofi-Synthelabo

      Sanofi-Synthelabo ordinary shares are listed on the Premier Marché of Euronext Paris under the symbol “SAN”. Sanofi-Synthelabo ADSs, each representing an ownership interest in one half of one Sanofi-Synthelabo ordinary share, are issued by The Bank of New York, as depositary, and are listed on the NYSE and trade under the symbol “SNY”.

      The table below sets forth the highest and lowest quoted prices of Sanofi-Synthelabo ordinary shares on the Premier Marché of Euronext Paris and the highest and lowest sales on the NYSE for the periods indicated.

	Sanofi-Synthelabo		Sanofi-Synthelabo
	Ordinary Shares (1)		ADSs (2)

	High	Low	High	Low

	(€ per Sanofi-		(U.S.$ per
	Synthelabo		Sanofi-Synthelabo
	ordinary share)		ADS)
Year ended December 31,
1999	48.10	34.13	–	–
2000	71.00	34.70	–	–
2001	86.50	52.60	–	–
2002	84.30	49.78	32.80	24.90
2003	60.00	41.50	37.92	22.53
Year ended December 31, 2002
First Quarter	84.30	69.15	–	–
Second Quarter	73.95	53.00	–	–
Third Quarter	65.85	49.78	32.80	24.90
Fourth Quarter	65.90	54.25	31.65	27.72
Year ended December 31, 2003
First Quarter	59.50	41.50	32.00	22.53
Second Quarter	58.20	46.32	33.67	25.65
Third Quarter	56.75	47.61	32.00	26.02
Fourth Quarter	60.00	50.80	37.92	30.26
Year ending December 31, 2004
First Quarter (through January 28)	63.25	54.10	40.10	34.07
Year ended December 31, 2003
July	53.85	49.60	30.64	27.90
August	51.65	47.61	28.37	26.02
September	56.75	50.90	32.00	27.97
October	54.65	50.80	31.89	30.26
November	57.85	53.20	34.01	30.78
December	60.00	55.10	37.92	33.30
Year ending December 31, 2004
January (through January 28)	63.25	54.10	40.10	34.07

(1)	Price quotations for periods prior to May 1999 are for Sanofi ordinary shares.

(2)	Sanofi-Synthelabo ADSs began trading on NYSE on July 1, 2002.

Aventis

      Aventis ordinary shares are listed on the Premier Marché of Euronext Paris under the symbol “AVE”. Aventis ordinary shares are also listed to trade on the Frankfurt Stock Exchange and are also traded on the Xetra computerized trading system. Aventis ADSs, each representing an ownership interest in one Aventis ordinary share, are issued by Citibank N.A., as depositary and are listed on the NYSE, where they trade under the symbol “AVE”.

      The table below sets forth the reported high and low sales prices in euros of Aventis ordinary shares on the Premier Marché of Euronext Paris and the reported high and low sale prices in U.S. dollars of Aventis ADSs on the NYSE for the periods indicated.

	Aventis
	Ordinary Shares (1)		Aventis ADSs

	High	Low	High	Low

	(€ per Aventis		(U.S.$ per
	ordinary share)		Aventis ADS)
Year ended December 31,
1999	68.60	39.21	68.56	43.38
2000	95.40	47.28	87.50	45.50
2001	94.75	65.20	86.44	64.05
2002	85.95	47.60	74.21	48.00
2003	54.55	37.50	66.60	41.85
Year ended December 31, 2002
First Quarter	85.95	74.10	74.21	66.04
Second Quarter	80.25	62.75	72.06	62.59
Third Quarter	72.90	47.60	71.29	48.00
Fourth Quarter	64.95	49.60	62.08	51.07
Year ended December 31, 2003
First Quarter	54.55	37.50	56.79	41.85
Second Quarter	52.50	39.55	61.11	42.90
Third Quarter	49.66	43.07	56.01	47.64
Fourth Quarter	53.00	44.12	66.60	51.95
Year ending December 31, 2004
First Quarter (through January 28)	61.10	50.10	76.95	63.92
Year ended December 31, 2003
July	48.85	43.79	54.95	49.83
August	46.41	43.07	51.99	47.64
September	49.66	44.05	56.01	49.17
October	47.42	44.12	55.30	51.95
November	49.51	45.29	58.42	52.41
December	53.00	48.06	66.60	58.00
Year ending December 31, 2004
January (through January 28)	61.10	50.10	76.95	63.92

(1)	For all periods prior to December 20, 1999, Aventis ordinary shares were traded under the name Rhône-Poulenc and the symbol “RP”.

Dividends

Sanofi-Synthelabo

      The following table sets forth the euro amount of net dividends paid on each Sanofi-Synthelabo ordinary share and the U.S. dollar amount of dividends paid on each Sanofi-Synthelabo ADS in respect of the years indicated.

	€ per Sanofi-
	Synthelabo Ordinary	U.S.$ per Sanofi-
	Share (1)(2)	Synthelabo ADS (4)

Year ended December 31,
2002	€0.84	$0.42
2001	0.66	–
2000	0.44	–
1999	0.32	–
1998	0.28 (3)	–

(1)	Translations of French francs into euro amounts is based on the fixed rate established by the European Council of Ministers of FF 6.55957 = €1.00.

(2)	Holders of record of Sanofi ordinary shares as of May 5, 1999 received a 4-for-1 stock split on their Sanofi ordinary shares.

(3)	Represents €1.12 per share dividend adjusted to give effect to 4-for-1 stock split.

(4)	Represents the net dividend paid in U.S. $, net of French tax withheld, assuming 15% rate under French Treaty. Does not include any amount paid in respect of avoir fiscal. (Source: Bloomberg). For further information on tax treatment of dividends on ADSs, see “Material French Tax and U.S. Federal Income Tax Consequences — Tax Consequences of Holding Sanofi-Synthelabo shares and ADSs — French Taxation — Taxation of Dividends — Avoir Fiscal”.

Aventis

      The following table sets forth the euro amount of net dividends paid on each Aventis ordinary share and the U.S. dollar amount of dividends paid on each Aventis ADS in respect of the years indicated.

	€ per Aventis	U.S.$ per
	Ordinary Share (1)(2)	Aventis ADS (3)

Year ended December 31,
2002	€0.70	$0.69
2001	0.58	0.47
2000	0.50	0.37
1999	0.45	0.34
1998	0.61	0.57

(1)	For all periods prior to December 20, 1999, Aventis ordinary shares were traded under the name Rhône-Poulenc and the symbol “RP”.

(2)	Translations of French francs into euro amounts is based on the fixed rate established by the European Council of Ministers of FF 6.55957 = €1.00.

(3)	Represents the net dividend paid in U.S.$, net of French tax withheld, assuming 15% rate under French Treaty. Does not include any amount paid in respect of avoir fiscal. (Source: Bloomberg). For further information reported by Aventis on its dividends, including the historic tax treatment of dividends on Aventis ADSs, see Item 8 “Financial Information — Dividends on Ordinary Shares” in Aventis’s Annual Report on Form 20-F for the year ended December 31, 2002.

VALIDITY OF THE SECURITIES

      The validity of the Sanofi-Synthelabo ordinary shares (including those represented by Sanofi-Synthelabo ADSs) to be issued pursuant to the offers will be passed upon by Laurent Cohen-Tanugi, Sanofi-Synthelabo’s General Counsel & Senior Vice President — Legal Affairs. Certain U.S. tax matters will be passed upon for Sanofi-Synthelabo by Wachtell, Lipton, Rosen & Katz, and certain French tax matters will be passed upon for Sanofi-Synthelabo by Linklaters.

EXPERTS

      The consolidated financial statements of Sanofi-Synthelabo incorporated into this prospectus by reference to Sanofi-Synthelabo’s Annual Report on Form 20-F for the year ended December 31, 2002 have been so incorporated in reliance on the joint report of PricewaterhouseCoopers Audit (Paris, France), independent accountants, and Ernst & Young Audit (Paris, France), independent accountants, given on the authority of said firms as experts in auditing and accounting.

      The consolidated financial statements of Aventis incorporated into this prospectus by reference to Aventis’s Annual Report on Form 20-F for the year ended December 31, 2002 contain the audit report of PricewaterhouseCoopers, independent auditors. Pursuant to Rule 439 under the Securities Act, Sanofi-Synthelabo has requested that PricewaterhouseCoopers provide the consent necessary for Sanofi-Synthelabo to incorporate that audit report by reference into this prospectus. If Sanofi-Synthelabo receives that consent, Sanofi-Synthelabo will promptly file it as an exhibit to Sanofi-Synthelabo’s registration statement on Form F-4 of which this prospectus forms a part.

ADDITIONAL INFORMATION FOR SECURITYHOLDERS

Where You Can Find More Information

      Each of Sanofi-Synthelabo and Aventis files annual and special reports and certain other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the availability of the Public Reference Room. The SEC maintains an Internet site at the URL http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Sanofi-Synthelabo ADSs and Aventis ADSs are listed on the NYSE and, consequently, the annual and special reports and other information filed by Sanofi-Synthelabo and Aventis with the SEC can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

      Sanofi-Synthelabo has filed a registration statement on Form F-4 with the SEC (SEC file no. 333-               ) to register the Sanofi-Synthelabo ordinary shares (including those that will be represented by Sanofi-Synthelabo ADSs) that holders of Aventis securities will receive following completion and acceptance of the offers. This document is part of that registration statement on Form F-4 and constitutes a prospectus of Sanofi-Synthelabo. This prospectus does not contain all of the information set forth in the registration statement, some parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, you should refer to the registration statement. On the commencement of the U.S. offer, Sanofi-Synthelabo will file with the SEC a tender offer statement on Schedule TO.

Incorporation of Certain Documents by Reference

      The SEC permits us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document previously filed with or furnished to the SEC. The information incorporated by reference is deemed to be a part of this prospectus, except for any information superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that Sanofi-Synthelabo and Aventis have previously filed with or furnished to the

SEC. These documents contain important information about Sanofi-Synthelabo and Aventis and their financial condition.

Sanofi-Synthelabo SEC Filings (Commission
File No. 001-31368; CIK no. 0001121404)	Period

Annual Report on Form 20-F	Year ended December 31, 2002, filed on June 23, 2003.
Reports on Form 6-K	Furnished on January 17, 2003, January 21, 2003, January 22, 2003, February 18, 2003, February 19, 2003, March 4, 2003, March 7, 2003, March 12, 2003, April 15, 2003, April 24, 2003, April 25, 2003, May 20, 2003, May 30, 2003, June 2, 2003, June 16, 2003, June 18, 2003, July 3, 2003, July 15, 2003, July 23, 2003, September 2, 2003, September 5, 2003, September 17, 2003, October 1, 2003, October 14, 2003, October 22, 2003, November 3, 2003, November 19, 2003, December 8, 2003, January 7, 2004, January 8, 2004, January 12, 2004, January 20, 2004, January 22, 2004 and January 29, 2004.
Registration Statement on Form 20-F	Filed with the SEC on June 25, 2002.

Aventis SEC Filings (Commission
File No. 001-10378; CIK no. 0000807198)	Period

Annual Report on Form 20-F	Year ended December 31, 2002, filed on March 11, 2003.
Reports on Form 6-K	Furnished on February 6, 2003, April 7, 2003, April 17, 2003 (two reports), April 30, 2003, July 30, 2003, August 4, 2003, August 5, 2003, September 9, 2003, October 31, 2003, November 5, 2003, November 12, 2003, December 10, 2003, December 15, 2003, December 18, 2003, December 22, 2003, January 2, 2004, January 20, 2004 (two reports), January 26, 2004 and January 28, 2004.

Aventis SEC Filings (Commission
File No. 033-58229; CIK no. 0000217028)	Period

Report on Form 6-K	Dated October 15, 2003, and furnished on October 17, 2003.

      We also incorporate by reference into this prospectus any Annual Report on Form 20-F and any Reports on Form 6-K specifically designating that they are to be incorporated that Sanofi-Synthelabo or Aventis may file with the SEC after the date of the filing of any amendment to the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and additional documents that we may file with the SEC after the date of this prospectus until the termination or expiration of the U.S. offer.

      You may obtain copies of any of the documents incorporated by reference into this prospectus through Sanofi-Synthelabo or the SEC. Sanofi-Synthelabo makes available free of charge through its Internet site, accessible at the URL http://www.sanofi-synthelabo.com, all of Sanofi-Synthelabo’s annual reports and current reports filed with or furnished to the SEC as soon as reasonably practicable after those reports are electronically submitted to the SEC.

      You may also obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or by telephone at the following address:

MacKenzie Partners, Inc.

105 Madison Avenue
New York, New York 10016
Bankers and Brokers Call: (212) xxx-xxxx
Toll-Free Call: (800) xxx-xxxx

      If you would like to receive documents before the expiration of the U.S. offer, please make your request by no later than [●], 2004, five business days before the expiration date of the offers.

      You should rely only on the information contained in, or incorporated by reference into, this prospectus to decide whether to participate in the U.S. offer. We have not authorized anyone to provide you with information that is different from that which is contained in, or incorporated by reference into, this prospectus. This prospectus is dated January [●], 2004. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any date other than that date, and neither the mailing of this prospectus to shareholders nor the issuance of Sanofi-Synthelabo ordinary shares, including Sanofi-Synthelabo ordinary shares represented Sanofi-Synthelabo ADSs, in the U.S. offer shall create any implication to the contrary.

SERVICE OF PROCESS AND

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

      Sanofi-Synthelabo is a limited liability corporation (société anonyme) organized under the laws of France. Sanofi-Synthelabo’s directors and officers, as well as certain experts named in this prospectus, are not citizens or residents of the United States, and all or a substantial part of the assets of these individuals may be located outside the United States. Also, a large part of Sanofi-Synthelabo’s assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on such persons within the United States. It may also be difficult to enforce against them, either inside or outside the United States, judgments obtained against them in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the United States, in any action based on civil liabilities under the U.S. federal securities laws. There is doubt as to the enforceability against such persons in France, whether in original actions or in actions to enforce judgments of U.S. courts, of liabilities based solely on the U.S. federal securities laws. Actions for enforcement of foreign judgments against such persons would require such persons who are of French nationality to waive their right under Article 15 of the French Civil Code to be sued only in France. We believe that no such French person has waived such right with respect to actions predicated solely upon U.S. federal securities laws. In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law of July 26, 1968, as amended, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with such actions. Additionally, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in France.

WHO CAN HELP ANSWER MY QUESTIONS?

      If you have more questions about the U.S. offer, you should contact the information agent at the address or telephone numbers set forth in the inside front cover of this prospectus under “Information Incorporated by Reference”.

      Additional copies of this prospectus, the ADS letter of transmittal and the forms of acceptance may be obtained from the information agent, brokers, dealers, commercial banks or trust companies.

      To obtain timely delivery of these documents, you must request them no later than [●], 2004.

Annex A

INFORMATION CONCERNING

THE DIRECTORS AND EXECUTIVE OFFICERS
OF SANOFI-SYNTHELABO, L’ORÉAL AND TOTAL

Directors and Executive Officers of Sanofi-Synthelabo.

      The following table sets forth, to the best of our knowledge, for each member of our board of directors (conseil d’administration) and for each of our senior officers: his or her name, present principal occupation or employment, any material occupations, positions, offices or employment during the past five years, and the principal business and address of any corporation or organization in which such occupation or employment is or was conducted. Except as otherwise indicated, to the best of our knowledge, all of the natural persons listed below are citizens of the Republic of France. During the past five years, to the best of our knowledge, none of the persons listed below was convicted in a criminal proceeding during the past five years (excluding traffic violations and similar misdemeanors) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

      Unless otherwise indicated, the principal business address of each such person is c/o Sanofi-Synthelabo at 174, avenue de France, 75013 Paris, France.

Present Principal Occupation or Employment,
Directors and Executive Officers	Five-Year Employment History and Address

Jean-François Dehecq*
Chairman and Chief Executive Officer. Jean-François Dehecq was first elected a Director of Sanofi-Synthelabo on May 18, 1999, and his term expires in 2004. Mr. Dehecq has a degree from the Ecole Nationale des Arts et Metiers. He began his career as a mathematics professor and then served in the Army as a research scientist at the Nuclear Propulsion Department. From 1965 until 1973, he served in a variety of positions at the Société Nationale des Pétroles d’Aquitaine (SNPA) before joining Sanofi as Managing Director (Directeur Général) in 1973. From 1982 to 1988, Mr. Dehecq served as Vice President and Managing Director (Vice Président Directeur Général) of Sanofi, before being appointed Chairman and Chief Executive Officer (Président Directeur Général) of Sanofi in 1988. Following the merger in 1999, he was appointed to his present position. Mr. Dehecq sits on the board of directors of Air France and Société Financière des Laboratoires de Cosmétologie Yves Rocher. From 1988 through 1999, he also served as Managing Director of Health for the Elf Aquitaine Group.

René Barbier de la Serre*
Director. René Barbier de la Serre was first elected as a Director of Sanofi-Synthelabo on May 18, 1999, and his term expires in 2004. He is Chairman of TAWA UK Ltd., Director of Crédit Lyonnais and Schneider Electric. Mr. Barbier de la Serre serves as a Member of the Supervisory Boards of Pinault-Printemps-Redoute, Compagnie Financière St. Honoré, Compagnie Financière Edmond de Rothschild Banque (a subsidiary of Compagnie Financière St. Honoré) and Euronext N.V. (Netherlands). He is an Observer of Fimalac and Nord-Est. He is a Managing Director of Harwanne Compagnie de Participations Industrielles et Financières SA (Switzerland). He is retired and Former Executive Vice Chairman of CCF, and former Chairman of the Conseil des marchés financiers, a predecessor of the current Autorité des marchés financiers.

Present Principal Occupation or Employment,
Directors and Executive Officers	Five-Year Employment History and Address

Robert Castaigne*
Director. Robert Castaigne was first elected as a Director of Sanofi-Synthelabo on February 21, 2000, and his term expires in 2004. He is Chief Financial Officer of Total S.A. He also serves as a Director of Atofina (a subsidiary of Total), Compagnie Générale de Géophysique, Total and Hutchinson (subsidiary of Total Chimie) and Eramet. He is also Chairman and CEO of Total Chimie and of Total Nucléaire (a subsidiary of Total Chimie. In addition, he serves as a Director of Omnium Insurance & Reinsurance Company Ltd. (Bermuda), Petrofina (Belgium), Total Nigeria Ltd. (Nigeria), Total, Exploration Norge AS (Norway), Exploration Holdings UK (United Kingdom) and Total Exploration UK (United Kingdom).

Pierre Castres Saint Martin*
Director. Pierre Castres Saint Martin was first elected a Director of Sanofi-Synthelabo on May 18, 1999, and his term expires in 2004. He is retired and was Former Deputy General Manager of L’Oréal. He is a Director of Fimalac (a subsidiary of Groupe de Marc de Lacharrière) and SEB, Chairman of the Supervisory Board of Groupe Marc de Lacharrière, and a member of the Supervisory Board of Arc International.

Thierry Desmarest*
Director. Thierry Desmarest was first elected a Director of Sanofi-Synthelabo on February 21, 2000, and his term expires in 2004. He is Chairman and Chief Executive Officer of Total and Elf Aquitaine, and he is a member of the Supervisory Boards of Areva and L’Air Liquide.

Lord Douro*
Director. Lord Douro was first elected a Director of Sanofi-Synthelabo on May 22, 2002, and his term expires in 2007. He is Chairman of Richemont Holdings (UK) Limited. He also serves as Chairman of Framlington Holdings Ltd., Director of Compagnie Financière Richemont AG (Switzerland), Global Asset Management Worldwide (UK) and Pernod Ricard S.A. Lord Douro is a British Citizen.

Elf Aquitaine* (represented by Jean-Paul Léon)
Director. Elf Aquitaine (an affiliate of Total S.A. (formerly known as Total FinaElf) was first elected a Director of Sanofi-Synthelabo on May 18, 1999, and its term expires in 2004. Jean-Paul Léon serves as the permanent representative for Elf Aquitaine. Mr. Léon is retired and the former Chief Financial Officer and Executive Vice President of Corporate Strategy of Sanofi, prior to its merger with Synthelabo. He is a Director of Société Financière des Laboratoires de Cosmétologie Yves Rocher.

Pierre-Gilles de Gennes*
Director. Pierre-Gilles de Gennes was first elected a Director of Sanofi-Synthelabo on May 18, 1999, and his term expires in 2004. He is a professor at the Collège de France. He is a recipient of the Nobel Prize in Physics (1991). He also serves as a member of the Supervisory Boards of L’Air Liquide and Rhodia.

Hervé Guérin*
Director. Hervé Guérin was first elected a Director of Sanofi-Synthelabo on May 18, 1999, and his term expires in 2004. He is retired and is former Chairman and Chief Executive Officer of Synthelabo prior to its merger with Sanofi. He is former vice Chairman and Managing Director of Sanofi-Synthelabo. He is a Director of Ethypharm and also serves as Chairman of the Supervisory Board of Human Health Investments (H2i).

Present Principal Occupation or Employment,
Directors and Executive Officers	Five-Year Employment History and Address

L’Oréal* (represented by Christian Mulliez)
Director. L’Oréal was first elected a Director of Sanofi-Synthelabo on May 18, 1999, and its term expires in 2004. Christian Mulliez has been the permanent representative for L’Oréal since November 15, 2003. Mr. Mulliez has been the Executive Vice President, Administration and Finance of L’Oréal since January 1, 2003. He was formerly the Chief Financial Officer of Sanofi-Synthelabo. He formerly held various positions in the financial function at Synthelabo, having joined Synthelabo in 1984. He left Sanofi-Synthelabo on April 30, 2002.

Lindsay Owen-Jones*
Director. Lindsay Owen-Jones was first elected a Director of Sanofi-Synthelabo on May 18, 1999, and his term expires in 2004. He is Chairman and Chief Executive Officer of L’Oréal. He also serves as a Director of BNP Paribas (France) and Gesparal (France), Vice President and member of the Supervisory Board of L’Air Liquide (France), and Director and Chairman of Galderma Pharma (Switzerland). He is also Chairman and Director of L’Oréal USA Inc. (United States) and L’Oréal UK Ltd (United Kingdom). Mr. Owen-Jones is a British citizen.

Gérard Van Kemmel*
Director. Gérard Van Kemmel was first elected Director in May 2003 for a duration of five years. In July 2001, Mr. Van Kemmel was appointed president of Novell Europe, Middle East and Africa (EMEA). Previously he was Chief Operating Officer of Cambridge Technology Partners, a position he had been appointed to in June 1999. Mr. Van Kemmel held increasingly senior management positions within Andersen Consulting and Arthur Andersen, in both the French and Worldwide organizations, including from 1989 until 1994 when he served as Chairman of the worldwide board of Andersen and on the executive committee of Andersen Worldwide, and from 1989 to 1995 on the Andersen Consulting European Management Core Group and Global Management Council.

Bruno Weymuller*
Director. Bruno Weymuller was first elected a Director of Sanofi-Synthelabo on May 18, 1999, and his term expires in 2004. He is Executive Vice President of Strategy and Risk Assessment of Total, as well as a Director of Elf Aquitaine. He is also a member of the Supervisory Board of Technip-Coflexip.

Jean-Claude Armbruster
Senior Vice President, Corporate Human Resources. Mr. Armbruster has both a diploma (DES) and a bachelor’s degree (maîtrise) in private law and a diploma (DES) in criminal science. He joined Sanofi’s legal staff in 1980 and served in a variety of positions, including Director of Human Resources at Sanofi, prior to being named to his present position in October 2000.

Laurent Cohen-Tanugi
Senior Vice President, Legal Affairs and General Counsel. Mr. Cohen-Tanugi is a graduate of the Ecole Normale Supérieure and the Institut d’Etudes Politiques de Paris, and received law degrees (maîtrise and DEA) from the University of Paris and the Harvard Law School (LLM). Prior to joining Sanofi-Synthelabo, Mr. Cohen-Tanugi was a partner in the Paris office of the law firm Cleary Gottlieb Steen & Hamilton since 1991. Mr. Cohen-Tanugi began serving in his present position at Sanofi-Synthelabo effective January 5, 2004.

Present Principal Occupation or Employment,
Directors and Executive Officers	Five-Year Employment History and Address

Nicole Cranois
Senior Vice President, Group Public Relations and Communication. Mrs. Cranois has a bachelors degree (maîtrise) in literature from the Sorbonne, a degree from the Ecole Française des Attachés de Presse and has a degree from Sydney University (Australia). Mrs. Cranois previously worked for Elf France as a press executive and served as the Director of Communication for the French Ministry for Family Affairs (Ministère de la Famille) from 1981 to 1983. She joined Sanofi in 1985 as Director of Communication, and was named to her present position in June 1999 following the merger.

Jean-Pierre Kerjouan
Senior Vice President and Advisor to the CEO. Mr. Kerjouan has a degree in business from HEC (Ecole des Hautes Etudes Commerciales) as well as a law degree. From 1968 until 1981, Mr. Kerjouan worked for Yves Rocher, first as Chief Financial Officer (Directeur Financier) and then as the Vice President and Managing Director of Yves Rocher (Vice Président Directeur Général). He joined Sanofi Pharma International in 1981 as Managing Director (Directeur Général) and worked in a variety of positions at Sanofi, including Managing Director of Sanofi’s beauty division before being appointed Senior Vice President Legal Affairs of Sanofi in 1996. Mr. Kerjouan served as General Counsel of Sanofi-Synthelabo from May 1999 until December 31, 2003 before being named to his present position in January 2004.

Marie-Hélène Laimay
Senior Vice President and Chief Financial Officer. Mrs. Laimay has a degree in business from a French business school (Ecole Supérieure de Commerce et d’Administration des Entreprises) and a DECS, an accounting qualification. She worked as an auditor for Ernst and Young for three years prior to joining Sanofi in 1985. During her career at Sanofi, Mrs. Laimay has served in a variety of finance positions, including Financial Director of Sanofi’s beauty division, and as Sanofi-Synthelabo’s Deputy Financial Director following the merger in 1999. She served as Sanofi-Synthelabo’s Vice President, Internal Audit from November 2000, until being named to her present position in May 2002.

Christian Lajoux
Senior Vice President, Europe. Mr. Lajoux has a masters degree (DEUG) in psychology, a bachelors degree (maîtrise) in philosophy and a masters degree (DESS) in management from the Institut d’Administration des Entreprises (Paris). Mr. Lajoux served in a variety of positions at Sandoz, including Division Director, before joining Sanofi Winthrop in 1993. He then served in various positions, including as Director of Operations and Managing Director (Directeur Général) of Sanofi Winthrop France, before being named Senior Vice President, France, just prior to the merger in 1999. He served in that position until being named to his present position in January 2003.

Present Principal Occupation or Employment,
Directors and Executive Officers	Five-Year Employment History and Address

Gérard Le Fur
Senior Executive Vice President and Executive Vice President, Scientific Affairs. Mr. Le Fur began his career at Laboratoires Pharmuka as Chief of Laboratories and later served as Assistant Director of Research and Development before joining Laboratoires Rhône–Poulenc as Director of Biology. He began his career at Sanofi in 1986 as Assistant Director of Research and Development, and was named Director of Research and Development in 1995, prior to being named to Executive Vice President, Scientific Affairs in June 1999 following the merger. Mr. Le Fur was appointed Senior Executive Vice President (Directeur Général Délégué) by our Board of Directors on December 11, 2002.

Pierre-Jean Lepienne
Executive Vice President, Corporate Affairs. Pierre-Jean Lepienne has a degree from the Ecole Supérieure de Commerce of Paris, a diploma in Economics and Finance from the University of Saõ Paulo and completed graduate studies in finance at Stanford University. Mr. Lepienne began his career at Robert et Carrière Laboratory as General Secretary, and then served as Chief Financial Officer (Directeur Financier), a position that he continued to hold once it became the Synthelabo Group. Mr. Lepienne later served as President of Synthelabo Pharmacie and as Executive Vice President and Director of Synthelabo S.A. before being named to his present position in 1999 following the merger.

Jean-Claude Leroy
Senior Vice President, Strategy. Mr. Leroy has a degree in business (DESCAF) from the Ecole Supérieure de Commerce of Reims, France. He began his career at Elf Aquitaine in 1975 as an internal auditor, and worked in a variety of financial positions prior to joining Sanofi as the Financial Director of Bio Industries in 1985. Mr. Leroy served in a variety of positions at Sanofi, including Financial Director, and was named Senior Vice President — Finance following the merger, before being appointed to his present position in October 2000.

Gilles Lhernould
Senior Vice President, Industrial Affairs. Mr. Lhernould has a diploma in pharmacy, and a master’s degree (DEA) in industrial pharmaceutics. He began his career as manufacturing supervisor at Laboratories Bruneau, and joined one of Sanofi’s subsidiaries in 1983 where he managed the production, and later the factory. Mr. Lhernould then served in a variety of positions within the Sanofi group, including Director of Human Resources — Pharmacy for Sanofi Pharma, and Director of Operational Human Resources at Sanofi. Following the merger, he served as Sanofi-Synthelabo’s Vice President for integration, and then Vice President of Information Systems before being named to his present position in March 2001.

Present Principal Occupation or Employment,
Directors and Executive Officers	Five-Year Employment History and Address

Gordon Proctor
Senior Vice President, Intercontinental. Mr. Proctor has a degree in Economics and an M.B.A. in Business Management. He began his career in various sales and marketing positions in the pharmaceutical industry, moving into general management roles. From 1991 through 1994, Mr. Proctor was responsible for the Sanofi Pharmaceutical business in the United Kingdom, Ireland, Scandinavia, Belgium, Holland, Italy and Greece. Following Sanofi’s acquisition of the pharmaceutical business of Sterling, he served as regional Vice President for Asia, Australia, the Middle East, Africa, Eastern Europe, the United Kingdom and Scandinavia. Following the merger, Mr. Proctor was appointed President and Chief Executive Officer of Sanofi-Synthelabo’s North American operations until being named to his present position in 2003. Mr. Proctor is a British Citizen.

Timothy Rothwell
Senior Vice President, President North America, Chief Executive Officer of Sanofi-Synthelabo Inc. Mr. Rothwell has a B.A. from Drew University (New Jersey) and a J.D. from Seton Hall University. He began his career in 1972 as a patent attorney at Sandoz Pharmaceuticals, where he worked in a variety of operational positions, including as Chief Operating Officer for U.S. Business, until he left Sandoz in 1989. From 1989 to 1991, Mr. Rothwell worked in marketing and sales both at Squibb Corporation and Burroughs Wellcome before returning to Sandoz in 1992 as its Chief Executive Officer, U.S. Pharmaceuticals, a position that he held through 1995. From 1995 to 1998, Mr. Rothwell served in a variety of senior management positions at Rhone-Poulenc Rorer, and then joined Pharmacia in 1998. At Pharmacia he also served in a variety of managerial positions, including as Executive Vice President, and President of Global Prescription Business until leaving Pharmacia to join Sanofi-Synthelabo in May 2003. Mr. Rothwell is a United States citizen.

Hanspeter Spek
Executive Vice President, Operations. Mr. Spek graduated from business school in Germany and then completed an apprenticeship. In 1974, Mr. Spek completed a management training program for Pfizer International and then joined Pfizer RFA as a junior product manager. He served in various positions at Pfizer RFA, including as manager of the marketing division. Mr. Spek joined Sanofi Pharma GmbH, Sanofi’s German affiliate, in 1985 as Marketing Director, and served in various positions in Germany and then at Sanofi in France, before being named Senior Vice President Europe following the merger in 1999. He served as Executive Vice President, International Operations from October 2000 until January 2003, when he was named to his present position.

*	Member of Sanofi-Synthelabo’s Board of Directors (conseil d’administration).

Directors and Executive Officers of L’Oréal.

      The following table sets forth, to the best of our knowledge, for each member of the board of directors (conseil d’administration) and for each of the senior officers of L’Oréal: his or her name, present principal occupation or employment, any material occupations, positions, offices or employment during the past five years, and the principal business and address of any corporation or organization in which such occupation or employment is or was conducted. Except as otherwise indicated, to the best of our knowledge, all of the natural persons listed below are citizens of the Republic of France. During the past five years, to the best of our knowledge, none of the persons listed below was convicted in a criminal proceeding during the past five years (excluding traffic violations and similar misdemeanors) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

      Unless otherwise indicated, the business address of each such person is c/o L’Oréal, 14 rue Royale, 75008 Paris, France, and each such person is a citizen of France.

Present Principal Occupation or Employment,
Directors & Executive Officers	Five-Year Employment History and Address

Lindsay Owen-Jones*	Chairman and Chief Executive Officer. Lindsay Owen-Jones joined L’Oréal in 1969. He was appointed Deputy Chairman and Chief Executive Officer in 1984 and Chairman and Chief Executive Officer in 1988. He has been a member of the Board since 1984, and his term of office was renewed in 2002. He also serves as a Director of BNP Paribas SA (France), Gesparal SA (France) and Sanofi-Synthelabo, Vice Chairman and member of the Supervisory Board of L’Air Liquide (France), and Director and Chairman of Galderma Pharma (Switzerland). He is also Chairman and Director of L’Oréal USA Inc. (United States) and L’Oréal UK Ltd. (United Kingdom). Mr. Owen-Jones is a British citizen.

Liliane Bettencourt*	Director. Liliane Bettencourt is the daughter of Eugène Schueller who founded L’Oréal in 1907. She has been a Member of the Board since 1995, and her term of office was renewed in 2003. She is Vice Chairman of the Board of Gesparal SA, in which she holds the controlling interest and Chairman of Gespral SA. She is also a manager of Eugène Schueller SARL and Téthys SCA, Chairman of Clymene SASU and a director of Compagnie Nouvelle d’Investissement SA.

Françoise Bettencourt Meyers*	Director. Françoise Bettencourt Meyers is the daughter of Mrs. Liliane Bettencourt. She has been a member of the Board since 1997 and her term of office was renewed in 2001. She is also a Director of Gesparal SA and Gespral SA. She is also Chairman of the Supervisory Board of Société Immobilière Sebor and a member of the Supervisory Board of Téthys SCA.

Present Principal Occupation or Employment,
Directors & Executive Officers	Five-Year Employment History and Address

Peter Brabeck-Letmathe*	Director. Peter Brabeck-Letmathe has been a member of the L’Oréal Board since 1997, and his term was renewed in 2001. He has been with the Nestlé group since 1968 and was appointed General Manager in 1992, the Chief Executive Officer of Nestlé SA (Switzerland) in 1997 and Vice Chairman of the Board in 2001. He is also Vice-Chairman of the Board of Alcon Inc. (Switzerland), Crédit Suisse Group (Switzerland), Crédit Suisse (Switzerland), Crédit Suisse First Boston (Switzerland), Winterthur Life (Switzerland) and Winterthur Insurance Company (Switzerland). He is also a Director of Gesparal SA (France), Roche Holding SA (Switzerland) and Uprona Canada Ltd (Canada). Mr. Brabeck-Letmathe is a citizen of Austria.

Francisco Castañer Basco*	Director. Francisco Castañer Basco has been a member of the L’Oréal Board since 1998, and his term of office was renewed in 2002. He has been with the Nestlé group since 1964 and is currently an Executive Vice President of Nestlé S.A. (Switzerland). He also serves as Director of Gesparal SA, Alcon Inc. (Switzerland), Galderama Pharma SA (Switzerland) and Uprona Canada Ltd (Canada). Mr. Castañer is a citizen of Spain.

François Dalle*	Director. François Dalle has been a L’Oréal Board Member since 1950, and his term of office was renewed in 2001. He began his career at L’Oréal in 1942 and was appointed General Manager in 1948. He served as Chairman and Chief Executive Officer of L’Oréal from 1957 to 1984. He also serves as Vice Chairman of the Board of Gesparal SA and as a Director of L’Oréal USA Inc. (U.S.). He was a Board Member of Nestlé S.A. (Switzerland) from 1974 to 1989 and Vice Chairman from 1986 to 1989. He is Honorary Chairman of l’Institut de l’Entreprise, Honorary Chairman of l’Association Entreprise et Progrès and Chairman of L’Institut International de l’Innovation et de la Prospective. Mr. Dalle is also Chairman of the periodical Humanisme et Entreprise.

Jean-Louis Dumas*	Director. Jean-Louis Dumas has been a Director of L’Oréal since May 29, 2002. He has served as Chairman of Hermès Group since 1978. He has been Managing Partner of Holding Hermès International since 1990. He also serves as Member of the Supervisory Board of PSA Peugeot Citröen, Vice Chairman of the Supervisory Board of Gaulme SA, and served as President of Comité Colbert from 1988 to 1991.

Xavier Fontanet*	Director. Xavier Fontanet has been a Director of L’Oréal since May 29, 2002. He was appointed Chief Executive Officer of Essilor in 1991, Vice Chairman and Chief Executive Officer in 1995, and has served as Chairman and Chief Executive Officer since 1996. He also serves as a Director of Beneteau SA, Crédit Agricole SA, Essilor of America Inc. (United States), Transitions Optical Inc. (United States), Essilor Laboratories of America Holding Co. Inc. (United States), EOA Holding Co. Inc. (United States), Shanghai Essilor Optical Company Ltd (China), Transitions Optical Holding BV (Netherlands) and Nikon Essilor Co. Ltd (Japan).

Present Principal Occupation or Employment,
Directors & Executive Officers	Five-Year Employment History and Address

Rainer E. Gut*	Director. Rainer E. Gut has been a Director of L’Oréal since 2000. He joined Crédit Suisse in 1971 and served as Chairman of the Board of Crédit Suisse Group from 1983 to 2000 and Honorary Chairman thereafter. He is Chairman of the Board of Nestlé S.A. (Switzerland). He also serves as Vice Chairman of the Board of Gesperal SA, Chairman and Managing Director of Uprona (Canada) Ltd (Canada) and Director of Sofina SA (Belgium). Mr. Gut is a citizen of Switzerland.

Marc Ladreit de Lacharrière*	Director. Marc Ladreit de Lacharrière has been a Director of L’Oréal since 1984, and his term of office was renewed in 2002. He is also Chairman and CEO of Fimalac SA (France) and Chairman of Fimalac Inc. (USA) and Chairman of Fitch Inc. (USA) and Vice Chairman of the International Advisory Board. He serves as a Director of Canal+ SA (France), Renault SA (France), Cassina (Italy) Engelhard-Clal (Switzerland) and SEMP SA (France). He serves as a Member of the Supervisory Board of Casino Guichard Perrachon SA and a Member of the International Advisory Board of Renault- Nissan (Switzerland).

Olivier Lecerf*	Director. Olivier Lecerf has been a Director of L’Oréal since 1990, and his term of office was renewed in 2002. He is Honorary Chairman of Lafarge SA, having joined Lafarge in 1956 and served as Chairman and Chief Executive Officer from 1974 to 1989. He is also manager of SCI Preteval (France).

Jean-Pierre Meyers*	Vice Chairman and Director. Jean-Pierre Meyers is Vice Chairman of the Board and has been a Director of L’Oréal since 1987. His term of office was renewed in 2001. He also serves as Director of Gesparal SA and is a Director of Nestlé S.A. (Switzerland).

Franck Riboud*	Director. Franck Riboud has been a Director of L’Oréal since May 29, 2002. He has served as Chairman and Chief Executive Officer of Groupe Danone SA since 1996. He also serves as a Director of Renault SA, Danone Finance SA, Associated Biscuits International Ltd (UK), ABI Holdings Ltd. (UK), Danone SA (Spain), Scottish & Newcastle Plc (UK), Sofina SA (Belgium), Quicksilver (US), Waida BSN India Ltd, ONA (Morocco) and Strauss Dairies Ltd (Israel). He is a Member of the Supervisory Board of Accor SA (France) and Eurazeo SA (France).

Béatrice Dautresme	Executive Vice President, Strategic Business Development. Béatrice Dautresme was former President and General Manager of Helena Rubinstein, now a subsidiary of L’Oréal.

Giorgio Galli	Executive Vice President, Corporate Communications and External Affairs. Giorgio Galli began his career over 25 years ago with L’Oréal’s professional products division in Italy. He has been working with the External Relations Department since 1991. He is former Director of European Advisors Limited.

Jean-François Grollier	Executive Vice President, Research and Development. Jean-François Grollier was formerly Assistant Scientific Director. He has been with the Company for 20 years, and he was formerly Managing Director of the Latin America Zone and for UK for nine years.

Present Principal Occupation or Employment,
Directors & Executive Officers	Five-Year Employment History and Address

Marcel Lafforgue	Executive Vice President, Production and Technology. Marcel Lafforgue is former Executive Vice President of Technology at L’Oréal.

Jean-Jacques Lebel	President Professional Products. Jean-Jacques Lebel is former Director of L’Oréal Golden Limited.

Christian Mulliez	Executive Vice President, Administration and Finance. Christian Mulliez was formerly CFO of Sanofi-Synthelabo until April 2002. He formerly held various positions in the financial function at Synthelabo, having joined Synthelabo in 1984.

Patrick Rabain	President Consumer Products. Patrick Rabain was previously the Managing Director for the France division.

François Vachey	Executive Vice President, Human Resources.

Gilles Weil	President Luxury Products. Gilles Weil was Former Vice President and Managing Director of the perfumes and beauty division of L’Oréal and Former Managing Director of Lancome and Piaubert.

*	Member of L’Oréal’s Board of Directors.

Directors and Executive Officers of Total S.A.

      The following table sets forth, to the best of our knowledge, for each member of the board of directors (conseil d’administration) and for each of the senior officers of Total: his or her name, present principal occupation or employment, any material occupations, positions, offices or employment during the past five years, and the principal business and address of any corporation or organization in which such occupation or employment is or was conducted. Except as otherwise indicated, to the best of our knowledge, all of the natural persons listed below are citizens of the Republic of France. During the past five years, to the best of our knowledge, none of the persons listed below was convicted in a criminal proceeding during the past five years (excluding traffic violations and similar misdemeanors) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

      Unless otherwise indicated, the business address of each such person is c/o Total at 2, Place de la Coupole, 92078 Paris La Défense Cedex, France, and each such person is a citizen of France.

Present Principal Occupation or Employment,
Directors & Executive Officers	Five-Year Employment History and Address

Thierry Desmarest*	Chairman and Chief Executive Officer. Thierry Desmarest has been a Director of Total since 1995, and his term expires in 2004. He was appointed Chairman and Chief Executive Officer of Total on May 31, 1995. He is also Director of Sanofi-Synthelabo and Member of the Supervisory Board of Areva and L’Air Liquide.

Daniel Bouton*	Director. Daniel Bouton has been a Director of Total since 1997. His term expires in 2006. He is Chairman and Chief Executive Officer of Société Générale and Director of Schneider Electric S.A. and Arcelor. He is also a Member of the Supervisory Board of Vivendi Environnement.

Bertrand Collomb*	Director. Bertrand Collomb has been a Director of Total since 2000. His term expires in 2006. He is Chairman of the Board of Lafarge and a Director of ATCO – Calgary. He also serves as a Member of the Supervisory Board of Allianz.

Paul Desmarais, Jr.*	Director. Paul Desmarais has been a Director of Total since May 7, 2002. His term expires in 2005. He is Chairman and co-Chief Executive Officer of Power Corporation of Canada; Chairman of Corporation Financière Power. He is also Director and member of the Executive Committee of Great-West (Canada), Groupe Bruxelles Lambert S.A., and London Insurance Group Inc. He is also Director of Pargesa Holding S.A. (Switzerland), Suez, Gesca Ltée, La Presse Ltée and Les Journaux Trans-Canada (1996) Inc. He is a citizen of Canada.

Jacques Friedmann*	Director. Jacques Friedmann has been a Director of Total since 2000. His term expires in 2006. He is also Director of BNP Paribas SA (France).

Professor Bertrand Jacquillat*	Director. Bertrand Jacquillat has been a Director of Total since 1996. His term expires in 2005. He is a University Professor and is Co-founder and Chairman and Chief Executive Officer of Associés en Finance. He is also a Director of Klepierre.

Present Principal Occupation or Employment,
Directors & Executive Officers	Five-Year Employment History and Address

Antoine Jeancourt-Galignani*	Director. Antoine Jeancourt-Galignani has been a Director of Total since 1994. His term expires in 2006. He is Chairman of the Board of Gecina and SNA SAL-Beyrouth. He is also a Director and former Chairman of Assurances Générales de France and a Director of Société Générale and Kaufman & Broad S.A. He is Chairman of the Supervisory Board of Euro Disney SCA. He is also a Member of the Supervisory Board of Fox Kids Europe S.A.

Anne Lauvergeon*	Director. Anne Lauvergeon has been a Director of Total since 2000. Her term expires in 2006. She is Chairwoman and Chief Executive Officer of Cogema. She is also Chairwoman of the Supervisory Board of Areva and Director of Suez SA and Sagem SA.

Maurice Lippens*	Director. Maurice Lippens has been a Director of Total since 2003, when he was voted on to board by the board at its meeting of February 19, 2003, to fill the vacancy of Baron Goossens. His appointment was subsequently ratified by the shareholders’ meeting. His term expires in 2004. Maurice Lippens is Co-Chairman of the Board of Fortis NL, and Vice Chairman of Société Générale de Belgique. He also serves as Director of Groupe Sucrier and Finasucre. He is a citizen of Belgium.

Michel Pébereau*	Director. Michel Pébereau has been a Director of Total since 2000. His term expires in 2006. He is Chairman of the Board of BNP Paribas SA (France). He is also Director of Lafarge and Saint-Gobain. He is a Member of the Supervisory Board of Axa. He is also Chairman of Federation Bancaire Française.

Thierry de Rudder*	Director. Thierry de Rudder has been a Director of Total since 1999. His term expires in 2004. He is Managing Director of Bruxelles Lambert Group. He is also Director of Société Générale de Belgique, Tractebel and PetroFina. He is a citizen of Belgium.

Jürgen Sarrazin*	Director. Jürgen Sarrazin has been a Director of Total since 2000. His term expires in 2006. He is Former Chairman of Dresdner Bank Management Board. He is a citizen of Germany.

Serge Tchuruk*	Director. Serge Tchuruk has been a Director of Total S.A. since 1989. His term expires in 2004. He is Chairman and Chief Executive Officer of Alcatel. He is also Director of Thales, Société Générale and Ecole Polytechnique.

Pierre Vaillaud*	Director. Pierre Vaillaud has been a Director of Total since 2000. His term expires in 2006. He is Former Chairman and Chief Executive Officer of Elf Aquitaine and Technip and Honorary Chairman of Cie Française Technip. He is a Director of Egis and a Member of the Supervisory Board of Technip- Coflexip, Cegelec, and Oddo Pinatton.

Christophe de Margerie	Executive Vice President, President of Exploration and Production Division. Christophe de Margerie is a Member of the Board of the Société du Louvre. He was a Board Member of Technip-Coflexip SA and CIE Francaise Technip.

Present Principal Occupation or Employment,
Directors & Executive Officers	Five-Year Employment History and Address

Jean-Paul Vettier	Executive Vice President, President of Refining and Marketing Division. Jean-Paul Vettier is Vice Chairman of CIA Espanola de Petroleos SA, and he is also a Board Member of Eiffage.

Robert Castaigne	Chief Financial Officer of Total. Robert Castaigne also serves as Director of Atofina (subsidiary of Total), Compagnie Générale de Géophysique, Total and Hutchinson (subsidiary of Total Chimie), Total Nigeria Ltd. (Nigeria), Exploration Norge AS (Norway), and Eramet. He was first elected as Director of Sanofi-Synthelabo on February 21, 2000, and his term expires in 2004. He also serves as Director of Omnium Insurance & Reinsurance Company Ltd (Bermuda), Petrofina (Belgium), Exploration Holdings UK (United Kingdom) and Total Exploration UK (United Kingdom).

François Cornélis	Executive Vice President, President of Chemicals. François Cornélis has been a senior officer of Total since 1999.

Bruno Weymuller	Executive Vice President and President of Strategy and Risk Assessment of Total and Director of Total formerly Elf Aquitaine. Bruno Weymuller was first elected Director to Sanofi-Synthelabo on May 18, 1999. His term expires in 2004. He is a Member of the Supervisory Board of Technip.

Michel Bénézit	Senior Vice President Northern Europe, Exploration and Production Division. Mr. Bénézit has been an Officer since 1995.

Michel Bonnet	Senior Vice President, Executive Career Management. Michel Bonnet has been an Officer since 2000.

Alain Champeaux	Senior Vice President Overseas, Refining and Marketing Division. Alain Champeaux has been an Officer since 1999.

Pierre Christina Clout	Senior Vice President, Hutchinson, Engineering Polymers, Chemicals Division. Pierre Christina Clout has been an Officer since 2002.

Jean-Claude Company	Senior Vice President Refining, Refining and Marketing Division. Jean-Claude Company has been an Officer since 1995.

Yves-Louis Darricarrere	Senior Vice President, President of Gas and Power Division. Yves-Louis Darricarrere has been an Officer since 2000.

Jean-Michel Gires	Senior Vice President Sustainable Development, Environment and Industrial Safety. Jean-Michel Gires has been an Officer since 2003.

Philippe Goebel	Senior Vice President Acrylics, PMMA Chlorochemicals, Chemicals Division. Philippe Goebel has been an Officer since 2002.

François Groh	Senior Vice President, President of Trading and Shipping. François Groh has been an Officer since 2002.

Jean-Jacques Guilbaud	Senior Vice President, Human Resources and Management. Jean-Jacques Guilbaud has been an Officer since 1998.

Pierre Guyonnet	Senior Vice President, Industrial Safety. Pierre Guyonnet has been an Officer since 2002.

Ian Howat	Senior Vice President Strategy, Strategy and Risk Assessment Division. Ian Howat has been an Officer since 1995.

Present Principal Occupation or Employment,
Directors & Executive Officers	Five-Year Employment History and Address

Pierre Klein	Senior Vice President Administration, Refining and Marketing Division. Pierre Klein has been an Officer since 2002.

Jean-Barnard Lartigue	Senior Vice President Petrochemicals, Chemicals Division. Jean-Barnard Lartigue has been an Officer since 2000.

Jean-Marie Masset	Senior Vice President Geosciences, Exploration and Production Division. Jean-Marie Masset has been an Officer since 2002.

Charles Mattenet	Senior Vice President, Strategy, Business Development, Research, Exploration and Production Division. Charles Mattenet has been an Officer since 2002.

Eric de Menten	Senior Vice President Marketing Europe, Refining and Marketing Division. Eric de Menten has been an Officer since 2002.

Jean Privey	Senior Vice President, Africa, Exploration and Production Division. Jean Privey has been an Officer since 2002.

Jean-Pierre Seeuws	Senior Vice President North America, Organic Peroxides, Additives, Chemicals Division. Jean-Pierre Seeuws has been an Officer since 1990.

André Tricoire	Senior Vice President Marketing France, Refining and Marketing Division. André Tricoire has been an Officer since 2000.

Hugues Woestelandt	Senior Vice President Resins, Paints and Adhesives, Performance Polymers, Chemicals Division. Hugues Woestelandt has been an Officer since 1998.

Charles Paris de Bollardière	Treasurer. Charles Paris de Bollardière has been Treasurer since 1999.

Thierry Reveau de Cyrières	Secretary to the Board of Directors, Legal Director of Total S.A. Holding Legal Department since 2003.

*	Member of Total S.A.’s Board of Directors.

[SANOFI-SYNTHELABO LOGO]

Sanofi-Synthelabo

             The U.S. ADS exchange agent for the U.S. offer is:

THE BANK OF NEW YORK

By Mail:	For Notice of Guaranteed Delivery By Facsimile:	By Hand or Overnight Courier:

Tender & Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248	(for Eligible Institutions Only) (212) xxx-xxxx For confirmation telephone: (212) xxx-xxxx	Tender & Exchange Department 101 Barclay Street Receive and Deliver Window, Street Floor New York, New York 10286

The Information Agent for the U.S. offer is:

MacKenzie Partners, Inc.

105 Madison Avenue
New York, New York 10016

Bankers and Brokers Call: (212) xxx-xxxx

Toll-Free Call: (800) xxx-xxxx

The Joint Dealer-Managers for the U.S. offer are:

Merrill Lynch & Co. 4 World Financial Center New York, New York 10080 Toll-Free Call: (866) xxx-xxxx	BNP PARIBAS The Equitable Tower, 787 Seventh Avenue New York, New York 10019 (212) xxx-xxxx

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors.

      The French Commercial Code prohibits provisions of statuts that limit the liability of directors. However, if a director is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys’ fees and costs, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director.

      Under French law a company may purchase directors and officers’ insurance for all or part of the members of its management. A French corporation is responsible to third parties for the consequences of the decisions of its board of directors. However, if those decisions qualify as mismanagement, the relevant member of the board of directors may have to fully or partly indemnify the company. Sanofi-Synthelabo has purchased insurance for all of its directors.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21. Exhibits and Financial Statements Schedules.

           (a)     The following Exhibits are filed herewith unless otherwise indicated:

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Bylaws (statuts) of Sanofi-Synthelabo
4	Form of Deposit Agreement between Sanofi-Synthelabo and The Bank of New York, as depositary (incorporated into this document by reference to Exhibit A to the Registration Statement on Form F-6, relating to Sanofi-Synthelabo ADSs, SEC File No. 333-91658)
5	Form of opinion of Jean-Pierre Kerjouan regarding validity of securities being registered
8.1	Form of opinion of Wachtell, Lipton, Rosen & Katz regarding certain United States federal income tax matters
8.2	Form of opinion of Linklaters regarding certain French tax matters
10.1	Shareholders’ Agreement, dated April 9, 1999, between Elf Aquitaine, Valorisation et Gestion Financière and L’Oréal (in English translation for information purposes only) (incorporated herein by reference to Exhibit 2.2 to the Registration Statement on Form 20-F, dated June 25, 2002, SEC File No. 001-31368)
10.2	Amendment to Shareholders’ Agreement, dated November 24, 2003, between Total S.A., Elf Aquitaine, Valorisation et Gestion Financière and L’Oréal, (in English translation for information purposes only)
10.3	Protocol of Agreement, dated January 25, 2004, between Total S.A., Elf Aquitaine, Valorisation et Gestion Financière and L’Oréal (in English translation for information purposes only)
21	List of Subsidiaries of Sanofi-Synthelabo (incorporated into this document by reference to Item 4 “Information on the Company — Organizational Structure” of the Annual Report on the Annual Report on Form 20-F for the period ended December 31, 2002, SEC File No. 001-31368)

Exhibit
Number	Description

23.1	Consent of PricewaterhouseCoopers Audit as auditors of the financial statements of Sanofi-Synthelabo
23.2	Consent of Ernst & Young Audit as auditors of the financial statements of Sanofi-Synthelabo
23.3	Consent of Jean-Pierre Kerjouan (included in the opinion filed as Exhibit 5 to this Registration Statement)
23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.1 to this Registration Statement)
23.5	Consent of Linklaters (included in the opinion filed as Exhibit 8.2 to this Registration Statement)
24.1	Powers of Attorney of Directors of Sanofi-Synthelabo signing by an attorney-in-fact (included on the signature page of this Registration Statement)
99.1	ADS Letter of Transmittal (Aventis ADSs)*
99.2	Notice of Guaranteed Delivery (Aventis ADSs)*
99.3	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (Aventis ADSs)*
99.4	Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (Aventis ADSs)*
99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9*
99.6	Form of Acceptance for Aventis ordinary shares*
99.7	Technical Notice to French Financial Intermediaries and U.S. Custodians (Aventis ordinary shares)*
99.8	Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (Aventis ordinary shares)*
99.9	Consent of Merrill Lynch Capital Markets (France) S.A.S.
99.10	Consent of BNP Paribas

* To be filed by amendment

           (b)     Financial Statement Schedules

Not Applicable.

Item 22. Undertakings.

(a)	In accordance with Item 512 of Regulation S-K, the undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering;

(5)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(6)	That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(8)	To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to securityholders that is incorporated by reference into the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X under the Exchange Act is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest interim report that is specifically incorporated by reference into the prospectus to provide such interim financial information.

(b)	The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on January 29, 2004.

SANOFI-SYNTHELABO

By: /s/ JEAN-FRANÇOIS DEHECQ

Name: Jean-François Dehecq
Title: Chairman & Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jean-François Dehecq, Jean-Claude Leroy, Jean-Pierre Kerjouan and Laurent Cohen-Tanugi, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933 relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEAN-FRANÇOIS DEHECQ Jean-François Dehecq	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 29, 2004

/s/ MARIE-HÉLÈNE LAIMAY Marie-Hélène Laimay	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 29, 2004

/s/ JEAN-LUC RENARD Jean-Luc Renard	Vice President Corporate Accounting and Tax (Principal Accounting Officer)	January 29, 2004

/s/ RENÉ BARBIER DE LA SERRE René Barbier de la Serre	Director	January 29, 2004

/s/ ROBERT CASTAIGNE Robert Castaigne	Director	January 29, 2004

/s/ PIERRE CASTRES SAINT MARTIN Pierre Castres Saint Martin	Director	January 29, 2004

/s/ THIERRY DESMAREST Thierry Desmarest	Director	January 29, 2004

Signature	Title	Date

/s/ DOURO Lord Douro	Director	January 29, 2004

/s/ JEAN-PAUL LÉON Elf Aquitaine Represented by: Jean-Paul Léon	Director	January 29, 2004

/s/ PIERRE-GILLES DE GENNES Pierre-Gilles de Gennes	Director	January 29, 2004

Hervé Guérin	Director	January 29, 2004

/s/ CHRISTIAN MULLIEZ L’Oréal Represented by: Christian Mulliez	Director	January 29, 2004

/s/ LINDSAY OWEN-JONES Lindsay Owen-Jones	Director	January 29, 2004

/s/ GÉRARD VAN KEMMEL Gérard Van Kemmel	Director	January 29, 2004

/s/ BRUNO WEYMULLER Bruno Weymuller	Director	January 29, 2004

/s/ TIMOTHY ROTHWELL Timothy Rothwell	Authorized Representative in the United States of America	January 27, 2004

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Bylaws (statuts) of Sanofi-Synthelabo
4	Form of Deposit Agreement between Sanofi-Synthelabo and The Bank of New York, as depositary (incorporated herein by reference to Exhibit A to the Registration Statement on Form F-6, relating to Sanofi-Synthelabo ADSs, SEC File No. 333-91658)
5	Form of opinion of Jean-Pierre Kerjouan regarding validity of securities being registered
8.1	Form of opinion of Wachtell, Lipton, Rosen & Katz regarding certain United States federal income tax matters
8.2	Form of opinion of Linklaters regarding certain French tax matters
10.1	Shareholders’ Agreement, dated April 9, 1999, between Elf Aquitaine, Valorisation et Gestion Financière and L’Oréal (in English translation for information purposes only) (incorporated herein by reference to Exhibit 2.2 to the Registration Statement on Form 20-F, dated June 25, 2002, SEC File No. 001-31368)
10.2	Amendment to Shareholders’ Agreement, dated November 24, 2003, between Total S.A., Elf Aquitaine, Valorisation et Gestion Financière and L’Oréal, (in English translation for information purposes only)
10.3	Protocol of Agreement, dated January 25, 2004, between Total S.A., Elf Aquitaine, Valorisation et Gestion Financière and L’Oréal (in English translation for information purposes only)
21	List of Subsidiaries of Sanofi-Synthelabo (incorporated herein by reference to Item 4 “Information on the Company — Organizational Structure” of the Annual Report on the Annual Report on Form 20-F for the period ended December 31, 2002, SEC File No. 001-31368)
23.1	Consent of PricewaterhouseCoopers Audit as auditors of the financial statements of Sanofi-Synthelabo
23.2	Consent of Ernst & Young Audit as auditors of the financial statements of Sanofi-Synthelabo
23.3	Consent of Jean-Pierre Kerjouan (included in the opinion filed as Exhibit 5 to this Registration Statement)
23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.1 to this Registration Statement)
23.5	Consent of Linklaters (included in the opinion filed as Exhibit 8.2 to this Registration Statement)
24.1	Powers of Attorney of Directors of Sanofi-Synthelabo signing by an attorney-in-fact (included on the signature page of this Registration Statement)
99.1	ADS Letter of Transmittal (Aventis ADSs)*
99.2	Notice of Guaranteed Delivery (Aventis ADSs)*
99.3	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (Aventis ADSs)*
99.4	Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (Aventis ADSs)*
99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9*
99.6	Form of Acceptance for Aventis Ordinary Shares*
99.7	Technical Notice to French Financial Intermediaries and U.S. Custodians (Aventis ordinary shares)*
99.8	Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (Aventis ordinary shares)*
99.9	Consent of Merrill Lynch Capital Markets (France) S.A.S.
99.10	Consent of BNP Paribas

*	To be filed by amendment